FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-282099-08

PROSPECTUS

$571,531,000 (Approximate)

BANK5 2025-5YR18
(Central Index Key Number 0002096187)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Bank of America, National Association
(Central Index Key Number 0001102113)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2025-5YR18

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2025-5YR18 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-F, Class X-G, Class X-H, Class X-J, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E, Class E-1, Class E-2, Class E-X1, Class E-X2, Class F, Class G, Class H, Class J and Class R certificates and the VRR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2025-5YR18. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in January 2026. The rated final distribution date for the certificates is the distribution date in December 2058.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$8,577,000		4.2840%	Fixed(5)	September 2030
Class A-2	$50,000,000		4.6670%	Fixed(5)	October 2030
Class A-3	$413,484,000		5.1450%	Fixed(5)	November 2030
Class X-A	$472,061,000	(6)	1.0483%	Variable(7)	NAP
Class X-B	$99,470,000	(8)	0.5760%	Variable(9)	NAP
Class A-S	$65,751,000		5.4660%	WAC Cap(10)	November 2030
Class B	$33,719,000		5.7170%	WAC Cap(10)	November 2030

(Footnotes on table on pages 3 through 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 63 and page 65, respectively, of this prospectus.

None of the certificates, the VRR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BofA Securities, Inc., are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 20.8% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 30.2% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 27.5% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 21.6% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about December 9, 2025. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately 107.0% of the aggregate certificate balance of the offered certificates, plus accrued interest from December 1, 2025, before deducting expenses payable by the depositor.

Wells Fargo Securities	Morgan Stanley	BofA Securities	J.P. Morgan
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton		Siebert Williams Shank
Co-Manager	Co-Manager		Co-Manager
November 20, 2025

BANK5 2025-5YR18

Commercial Mortgage Pass-Through Certificates, Series 2025-5YR18
Geographic Overview of Mortgage Pool

Montana
1 property
$12,000,000
1.7% of total
Illinois
7 properties
$16,650,151
2.3% of total
Wisconsin
1 property
$18,000,000
2.5% of total
Michigan
5 properties
$21,676,097
3.1% of total
Pennsylvania
3 properties
$2,440,235
0.3% of total
New York
5 properties
$202,948,341
28.6% of total
Connecticut
7 properties
$16,115,000
2.3% of total
Virginia
2 properties
$109,800,000
15.5% of total
North Carolina
1 property
$12,500,000
1.8% of total
South Carolina
1 property
$1,037,600
0.1% of total
Georgia
1 properties
$2,100,000
0.3% of total
Florida
7 properties
$79,022,969
11.1% of total
California
4 properties
$95,605,341
13.5% of total
Arizona
1 property
$4,820,000
0.7% of total
New Mexico
2 properties
$63,707,511
9.0% of total
Texas
14 properties
$39,940,571
5.6% of total
Oklahoma
5 properties
$6,682,000
0.9% of total
Louisiana
3 properties
$2,715,263
0.4% of total
Alabama
2 properties
$2,105,203
0.3% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Manufactured Housing 5.2%
Industrial 3.1%
Mixed Use 6.8%
Multifamily 24.9%
Self Storage 9.1%
Office 13.2%
Hospitality 19.3%
Retail 18.4%

Summary of Certificates AND VRR INTEREST

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$8,577,000		30.000%	4.2840%	Fixed(5)	September 2030	2.55	01/26 – 09/30
Class A-2	$50,000,000		30.000%	4.6670%	Fixed(5)	October 2030	4.83	09/30-10/30
Class A-3	$413,484,000		30.000%	5.1450%	Fixed(5)	November 2030	4.91	10/30-11/30
Class X-A	$472,061,000	(6)	NAP	1.0483%	Variable(7)	NAP	NAP	NAP
Class X-B	$99,470,000	(8)	NAP	0.5760%	Variable(9)	NAP	NAP	NAP
Class A-S	$65,751,000		20.250%	5.4660%	WAC Cap(10)	November 2030	4.93	11/30 – 11/30
Class B	$33,719,000		15.250%	5.7170%	WAC Cap(10)	November 2030	4.93	11/30 – 11/30
Non-Offered Certificates
Class X-F	$7,586,000	(11)	NAP	1.4421%	Variable(12)	NAP	NAP	NAP
Class X-G	$6,744,000	(11)	NAP	1.4421%	Variable(12)	NAP	NAP	NAP
Class X-H	$10,959,000	(11)	NAP	1.4421%	Variable(12)	NAP	NAP	NAP
Class X-J	$26,131,969	(11)	NAP	1.4421%	Variable(12)	NAP	NAP	NAP
Class C(13)	$26,975,000	(13)	11.250%	6.1271%	WAC(14)(13)	November 2030	4.93	11/30 – 11/30
Class D(13)	$16,859,000	(13)	8.750%	6.1271%	WAC(14)(13)	December 2030	5.02	11/30 – 12/30
Class E(13)	$7,587,000	(13)	7.625%	6.1271%	WAC(14)(13)	December 2030	5.02	12/30 – 12/30
Class F	$7,586,000		6.500%	4.6850%	Fixed(5)	December 2030	5.02	12/30 – 12/30
Class G	$6,744,000		5.500%	4.6850%	Fixed(5)	December 2030	5.02	12/30 – 12/30
Class H	$10,959,000		3.875%	4.6850%	Fixed(5)	December 2030	5.02	12/30 – 12/30
Class J	$26,131,969		0.000%	4.6850%	Fixed(5)	December 2030	5.02	12/30 – 12/30
Class R(15)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate. The approximate initial credit support percentages set forth for the Class C, Class D, Class E certificates represent the approximate credit support for the underlying Class C, Class D and Class E trust components, respectively. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class F, Class G, Class H and Class J certificates for any distribution date will, in each case, be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.
(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and
3

Class B certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The pass-through rates for the Class A-S and Class B certificates for any distribution date will, in each case, be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) the pass-through rate set forth opposite such class of certificates in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-F, Class X-G, Class X-H and Class X-J certificates are notional amount certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The notional amount of the Class X-H certificates will be equal to the certificate balance of the Class H certificates outstanding from time to time. The notional amount of the Class X-J certificates will be equal to the certificate balance of the Class J certificates outstanding from time to time. The Class X-F, Class X-G, Class X-H and Class X-J certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. The pass-through rate for the Class X-H certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H certificates for the related distribution date. The pass-through rate for the Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class J certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E, Class E-1, Class E-2, Class E-X1 and Class E-X2 certificates constitute the “Exchangeable Certificates”. The Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described under “Description of the Certificates—Distributions—Exchangeable Certificates.”
(14)	The pass-through rates for the Class C, Class D and Class E certificates for any distribution date will be, in each case, a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

SUMMARY OF VRR INTEREST

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance (1)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Expected Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class RR Certificates(4)	$24,784,402.62	6.1271%	WAC(5)	December 2030	4.89	01/26 – 12/30
RR Interest(4)	$10,708,911.57	6.1271%	WAC(5)	December 2030	4.89	01/26 – 12/30

(1)	The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by the
4

sponsors as described under “Credit Risk Retention”. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”. The VRR Interest represents the right to receive approximately 5.0% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the VRR Interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively in this prospectus as the “VRR Interest Owners”. See “Credit Risk Retention”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(4)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus. The Class RR Certificates and the RR Interest are not being offered by this prospectus.
(5)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for each of the Class RR certificates and the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-F, Class X-G, Class X-H, Class X-J, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E, Class E-1, Class E-2, Class E-X1, Class E-X2, Class F, Class G, Class H, Class J and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the VRR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates AND VRR INTEREST	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	63
Risks Relating to the Mortgage Loans	63
Risks Relating to Conflicts of Interest	64
Other Risks Relating to the Certificates	64
Risk Factors	65
Risks Related to Market Conditions and Other External Factors	65
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	65
Risks Relating to the Mortgage Loans	66
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	66
Risks of Commercial and Multifamily Lending Generally	67
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	69
General	69
A Tenant Concentration May Result in Increased Losses	70
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	70
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	71
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	71
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	72
Early Lease Termination Options May Reduce Cash Flow	72
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	73
Multifamily Properties Have Special Risks	74
Hospitality Properties Have Special Risks	77
Risks Relating to Affiliation with a Franchise or Hotel Management Company	80
Retail Properties Have Special Risks	81
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	82
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	83
Office Properties Have Special Risks	84
Self Storage Properties Have Special Risks	86
Mixed Use Properties Have Special Risks	87
Manufactured Housing Properties Have Special Risks	87
Industrial Properties Have Special Risks	89
Condominium Ownership May Limit Use and Improvements	90
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	92
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	93
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	95
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	96
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	97
6

Risks Related to Zoning Non-Compliance and Use Restrictions	100
Risks Relating to Inspections of Properties	101
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	101
Insurance May Not Be Available or Adequate	102
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	103
Terrorism Insurance May Not Be Available for All Mortgaged Properties	103
Risks Associated with Blanket Insurance Policies or Self-Insurance	105
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	105
Limited Information Causes Uncertainty	105
Historical Information	105
Ongoing Information	106
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	106
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	107
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	108
Static Pool Data Would Not Be Indicative of the Performance of this Pool	109
Appraisals May Not Reflect Current or Future Market Value of Each Property	109
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	111
The Borrower’s Form of Entity May Cause Special Risks	111
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	114
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	114
Other Financings or Ability to Incur Other Indebtedness Entails Risk	116
Tenancies-in-Common May Hinder Recovery	117
Risks Relating to Delaware Statutory Trusts	118
Risks Relating to Enforceability of Cross-Collateralization	118
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	119
Risks Associated with One Action Rules	119
State Law Limitations on Assignments of Leases and Rents May Entail Risks	119
Various Other Laws Could Affect the Exercise of Lender’s Rights	120
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	120
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	121
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	123
Risks Related to Ground Leases and Other Leasehold Interests	124
Increases in Real Estate Taxes May Reduce Available Funds	125
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	126
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	126
Risks Related to Conflicts of Interest	126
7

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	126
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	129
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	130
Potential Conflicts of Interest of the Master Servicer and Special Servicer	132
Potential Conflicts of Interest of the Operating Advisor	134
Potential Conflicts of Interest of the Asset Representations Reviewer	135
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	136
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	139
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	140
Other Potential Conflicts of Interest May Affect Your Investment	140
Other Risks Relating to the Certificates	141
EU Securitization Rules and UK Securitization Rules	141
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	143
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	147
General 147
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	148
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	149
Losses and Shortfalls May Change Your Anticipated Yield	150
Risk of Early Termination	151
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	151
Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively	151
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	151
You Have Limited Voting Rights	151
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	152
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	155
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	157
Risks Relating to Modifications of the Mortgage Loans	158
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	159
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	160
8

Risks Relating to Interest on Advances and Special Servicing Compensation	161
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	161
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	162
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	163
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	163
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	164
Tax Considerations Relating to Foreclosure	164
Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates	165
REMIC Status	166
Material Federal Tax Considerations Regarding Original Issue Discount	166
Changes in Tax Law; No Gross Up in Respect of the Certificates	166
State and Local Taxes Could Adversely Impact Your Investment	166
General Risks	167
The Certificates May Not Be a Suitable Investment for You	167
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	167
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	167
Other Events May Affect the Value and Liquidity of Your Investment	168
The Certificates Are Limited Obligations	168
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	169
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	169
Description of the Mortgage Pool	172
General	172
Co-Originated or Third-Party Originated Mortgage Loans	173
Certain Calculations and Definitions	174
Definitions	174
Mortgage Pool Characteristics	188
Overview	188
Property Types	189
Multifamily Properties	190
Hospitality Properties	192
Retail Properties	193
Office Properties	194
Self Storage Properties	194
Mixed Use Properties	194
Manufactured Housing Properties	194
Industrial Properties	194
Specialty Use Concentrations	194
Significant Obligors	195
Mortgage Loan Concentrations	195
9

Top Fifteen Mortgage Loans	195
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	196
Geographic Concentrations	197
Mortgaged Properties with Limited Prior Operating History	198
Tenancies-in-Common or Diversified Ownership	198
Delaware Statutory Trusts	198
Condominium and Other Shared Interests	199
Fee & Leasehold Estates; Ground Leases	201
Environmental Considerations	202
Redevelopment, Renovation and Expansion	205
Assessment of Property Value and Condition	206
Litigation and Other Considerations	207
Condemnations	209
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	209
Tenant Issues	210
Tenant Concentrations	210
Lease Expirations and Terminations	211
Expirations	211
Terminations	212
Other	213
Purchase Options and Rights of First Refusal	213
Affiliated Leases	215
Competition from Certain Nearby Properties	216
Insurance Considerations	216
Use Restrictions	218
Appraised Value	218
Non-Recourse Carveout Limitations	219
Real Estate and Other Tax Considerations	220
Delinquency Information	222
Certain Terms of the Mortgage Loans	222
Amortization of Principal	222
Payment Due Dates; Interest Rates; Calculations of Interest	223
Single Purpose Entity Covenants	224
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	224
Voluntary Prepayments	225
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	226
Defeasance	227
Releases; Partial Releases; Property Additions	228
Escrows	230
Mortgaged Property Accounts	230
Exceptions to Underwriting Guidelines	232
Additional Indebtedness	233
General	233
Whole Loans	234
Mezzanine Indebtedness	234
Other Secured Indebtedness	236
General	236
Preferred Equity	236
Other Unsecured Indebtedness	237
The Whole Loans	238
General	238
The Serviced Pari Passu Whole Loans	243
10

Intercreditor Agreement	243
Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans	244
Control Rights with respect to Servicing Shift Whole Loans	244
Certain Rights of each Non-Controlling Holder	244
Sale of Defaulted Mortgage Loan	245
The Non-Serviced Pari Passu Whole Loans	246
Intercreditor Agreement	246
Control Rights	247
Certain Rights of each Non-Controlling Holder	247
Custody of the Mortgage File	249
Sale of Defaulted Mortgage Loan	249
The Non-Serviced AB Whole Loans	249
The International Plaza AB Whole Loan	249
The Mall at Bay Plaza AB Whole Loan	256
Additional Information	268
Transaction Parties	270
The Sponsors and Mortgage Loan Sellers	270
Wells Fargo Bank, National Association	270
General	270
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	270
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	271
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	276
Compliance with Rule 15Ga-1 under the Exchange Act	279
Retained Interests in This Securitization	283
JPMorgan Chase Bank, National Association	283
General	283
JPMCB’s Securitization Program	283
Review of JPMCB Mortgage Loans	285
JPMCB’s Underwriting Standards and Processes	287
Compliance with Rule 15Ga-1 under the Exchange Act	292
Retained Interests in This Securitization	295
Morgan Stanley Mortgage Capital Holdings LLC	295
Morgan Stanley Group’s Commercial Mortgage Securitization Program	295
The Morgan Stanley Group’s Underwriting Standards	297
Review of MSMCH Mortgage Loans	303
Repurchases and Replacements	305
Retained Interests in This Securitization	309
Bank of America, National Association	309
General	309
Bank of America’s Securitization Program	309
Bank of America’s Commercial Mortgage Loan Underwriting Standards	310
Review of Bank of America Mortgage Loans	317
Retained Interests in This Securitization	324
The Depositor	324
The Issuing Entity	325
The Trustee	325
The Certificate Administrator	329
The Master Servicer	332
The Special Servicer	337
The Operating Advisor and Asset Representations Reviewer	340
Credit Risk Retention	342
11

General	342
Qualifying CRE Loans; Required Credit Risk Retention Percentage	343
The VRR Interest	344
VRR Interest Available Funds	344
Priority of Distributions	344
Allocation of VRR Interest Realized Losses	345
Yield Maintenance Charge or Prepayment Premium	345
Description of the Certificates	346
General	346
Distributions	348
Method, Timing and Amount	348
Available Funds	349
Priority of Distributions	351
Pass-Through Rates	355
Exchangeable Certificates	358
Exchange Limitations	360
Exchange Procedures	360
Interest Distribution Amount	361
Principal Distribution Amount	362
Certain Calculations with Respect to Individual Mortgage Loans	363
Application Priority of Mortgage Loan Collections or Whole Loan Collections	365
Allocation of Yield Maintenance Charges and Prepayment Premiums	369
Assumed Final Distribution Date; Rated Final Distribution Date	372
Prepayment Interest Shortfalls	373
Subordination; Allocation of Realized Losses	374
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	377
Certificate Administrator Reports	377
Information Available Electronically	384
Voting Rights	390
Delivery, Form, Transfer and Denomination	390
Book-Entry Registration	391
Definitive Certificates	394
Certificateholder Communication	394
Access to Certificateholders’ Names and Addresses	394
Requests to Communicate	394
List of Certificateholders and VRR Interest Owners	395
Description of the Mortgage Loan Purchase Agreements	397
General	397
Dispute Resolution Provisions	407
Asset Review Obligations	407
Pooling and Servicing Agreement	408
General	408
Assignment of the Mortgage Loans	408
Servicing Standard	409
Subservicing	411
Advances	412
P&I Advances	412
Servicing Advances	413
Nonrecoverable Advances	414
Recovery of Advances	415
Accounts	417
Withdrawals from Each Applicable Collection Account	419
12

Servicing and Other Compensation and Payment of Expenses	422
General	422
Master Servicing Compensation	427
Special Servicing Compensation	430
Disclosable Special Servicer Fees	435
Certificate Administrator and Trustee Compensation	436
Operating Advisor Compensation	436
Asset Representations Reviewer Compensation	437
CREFC® Intellectual Property Royalty License Fee	438
Appraisal Reduction Amounts	438
Maintenance of Insurance	446
Modifications, Waivers and Amendments	450
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	456
Inspections	458
Collection of Operating Information	459
Special Servicing Transfer Event	459
Asset Status Report	463
Realization Upon Mortgage Loans	466
Sale of Defaulted Loans and REO Properties	469
The Directing Certificateholder	472
General	472
Major Decisions	475
Asset Status Report	479
Replacement of the Special Servicer	480
Control Termination Event and Consultation Termination Event	480
Servicing Override	482
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	483
Rights of the Holders of Serviced Pari Passu Companion Loans	483
Limitation on Liability of Directing Certificateholder	484
The Operating Advisor	485
General	485
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	485
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	486
Annual Report	488
Recommendation of the Replacement of the Special Servicer	489
Eligibility of Operating Advisor	489
Other Obligations of Operating Advisor	490
Delegation of Operating Advisor’s Duties	491
Termination of the Operating Advisor With Cause	491
Rights Upon Operating Advisor Termination Event	492
Waiver of Operating Advisor Termination Event	493
Termination of the Operating Advisor Without Cause	493
Resignation of the Operating Advisor	494
Operating Advisor Compensation	494
The Asset Representations Reviewer	494
Asset Review	494
Asset Review Trigger	494
Asset Review Vote	496
Review Materials	496
Asset Review	498
13

Eligibility of Asset Representations Reviewer	500
Other Obligations of Asset Representations Reviewer	500
Delegation of Asset Representations Reviewer’s Duties	501
Asset Representations Reviewer Termination Events	501
Rights Upon Asset Representations Reviewer Termination Event	502
Termination of the Asset Representations Reviewer Without Cause	503
Resignation of Asset Representations Reviewer	503
Asset Representations Reviewer Compensation	503
Limitation on Liability of Risk Retention Consultation Parties	503
Replacement of the Special Servicer Without Cause	504
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	507
Termination of the Master Servicer or Special Servicer for Cause	508
Servicer Termination Events	508
Rights Upon Servicer Termination Event	510
Waiver of Servicer Termination Event	512
Resignation of the Master Servicer or Special Servicer	512
Limitation on Liability; Indemnification	513
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	516
Dispute Resolution Provisions	517
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	517
Repurchase Request Delivered by a Party to the PSA	517
Resolution of a Repurchase Request	518
Mediation and Arbitration Provisions	521
Servicing of the Servicing Shift Mortgage Loans	522
Servicing of the Non-Serviced Mortgage Loans	523
Servicing of the International Plaza Mortgage Loan	526
Servicing of the 1010 Pacific Street Mortgage Loan	527
Servicing of the Terra Apartments Mortgage Loan	528
Rating Agency Confirmations	528
Evidence as to Compliance	531
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	532
Termination; Retirement of Certificates	533
Amendment	534
Resignation and Removal of the Trustee and the Certificate Administrator	537
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	538
Certain Legal Aspects of Mortgage Loans	539
General	540
Types of Mortgage Instruments	541
Leases and Rents	541
Personalty	542
Foreclosure	542
General	542
Foreclosure Procedures Vary from State to State	542
Judicial Foreclosure	542
Equitable and Other Limitations on Enforceability of Certain Provisions	543
Nonjudicial Foreclosure/Power of Sale	543
Public Sale	543
Rights of Redemption	545
Anti-Deficiency Legislation	545
Leasehold Considerations	546
14

Cooperative Shares	546
Bankruptcy Laws	547
Environmental Considerations	554
General	554
Superlien Laws	554
CERCLA	554
Certain Other Federal and State Laws	555
Additional Considerations	556
Due-on-Sale and Due-on-Encumbrance Provisions	556
Subordinate Financing	556
Default Interest and Limitations on Prepayments	557
Applicability of Usury Laws	557
Americans with Disabilities Act	557
Servicemembers Civil Relief Act	558
Anti-Money Laundering, Economic Sanctions and Bribery	558
Potential Forfeiture of Assets	558
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	559
Pending Legal Proceedings Involving Transaction Parties	561
Use of Proceeds	561
Yield and Maturity Considerations	561
Yield Considerations	561
General	561
Rate and Timing of Principal Payments	562
Losses and Shortfalls	563
Certain Relevant Factors Affecting Loan Payments and Defaults	563
Delay in Payment of Distributions	564
Yield on the Certificates with Notional Amounts	565
Weighted Average Life	565
Pre-Tax Yield to Maturity Tables	569
Material Federal Income Tax Considerations	571
General	571
Qualification as a REMIC	572
Status of Offered Certificates	574
Taxation of Regular Interests	575
General	575
Original Issue Discount	575
Acquisition Premium	577
Market Discount	577
Premium	579
Election To Treat All Interest Under the Constant Yield Method	579
Treatment of Losses	579
Yield Maintenance Charges and Prepayment Premiums	580
Sale or Exchange of Regular Interests	581
Taxes That May Be Imposed on a REMIC	581
Prohibited Transactions	581
Contributions to a REMIC After the Startup Day	582
Net Income from Foreclosure Property	582
REMIC Partnership Representative	582
Taxation of Certain Foreign Investors	583
FATCA	584
Backup Withholding	584
Information Reporting	585
15

3.8% Medicare Tax on “Net Investment Income”	585
Reporting Requirements	585
Certain State and Local Tax Considerations	586
Method of Distribution (Conflicts of Interest)	586
Incorporation of Certain Information by Reference	589
Where You Can Find More Information	589
Financial Information	590
Certain ERISA Considerations	590
General	590
Plan Asset Regulations	591
Administrative Exemptions	591
Insurance Company General Accounts	594
Legal Investment	595
Legal Matters	596
Ratings	596
Index of Defined Terms	600

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

17

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates, the VRR Interest and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates and the VRR Interest;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and the VRR Interest and a description of the mortgage loans; and
●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal
18

balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK5 2025-5YR18 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

19

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A CLIENT, AS DEFINED IN POINT (7) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED (“UK MIFIR”), WHO IS NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF UK MIFIR (A “UK PROFESSIONAL CLIENT”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A UK PROFESSIONAL CLIENT; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

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OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (AS AMENDED, THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF

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THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED, AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED, AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION RULES AND UK SECURITIZATION RULES

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUANCE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES (EACH AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION, OR REFRAIN FROM TAKING ANY ACTION, FOR PURPOSES OF, OR IN CONNECTION WITH, COMPLIANCE BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER WITH ANY APPLICABLE REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS

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HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY APPLICABLE REQUIREMENT OF THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES. CONSEQUENTLY, THE CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS SUBJECT TO THE EU SECURITIZATION RULES OR THE UK SECURITIZATION RULES; AND THIS MAY, AMONGST OTHER THINGS, HAVE A NEGATIVE IMPACT ON THE VALUE AND LIQUIDITY OF THE CERTIFICATES, AND OTHERWISE AFFECT THE SECONDARY MARKET FOR THE CERTIFICATES.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION RULES AND UK SECURITIZATION RULES” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE

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C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA))

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THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

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JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2025-5YR18.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2025-5YR18, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	Bank of America, National Association, a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Wells Fargo Bank, National Association, a national banking association
●	JPMorgan Chase Bank, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association

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●	Bank of America, National Association, a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	11	$ 194,888,052	27.5%
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	189,178,231	26.6
Bank of America, National Association	Bank of America, National Association	8	153,050,000	21.6
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	4	122,750,000	17.3
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(2)	Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association	1	50,000,000	7.0
Total		29	$ 709,866,284	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The International Plaza mortgage loan (7.0%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The International Plaza mortgage loan is evidenced by three (3) promissory notes: (i) note A-2-1 with an outstanding principal balance of $25,000,000 as of the cut-off date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) notes A-2-3 and A-3-3 with an aggregate outstanding principal balance of $25,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, is expected to act as the master servicer under the pooling and servicing agreement with respect to the mortgage loans. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of Trimont LLC are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 550 South Tryon Street,
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Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

Special Servicer	K-Star Asset Management LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain special servicer decisions and major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of K-Star Asset Management LLC is located at 5949 Sherry Lane, Suite 950, Dallas, Texas 75225. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that mortgage loan and, prior to the occurrence and

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continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

K-Star Asset Management LLC is expected to be appointed as the special servicer by KKR CMBS IIII Aggregator Category 2 L.P. (or its affiliate), which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each mortgage loan (other than any non-serviced mortgage loan or excluded loan) and any related serviced companion loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

K-Star Asset Management LLC, or its affiliate, assisted KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. and its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the

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special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Deutsche Bank National Trust Company, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Computershare Trust Company, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices),
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and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan, servicing shift whole loan or any related REO property (each of which will be serviced pursuant to the related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of
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certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) any servicing shift mortgage loans and (iii) any excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any time of determination, the most subordinate certificates among the Class H and Class J certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class J certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, KKR CMBS IIII Aggregator Category 2 L.P. (or its affiliate) is expected to

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be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Parties	The “risk retention consultation parties” will be (i) a party selected by Wells Fargo Bank, National Association, (ii) a party selected by JPMorgan Chase Bank, National Association, (iii) a party selected by Morgan Stanley Bank, N.A., and (iv) a party selected by Bank of America, National Association, in each case, as an owner of the VRR Interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. Wells
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Fargo Bank, National Association, Morgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and JP Bank of America, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

With respect to any risk retention consultation party or any holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in December 2025 (or, in the case of any mortgage loan that has its first payment due date after December 2025, the date that would have been its payment due date in December 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about December 9, 2025.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in January 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Florida, Georgia, Maryland, New York, North Carolina, Texas, or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	September 2030
Class A-2	October 2030
Class A-3	November 2030
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2030
Class B	November 2030

The rated final distribution date will be the distribution date in December 2058.

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Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2025-5YR18:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-F, Class X-G, Class X-H, Class X-J, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E, Class E-1, Class E-2, Class E-X1, Class E-X2, Class F, Class G, Class H, Class J and Class R.

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The Class RR certificates will be certificated, but will not be “certificates” for purposes of this prospectus and are not being offered by this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$8,577,000	1.21%	30.000%
Class A-2	$50,000,000	7.04%	30.000%
Class A-3	$413,484,000	58.25%	30.000%
Class X-A	$472,061,000	NAP	NAP
Class X-B	$99,470,000	NAP	NAP
Class A-S	$65,751,000	9.26%	20.250%
Class B	$33,719,000	4.75%	15.250%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represent the approximate credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than Class R certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	4.2840%
Class A-2	4.6670%
Class A-3	5.1450%
Class X-A	1.0483%
Class X-B	0.5760%
Class A-S	5.4660%
Class B	5.7170%

(1)	The pass-through rates for the Class A-1, Class A-2 and Class A-3 for any distribution date will, in each case, be a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table. The pass-through rates for the Class A-S and Class B certificates for any distribution date will, in each case, be a variable rate per annum equal to the lesser of (a) the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date,

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over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee

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rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging between 0.00125% per annum and 0.08000% per annum, (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (3) with respect to each serviced companion loan, a primary servicing fee rate ranging between 0.00125% per annum and 0.03000% per annum.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to, with respect to K-Star Asset Management LLC, the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee for the related month of $3,500.

The master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01328%. The trustee fee is payable by the certificate administrator from the certificate administrator fee and is equal to $1,250 per month.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00181% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding

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principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00035%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the

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related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS

Non-Serviced Mortgage Loan(1)	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
International Plaza	0.000044% per annum	0.25%
1010 Pacific Street	0.00125% per annum	0.25%(2)
Terra Apartments	0.00250% per annum	0.25%(3)

(1)	Does not reflect the Capital Storage Portfolio and the Mall at Bay Plaza mortgage loans, which are servicing shift mortgage loans. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.
(2)	Such fee rate is subject to a minimum amount equal to $3,500 or $5,000 for the related whole loan for any month in which such fee is payable.
(3)	Such fee rate is subject to a minimum amount equal to $5,000 for the related whole loan for any month in which such fee is payable.

Distributions

A. Allocation between

               VRR Interest and

Certificates	The aggregate amount available for distributions to holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to the holders of the certificates, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be 5.0% and (b) the certificates will at all times be 95%, in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlements”.

B. Amount and Order

              of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any (i) yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-F, Class X-G, Class X-H and Class X-J

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certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal on the certificates will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above.

Third, to the Class A-1, Class A-2 and Class A-3 certificates to reimburse the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been

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reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the non-offered certificates (other than the Class X-F, Class X-G, Class X-H, Class X-J and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Seventh, to the Class R certificates, any remaining amounts.

Principal and interest payable to the trust components will be distributed pro rata to the corresponding classes of exchangeable certificates representing interests therein in accordance with their class percentage interests therein as described under “Description of the Certificates—Distributions—Exchangeable Certificates”.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of the certificates entitled to principal on a particular distribution date and the VRR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

D. Yield Maintenance

               Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as
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described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,

                Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the VRR Interest and the certificates and the manner in which losses allocated to the certificates are further allocated to certain classes of the certificates in ascending order (beginning with the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-F, Class X-G, Class X-H, Class X-J or Class R certificates or Exchangeable Certificates with an “X” suffix, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-F, Class X-G, Class X-H, Class X-J certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR Interest will reduce the VRR interest balance.

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(1)	The Class X-A, Class X-B, Class X-F, Class X-G, Class X-H and Class X-J certificates are interest-only certificates.
(2)	The VRR Interest and the Class X-F, Class X-G, Class X-H and Class X-J certificates are not offered by this prospectus.
(3)	Other than the Class X-F, Class X-G, Class X-H, Class X-J and Class R certificates and the VRR Interest.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the certificates (other than the Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates.

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To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR Interest and the allocation of losses to the certificates and the VRR Interest.

F. Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the VRR Interest, on the one hand, and the certificates (other than the Class R Certificates), on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be allocated among the classes of certificates (other than the

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Exchangeable Certificates) and all trust components entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. For any distribution date, repayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any
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non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the VRR Interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late
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payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be twenty-nine (29) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in seventy-two (72) commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $709,866,284.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the twenty-nine (29) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

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Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
205 East 42nd Street	$64,000,000	9.0%	$40,000,000	NAP	61.2%	61.2%	1.67x	1.67x
Rosedale Apartments	$60,700,000	8.6%	$30,000,000	NAP	67.2%	67.2%	1.25x	1.25x
Marriott Melville	$59,948,341	8.4%	$10,990,529	NAP	68.5%	68.5%	1.80x	1.80x
International Plaza	$50,000,000	7.0%	$501,250,000	$23,750,000	40.9%	42.7%	2.66x	2.48x
Capital Storage Portfolio	$40,000,000	5.6%	$100,000,000	NAP	62.7%	62.7%	1.39x	1.39x
Mall at Bay Plaza	$30,000,000	4.2%	$140,000,000	$110,000,000	34.5%	56.9%	2.29x	1.42x
1010 Pacific Street	$30,000,000	4.2%	$54,500,000	NAP	68.7%	68.7%	1.32x	1.32x
Terra Apartments	$19,000,000	2.7%	$55,000,000	NAP	60.4%	60.4%	1.30x	1.30x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(3)	Calculated including any related pari passu companion loans and/or subordinate companion loans, but excluding any related mezzanine debt.

Each of the 205 East 42nd Street whole loan, the Rosedale Apartments whole loan and the Marriott Melville whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.

Each servicing shift whole loan (a “servicing shift whole loan”, and the related mortgage loan, a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the applicable master servicer (a “servicing shift master servicer”) and the applicable special servicer (a “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement”).

Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced

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companion loans”. As of the Closing Date, the Capital Storage Portfolio whole loan and the Mall at Bay Plaza whole loan are servicing shift whole loans.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
International Plaza	INT 2025-PLAZA	7.0%	Trimont LLC	KeyBank National Association	Deutsche Bank National Trust Company
1010 Pacific Street	Benchmark 2025-V18	4.2%	Trimont LLC	Torchlight Loan Services, LLC	Computershare Trust Company, National Association
Terra Apartments	MSBAM 2025-5C2	2.7%	Trimont LLC	LNR Partners, LLC	Deutsche Bank National Trust Company

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party(3)
International Plaza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	PCSD PR CAP IV L Private Limited
1010 Pacific Street	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Torchlight Debt Fund VIII Holdings (US), LLC
Terra Apartments	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the Capital Storage Portfolio mortgage loan and the Mall at Bay Plaza mortgage loan, which are servicing shift mortgage loans that will constitute a non-serviced whole loan after the related servicing shift securitization date.
(3)	With respect to each servicing shift whole loan, the right to remove the related special servicer and other control rights will be exercisable by the holder of the related control note designated under the related co-lender agreement. If such control note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the control note holder.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and

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for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as

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stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$709,866,284
Number of mortgage loans	29
Number of mortgaged properties	72
Range of Cut-off Date Balances	$2,100,000 to $64,000,000
Average Cut-off Date Balance per mortgage loan	$24,478,148
Range of Interest Rates	4.9133% to 7.5800%
Weighted average Interest Rate	6.1512%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	351 months
Range of remaining amortization terms(2)	298 months to 360 months
Weighted average remaining amortization term(2)	349 months
Range of Cut-off Date LTV Ratios(3)(4)	28.0% to 74.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	58.1%
Range of LTV Ratios as of the maturity date(3)(4)	25.4% to 71.8%
Weighted average LTV Ratio as of the maturity date(3)(4)	57.3%
Range of U/W NCF DSCRs(4)(5)	1.25x to 4.76x
Weighted average U/W NCF DSCR(4)(5)	1.84x
Range of U/W NOI Debt Yields(4)	7.7% to 38.7%
Weighted average U/W NOI Debt Yield(4)	12.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	77.6%
Amortizing Balloon	20.8%
Interest Only, Amortizing Balloon	1.7%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-four (24) mortgage loans (77.6%) identified on Annex A-1, which are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-
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stabilized” or similar hypothetical values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(4)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the International Plaza mortgage loan (7.0%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loan are 42.7%, 42.7%, 2.48x and 12.9%, respectively. With respect to the Mall at Bay Plaza mortgage loan (4.2%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the related subordinate companion loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loan are 56.9%, 56.9%, 1.42x and 9.5%, respectively
(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans for which the related mortgaged properties previously secured a loan that went into maturity default on and proceeds from the mortgage loan were used to pay off the prior loan in full, none of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to twenty (20) of the mortgaged properties (24.9%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not
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provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will

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be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization Rules and
UK

Securitization Rules	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules. Consequently, the certificates may not be a suitable investment for any person that is subject to the EU Securitization Rules or the UK Securitization Rules; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Rules and UK Securitization Rules” in this prospectus.

Information Available to

Certificateholders and

VRR Interest Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest owner, a statement as to the distributions being made on that date.
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Additionally, under certain circumstances, certificateholders of record and VRR Interest owners may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co.;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at https://cmsview.trimont.com/tcms.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates and the Class C, Class D and Class E trust components are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates), (iii) such holder (or holders) pay an amount equal to the VRR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

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Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the VRR Interest owners in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that, with respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, including the International Plaza mortgage loan, each related mortgage loan seller will be obligated to take the above remediation actions as described under “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”
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and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holder(s) (as a collective whole as if such certificateholders, VRR Interest owners and companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the Exchangeable Certificates will be treated as a trust (a “grantor trust”). The upper-tier REMIC will issue several classes of uncertificated REMIC regular interests, some of which will be held by the grantor trust. The grantor trust will issue the Exchangeable Certificates, all of which will represent beneficial ownership of one or more of REMIC “regular interests” issued by the upper-tier REMIC, as further described under “Material Federal Income Tax Considerations”.

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Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class X-A and Class X-B certificates will represent regular interests issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates will represent regular interests issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1, A-2, A-3, A-S and B Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other Classes of Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to

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constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., multifamily, hospitality, retail, office, self storage, mixed use, manufactured housing and industrial) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer or other transaction parties, could result in heightened consumer concern

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and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain

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monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
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●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

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Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria,

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or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in

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rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. In addition, in certain circumstances lease payments of affiliated tenants may be higher relative to those of non-affiliated tenants and/or market rents, resulting in higher net operating income at the property. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of

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creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
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●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month or shorter term leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
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●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain multifamily properties may have a significant percentage of units leased to companies or non-profit organizations that use such units to provide short term housing to transient tenants, including but not limited to corporate or leisure travelers, or transitional housing for people undergoing various types of rehabilitation. Such leases to companies or non-profits may pose additional risks, including the risk that a large block of units may be vacated at once if the short-term housing provider elects to stop leasing at the mortgaged property, as well as less ability to vet the ultimate tenants.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

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●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

Certain of the mortgage loans may be secured currently or in the future by mortgaged properties as to which the borrower has, or plans to enter into, an agreement with a housing finance corporation (the “HFC”), pursuant to which a specified number of units will be reserved for tenants whose household income does not exceed certain thresholds and the rent charged with respect to the reserved units will be limited in exchange for certain tax abatements and temporary transfer of ownership of such

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mortgaged properties to the HFC. On May 28, 2025, the Governor of the State of Texas signed into law House Bill 21 (“House Bill 21”). House Bill 21, among other things, significantly restricts the usage of so-called “traveling HFCs”. “Traveling HFCs” are HFCs that are sponsored by one municipality or county and own real property in another municipality or county that are nevertheless exempted from taxation in the municipality or county where the real property is located. House Bill 21 generally restricts HFC ownership of real property to the boundaries of the municipalities and/or counties sponsoring the HFC. In addition, while House Bill 21 provides that multifamily residential developments that have entered into agreements with traveling HFCs prior to May 28, 2025 will generally be governed by the law that was in effect on the date the real property was acquired by the HFC, it also provides that such residential developments must obtain the consents of the municipalities and counties in which such real property is located, as well as HFCs sponsored by such municipalities and counties, by January 1, 2027 or lose the benefits of the ad valorem tax exemptions.

In addition, House Bill 21 imposes various additional requirements for a multifamily residential development owned by an HFC to qualify for ad valorem tax exemptions, including (i) more specific requirements as to the percentages of units that must be reserved for very low, low, moderate and middle income housing units, (ii) a requirement that generally at least 50% of the tax saving be passed through as rent reductions allocated to income-restricted housing units, (iii) caps on rent that may be charged to income-restricted housing units and (iv) audit requirements to ensure compliance. Although House Bill 21 requires compliance with certain administrative requirements by January 1, 2026, many of the more substantive requirements such as those described in clauses (i) through (iii) of the preceding sentence do not require compliance until the end of 2036 or, if earlier, the year following the year in which the mortgage indebtedness is refinanced, title to the real property is conveyed, or there is a sale or other transfer of a majority of the beneficial ownership interests in the HFC. Compliance with the audit requirements will be required as early as June 2026. Each of these requirements may have an adverse impact on the ability of borrowers to refinance underlying mortgage loans benefiting from HFC-related tax abatements.

We cannot predict what effect, if any, House Bill 21 will have on the continued viability of the current housing finance corporation programs or the tax abatements currently enjoyed by the Parkwyn Townhomes mortgaged property. We cannot assure you that House Bill 21 will not adversely affect cash flow at the related mortgaged property, whether through potential loss of tax abatements, costs associated with compliance with House Bill 21 or reductions in rental income. In addition, we cannot assure you that House Bill 21 will not adversely affect the ability of the related borrowers to refinance their underlying mortgage loan prior to maturity or sell the mortgaged property for a price sufficient to repay the underlying mortgage loan at maturity.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
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●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations.

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Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower including, but not limited to, certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. In addition, the operating lessee may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

Certain hospitality properties may receive significant revenue from one or more corporate customers, which book multiple room nights for employees travelling to or staying in the local area for business purposes. For example, hospitality properties located near airports may have multiple room nights booked for airlines on behalf of their flight crews. In the event that such a corporate customer determines to instead book rooms at a competing hospitality property, experiences a change in its business such that fewer room nights are needed, or ceases or reduces its business at the hospitality property for any other reason, such hospitality property may lose significant revenue.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could

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negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

In addition, hospitality properties are subject to the potential risks associated with concentration of resorts under the same brand. A negative public image or other adverse event that becomes associated with such brand could adversely affect the related borrowers’ business and revenues.

If accidents, injuries or sicknesses occur at any such hospitality properties, the related borrowers may be held liable for costs related to the injuries or face litigation proceedings relating to such accidents and sicknesses. There can be no assurance that any liability insurance maintained by the related borrowers against such risks will be adequate or available at all times and in all circumstances to cover any liability for these costs. In addition, many jurisdictions do not insure against punitive damages, and the related borrowers would not be covered if they experienced a judgment including punitive damages. Such borrowers’ business, financial condition and results of operations would be adversely affected to the extent claims and associated expenses resulting from accidents or injuries exceed insurance recoveries. See “—Insurance May Not Be Available or Adequate” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case

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of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, franchise, license or management agreements may contain limitations on the financing of a Mortgaged Property, including but not limited to, maximum loan-to-value ratio and/or minimum debt service coverage ratio requirements, or requirements regarding the qualifications of the lender. Such limitations may make it more difficult for a Mortgage Loan secured by a hospitality property that is subject to a franchise, license or management agreement to be refinanced.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the

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actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

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The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to

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renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
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●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted over time. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time after the pandemic ends, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business,

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financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In addition, in certain cases, self-storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance

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that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
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●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a non-conforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. Manufactured housing communities, even if not seasonal, often have month to month leases, or leases with an initial fixed term that roll to month to month after that term expires.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the

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performance of the manufactured housing community mortgaged property. In addition, mortgage loans secured by manufactured housing communities generally do not prohibit affiliate owned homes from being added to the community in the future.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

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Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity

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that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while

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individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders and VRR Interest owners may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are: multifamily, hospitality, retail, office, self storage, mixed use and manufactured housing. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

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Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, Virginia, California, Florida, New Mexico and Texas. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage
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loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be

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required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a

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material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
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●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial

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difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

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Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

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In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on January 30, 2026. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

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We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

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The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

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Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a

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tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar

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assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter

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worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the

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issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the

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borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any non-“as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital

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improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

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Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that

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is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in

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the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in

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such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and VRR Interest owners. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no

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undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.
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With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not

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all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

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Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

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Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the VRR interest owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be

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held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrades. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the mortgage loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged

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property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a

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material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes

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title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

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See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

In addition, certain union employees working at a borrower’s premises may participate in multiemployer pension plans. In the event that the borrower or property manager, as applicable, were to withdraw from one or more of these pension plans with respect to the employees working at the borrower’s premises, the borrower could be subject to substantial withdrawal liability under ERISA, including without limitation for any unfunded or underfunded pension liability. Members of a borrower’s controlled group could also be liable for the borrower’s pension obligations.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer, an initial risk retention consultation party and the holder of one or more companion loans relating to the Hilton Washington DC Rockville Hotel whole loan and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates and/or the VRR Interest. A completed offering

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would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their

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businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association, each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and are expected to be appointed (or appoint an affiliated entity) as the initial risk retention consultation parties by the holders of the VRR Interest. Each risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holder of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if such risk retention consultation party or such VRR Interest holder(s) holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or the holder of the VRR Interest by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association, in each case as holders of the VRR Interest (or any such party (or affiliate thereof) that is a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s, JPMorgan Chase Bank, National Association’s, Morgan Stanley Bank, N.A.’s or Bank of America, National

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Association’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association (in each case as holders of the VRR Interest) or a risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the

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servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”. As of the Closing Date, the Capital Storage Portfolio whole loan and the Mall at Bay Plaza whole loan will be servicing shift whole loans.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

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As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. or Bank of America, National Association, each affiliates of an Underwriting Entity, or any of their affiliates takes in its capacity as a holder of the VRR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

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For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint

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the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2025-5YR18 non-offered certificates or the VRR Interest owners, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

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The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Trimont LLC is expected to act as the master servicer, and it serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

KKR CMBS IIII Aggregator Category 2 L.P. (or its affiliate) is expected to be designated as the initial directing certificateholder under the pooling and servicing agreement (other than with respect to any non-serviced mortgage loan and any excluded loan), and K-Star Asset Management LLC is expected to act as a special servicer. Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, the master servicer and special servicer for this transaction may act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial

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operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge Lender Services LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the

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existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that KKR CMBS IIII Aggregator Category 2 L.P. or its affiliate will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan and any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole

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Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates the interests of the VRR Interest owners. Additionally, it is possible that such non-controlling companion loan holders (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates the interests of the VRR Interest owners. Accordingly, prior to the applicable servicing shift securitization date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the VRR Interest, and it may have interests in conflict with those of the certificateholders and the VRR Interest owners. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the VRR Interest owners. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or VRR Interest owners, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing

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certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G, Class H and Class J certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan

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and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, or if applicable, a non-serviced whole loan, the holder of the related controlling note, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

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●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Rules and UK Securitization Rules

Prospective investors should be aware of the following matters which may, in certain cases, be relevant to an investor’s own regulatory obligations; and may, in any case, adversely affect the value and liquidity of the certificates.

In the European Union (“EU”), certain restrictions and obligations with regard to securitizations are imposed pursuant to Regulation (EU) 2017/2402 and related technical standards (in each case, as amended, and collectively the “EU Securitization Rules”). These include certain requirements (the “EU Investor Requirements”) imposed on institutional investors, as defined for purposes of the EU Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the EU Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in Directive 2009/138/EC; (b) an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (unless not subject thereto), or an investment manager or an authorized entity appointed by such an institution; (c) an alternative investment fund manager, as defined in Directive 2011/61/EU, that manages and/or markets alternative investment funds in the EU; (d) an internally-managed UCITS, which is an investment company authorized in accordance with Directive 2009/65/EC and which has not designated a management company authorized under that Directive for its management, or a management company, as defined in that Directive; or (e) a credit institution or an investment firm, each as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”). In addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

Provision has been made for the EU Securitization Rules to apply also in the non-EU member states of the European Economic Area.

Pursuant to the EU Investor Requirements, an EU Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the EU Securitization Rules, including that (a) except in specified cases,

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certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the EU Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made information available in accordance with the EU Securitization Rules. Aspects of the EU Investor Requirements, and what is or will be required for an EU Institutional Investor to be able to demonstrate compliance to its regulator, may be unclear.

The consequences of a failure to comply with the EU Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant EU Institutional Investor. For example, an EU Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and an EU Institutional Investor that is an alternative investment fund manager may be required to take corrective action in the best interest of investors in the relevant fund.

Prospective investors should note that a legislative procedure is underway in the EU that is expected to result in the adoption of legislation which, if implemented in the terms currently proposed, would (amongst other things) amend certain aspects of the EU Investor Requirements. It is not known whether, when, or in what terms such proposed legislation will be implemented. Each prospective investor in the certificates that is an EU Institutional Investor should make its own assessment as to the implications (if any) of such proposed legislation.

In the United Kingdom (“UK”), certain restrictions and obligations with regard to securitizations are imposed pursuant to the Securitisation Regulations 2024 and related rules made by each of the Financial Conduct Authority and the Prudential Regulation Authority (in each case, as amended, and collectively the “UK Securitization Rules”). These include certain requirements (the “UK Investor Requirements”) imposed on institutional investors, as defined for purposes of the UK Securitization Rules. An institutional investor is a person holding a securitization position (i.e., an exposure to a securitization, as defined for purposes of the UK Securitization Rules) and which is one of the following: (a) an insurance undertaking or a reinsurance undertaking, each as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) the trustees or managers of an occupational pension scheme, as defined in the Pension Schemes Act 1993, that has its main administration in the UK, or a fund manager of such a scheme appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of the FSMA; (c) an AIFM, as defined in the Alternative Investment Fund Managers Regulations 2013 (as amended, the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in the AIFM Regulations) and markets or manages an AIF in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations; (d) a UCITS, as defined in the FSMA, which is an authorized open ended investment company, as defined in the FSMA, or a management company, as defined in the FSMA; or (e) a CRR firm or an FCA investment firm, each as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “UK CRR”). In addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

Pursuant to the UK Investor Requirements, a UK Institutional Investor is required (amongst other things), prior to holding a securitization position, to verify certain matters in accordance with the UK Securitization Rules to which it is subject, including that (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator,

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sponsor or original lender retains a material net economic interest in the securitization of not less than 5%, in accordance with the UK Securitization Rules; and (c) the originator, sponsor or securitization special purpose entity has made information available (and committed to make further information available) in accordance with the UK Securitization Rules to which the UK Institutional Investor is subject. Aspects of the UK Investor Requirements, and what is or will be required for a UK Institutional Investor to be able to demonstrate compliance to its regulator, may be unclear.

The consequences of a failure to comply with the UK Investor Requirements with respect to an investment in the certificates would depend on the characteristics of the relevant UK Institutional Investor. For example, a UK Institutional Investor that is subject to regulatory capital requirements may be subject to a penalty regulatory capital charge on the relevant certificates; and a UK Institutional Investor that is an AIFM may be required to take corrective action in the best interest of investors in the relevant AIF.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Rules or the UK Securitization Rules. In particular, no such person undertakes to take any action, or refrain from taking any action, for purposes of, or in connection with, compliance by any prospective investor or certificateholder with any EU Investor Requirements or any UK Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring or facilitating compliance by any person with any applicable requirement of the EU Securitization Rules or the UK Securitization Rules.

Consequently, the certificates may not be a suitable investment for an EU Institutional Investor or a UK Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the EU Securitization Rules or the UK Securitization Rules (as relevant) and their compliance with any applicable requirement thereof.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
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●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been

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lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

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We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings. Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement. In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement were downgraded below the applicable eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria. Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and VRR Interest owners. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

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See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S and Class B certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan

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documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the VRR Interest and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates (other than the Class R Certificates) and the VRR Interest balance of the VRR Interest, pro rata, based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (other than the Class R Certificates) and the VRR Interest balance of the VRR Interest balance of the VRR Interest, pro rata, based on their respective percentage allocation entitlements as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class J certificates, then the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E trust component, then the Class D trust component, then the Class C trust component, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S or Class B certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

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Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S and Class B certificates to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S or Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-F, Class X-G, Class X-H and Class X-J certificates, and if your certificates are Class B certificates, to those of the holders of the Class A-S certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates (other than the Class R Certificates) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing

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agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates and the VRR Interest will not have any voting rights; however, the holders of the VRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under

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the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such AB whole loan as it does for the other mortgage loans in the issuing entity (except with respect to each of the International Plaza AB Whole Loan and the Mall at Bay Plaza AB Whole Loan, wherein the holder of the related promissory note designated as promissory note A-1 will have such rights during a control appraisal period; see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The International Plaza AB Whole Loan” and “—The Mall at Bay Plaza AB Whole Loan” in this prospectus). See “Description of the Mortgage Pool—The Whole Loans”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect

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such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement or special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling companion loan holder with respect to any servicing shift whole loan, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person, and in the case of the risk retention consultation party, the holders of the VRR Interest that appointed such risk retention consultation party do not have any duties to any other person;

(iv)    may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan,

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the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)    will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, a risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the VRR Interest owners and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the VRR Interest owners and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan, servicing shift whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing

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not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

After the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) or with respect to any servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and VRR Interest owners may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

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The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordination companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interest with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

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In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the VRR Interest owners;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or VRR Interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of

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principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates or the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults

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on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the International Plaza mortgage loan (7.0%), each related mortgage loan seller will be obligated to take the remedial actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to the International Plaza mortgage loan (7.0%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar

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amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The International Plaza AB Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that the master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

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The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the

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exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Master Servicer”, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) transferred its third-party master servicing and primary servicing business (exclusive of Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae) to Trimont LLC (“Trimont”) on March 1, 2025. A business combination transaction of the size and nature of the transaction between Wells Fargo and

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Trimont may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo of this master and primary servicing business to Trimont, will not cause disruptions in the performance by Trimont of its duties and obligations as master servicer under the pooling and servicing agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest owners and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the Code. Foreclosure property includes only the real property (ordinarily the

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land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service (“IRS”), eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification, the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

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REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the Certificate Administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither the Borrower nor the Issuing Entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax laws may differ substantially from the corresponding federal law, and this prospectus does not purport to describe any aspects of the income tax laws of the state or locality in which the Property is located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Borrower or the Property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident

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holders of Certificates. We cannot assure you that holders of Certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its

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mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The current presidential administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates;
●	The imposition of economic tariffs, or the threat of such tariffs, by the United States may have adverse economic effects on the economy. Similarly, any retaliatory actions taken by countries affected by those tariffs, both threatened and actual, may have adverse economic effects. The impact of any tariffs is uncertain, but may result in inflation in the United States, which may affect consumer demand for products, as well as increased cost of operations at the mortgaged properties. Certain tariffs may have significant or disproportionate impacts on specific tenants at the mortgaged properties. Any of the foregoing impacts on the economy, the supply chain or tenants may negatively impact the tenants at the mortgaged properties, which may adversely affect a borrower’s ability to pay a mortgage loan; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR Interest,

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on one hand, and the certificates, on the other hand, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an

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investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other

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bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, the Class A-1, A-2, A-3, A-S and B Certificates will constitute “mortgage related securities”, so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other Classes of Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of twenty-nine (29) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $709,866,284 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in December 2025 (or, in the case of any Mortgage Loan that has its first payment due date after December 2025, the date that would have been its payment due date in December 2025 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Eight (8) Mortgage Loans (49.8%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and, in certain cases, one or more loans that are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

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Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	11	30	$ 194,888,052	27.5%
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	5	189,178,231	26.6
Bank of America, National Association	Bank of America, National Association	8	11	153,050,000	21.6
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	4	25	122,750,000	17.3
Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association(2)	Wells Fargo Bank, National Association / JPMorgan Chase Bank, National Association	1	1	50,000,000	7.0
Total		29	72	$ 709,866,284	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
(2)	The International Plaza Mortgage Loan (7.0%) is comprised of separate notes that are being sold by Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. The International Plaza Mortgage Loan is evidenced by three (3) promissory notes: (i) note A-2-1 with an outstanding principal balance of $25,000,000 as of the Cut-off Date, as to which Wells Fargo Bank, National Association is acting as mortgage loan seller; and (ii) notes A-2-3 and A-3-3 with an aggregate outstanding principal balance of $25,000,000 as of the Cut-off Date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The International Plaza Mortgage Loan (7.0%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association.

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●	The 1010 Pacific Street Mortgage Loan (4.2%), for which Morgan Stanley Mortgage Capital Holdings LLC is the mortgage loan seller, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Morgan Stanley Bank, N.A.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on December 9, 2025 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the 205 East 42nd Street Mortgage Loan or the 205 East 42nd Street Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a 205 East 42nd Street Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the 205 East 42nd Street Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as

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loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

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In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
Marriott Melville (1)	8.4%	68.5%	64.8%	$103,565,000	72.4%	68.5%	$98,000,000
Mall at Bay Plaza (2)	4.2%	34.5%	34.5%	$492,274,298	35.8%	35.8%	$475,000,000
Courtyard Amarillo Downtown (3)	2.1%	66.4%	66.4%	$22,300,000	74.0%	74.0%	$20,000,000

(1)	The Other Than “As-Is” Appraised Value represents the a “Prospective Value Upon the Reserve Account Funded” value of $103,565,000 as of October 15, 2025, based on the extraordinary assumption that that a reserve is fully funded by a lender in an amount equal to $5,565,000 to cover capital expenditures. At origination, the borrower reserved $5,565,000 for capital expenditures.
(2)	The Other Than “As-Is” Appraised Value represents the aggregate of (a) the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value as of September 15, 2025, of $482,274,298, which assumes, as of September 15, 2025, the landlord work is complete at the related Mortgaged Property and $7,274,298 was fully escrowed and available to cover any outstanding contractual lease up costs and tenant improvement and leasing commission costs, and with respect to which the borrower reserved (i) $6,000,000 into a rollover reserve and (ii) $3,918,569 (consisting of $3,335,236 into outstanding TI/LC and $583,333 in gap rent reserve) into an outstanding tenant improvement and leasing cost reserve; and (b) the “Excess Land (Lot 17) – Market Value As Is” value of $10,000,000, which represents the market value as is of the 35,575 square foot vacant lot (Lot 17), which is ground leased to a borrower-affiliate and utilized for parking.
(3)	The Appraised Value of $22,300,000 is based on the extraordinary assumption that a capital reserve account equal to the property improvement plan (“PIP”) renovation costs in the amount of approximately $2,500,000 is available at the time of closing. At origination, $2,475,000 was deposited into a PIP reserve held by the lender.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

With respect to the Capital Storage Portfolio Mortgage Loan (5.6%), the Appraised Value is based on the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

With respect to the Terra Apartments Mortgage Loan (2.7%), the Appraised Value of the Mortgaged Property of $122,600,000, which results in a Cut-off Date LTV Ratio of 60.4%, includes $38,600,000 attributable to the net present value of a 421-a tax exemption, which has been applied for but has not been received as of the origination date. If such net present value of the tax exemption were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $84,000,000, resulting in a Cut-off Date LTV Ratio of 88.1%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

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“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in

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changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No

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representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

With respect to the Terra Apartments Mortgage Loan (2.7%), the Appraised Value of the Mortgaged Property of $122,600,000, which results in a Cut-off Date LTV Ratio of 60.4%, includes $38,600,000 attributable to the net present value of a 421-a tax exemption, which has been applied for but has not been received as of the origination date. If such net present value of the tax exemption were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $84,000,000, resulting in a Cut-off Date LTV Ratio of 88.1%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

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“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

With respect to the Terra Apartments Mortgage Loan (2.7%), the Appraised Value of the Mortgaged Property of $122,600,000, which results in an LTV Ratio at Maturity of 60.4%, includes $38,600,000 attributable to the net present value of a 421-a tax exemption, which has been applied for but has not been received as of the origination date. If such net present value of the tax exemption were to be subtracted from the Appraised Value, the Appraised Value of the Mortgaged Property would be $84,000,000, resulting in an LTV Ratio at Maturity of 88.1%. We cannot assure you that a 421-a tax exemption will be approved, or of what the appraised value or actual value of the Mortgaged Property would be if the exemption is not approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence

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will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.
●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
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●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a

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lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

With respect to the Terra Apartments Mortgage Loan (2.7%), the Underwritten NCF Debt Yield takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied

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and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

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Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-

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off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Terra Apartments Mortgage Loan (2.7%), the Underwritten Net Cash Flow Debt Service Coverage Ratio takes into account an applied-for 421-a tax exemption. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to the Terra Apartments Mortgage Loan (2.7%), the Underwritten Net Operating Income Debt Service Coverage Ratio takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

With respect to the Terra Apartments Mortgage Loan (2.7%), the Underwritten NOI Debt Yield takes into account an applied-for 421-a tax exemption. We cannot assure you that a 421-a tax exemption will be approved. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

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“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units”, “Rooms”, “Pads”, “Spaces” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operated as a self storage property, the number of self storage units, and (e) in the case of a Mortgaged Property operated as a parking garage property, the number of parking spaces.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

With respect to the International Plaza Mortgage Loan (7.0%), the interest rate of the International Plaza Whole Loan is the weighted average interest rate of the respective components of the International Plaza Whole Loan, as follows:

Component	Interest Rate
Component A	4.89322%
Component B	5.18363%
Component HRR	7.98522%

The Mortgage Rate of the International Plaza Mortgage Loan and the related senior pari passu companion notes is 4.9133314958%, representing the weighted average interest rate of the Components A and B.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards

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for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$709,866,284
Number of Mortgage Loans	29
Number of Mortgaged Properties	72
Range of Cut-off Date Balances	$2,100,000 to $64,000,000
Average Cut-off Date Balance per Mortgage Loan	$24,478,148
Range of Interest Rates	4.9133% to 7.5800%
Weighted average Interest Rate	6.1512%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	351 months
Range of remaining amortization terms(2)	298 months to 360 months
Weighted average remaining amortization term(2)	349 months
Range of Cut-off Date LTV Ratios(3)(4)	28.0% to 74.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	58.1%
Range of LTV Ratios as of the maturity date(3)(4)	25.4% to 71.8%
Weighted average LTV Ratio as of the maturity date(3)(4)	57.3%
Range of U/W NCF DSCRs(4)(5)	1.25x to 4.76x
Weighted average U/W NCF DSCR(4)(5)	1.84x
Range of U/W NOI Debt Yields(4)	7.7% to 38.7%
Weighted average U/W NOI Debt Yield(4)	12.6%
Percentage of Initial Pool Balance consisting of:
Interest Only	77.6%
Amortizing Balloon	20.8%
Interest only, Amortizing Balloon	1.7%

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(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes twenty-four (24) Mortgage Loans (77.6%) identified on Annex A-1, which are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the International Plaza Mortgage Loan (7.0%), the loan-to-value ratio, debt yield and debt service coverage ratio include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related Subordinate Companion Loans are 42.7%, 42.7%, 2.48x and 12.9%, respectively. Mall at Bay Plaza Mortgage Loan (4.2%), the loan-to-value ratio, debt yield and debt service coverage ratio include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). The loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related Subordinate Companion Loans are 56.9%, 56.9%, 1.42x and 9.5%, respectively
(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

The issuing entity will include four (4) Mortgage Loans (12.1%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

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Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	5	$176,800,000	24.9%
Mid Rise	3	127,800,000	18
High Rise	2	49,000,000	6.9
Hospitality	4	$137,211,393	19.3%
Full Service	3	122,411,393	17.2
Select Service	1	14,800,000	2.1
Retail	18	$130,484,549	18.4%
Super Regional Mall	2	80,000,000	11.3
Anchored	2	29,250,000	4.1
Single Tenant	14	21,234,549	3.0
Office	3	$93,605,341	13.2%
CBD	2	88,929,890	12.5
Medical	1	4,675,451	0.7
Self Storage	30	$64,680,000	9.1%
Self Storage	30	64,680,000	9.1
Mixed Use	1	$48,000,000	6.8%
Retail/Office	1	48,000,000	6.8
Manufactured Housing	9	$36,785,000	5.2%
Manufactured Housing	9	36,785,000	5.2
Industrial	2	$22,300,000	3.1%
Warehouse/Distribution	1	12,000,000	1.7
Warehouse/Manufacturing	1	10,300,000	1.5
Total	72	$709,866,284	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic or otherwise.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the 1010 Pacific Street Mortgage Loan (4.2%), in connection with a New York State 421-a real estate tax exemption, 30% of the units at the related Mortgaged Property (53 units) are required to be leased to tenants earning not more than 130% of Area Median Income (“AMI”). In addition, the related Mortgaged Property is subject to a Mandatory Inclusionary Housing Restrictive Declaration (the “1010 Pacific Declaration”) pursuant to which 52 of the 175 units at the 1010 Pacific Street Mortgaged Property must be affordable housing units. Under the 1010 Pacific Street Declaration, such 52 units are restricted to tenants earning not more than 80% of AMI. The 1010 Pacific Street Declaration also requires the affordable units to be rent stabilized. Maximum rent for each affordable unit is 30% of the related
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percentage of AMI. The 52 affordable units under the 1010 Pacific Street Declaration are also counted toward the 53 affordable units required in connection with the 421-a tax exemption, with one additional unit leased to tenants with a maximum income of 130% of AMI to satisfy the requirements of the 421-a tax exemption.

The 1010 Pacific Declaration runs with the land, and is superior to the related Mortgage. In addition, pursuant to the 1010 Pacific Declaration, the lender was required to, and did, enter into a subordination agreement with the New York City Department of Housing Preservation and Development (“HPD”) to confirm that the 1010 Pacific Street Mortgage Loan and Mortgage Loan documents are and remain subject and subordinate to the 1010 Pacific Declaration (the “1010 Pacific Subordination Agreement”, and together with the 1010 Pacific Declaration, the “1010 Pacific Regulatory Documents”). The 1010 Pacific Regulatory Documents contain various provisions that affect the rights of the issuing entity as holder of the 1010 Pacific Street Mortgage Loan, as follows:

o	The 1010 Pacific Subordination Agreement allows the HPD to appoint a replacement manager for the affordable housing units (and if it is not feasible to have a separate manager for the affordable housing units, then of all of the units) at the Mortgaged Property as a remedy for violation of the 1010 Pacific Declaration. Such manager is subject to the consent of the lender, not to be unreasonably withheld or delayed.
o	The 1010 Pacific Subordination Agreement also provides that any appointment of a replacement manager by the lender is subject to the consent of the HPD, not to be unreasonably withheld or delayed.
o	The 1010 Pacific Subordination Agreement provides that upon a casualty to the Mortgaged Property where the repair or reconstruction cost is less than or equal to 35% of the replacement value of the building on the Mortgaged Property, the HPD will determine how insurance proceeds will be applied, which it is required to do within 60 days after it is notified of the casualty. If the HPD determines not to apply the insurance proceeds to reconstruction or repair, then the proceeds are to be retained by the lender to the extent of sums then due under the Mortgage Loan.
o	The 1010 Pacific Declaration prohibits the Mortgaged Property from being mortgaged unless (i) the HPD has been notified, (ii) the lender is a local, state, or federal agency, savings bank, commercial bank, life insurance company, public real estate investment company, pension fund, Federal National Mortgage Association (Fannie Mae), Federal Home Loan Mortgage Corporation (Freddie Mac) or other lender approved by the HPD (the “Lender Requirements”), (iii) if the debt service coverage ratio would be less than 1.10x, the HPD consents, and (iv) the lender enters into a subordination agreement. At origination, the lender entered into the 1010 Pacific Subordination Agreement, pursuant to which the HPD consented to the Mortgage Loan documents. The 1010 Pacific Subordination Agreement provides that references to the Mortgagee include its successors and assigns. To the extent that the Lender Requirements would apply to an assignee of the Mortgage Loan, it is not clear that the issuing entity fits within one of the designated categories. However, the HPD’s consent to the Mortgage Loan documents, which documents expressly contemplate securitization, runs to
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the successors and assigns of the original lender, which include the issuing entity.

o	The 1010 Pacific Subordination Agreement provides that in the event of any inconsistency between the terms of the Mortgage Loan documents and the provisions of the 1010 Pacific Declaration, the provisions of the 1010 Pacific Declaration will govern, except as provided in the 1010 Pacific Subordination Agreement.
o	The 1010 Pacific Declaration provides for various remedies of the HPD in the event of a default by the borrower under such documents. The 1010 Pacific Declaration provides that the HPD may enforce such document through the exercise of remedies at law or in equity. The 1010 Pacific Subordination Agreement provides that upon a declaration of default under the 1010 Pacific Declaration, the HPD must give the lender notice and a reasonable opportunity to cure (if such default can be cured). If the lender cures the default during the cure period (if any) or has commenced to cure the default within such period and is diligently pursuing completion of such cure, or has commenced the exercise of remedies under the Mortgage Loan documents within such period, the HPD may not exercise its remedies under the 1010 Pacific Declaration by reason of such default; provided that the foregoing does not limit its right to consent to a replacement manager.
●	With respect to the Terra Apartments Mortgage Loan (2.7%), in connection with a 35 year 421-a tax exemption that was applied for with respect to the related Mortgaged Property, the borrower has designated 37 units (30.3% of total units) at the Mortgaged Property as affordable housing units reserved for tenants earning up to 130% of AMI. In addition, all of the affordable units at the Terra Apartments Mortgaged Property are required to be rent stabilized for the duration of the 421-a tax exemption. In addition, the affordable units are subject to limitations on rent, generally equal to 30% of the applicable level of AMI (i.e., 30% of 130% of AMI) less a utility allowance. Furthermore, as of the origination date, 12 units are leased to tenants with CityFHEPS vouchers.
●	With respect to The Common Place Mortgage Loan (2.5%), the Mortgaged Property has ancillary first-floor retail uses that comprise approximately 15.8% of GPR and 22.6% of total SF. The retail tenants include a gym/ health club-type and restaurant use.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to the Marriott Melville Mortgage Loan (8.4%), approximately 23.0% of the underwritten revenue at the Mortgaged Property is attributable to food and beverage operations.
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●	With respect to the Holiday Inn St. Petersburg West Mortgage Loan (2.2%), in a July 2025 franchisor quality evaluation report the Mortgaged Property received failing scores for Cleanliness (82.83%) and Condition (84.76%). The Mortgaged Property also received a 63.42% score for “Guest Love,” which is considered unsatisfactory. However, the hotel received a 100.00% score in the Brand Safety Standard and Brand Standard Major categories, and a 91.60% score in the Brand Standard Important category. The franchisor’s quality evaluation report states that if the hotel fails the Quality Evaluation (84.99% or lower) for the Brand Standard Major, Brand Standard Important, Brand Safety Standards, Cleanliness or Condition categories or the 6-month rolling Guest Love score is in the Unsatisfactory brand threshold, a fee may be assessed, and a “Quality” visit may be scheduled. The report also requires that the non-compliant items be corrected and updated in a corrective action plan within 7 days. Prior to origination, the borrower presented an informal action plan to the lender and advised the lender such plan would go into effect in August 2025. The borrower has advised the lender that such plan has been implemented, and that it is not aware of when the next quality assurance visit by the franchisor will take place. Pursuant to the related franchise agreement, the borrower as franchisee must “provide efficient, courteous and high-quality service to the public including, without limitation, maintaining minimum product and service quality standards and scores for quality assurance and guest survey programs established and maintained by IHG”. A breach of the franchisee’s obligations may constitute grounds for termination, provided that the franchisor notifies the franchisee at least 30 days in advance of the termination date, the notice reasonably identifies the breach and the breach is not fully remedied within the time period specified in the notice.

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Marriott Melville	$59,948,341	8.4%	7/22/2034	11/6/2030
Marriott Albuquerque	$46,957,511	6.6%	11/1/2030	11/1/2030
Holiday Inn St. Petersburg West	$15,505,541	2.2%	11/17/2038	10/1/2030
Courtyard Amarillo Downtown	$14,800,000	2.1%	10/20/2045	11/1/2030

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail

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Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the 205 East 42nd Street Mortgage Loan (9.0%), the Mortgage Loan is secured by the related borrowers’ leasehold condominium interests in the first floor retail spaces and an assignment of the related borrowers’ interests in the 11 office floor leasehold condominium units sold to Not-for-Profits, which make up a 340,327 square-foot portion of the building, and the related borrowers’ fee interest of a 21-story, 509,366 square-foot office property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more merchandise mart/retail, we note the following:

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Manufactured Housing Properties

In the case of the manufactured housing community and RV Park properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

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Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Medical	3	16.4%
Gym, fitness center, spa or health club	1	6.8%
Bank	1	2.4%
Grocery	3	2.1%
Research/laboratory	1	1.5%

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
205 East 42nd Street	$ 64,000,000	9.0%	$ 306	1.67x	61.2%	Office
Rosedale Apartments	$ 60,700,000	8.6%	$ 183,603	1.25x	67.2%	Multifamily
Marriott Melville	$ 59,948,341	8.4%	$ 191,210	1.80x	68.5%	Hospitality
International Plaza	$ 50,000,000	7.0%	$ 686	2.66x	40.9%	Retail
Overlook at Daleville	$ 49,100,000	6.9%	$ 204,583	1.29x	68.3%	Multifamily
Baldwin Hills Center	$ 48,000,000	6.8%	$ 378	1.75x	53.5%	Mixed Use
Marriott Albuquerque	$ 46,957,511	6.6%	$ 114,252	1.73x	64.3%	Hospitality
Capital Storage Portfolio	$ 40,000,000	5.6%	$ 82	1.39x	62.7%	Self Storage
Mall at Bay Plaza	$ 30,000,000	4.2%	$ 244	2.29x	34.5%	Retail
1010 Pacific Street	$ 30,000,000	4.2%	$ 482,857	1.32x	68.7%	Multifamily
ExchangeRight Net Leased Portfolio #72	$ 25,910,000	3.6%	$ 107	2.09x	50.0%	Various
651 Brannan Street	$ 24,929,890	3.5%	$ 182	4.76x	28.0%	Office
Terra Apartments	$ 19,000,000	2.7%	$ 606,557	1.30x	60.4%	Multifamily
Terrace View Estates El Cajon MHC	$ 18,000,000	2.5%	$ 87,805	1.96x	38.8%	Manufactured Housing
The Common Place	$ 18,000,000	2.5%	$ 204,545	1.30x	66.7%	Multifamily
Top 3 Total/Weighted Average	$ 184,648,341	26.0%		1.57x	65.5%
Top 5 Total/Weighted Average	$ 283,748,341	40.0%		1.72x	61.7%
Top 10 Total/Weighted Average	$ 478,705,853	67.4%		1.70x	59.9%
Top 15 Total/Weighted Average	$ 584,545,743	82.3%		1.83x	57.7%
(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the International Plaza Mortgage Loan (7.0%) based on the combined senior notes and subordinate notes are 2.48x and 42.7%, respectively. The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Mall at Bay Plaza Mortgage Loan (4.2%) based on the combined senior notes and subordinate notes are 1.42x and 56.9%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and

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portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.4% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (collectively, 13.1%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Capital Storage Portfolio	$ 40,000,000	5.6%
ExchangeRight Net Leased Portfolio #72	25,910,000	3.6
Connecticut MHC Portfolio	11,865,000	1.7
City Line White Oaks Self Storage - Portfolio 2	5,850,000	0.8
City Line White Oaks Self Storage - Portfolio 3	5,000,000	0.7
City Line White Oaks Self Storage - Portfolio 1	4,240,000	0.6
Total	$ 92,865,000	13.1%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example:

●	With respect to the Hilltop MHC Mortgage Loan (0.3%), the Mortgaged Property is comprised of three non-contiguous tracts of land which originally were separate MHC parks but were combined by the borrower.

Three (3) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (collectively, 32.7%) are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

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Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Rosedale Apartments	1	$60,700,000	8.6%
Overlook at Daleville	1	49,100,000	6.9
Total	2	$109,800,000	15.5%
Group 2
Marriott Melville	1	$59,948,341	8.4%
Marriott Albuquerque	1	46,957,511	6.6
Total	2	$106,905,853	15.1%
Group 3
City Line White Oaks Self Storage - Portfolio 2	2	$5,850,000	0.8%
City Line White Oaks Self Storage - Portfolio 3	2	5,000,000	0.7
City Line White Oaks Self Storage - Portfolio 1	2	4,240,000	0.6
Total	6	$15,090,000	2.1%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	5	$ 202,948,341	28.6%
Virginia	2	$ 109,800,000	15.5%
California	4	$ 95,605,341	13.5%
Florida	7	$ 79,022,969	11.1%
New Mexico	2	$ 63,707,511	9.0%
Texas	14	$ 39,940,571	5.6%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout thirteen (13) other states with no more than 3.1% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

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In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Five (5) Mortgaged Properties (15.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 19.0%.
●	Six (6) Mortgaged Properties (10.9%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California, Arizona, New Mexico, Texas and Florida among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Twenty (20) of the Mortgaged Properties (24.9%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the 205 East 42nd Street Mortgage Loan and Plaza Paseo Del Norte Mortgage Loan (collectively, 11.4%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

A borrower that is a Delaware statutory trust (“DST”) is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant enters into leases

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with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties.

●	With respect to the ExchangeRight Net Leased Portfolio #72 Mortgage Loan (3.6%), the related borrower is a DST. The related loan documents limit the number of ultimate owners of the related borrower to 400 persons. The related borrower has master leased the Mortgaged Properties to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related loan documents. The loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight Net Leased Portfolio #72 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

Condominium and Other Shared Interests

The Capital Storage Portfolio Mortgage Loan and 205 East 42nd Street Mortgage Loan (collectively, 14.7%) are each secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the 205 East 42nd Street Mortgage Loan (9.0%), the Mortgaged Property is structured as a “leasehold condominium” for the not-for-profit occupants of such leasehold condominium to qualify for an exemption from real estate property taxes under Section 420-a of the New York Real Property Tax Law (“Section 420-a Exemption”). Under the Section 420-a Exemption law, not-for-profit entities may qualify for an exemption from real estate property taxes, provided that such not-for-profit owns the real estate that it occupies and uses such property for not-for-profit purposes. Various rulings in New York have recognized ownership of a unit in a “leasehold condominium” with a term of at least 30 years as ownership of a real
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property interest for purposes of the Section 420-a Exemption. Accordingly, the previous owner of the Mortgaged Property divided the Mortgaged Property into two positions: (a) a leased fee interest and (b) a leasehold estate which was further divided into multiple individual leasehold condominium units, some of which were sold to not-for-profit occupants (each, a “Not-for-Profit”) for purposes of the Section 420-a Exemption. The Mortgaged Property is subject to a ground lease with a term of 30 years, scheduled to expire in March 2043, and the condominium declaration automatically terminates upon expiration of the ground lease. Under the ground lease, two of the four borrowers of the Mortgage Loan (the “Fee Borrowers”) are ground lessors and the condominium board is the ground lessee on behalf of the condominium unit owners. Upon the termination or expiration of the ground lease, the leasehold condominium terminates automatically, and pursuant to an agreement with the third-party owner of the Non-Collateral Interest, the Borrowers have agreed to submit the fee estate to a condominium form of ownership. Pursuant to the ground lease, the Fee Borrowers are paid a fixed ground-rent, which is captured through reimbursement of operating expenses by the unit owners pursuant to the condominium documents and accounted for in underwritten rents in place in lender underwriting.

Each of the Not-for-Profits owns a divided leasehold condominium interest. In addition, the remaining two borrowers (the “Leasehold Borrowers”) have reversionary interests in the leasehold condominium units owned and occupied by the Not-for-Profits and also own the leasehold interests in eight condominium units consisting of the first-floor retail and storage in the cellar and mezzanine. The Leasehold Borrowers have the right to appoint the three members of the board of the condominium, subject to the right of the third-party owner of the vacant office suites and co-working space to approve one member appointed by the Leasehold Borrowers. The Leasehold Borrowers control the condominium board.

The Not-for-Profits entered into purchase and sale agreements and certain other related transaction documents (collectively, the “Non-Profit Transaction Documents”) under which each Not-for-Profit makes installment payments for the purchase price of its unit(s) to the Leasehold Borrowers on a monthly basis. The Leasehold Borrowers have collaterally assigned their interests in the Non-Profit Transaction Documents to the lender as additional security for the Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	71	$ 659,866,284	93.0%
Leasehold	1	50,000,000	7.0
Total	72	$ 709,866,284	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

●	With respect to the 205 East 42nd Street Mortgage Loan (9.0%), the Mortgaged Property is structured as a “leasehold condominium” with an underlying ground lease with a term of 30 years, scheduled to expire in March 2043. Under the ground lease, two of the four borrowers of the Mortgage Loan (the “Fee Borrowers”) are ground lessors and the condominium board is the ground lessee on behalf of the condominium unit owners. Upon the termination or expiration of the ground lease, the leasehold condominium terminates automatically, and pursuant to an agreement with the third-party owner of the Non-Collateral Interest, the Borrowers have agreed to submit the fee estate to a condominium form of ownership. Pursuant to the ground lease, the Fee Borrowers are paid a fixed ground-rent, which is captured through reimbursement of operating expenses by the unit owners pursuant to the condominium documents and accounted for in underwritten rents in place in lender underwriting. In addition, the remaining two borrowers (the “Leasehold Borrowers”) have reversionary interests in the leasehold condominium units owned and occupied by certain not-for-profits and also own the leasehold interests in eight condominium units consisting of the first-floor retail and storage in the cellar and mezzanine. The Leasehold Borrowers have collaterally assigned their interests in the Non-Profit Transaction Documents to the lender as additional security for the Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and
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Other Shared Interests” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information.

●	With respect to the Mall at Bay Plaza Mortgage Loan (4.2%), the lot (the “Lot 3”) occupied by one of the anchor tenants, JCPenney (approximately 23.5% of net rentable area and approximately 1.3% of underwritten rent), is subject to a ground lease (the “Affiliate Ground Lease”) between one of the three borrowers, Bay Plaza Mall, LLC, as the ground landlord (“BP Mall”), and another borrower, Mall 2-Bay Plaza, LLC (“Mall 2-BP”), as the ground tenant. The Affiliate Ground Lease matures in 2046, with five renewal options of 10 years each. The remainder of the Mortgaged Property is owned in fee interest by another borrower, Mall 1-Bay Plaza, LLC (“Mall 1-BP”). Each of BP Mall’s fee interest, Mall 1-BP’s fee interest, and Mall 2-BP’s leasehold interest secures the Mortgage Loan as collateral.

In addition, (a) the lot occupied by one of the anchor tenants, Macy’s (approximately 23.0% of net rentable area and 0% underwritten rent) is subject to a ground lease between Mall 1-BP, as the ground landlord, and Macy’s, as the ground tenant, and (b) the lot comprising 35,575 square feet of vacant land currently utilized for parking (“Lot 17”) is subject to a ground lease between Mall 1-BP, as the ground landlord, and an affiliate of the borrower, as the ground tenant. However, the leasehold interest under each of the ground leases for the Lot 1 and the Lot 17, is not collateral for the Mortgaged Property.

The ground lease for the Lot 17 is subject to a subordination agreement that grants lender the right to terminate the Lot 17 ground lease upon an event of default under the related Mortgage Loan documents or if lender becomes the owner of the related Mortgaged Property in connection with the pursuit by lender of its remedies under the related Mortgage Loan documents. The related Mortgage Loan documents provide the ground tenant related to the Lot 17 the option to construct a building of up to approximately 15,000 square feet on Lot 17 to be leased to a tenant acceptable to the lender in all respects. The borrower must obtain a subordination, non-disturbance and attornment agreement from the tenant occupying Lot 17 at lender’s request. Any financing required for construction on Lot 17 by the ground tenant must only be secured by the ground tenant’s leasehold interest in the Lot 17 Ground Lease, which is subordinate to the Mortgage Loan in all respects.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than eight (8) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas

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of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Baldwin Hills Center Mortgage Loan (6.8%), the Phase I ESA required in connection with loan origination identified a REC in connection with prior dry-cleaning uses at the subject property, likely between 2004 and 2016. Based on the duration of dry cleaning operations onsite, the lack of previous subsurface investigations regarding the related dry cleaning tenant, and the nature of dry cleaning chemicals (including chlorinated solvents such as PCE and PFAS), the presence of the former dry cleaning business and the likelihood of a vapor encroachment condition is considered a REC. Partner recommended a limited subsurface investigation should be conducted to determine if the subsurface media has been impacted from the former drycleaning operations. The lender obtained an opinion of probable cost for remediation from the environmental consultant with an upper range limit of $1.46 million. In lieu of a Phase II investigation the lender obtained a pollution legal liability plus-type environmental insurance policy with $10 million policy limits per incident/ aggregate from SiriusPoint Specialty Insurance Corporation for an 8-year term (3 years past loan maturity) with a $25,000 deductible. SiriusPoint Specialty Insurance Corporation’s parent entity is rated Moody’s “A3”.
●	With respect to the Marriott Albuquerque Mortgage Loan (6.6%), the Phase I ESA identified as a controlled recognized environmental condition (“CREC”) for the Mortgaged Property residual soil contamination 30-35 feet below ground surface identified in two releases, one in 1995 and the other in 2022; however, the Phase I ESA consultant determined that the Mortgaged Property did not pose an immediate public health or environmental threat and did not require any additional work. In addition, depth of groundwater is estimated to be greater than 300 feet below ground surface. Based on 1995 and 2022 case closures with conditions, the ESA concluded that the residual soil contamination that remained on the Mortgaged Property is a CREC.
●	With respect to the 1010 Pacific Street Mortgage Loan (4.2%), the Phase I ESA identifies as a CREC for the Mortgaged Property impacts to soil caused by a long history of onsite manufacturing operations and by other operations that included the use of at least one underground storage tank. Subsurface investigations were conducted at the Mortgaged Property from 2015 to 2020 pursuant to a Voluntary Cleanup Program (“VCP”) agreement entered into with the New York City Office of Environmental Remediation (“NYCOER”). As a result of the investigative findings, various excavation activities were performed, and the Mortgaged Property received a Notice of Completion from the NYCOER under the VCP. The Notice of Completion
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allows some residual soil impacts to remain in place, which have been addressed through the installation of engineering controls, including a composite cover and a vapor barrier system beneath the current building. Given the completed status of the Mortgaged Property in the VCP and the engineering controls in place to address exposure to any residual impacts, the Phase I ESA consultant determined that no further action in relation to this matter was necessary with the exception of maintaining the engineering controls.

●	With respect to The Common Place Mortgage Loan (2.5%), the Phase I environmental site assessment obtained in connection with loan origination identified a REC associated with the property’s historical use as a semi-trailer repair facility with known soil and groundwater impacts from petroleum and other volatile organic compound contaminants. Multiple environmental investigations and remediation efforts have been conducted on-site since 2014, including soil excavation and groundwater monitoring. Additionally, a passive sub-slab vapor mitigation system was installed in the building during construction of the subject improvements. In January 2025, indoor air sampling confirmed the mitigation system was functioning as designed. No contaminants of concern were identified above applicable action levels and the passive vapor mitigation system was deemed sufficient. The Wisconsin Department of Natural Resources (“WDNR”) granted conditional case closure in 2023 subject to certain continuing obligations, including maintaining soil caps, managing future excavations and maintaining the passive vapor mitigation system. Full closure is pending submission of final documentation to the WDNR. The ESA notes that the REC is not expected to present a risk to residents or occupants of the Property or impede the intended use of the Property and did not recommend further investigation. Once closure is finalized, the site will be classified as a CREC. Pending finalization by the engineer overseeing the project, the loan documents require the borrower to submit the regulatory closure letter to the WDNR.
●	With respect to the Holiday Inn St. Petersburg West Mortgage Loan (2.2%), a release at a northerly adjacent gas station is being actively remediated by the responsible party in the form of Pump and Treat, Air Sparging and Soil Vapor Extraction; the adjacent leaking underground storage tank is active. A consultant retained to complete site response actions at such adjacent property is addressing impacts and the Mortgaged Property is cooperating by allowing access to monitoring wells. The consultant has proposed two additional intermediate wells be installed in the northeastern and north-central portions of the Mortgaged Property. Based on review of the groundwater data available for the Mortgaged Property, the presence of groundwater contamination migrated from the northeast adjoining property with this open case is considered an off-site REC and a business environmental risk to the Mortgaged Property. Based on the identification of a responsible party and ongoing remedial activities under regulatory oversight, the ESA concluded that no further assessment is warranted. The ESA recommended continued cooperation by providing access to the Mortgaged Property for the case until a regulatory closure is achieved.
●	With respect to the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, as to the Dollar General-Johnstown, PA Mortgaged Property (0.1%), the ESA identified a CREC related to the former use of the Mortgaged Property for various industrial and commercial operations, including a gas station, a slaughterhouse and a cold storage facility, among other uses. A Phase II ESA performed in 2015 identified exceedances of applicable standards for several key contaminants, including lead and arsenic in soil samples and benzene in groundwater, among others. The Mortgaged Property was voluntarily enrolled in Pennsylvania’s Act 2 Voluntary Cleanup Program.
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Remediation was carried out in 2016. Approximately 3,000 tons of contaminated soil were excavated and transported offsite. Ten gasoline or hydraulic oil underground storage tanks were discovered during construction, of which three were removed, and the others were cleaned, crushed, and closed-in-place in accord with applicable regulations. 45 tons of petroleum-impacted soil were also removed. Post- remediation groundwater sampling showed a significant reduction in contaminant concentrations. Following remediation, the Pennsylvania Department of Environmental Protection (“PADEP”) issued formal acknowledgment of attainment of the Site-Specific Standard. An Environmental Covenant was recorded on March 14, 2018, which requires the maintenance of a site-wide cover system composed of asphalt, concrete, or a minimum of one foot of certified clean fill. It also prohibits groundwater use and the construction of basements or other subsurface structures without written approval from the PADEP, and mandates that any excavation below the cover be conducted in accordance with a site-specific soil management plan, with offsite disposal of all disturbed material. Given that residual contamination remains in soil and groundwater but is managed under approved engineering and institutional controls, the ESA concluded that the historical use of the Mortgaged Property and associated cleanup case is a CREC.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans (“PIPs”). Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to the Courtyard Amarillo Downtown Mortgage Loan (2.1%), $2,475,000 was deposited into a reserve account for implementing a PIP, which includes (i) repainting and repairing exterior building finishes and sidewalks; (ii) implementing an updated decor package, (iii) updating lobby areas, elevators, public restrooms, the fitness center, the meeting room and boardroom, guestrooms, guest bathrooms, corridors and stairwells, the guest laundry, the administrative office area and the back of house kitchen and house laundry room; and (iv) updating and verifying compliance of fire protection and life safety systems. The PIP is required to be completed by October 20, 2027.
●	With respect to the Durham Plaza Mortgage Loan (1.8%), the Mortgaged Property includes a stand-alone 22,500 square foot movie theater which was previously vacant, but was leased to Alvarez Entertainment Group, LLC (9.6% of net rentable area) on May 13, 2025, for use as a multi-purpose event space for private and public use, bar and/or lounge for a term of approximately 20 years. Given the condition of the movie theater building, it requires significant work to be rehabilitated to a structurally sound condition. At origination, $125,000 was reserved with the lender, which may be used either (i) to rehabilitate the building to a structurally sound condition with all life safety issues fully addressed or (ii) to demolish such building in a safe and lawful manner, removing all debris and restoring the site to a clean, level and buildable condition (the “Rehabilitation or Demolition”). In order for the borrower to withdraw such funds, the Rehabilitation or Demolition must be complete within 18 months of the origination date, subject to one six-month extension if the borrower can provide the lender with reasonably satisfactory evidence that the Rehabilitation or Demolition has commenced and the borrower is pursuing
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completion in a commercially reasonable manner, exercising good faith and due diligence. The tenant’s lease requires it to provide work plans within 90 days after lease execution, and to apply for permits needed to perform its work within 10 days after the landlord’s approval of its plans, and provides that the landlord may terminate the lease in the event the tenant fails to take such actions within 6 months of execution of the lease, or fails to complete its work within 18 months of receipt of permits and approvals, subject to force majeure delays. In the event that the borrower fails to complete the Rehabilitation or Demolition within the required deadline, the lender has the right to enter on the Mortgaged Property and complete the Rehabilitation or Demolition, and to draw on the funds in the related reserve to do so. Income from the movie theater building was not underwritten, and the appraised value of the Mortgaged Property excludes the value of such building.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than thirteen (13) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports,

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the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

●	With respect to the 205 East 42nd Street Mortgage Loan (9.0%), Michael Silberberg (“Silberberg Guarantor”) and Mark Karasick (“Karasick Guarantor”), the non-recourse carveout guarantors of the Mortgage Loan, are defendants in the following ongoing cases:
●	Silberberg Guarantor is a defendant in a foreclosure lawsuit commenced in 2021 in the Circuit Court of Cook County, Illinois (the “Cook County Case”), by a lender of a mortgage loan (unrelated to the Mortgage Loan) to a borrower for which Silberberg Guarantor is a guarantor where the loan went into a default during the COVID pandemic. Meanwhile, another lawsuit is ongoing between the same lender and Silberberg Guarantor in a case filed in the Southern District of New York where the lender of the unrelated mortgage loan has alleged that an intra-organization loan was made to an upper-level entity in violation of the related loan documents, but has been stayed pending resolution of the Cook County Case. According to the borrower sponsor, the lender of the unrelated mortgage loan and Silberberg Guarantor are currently discussing a settlement with respect to the Cook County Case.
●	Silberberg Guarantor and Karasick Guarantor are defendants in an alleged breach of contract case filed by a plaintiff in the Southern District of New York. The plaintiff claims that it is entitled under a certain put option agreement, to which neither Silberberg Guarantor nor Karasick Guarantor is a party, to exit the related transaction to recoup its investment. Silberberg Guarantor and Karasick Guarantor have filed a motion to dismiss given that Silberberg Guarantor and Karasick Guarantor are not parties to the put option agreement, and, according to the borrower sponsor, the plaintiff has opposed the motion to dismiss as of July 2025.
●	Karasick Guarantor is a defendant in an action filed by a preferred equity holder to collect on Karasick Guarantor’s guaranty of a loan that the plaintiff made to an indirect owner of a property securing a mortgage loan (unrelated to the Mortgage Loan). According to the borrower sponsor, Karasick Guarantor is defending the lawsuit on the grounds that, among other material issues of fact, the plaintiff executed a subordination agreement with the mortgage lender agreeing that the plaintiff would not receive any payments until the mortgage loan is fully repaid.

There can be no assurance that either of Silberberg Guarantor and Karasick Guarantor will not be held liable in connection with each of the foregoing cases.

●	With respect to the 651 Brannan Street Mortgage Loan (3.5%), Jane Wang Park and Victor Charles Wang, who are trustees of two trusts that together own approximately
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32% indirect equity in the borrower of the Mortgage Loan, petitioned the Superior Court of the State of California, County of San Francisco for an order removing and suspending the powers of Inja Wang as trustee of the Jung T. Wang Family Trust, the non-recourse carveout guarantor of the Mortgage Loan (the “Guarantor”), and certain other related trusts. On July 23, 2025, the Superior Court of the State of California, County of San Francisco entered an order temporarily suspending the powers of Inja Wang as trustee and appointed Debra Dolch as the successor co-trustee. The Mortgage Loan closed on September 5, 2025, with Debra Dolch as trustee of the Guarantor and the authorized signatory to the Mortgage Loan documents as the trustee of the Guarantor, as the general partner of the sole member of the borrower. Related to the foregoing, Debra Dolch filed a motion for an order amending the prior order appointing her as trustee to correct an erroneous “co-trustee” designation and to designate her as “trustee”. On September 11, 2025, the Court ordered retroactively to July 23, 2025 (i.e., nunc pro tunc as the original order was inconsistent with the Judge’s intent) that Debra Dolch is the “temporary successor trustee” of the Trust. The Mortgage Loan documents include a representation that the borrower took all necessary actions to authorize the execution, delivery and performance of the Mortgage Loan documents. Pursuant to California Probate Code Section 1300(g), a party may not appeal a temporary appointment (i.e., the appointment of Debra Dolch as trustee).

●	With respect to the Holiday Inn St. Petersburg West Mortgage Loan (2.2%), one of the non-recourse carveout guarantors, Hardik Patel, is being sued by Marriott International, Inc. for payment of a $2,000,000 arbitration award made in January 2025 arising from the non-payment of amounts due under a franchise agreement relating to a Four Points by Sheraton Hotel in Cleveland, Ohio, of which Mr. Patel was the guarantor. According to the allegations in the complaint, the franchisee of such hotel early on began missing payments under its franchise agreement, and eventually transferred the hotel to its lender in lieu of foreclosure, while executing a termination agreement whereby it agreed to pay certain amounts to the franchisor, which remain unpaid. The borrower has informed the lender that settlement negotiations are ongoing. There can be no assurance that a settlement will be entered into.
●	In addition, with respect to the Holiday Inn St. Petersburg West Mortgage Loan (2.2%), in September 2017 one of the non-recourse carveout guarantors, George Nediyakalayil, paid a $4.5 million settlement to the State of Illinois relating to sales tax evasion that was alleged to have occurred with respect to gas station operating companies owned by Mr. Nediyakalayil starting in 2002 and continuing thereafter.
●	With respect to the Courtyard Amarillo Downtown Mortgage Loan (2.1%), Alan Rhodes, a principal of the borrower, was subject to an investigation by the Federal Bureau of Investigation into a sale of a building to the Amarillo Economic Development Corp., in which he was accused of using inside information. Mr. Rhodes has denied the allegation and has stated that the last activity in the investigation of which he was aware was in 2017.
●	With respect to the Tesla GR Mortgage Loan (1.5%), The Welk Group, Inc., the sole shareholder of one of the non-recourse carveout guarantors, Welk Real Estate, Inc., is the defendant in a lawsuit filed by the defendant’s former CEO in February 2024 and amended in May 2025 alleging age discrimination, wrongful termination, failure to prevent discrimination, and financial elder abuse, specifically seeking restitution of the benefits of his previous position with the financial and property holdings the plaintiff held at the time of his termination. Insurance is covering the lawsuit on
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behalf of Welk Real Estate, Inc. The borrower of the Mortgage Loan is not a party to the litigation and, according to the borrower sponsor, the litigation does not challenge the borrower’s governance or authority to act. A clean title was issued with no exceptions pertaining to the litigation in connection with the origination of the Mortgage Loan. There can be no assurance that the litigation will not result in a material adverse outcome for The Welk Group, Inc. or that such outcome will not adversely impact Welk Real Estate, Inc.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Nineteen (19) Mortgage Loans (77.6%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Ten (10) Mortgage Loans (22.4%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the 205 East 42nd Street Mortgage Loan, the Marriott Melville Mortgage Loan, International Plaza Mortgage Loan, the Marriott Albuquerque Mortgage Loan, the 1010 Pacific Street Mortgage Loan, the Plaza Paseo Del Norte Mortgage Loan, the Holiday Inn St. Petersburg West Mortgage Loan and the Courtyard Amarillo Downtown Mortgage Loan (collectively, 42.0%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short
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sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the 205 East 42nd Street Mortgage Loan (9.0%), the related borrower sponsor has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the Marriott Melville Mortgage Loan (8.4%) and the Marriott Albuquerque Mortgage Loan (6.6%), which have the same borrower sponsor and non-recourse carveout guarantor, the related borrower sponsor and its affiliates have been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, deeds in lieu, and discounted payoffs, including with respect to seven COVID-impacted properties that were subject to foreclosure or deeds-in-lieu within the last five years; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, New Jersey casino property.
●	With respect to the International Plaza Mortgage Loan (7.0%), the related borrower sponsor(s) has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.
●	With respect to the 1010 Pacific Street Mortgage Loan (4.2%), the borrower sponsor is also the sponsor with respect to two securitized commercial mortgage loans as to which the related special servicer has alleged various defaults and filed suit seeking the appointment of a receiver and/or foreclosure or other remedies.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Seventeen (17) Mortgaged Properties (6.8%) are each leased entirely to a single tenant.

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●	One (1) Mortgaged Property (3.5%) is leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally” “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

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Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the International Plaza Mortgage Loan (7.0%), Zara, the third largest tenant, has the right to terminate its lease as follows: (A) effective as of the expiration of the 60th full calendar month following the date tenant opened for business, and (B) effective as of the expiration of the 90th full calendar month following the date tenant opened for business, each with not less than 270 days’ notice, together with payment of a termination fee equal to the then-unamortized portion of tenant’s construction allowance. In addition, H&M, the fifth largest tenant, has a conditional right to terminate its lease if tenant’s gross sales are less than $7,000,000 for the fourth lease year with notice to landlord within 60 days of the date tenant is obligated to report its annual gross sales under the related lease. If exercised, the effective termination date is at the end of the fifth lease year, and tenant shall pay a termination fee equal to 50% of the unamortized portion of tenant’s construction allowance as of the effective termination date.
●	With respect to the Mall at Bay Plaza Mortgage Loan (4.2%), Zara, the third largest tenant at the Mortgaged Property (5.24% of the net rentable area), has an option to terminate its lease at the end of either the 60th month or the 90th month following the commencement of the lease with (i) written notice provided no less than 270 days prior and no more than 365 days prior to the termination date and (ii) the payment of a termination fee equal to the unamortized amount of tenant’s construction allowance divided by the total months in the lease term, the dividend of which is multiplied by the number of months remaining in the lease term as of the termination date.
●	With respect to the 651 Brannan Street Mortgage Loan (3.5%), Pinterest, the largest tenant at the Mortgaged Property (87.47% of the NRA; the “Pinterest Lease”) has a unilateral contraction option that allows Pinterest to terminate one of (a) the 3rd floor (13.2% of the NRA; 18,083 square feet), (b) the 4th floor (25.8% of the NRA; 35,409 square feet), or (c) the 3rd and 4th floor (39.0% of the NRA; 53,492 square feet) with a written notice provided at least nine full calendar months prior to the termination date and the payment of a termination fee equal to the sum of the pro rata portion of any unamortized tenant improvement allowance and leasing commissions in connection with the space.

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

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For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Mall at Bay Plaza Mortgage Loan (4.2%), the third largest tenant at the Mortgaged Property, Zara USA Inc. (“Zara”), which leases 5.24% of the net rentable area at the Mortgaged Property, is building out its space and has not yet taken occupancy, which is expected to occur in April 2026. During the buildout phase, Zara is expected to substantially complete certain tenant improvements which involve combining several spaces at the Mortgaged Property. Provided Zara is not in default of any lease provision, Zara is entitled to a $3,000,000 tenant improvement allowance, which the borrower was required at loan origination to reserve for, payable in two equal installments upon 50% completion of the work and completion of the work. We cannot assure you that Zara will take occupancy as expected or at all.
●	With respect to the Mall at Bay Plaza Mortgage Loan (4.2%), 1.46% of the net rentable area at the Mortgaged Property is leased to tenants on a month-to-month basis.
●	With respect to the Mall at Bay Plaza Mortgage Loan (4.2%), $78,576 of rent was underwritten on a straight-line basis through the lesser of the lease term or the loan term for certain investment-rated tenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgage Loans or Mortgaged Properties identified on Annex A-1 to this prospectus as the Marriott Melville Mortgage Loan, the International Plaza Mortgage Loan, the Marriott Albuquerque Mortgage Loan, the ExchangeRight Net
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Leased Portfolio #72 Mortgage Loan (as to each of the Sutter Healthcare - Modesto, CA Mortgaged Property, the SLB Tractor Supply – Clio, MI Mortgaged Property, the SLB Tractor Supply – Clare, MI Mortgaged Property, the SLB Tractor Supply – Hudson, MI Mortgaged Property and the SLB Tractor Supply – Muskegon, MI Mortgaged Property), the 651 Brannan Street Mortgage Loan and Plaza Paseo Del Norte (collectively, 30.2%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Marriott Melville Mortgage Loan (8.4%), the related franchisor, Marriott International, Inc., has a right of first refusal (“ROFR”) to acquire the related Mortgaged Property if there is transfer of hotel or controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to the franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the Mortgaged Property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed to be a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
●	With respect to the Marriott Albuquerque Mortgage Loan (6.6%), if there is a proposed transfer of the Mortgaged Property or an ownership interest in the borrower to a Competitor (as defined below), the franchisor has a ROFR to purchase the hotel or the ownership interest on the same terms. “Competitor” means any person that owns, has an interest in, or is an affiliate, principal or director of a person that owns or has an interest in a brand that is comprised of at least (i) 10 Luxury Hotels, (ii) 20 Full-Service Hotels or (iii) 50 Limited-Service Hotels; "Luxury Hotels" means hotels in a brand that has a system average daily rate of more than $180 and an average number of rooms per location of more than 100; "Full-Service Hotels" means hotels that typically offer three meals per day and have an average of at least 3,000 square feet of meeting space per hotel in the hotel brand; and "Limited-Service Hotels" means hotels that are neither Luxury Hotels nor Full Service Hotels. A person is not a Competitor if such person has an interest in such brand merely as a franchisee or as a mere passive investor that has no control or influence over the business decisions concerning the brand at issue, such as limited partners in a partnership or as a non-controlling mere stockholder in a corporation. The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a
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competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the Mortgaged Property upon notice to the franchisee.

●	With respect to the International Plaza Mortgage Loan (7.0%), the borrower has a leasehold interest in the mortgaged property pursuant to two ground leases: (i) a ground lease from Hillsborough County Aviation Authority for Parcel 1, comprising the majority of the mortgaged property, and (ii) a ground lease from IP Land Associates LLC for Parcel E, comprising the spaces currently occupied by Crate & Barrel and Ocean Prime. Both ground leases expire on December 31, 2080, with no extension options. The ground lessor has a right of first refusal (ROFR) if the ground lessee sells or assigns its interest in the leased premised. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to any assignment to or by any leasehold mortgagee or its nominee, or pursuant to a foreclosure or deed in lieu thereof.
●	With respect to the ExchangeRight Net Leased Portfolio #72 Mortgage Loan (as to each of the Sutter Healthcare - Modesto, CA Mortgaged Property, the SLB Tractor Supply – Clio, MI Mortgaged Property, the SLB Tractor Supply – Clare, MI Mortgaged Property, the SLB Tractor Supply – Hudson, MI Mortgaged Property and the SLB Tractor Supply – Muskegon, MI Mortgaged Property (collectively, 2.3%)), the related single tenant has a ROFR to purchase such Mortgaged Property. With respect to each lease for the SLB Tractor Supply – Clio, MI Mortgaged Property, the SLB Tractor Supply – Clare, MI Mortgaged Property, the SLB Tractor Supply – Hudson, MI Mortgaged Property and the SLB Tractor Supply – Muskegon, MI Mortgaged Property, the related tenant entered into a subordination non-disturbance and attornment agreement (“SNDA”) pursuant to which it agreed its ROFR would be subordinate to the related mortgage; however, such SNDAs do not provide that such right would not apply upon a foreclosure or deed-in-lieu thereof. With respect to the lease for the Sutter Healthcare - Modesto, CA Mortgaged Property (0.7%), the tenant provided an SNDA which states that such right will not arise as result of a foreclosure, deed-in-lieu of foreclosure, any offer, notice, pleading, agreement, transaction or other event or condition arising out of or relating to any of the foregoing, or the first subsequent transfer following a foreclosure or deed-in-lieu thereof.
●	With respect to the 651 Brannan Street Mortgage Loan (3.5%), Pinterest, the largest tenant at the Mortgaged Property, has a right of first negotiation, pursuant to which the borrower must give notice to Pinterest if the borrower intends to sell the building. Pinterest must notify the borrower within 10 days if it is interested in purchasing the Mortgaged Property, at which point Pinterest and the borrower will have an additional 10 business days to negotiate the terms of sale, during which time the borrower cannot enter into a letter of intent or accept another offer for the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant

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Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the Rosedale Apartments Mortgage Loan (8.6%), the related borrower sponsor owns three properties (Overture Apartments, The Vine Apartments and Westyn Village Apartments) in the related submarket that are directly competitive to the related Mortgaged Property.
●	With respect to the Mall at Bay Plaza Mortgage Loan (4.2%), the borrower sponsor owns a retail property known as the Bay Plaza Community Center located within a five-mile radius of the Mortgaged Property.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Tennessee) do not require earthquake insurance. Five (5) Mortgaged Properties (15.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 19.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

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●	With respect to the Mall at Bay Plaza Mortgage Loan (4.2%), the borrower maintains the required insurance coverage under a blanket policy.
●	With respect to the Tesla GR Mortgage Loan (1.5%), the borrower maintains portions of the required insurance coverage under a blanket policy.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to the ExchangeRight Net Leased Portfolio #72 Mortgage Loan (3.6%), the borrower may rely on insurance obtained by the tenants of the Mortgaged Properties, provided that such insurance meets the requirements of the Mortgage Loan documents, the tenant’s provision of insurance is in compliance with its lease and certain other conditions are satisfied. If a tenant’s insurance does not meet such requirements, the borrower must maintain sufficient insurance, when coupled with the tenant’s insurance, to meet the requirements of the Mortgage Loan documents.
●	With respect to the Tesla GR Mortgage Loan (1.5%), the borrower is permitted to rely on self-insurance, including self-insurance maintained by TESLA, Inc., the sole tenant at the Mortgaged Property, to satisfy the property insurance and the business income or rental loss insurance requirements in the Mortgage Loan documents, provided that certain conditions are satisfied, including that such insurance meets the insurance requirements under both the Mortgage Loan documents and the lease with TESLA, Inc.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

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Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the Courtyard Amarillo Downtown Mortgage Loan (2.1%), the Mortgaged Property is listed on the National Register of Historic Places, and is also a Texas historic landmark. Accordingly, the Mortgaged Property may be subject to restrictions on alterations and reconstruction.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

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Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the International Plaza Mortgage Loan (7.0%), the loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants and other stipulated recourse events; however, for so long as certain Taubman-related key principals or affiliates satisfying replacement guarantor criteria are the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related whole loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

With respect to the 205 East 42nd Street Mortgage Loan (9.0%), the Mortgaged Property is structured as “leasehold condominium” for the not-for-profit occupants of such leasehold condominium to qualify for an exemption from real estate property taxes Section 420-a of the New York Real Property Tax Law (“Section 420-a Exemption”). Under the Section 420-a Exemption law, not-for-profit entities may qualify for an exemption from real estate property taxes, provided that such not-for-profit owns the real estate that it occupies and uses such property for not-for-profit purposes. Various rulings in New York have recognized ownership of a unit in “leasehold condominium” with a term of at least 30 years as ownership of a real property interest for purposes of the Section 420-a Exemption. Accordingly, the previous owner of the Mortgaged Property (the “Seller”) divided the Mortgaged Property into two positions: (a) a leased fee interest and (b) a leasehold estate which was further divided into multiple individual leasehold condominium units, some of which were sold to not-for-profit occupants for purposes of the Section 420-a Exemption. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for additional information.

●	With respect to the Mall at Bay Plaza Mortgage Loan (4.2%), six of the nine lots at the related Mortgaged Property (the “ICAP Lots”) benefit from a 25-year Industrial & Commercial Abatement (“ICAP”) tax abatement. Under ICAP, no more than 10% of the gross leasable square footage of the building used for retail purposes is eligible for a 25-year ICAP tax abatement benefit, with any square footage used for retail purposes in excess of the 10% threshold only eligible for a 15-year ICAP tax abatement benefit. Therefore, only 10% of each of the ICAP Lots benefit from a full 25-year ICAP and the remaining 90% of the ICAP Lots benefits from a 15-year ICAP. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 25-year ICAP benefit, (a) during the first 16 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final 9 years of the exemption period, the exemption is phased out in 10% increments. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 15-year ICAP benefit, (a) during the first 11 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final 4 years of the exemption period, the exemption is phased out in 20% increments. Tax abatements for (x) five of the ICAP Lots commenced in tax year 2015/2016 and will run through tax year 2039/2040 or 2029/2030, as applicable, and (y) one of the ICAP Lots commenced in tax year 2016/2017 and will run through tax year 2040/2041 or 2030/2031, as applicable. Taxes were underwritten based on the abated taxes
●	With respect to the 1010 Pacific Street Mortgage Loan (4.2%), the related Mortgaged Property benefits from a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption. For years one through 25 of such exemption, 100% of the projected assessed value of the 1010 Pacific Street Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to 30% in years 26 through 35 of such exemption. Taxes were underwritten to the appraisal’s estimated abated 2025/2026 taxes of $88,223. The appraisal’s estimated full tax liability for the 2025/2026 tax year is $2,136,409.
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●	With respect to the Terra Apartments Mortgage Loan (2.7%), the borrower has applied for, but not yet received, a 35-year New York City 421-a tax exemption with a receipt of application issued by the New York City Department of Housing Preservation and Development on May 19, 2025. Pursuant to the applied-for exemption, any increase in the assessed value of the related tax lots due to the recent construction of the Mortgaged Property would be 100% exempt during the first 25 years of the tax benefit. During years 26-35, the tax exemption would be reduced to 30.3%. The appraisal for the Mortgaged Property takes into account the Mortgaged Property’s eligibility for the 421-a tax exemption, and calculates the appraised value of the Mortgaged Property to be $122,600,000, including $38,600,000 attributable to the applied-for 421-a tax exemption, which results in a Cut-off Date LTV Ratio of 60.4%. If such net present value of the applied for tax exemption of $38,600,000 were to be subtracted from the Appraised Value of the Mortgaged Property, the Appraised Value would be $84,000,000, resulting in a Cutoff Date LTV Ratio of 88.1%. Taxes were underwritten to the estimated abated tax expense for the 2026/2027 tax year of $70,561. The estimated unabated tax expense for such tax year is $1,912,536. Based on estimated unabated taxes, in the event that the 421-a tax exemption was not received, U/W NOI DSCR would be 0.90x, UW NCF DSCR would be 0.89x, U/W NOI Debt Yield would be 5.5% and U/W NCF Debt Yield would be 5.5%. We cannot assure you that the 421-a tax exemption will be approved.
●	With respect to The Common Place Mortgage Loan (2.5%), the mortgaged property was the subject of a development agreement between a sponsor affiliate, as developer, and the Village of Ashwaubenon, WI whereby the sponsor received a $1,750,000 Tax Increment Financing incentive payment for use in project costs, to be repaid over a 15 year period from the difference of fully-assessed property taxes and the 2022 base-year property tax amount. For 2024 the fully-assessed property tax is $229,699 and the 2022 base-year amount is $24,748. The borrower’s sponsor provided a personal guaranty to the Village for any payment shortfall and for the performance of all related obligations. The Village executed an estoppel in connection with loan origination confirming that all related development obligations had been completed. The loan documents provide that the borrower and guarantor have personal liability for losses related to breach or violation of the development agreement, among other things.
●	With respect to the Courtyard Amarillo Downtown Mortgage Loan (2.1%), pursuant to an agreement (the “TIRZ Agreement”) between the developer of the Mortgaged Property, the City of Amarillo Texas (the “City”), and Tax Increment Reinvestment Zone No. 1 City of Amarillo Texas (the “Zone”), the benefits of which were assigned to the borrower, the related Mortgaged Property benefits from a 20-year annual 90% reimbursement of tax increment (the difference in tax revenue on the Mortgaged Property between the year in which the TIRZ Agreement was approved and January 1 of each subsequent year during its term) until the earlier of (i) expiration of the TIRZ Agreement or (ii) a cap of $1,657,716 has been reached. The TIRZ Agreement commenced in November 2011, and will expire in November 2031. Approximately $808,671 of the cap has been used through 2024, resulting in an average annual reimbursement from 2011 through 2024 of approximately $57,762. Approximately $849,045 of the cap remains available, subject to tax rates, appraisals and availability of funds. Under the TIRZ Agreement, all reimbursements are made solely from then-currently available revenues in a related TIF fund; if there is insufficient revenue in the TIF Fund to pay the reimbursement, the City is only required to pay the portion of the reimbursement that is then available, and the balance will carry
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forward to be paid when there are sufficient funds, with the obligation to pay any remaining unpaid balance terminating in 2036. No further reimbursements may actually be paid, or reduced reimbursements may be paid. The Mortgage Loan was underwritten based on an annual assumed reimbursement of $57,762.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-four (24) Mortgage Loans (77.6%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Four (4) Mortgage Loans (20.8%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

One (1) Mortgage Loan (1.7%) provides for an initial interest-only period that expires between twenty-four (24) months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	24	$550,660,000	77.6%
Amortizing Balloon	4	147,341,284	20.8
Interest Only, Amortizing Balloon	1	11,865,000	1.7
Total	29	$709,866,284	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

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Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	22	$433,167,943	61.0%
5	1	64,000,000	9.0
6	3	106,698,341	15.0
11	3	106,000,000	14.9
Total	29	$709,866,284	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	11	$391,928,231	55.2%
4	3	28,160,000	4.0
5	15	289,778,052	40.8
Total	29	$709,866,284	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to any Componentized Mortgage Loan, for purposes of calculating interest and other amounts payable on the applicable Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including any Componentized Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the applicable Componentized Mortgage Loan) may increase over time, which would

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increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the applicable Componentized Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

Single Purpose Entity Covenants

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 5 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.
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See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to pay down a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty (20) Mortgage Loans (58.1%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Six (6) Mortgage Loans (23.7%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	Two (2) Mortgage Loans (12.5%) have no Lock-out Period and permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (5.6%), permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
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●	With respect to the Marriott Melville Mortgage Loan (8.4%), in the event that, on the date that is the third anniversary of the first monthly debt service payment date, either (a) all portions of the Whole Loan are not then subject to a securitization or (b) certain portions of the Whole Loan are subject to a securitization, but the applicable Defeasance Lock-Out Period has not expired with respect to all applicable securitizations, then (1) the borrower is prohibited from defeasing the Whole Loan or any portion thereof that the applicable Defeasance Lock-Out Period has not expired, (2) provided no event of default exists, the borrower is permitted to simultaneously prepay (in total but not in part) all portions of the Whole Loan that (x) have not been placed into a securitization or (y) the applicable Defeasance Lock-Out Period has not expired (including, without limitation, with the payment of a Yield Maintenance Premium (such, a prepayment, a “Start-Up Prepayment”)), (3) the borrower is obligated to simultaneously defease any portion of the Whole Loan that is the subject of a securitization for which the applicable Defeasance Lock-Out Period for such securitization has expired as of the date of the prepayment of the Whole Loan (or portion thereof) referenced in clause (2) above, and (4) for avoidance of doubt, the Whole Loan is required to be indefeasibly prepaid (or defeased, as applicable) in full and the security instrument securing the Whole Loan released and no longer applicable to the Mortgaged Property in the event that the borrower chooses to voluntarily prepay the Whole Loan (or such applicable portions thereof) in accordance with clause (2) above with the remaining Whole Loan portions defeased as required by clause (3) above.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
5	2	11.2%
6	4	17.6
7	23	71.2
Total	29	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and

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managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents, and transfers among existing owners. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of twenty-one Mortgage Loans (collectively, 63.7%) (the “Defeasance Loans”) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

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Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee generally with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally,

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certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Capital Storage Portfolio Mortgage Loan (5.6%), the mortgaged property is comprised of 22 self-storage properties. The loan documents provide that, following the lockout period, the borrower may obtain the release of any individual property in connection with a bona fide sale of the of the release property to an unaffiliated third party, subject to certain conditions, including: (i) no event of default has occurred or be continuing, (ii) payment of a release price equal to the greatest of (A) 85% of the net sales proceeds from the property sale, (B) 110% of the allocated loan amount for the release property or (C) an amount sufficient to comply with related REMIC requirements, together with the applicable yield maintenance premium therefor; (iii) the post-release debt service coverage ratio of the remaining properties’ being no less than 1.30x; (iv) the post-release debt yield of the remaining properties’ being no less than 8.5%; and (v) an opinion of counsel that the partial release complies with REMIC requirements.
●	With respect to the ExchangeRight Net Leased Portfolio #72 Mortgage Loan (3.6%), the borrower may obtain the release of any of the related individual Mortgaged Properties, upon defeasance (at any time after the date that is two years after the Closing Date) of a release price equal to the greater of 115% of the allocated loan amount of the Mortgaged Property being released and 90% of the net sales proceeds of the Mortgaged Property being released. Such release is also conditioned upon, among other things, (i) the debt service coverage ratio following the release must be greater than the greater of 2.11x and the debt service coverage ratio immediately prior to the release, (ii) the debt yield following the release must be greater than the greater of 12.17% and the debt yield immediately prior to the release, and (iii) satisfaction of REMIC related conditions.
●	With respect to the Connecticut MHC Portfolio Mortgage Loan (1.7%), on and after December 1, 2026, the borrowers may obtain the release of either or both of the two Mortgaged Properties identified as Westview Terrace (0.2%) or Tunnell Hill (0.2%), upon the prepayment of a release price equal to the greater of 120% of the allocated loan amount of the Mortgaged Property being released or 80% of the net sales proceeds of the Mortgaged Property being released, together with a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. Such release is also conditioned upon, among other things, (i) the debt service coverage ratio following the release must be at least the greater of 1.30x and the debt service coverage ratio immediately prior to the release, (ii) the debt yield following the release must be at least the greater of 9.03% and the debt yield immediately prior to the release, (iii) the loan-to-value ratio after the release must be no greater than the lesser of the loan-to-value ratio preceding the release and 75%, and (iv) satisfaction of REMIC related conditions.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot

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assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-six (26) Mortgage Loans (89.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-five (25) Mortgage Loans (86.3%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Six (6) Mortgage Loan that are secured in whole or in part by office, retail, industrial and mixed use properties (30.3%), provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail, industrial and other properties only.

Eleven (11) Mortgage Loans (40.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing	19	$368,570,541	51.9%
Hard/Springing Cash Management	10	341,295,743	48.1
Total	29	$709,866,284	100.0%
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The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then
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forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”.

●	With respect to the International Plaza Mortgage Loan (7.0%), the underwritten vacancy is approximately 1.3% of gross potential rent, which is below 5.0% of gross potential revenue, each of which represents an exception to the underwriting
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guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the International Plaza Mortgage Loan metrics as underwritten indicate a 40.9% loan-to-value ratio, 2.66x net cash flow debt service coverage ratio, and 13.4% net operating income debt yield, (ii) the International Plaza Mortgaged Property performance has been stable with occupancy of at least 92.2% since 2021, and (iii) if the underwritten vacancy were increased to 5.0%, the net operating income debt yield would be 13.0%. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction. In addition, the Mortgaged Property is comprised of the borrower’s leasehold interest in two ground leases, each of which include total ground rent comprised of (i) a land rent component with increases equal to 5.0% every 10 years and (ii) a development rent component with increases equal to the lesser of 10% or CPI every five years. The Mortgage Loan was underwritten to in-place ground rent excluding future contractual increases, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the in-place ground rent for the International Plaza Mortgaged Property represents 3.9% of the total expenses for the Mortgage Loan, (ii) net cash flow has increased from $48,773,153 in 2021 to $66,152,015 as of TTM 7/31/2025, representing an approximately 35.6% increase; and (iii) the expiration of both ground leases is December 31, 2080 (the International Plaza Mortgage Loan maturity is November 1, 2030). In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity
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interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off % of Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
Mall at Bay Plaza	$30,000,000	4.2%	N/A	56.9%	1.41x	NAP	Yes	Yes

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

●	With respect to the 205 East 42nd Street Mortgage Loan (9.0%), the acquisition financing included a preferred equity contribution of $50 million (the “Preferred Equity Investment”) from an affiliate of Waterfall Asset Management, LLC (the “Preferred Equity Investor”) in SL 205 East Associates LLC, the non-member manager of each of the four borrowers (“SL 205 East Associates”), pursuant to the limited liability company agreement of SL 205 East Associates (the “East Associates LLCA”), and 205 East Associates 2 LLC (“205 East Associates 2”), pursuant to limited liability company agreement of 205 East Associates 2 (the “East Associates 2 LLCA”, together with the East Associates LLCA, collectively, the “LLCA”). The Preferred Equity Investor is entitled to a 16% preferred return on its investment (consisting of 7.0% cash pay and 9% payment-in-kind (“PIK”) accrual in years one through three and 7.5% cash pay and 8.5% PIK accrual in years four and five). The Preferred Equity Investment and all related and outstanding preferred return amount is required to be redeemed on the date that is the earliest of (x) the date that is five years from the execution of the LLCA, (y) the date on which the Mortgaged Property is sold, and (z) the date when the applicable redemption price is declared due and payable after the occurrence of an event of default under the applicable LLCA. Notwithstanding the foregoing, Preferred Equity Investor must not cause, permit or accept a redemption or prepayment of the Preferred Equity Interest unless the Whole Loan has been repaid in full in accordance with the terms of the Whole Loan documents. The Preferred Equity Investor and the lender have entered into a recognition agreement (the “Recognition Agreement”), which provides, among other things, that (i) the Preferred Equity Investor has a five business day cure period for monetary defaults and a 30 day cure period for non-monetary defaults and default interest and late fees will be not be required to be paid by Borrower or Preferred Equity Holder in connection with one cure by Preferred Equity Holder per calendar year, (ii) the Preferred Equity Investor must not effectuate a change of control unless it does so in compliance with the Whole Loan agreement, including the delivery of a replacement guaranty and environmental indemnity, (iii) provided no event of default is continuing and no bankruptcy proceeding has commenced or occurred, the Preferred Equity Investor may receive distributions if, and only to the
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extent that (x) such payments do not cause or result in any default or event of default under the Whole Loan documents, and (y) such payments are made solely from excess cash flow distributed to SL 205 East Associates or 205 East Associates 2 after all then current obligations of the Borrowers under the Whole Loan documents (including funding of the applicable reserve funds) have been satisfied in full or from funds contributed by the SL 205 East Associates or 205 East Associates 2 pursuant to the terms of the applicable LLCA, (iv) Waterfall Asset Management, LLC must control the Preferred Equity Investor and certain affiliates of the Preferred Equity Investor must at all times own not less than 51% of the direct and indirect ownership interests in the Preferred Equity Investor, and (v) if (1) there is a non-monetary event of default triggered by any guarantor under the Whole Loan documents (a “Third Party Obligor Event of Default”), (2) the Preferred Equity Investor takes control of the Borrowers in accordance with the Recognition Agreement and the Whole Loan documents within 30 days after receipt of the applicable default notice, and (3) the providing of the replacement guaranty and environmental indemnity in and of itself cures the Third Party Obligor Event of Default on a prospective basis, then such Third Party Obligor Event of Default will be deemed cured and no longer continuing.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	With respect to the ExchangeRight Net Leased Portfolio #72 Mortgage Loan (3.6%), one of the related borrower sponsors, ExchangeRight Real Estate, LLC, maintains a $45 million revolving credit facility with Banc of California (formerly Pacific Western Bank). Historically, the facility has been used by the borrower sponsor to acquire new properties and the facility was paid down as the borrower sponsor syndicates its recently closed deal portfolios. The credit facility is secured by, among other collateral unrelated to such Mortgage Loan, all assets of (i) ExchangeRight Real Estate, LLC (which owns 100% of the borrower prior to the syndication of the DST interests, the master tenant and the entity through which the guarantors control the borrowers), (ii) ER Net Leased Asset Management, LLC and (iii) ER Net Leased Property Management, LLC. Any enforcement action under the credit facility against any ownership interests of ExchangeRight Real Estate, LLC that are direct or indirect interests in the borrower or the master tenant would result in an event of default under the related loan documents unless such enforcement action complied with permitted transfer provisions of the related loan agreement.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for

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working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as 205 East 42nd Street, Rosedale Apartments, Marriott Melville, International Plaza, Capital Storage Portfolio, Mall at Bay Plaza, 1010 Pacific Street and Terra Apartments (49.8%) is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Benchmark 2025-V18 PSA” means the pooling and servicing agreement that governs the servicing of the 1010 Pacific Street Whole Loan.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to each Servicing Shift Whole Loan, the Companion Loan that is the Control Note for such Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“INT 2025-PLAZA TSA” means the trust and servicing agreement that governs the servicing of the International Plaza Whole Loan.

“MSBAM 2025-5C2 PSA” means the pooling and servicing agreement that governs the servicing of the Terra Apartments Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes

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listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The International Plaza AB Whole Loan is a Non-Serviced AB Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means (i) with respect to any Non-Serviced Whole Loan, the related trust and servicing agreement or pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above, and (ii) with respect to the Mall at

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Bay Plaza Mortgage Loan and the Capital Storage Portfolio Mortgage Loan, after the securitization of the related note A-1 Companion Loan, the related Servicing Shift PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each (i) Non-Serviced Pari Passu Whole Loan, (ii) Non-Serviced AB Whole Loan and (iii) Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan and each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Mall at Bay Plaza and the Capital Storage Portfolio are expected to be Servicing Shift Mortgage Loans.

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“Servicing Shift PSA” means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan” means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, the Mall at Bay Plaza Whole Loan and the Capital Storage Portfolio Whole Loan are expected to be Servicing Shift Whole Loans.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
205 East 42nd Street	Serviced	Note A-1	Control	$64,000,000	BANK5 2025-5YR18
		Note A-2	Non-Control	$20,000,000	JPMorgan Chase Bank, National Association
		Note A-3	Non-Control	$20,000,000	JPMorgan Chase Bank, National Association
Rosedale Apartments	Serviced	Note A-1	Control	$60,700,000	BANK5 2025-5YR18
		Note A-2	Non-Control	$30,000,000	Bank of America, National Association
Marriott Melville	Serviced	Note A-1	Control	$60,000,000	BANK5 2025-5YR18
		Note A-2	Non-Control	$11,000,000	JPMorgan Chase Bank, National Association
International Plaza	Non- Serviced	Note A-1-1	Control	$225,625,000	INT 2025-PLAZA
		Note A-1-2	Non-Control	$112,812,500	INT 2025-PLAZA
		Note A-1-3	Non-Control	$112,812,500	INT 2025-PLAZA
		Note A-2-1	Non-Control	$25,000,000	BANK5 2025-5YR18
		Note A-2-2	Non-Control	$12,500,000	BBCMS 2025-5C38
		Note A-2-3	Non-Control	$12,500,000	BANK5 2025-5YR18
		Note A-3-1	Non-Control	$25,000,000	Wells Fargo Bank, National Association
		Note A-3-2	Non-Control	$12,500,000	BBCMS 2025-5C38
		Note A-3-3	Non-Control	$12,500,000	BANK5 2025-5YR18
		Note B-1-1	Non-Control	$11,875,000	INT 2025-PLAZA
		Note B-1-2	Non-Control	$5,937,500	INT 2025-PLAZA
		Note B-1-3	Non-Control	$5,937,500	INT 2025-PLAZA
Capital Storage Portfolio	Servicing Shift(2)	Note A-1	Control(2)	$70,000,000	Wells Fargo Bank, National Association
		Note A-2	Non-Control	$40,000,000	BANK5 2025-5YR18
		Note A-3	Non-Control	$20,000,000	Wells Fargo Bank, National Association
		Note A-4	Non-Control	$10,000,000	Wells Fargo Bank, National Association
Mall at Bay Plaza	Servicing Shift(2)	Note A-1	Non-Control	$75,000,000	JPMorgan Chase Bank, National Association
		Note A-2	Non-Control	$30,000,000	BANK5 2025-5YR18
		Note A-3	Non-Control	$65,000,000	JPMorgan Chase Bank, National Association
		Note B(3)(4)	Control	$110,000,000	JPMorgan Chase Bank, National Association
1010 Pacific Street	Non-Serviced	Note A-1	Control	$54,500,000	Benchmark 2025-V18
		Note A-2	Non-Control	$30,000,000	BANK5 2025-5YR18
Terra Apartments	Non-Serviced	Note A-1	Control	$55,000,000	MSBAM 2025-5C2
		Note A-2	Non-Control	$12,000,000	BANK5 2025-5YR18
		Note A-3	Non-Control	$7,000,000	BANK5 2025-5YR18

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	The Mall at Bay Plaza Whole Loan and the Capital Storage Portfolio Whole Loan are expected to initially be serviced under the BANK5 2025-5YR18 PSA. From and after the securitization of the related controlling Companion Loan, the Mall at Bay Plaza Whole Loan and the Capital Storage Portfolio Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.
(3)	Pursuant to the related co-lender agreement, the holder of Note B (the Mall at Bay Plaza Subordinate Loan) is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.
(4)	The Note B (the Mall at Bay Plaza Subordinate Companion Loan) is expected to be securitized as an asset of a future pooled securitization trust securing loan-specific interests.

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The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.
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With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder (or a designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled (but not required) to exercise the consultation rights described below.

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The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder),

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and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy
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certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan), one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special

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servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such

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Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced AB Whole Loans

The International Plaza AB Whole Loan

General

The International Plaza Mortgage Loan (7.0%) is part of a split loan structure comprised of nine senior promissory notes (the “International Plaza A Notes”) and three subordinate promissory notes (the “International Plaza B Notes” and, together with the International Plaza A Notes, the “International Plaza Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $575,000,000. Three such senior promissory notes designated Note A-2-1, Note A-2-3 and Note A-3-3 with an initial aggregate principal balance of $50,000,000 (the “International Plaza Mortgage Loan”), will be deposited into this securitization. The International Plaza Whole Loan is evidenced by (i) the International Plaza Mortgage Loan, (ii) three senior promissory notes designated Note A-1-1, Note A-1-2 and Note A-1-3 (the “International Plaza Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $451,250,000; (iii) the remaining senior promissory notes (see the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”) (the “International Plaza Non-Standalone Pari Passu Companion Loans” and, together with the International Plaza Standalone Pari Passu Companion Loans, the “International Plaza Pari Passu Companion Loans”), which have an aggregate initial principal balance of $50,000,000; and (iv) three subordinate promissory notes designated Note B-1-1, Note B-1-2 and Note B-1-3 (the “International Plaza

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Subordinate Companion Loans” and, together with the International Plaza Standalone Pari Passu Companion Loans, the “International Plaza Standalone Companion Loans”), which have an aggregate initial principal balance of $23,750,000.

The International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans evidence pari passu portions of Components A and B, with initial principal balances of $513,074,792.24 and $38,175,207.76, respectively, and per annum rates equal to 4.89322% and 5.18363%, respectively. The International Plaza Subordinate Companion Loans evidence Component HRR, with an initial principal balance of $23,750,000 and a per annum rate equal to 7.98522%. The interest rate of the International Plaza Mortgage Loan is approximately 4.91333% and the weighted average interest rate of the International Plaza Whole Loan is approximately 5.04021%.

The International Plaza Mortgage Loan, the International Plaza Pari Passu Companion Loans and the International Plaza Subordinate Companion Loans are referred to herein, collectively, as the “International Plaza Whole Loan”, and the International Plaza Pari Passu Companion Loans and the International Plaza Subordinate Companion Loans are referred to herein as the “International Plaza Companion Loans”. The International Plaza Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the International Plaza Mortgage Loan. The International Plaza Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the International Plaza Mortgage Loan and International Plaza Pari Passu Companion Loans. Only the International Plaza Mortgage Loan is included in the issuing entity. The International Plaza Standalone Companion Loans were contributed to a securitization trust (the “INT 2025-PLAZA Securitization”) governed by INT Commercial Mortgage Trust 2025-PLAZA Trust and Servicing Agreement (the “INT 2025-PLAZA TSA”). The International Plaza Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized International Plaza Non-Standalone Pari Passu Companion Loans are under no obligation to do so. The rights of the holders of the promissory notes evidencing the International Plaza Whole Loan are subject to a Co-Lender Agreement (the “International Plaza Co-Lender Agreement”).

The following summaries describe certain provisions of the International Plaza Co-Lender Agreement.

Servicing

The International Plaza Whole Loan (including the International Plaza Mortgage Loan) and any related REO Property is serviced and administered pursuant to the terms of the INT 2025-PLAZA TSA by Trimont LLC, as master servicer (the “International Plaza Master Servicer”), and, if necessary, KeyBank, National Association, as special servicer (the “International Plaza Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the International Plaza Co-Lender Agreement.

Custody of the Mortgage File

Computershare Trust Company, National Association is the custodian of the International Plaza Whole Loan (including the International Plaza Mortgage Loan) pursuant to the terms of the INT 2025-PLAZA TSA.

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Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the International Plaza Mortgage Loan (but not on the International Plaza Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the International Plaza Mortgage Loan.

Property protection advances in respect of the International Plaza Whole Loan will be made by the International Plaza Master Servicer or the trustee under the INT 2025-PLAZA TSA, as applicable, unless a determination of non-recoverability is made under the INT 2025-PLAZA TSA.

Application of Payments

The International Plaza Co-Lender Agreement sets forth the respective rights of the holder of the International Plaza Mortgage Loan, the holders of the International Plaza Pari Passu Companion Loans and the holders of the International Plaza Subordinate Companion Loans with respect to distributions of funds received in respect of the International Plaza Whole Loan, and provides, in general, that:

●	The International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;
●	The International Plaza Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans, and the rights of the holders of the International Plaza Subordinate Companion Loans to receive payments with respect to the International Plaza Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans to receive payments with respect to the International Plaza Whole Loan; and
●	all expenses and losses relating to the International Plaza Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of the International Plaza Subordinate Companion Loans and second to the issuing entity, as holder of the International Plaza Mortgage Loan, and the holders of the International Plaza Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on International Plaza Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the International Plaza Mortgage Loan and International Plaza Pari Passu Companion Loans to the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;
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●	second, on a pro rata and pari passu basis, to the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date and allocated to the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans pursuant to the loan agreement, in each case until their respective note principal balances have been reduced to zero;
●	third, on a pro rata and pari passu basis, to the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the International Plaza Mortgage Loan and each the International Plaza Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the International Plaza Whole Loan pursuant to the International Plaza Co-Lender Agreement or the INT 2025-PLAZA TSA;
●	fourth, if the proceeds of any foreclosure sale or any liquidation of the International Plaza Whole Loan or the International Plaza Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans have been reduced, such excess amount will be paid to each holder of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans principal balance at a per annum rate equal the applicable net note rate;
●	fifth, on a pro rata and pari passu basis, to the holders of the International Plaza Mortgage Loan and the International Plaza Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents;
●	sixth, on a pro rata and pari passu basis, each holder of the International Plaza Subordinate Companion Loans, to pay accrued and unpaid interest on the International Plaza Subordinate Companion Loans to the holders of the International Plaza Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable the International Plaza Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;
●	seventh, on a pro rata and pari passu basis based on the outstanding principal balances of the International Plaza Subordinate Companion Loans, to the holders of the International Plaza Subordinate Companion Loans, in an amount equal to the principal payments received, if any, with respect to the related monthly payment date and allocated to each of the International Plaza Subordinate Companion Loans pursuant to the loan agreement, until the principal balances of the International Plaza Subordinate Companion Loans have been reduced to zero;
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●	eighth, on a pro rata and pari passu basis, to the holders of the International Plaza Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the International Plaza Whole Loan documents;
●	ninth, if the proceeds of any foreclosure sale or any liquidation of the International Plaza Whole Loan or the International Plaza Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the International Plaza Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the International Plaza Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the International Plaza Subordinate Companion Loans as a result of such workout, plus unpaid interest on the International Plaza Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;
●	tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the INTL 2025-PLAZA TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the International Plaza Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the International Plaza Mortgage Loan and the International Plaza Companion Loans, pro rata, based on their respective percentage interests; and
●	eleventh, if any excess amount is available to be distributed in respect of the International Plaza Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the International Plaza Mortgage Loan, the International Plaza Companion Loans and the International Plaza Subordinate Companion Loans, pro rata, based on their respective percentage interests.

All payments of principal in respect of each note will be applied to the corresponding note components of such note in accordance with the terms of the loan agreement in note sequential order and as described under “Due Dates; Mortgage Rates; Calculations of Interest”.

Consultation and Control

The controlling noteholder under the International Plaza Co-Lender Agreement (the “International Plaza Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the INT 2025-PLAZA Securitization. Pursuant to the terms of the INT 2025-PLAZA TSA, such controlling class representative, which is initially Blue Owl Real Estate Debt Advisors LLC, will have consent and/or consultation rights with respect to the International Plaza Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the INT 2025-PLAZA TSA (a “The International Plaza Consultation Termination Event”), the consent and consultation rights of the International Plaza Directing Holder will terminate and there will be no controlling noteholder for so long as the International Plaza Whole Loan is serviced pursuant to the INT 2025-PLAZA TSA. A International Plaza Consultation Termination Event

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will generally exist at any time that (i) the Class HRR certificates issued pursuant to the INT 2025-PLAZA TSA no longer have an outstanding certificate balance that is at least 25% of the initial certificate balance of such Class HRR certificates, (ii) the International Plaza Directing Holder (or a majority of the controlling class certificateholders) is a borrower affiliate or (iii) Blue Owl Real Estate Debt Advisors LLC, or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the INT 2025-PLAZA TSA (“The International Plaza Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the International Plaza Certificate Registrar receives either such notice. In addition, pursuant to the terms of the International Plaza Co-Lender Agreement, the issuing entity, as holder of the International Plaza Mortgage Loan, will (i) have the right to receive copies of all notices, information and reports that the International Plaza Master Servicer or the International Plaza Special Servicer, as applicable, is required to provide to the International Plaza Directing Holder (within the same time frame such notices, information and reports the International Plaza Directing Holder without regard to whether or not such directing certificateholder actually has lost any rights to receive such information as a result of a consultation termination event or control termination event under the INT 2025-PLAZA TSA) with respect to any major decisions to be taken with respect to the International Plaza Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the International Plaza Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the International Plaza Whole Loan. The consultation rights of the issuing entity will expire ten business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period. Neither the International Plaza Master Servicer nor the International Plaza Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the International Plaza Mortgage Loan (or its representative).

Workout

If the special servicer, in connection with a workout of the International Plaza Whole Loan, modifies the terms thereof such that (i) the principal balance of the International Plaza Whole Loan is decreased, (ii) the applicable note interest on any International Plaza Note is reduced, (iii) payments of interest or principal on any International Plaza Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the related loan documents, such modification will not alter, and any modification of the related loan documents will be structured to preserve, the sequential order of payment of the International Plaza Notes as set forth in the related loan documents and the priority of payment described under “—Application of Payments” above. Accordingly, all payments to the holders of the International Plaza A Notes pursuant to the related loan documents will be made as though such workout did not occur, with the payment terms of each of the International Plaza A Notes remaining the same as they are on the origination date, and any modification, amendment or waiver resulting in a reduction in the principal entitlement as a result of a workout of the International Plaza Whole Loan will be applied to the International Plaza Notes in the following order: (a) first, to the reduction of the note principal balance of each of the International Plaza B Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero; and (b) second, to the reduction of the note principal balance of each of the International Plaza A Notes, on a pari passu basis, until the note principal balance of each such note is reduced to zero.

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Sale of Defaulted Whole Loan

Pursuant to the terms of the International Plaza Co-Lender Agreement, if the International Plaza Whole Loan becomes a defaulted mortgage loan, and if the International Plaza Special Servicer determines to sell the International Plaza Whole Loan in accordance with the INT 2025-PLAZA TSA, then the International Plaza Special Servicer will be required to sell the International Plaza Pari Passu Companion Loans and the International Plaza Subordinate Companion Loans, together with the International Plaza Mortgage Loan, as one whole loan. In connection with any such sale, the International Plaza Special Servicer will be required to follow the procedures contained in the INT 2025-PLAZA TSA. Notwithstanding the foregoing, the International Plaza Special Servicer will not be permitted to sell the International Plaza Whole Loan if it becomes a defaulted mortgage loan under the INT 2025-PLAZA TSA without the written consent of the issuing entity (or its representative), as holder of the International Plaza Mortgage Loan, or the holders of the International Plaza Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the International Plaza Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the International Plaza Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the International Plaza Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the International Plaza Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the International Plaza Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the International Plaza Master Servicer or the International Plaza Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the International Plaza Mortgage Loan or the holders of the International Plaza Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence.

The issuing entity (or its representative), as holder of the International Plaza Mortgage Loan, or the holders of the International Plaza Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the International Plaza Whole Loan.

Special Servicer Appointment Rights

Pursuant to the International Plaza Co-Lender Agreement and the INT 2025-PLAZA TSA, the International Plaza Directing Holder (or its representative) will have the right, with or without cause, to replace the International Plaza Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the International Plaza Mortgage Loan or any holder of an International Plaza Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the INT 2025-PLAZA TSA recommends, in its sole discretion exercised in good faith, the replacement of the International Plaza Special Servicer, the applicable certificateholders under the INT 2025-PLAZA TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the International Plaza Special Servicer and appoint a replacement special servicer in accordance with the INT 2025-PLAZA TSA.

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The Mall at Bay Plaza AB Whole Loan

General

The Mall at Bay Plaza Mortgage Loan (4.2%) is part of a split loan structure comprised of four (4) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Mall at Bay Plaza Mortgage Loan is evidenced by one (1) promissory note, Note A-2.

The interest rate of each note evidencing the Mall at Bay Plaza Whole Loan is 6.715%.

The Mall at Bay Plaza subordinate companion loan (the “Mall at Bay Plaza Subordinate Companion Loan”) is subordinate to the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan (as defined below) and is evidenced by one (1) promissory note, Note B, with a Cut-off Date Balance of $110,000,000.

The related Pari Passu Companion Loan (the “Mall at Bay Plaza Pari Passu Companion Loan” and, together with the Mall at Bay Plaza Mortgage Loan, the “Mall at Bay Plaza Senior Loan”) is evidenced by (i) Note A-1 with a Cut-off Date Balance of $75,000,000 and (ii) Note A-3 with a Cut-off Date Balance of $65,000,000. Only the Mall at Bay Plaza Mortgage Loan will be included in the issuing entity. The Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan are pari passu with each other in terms of priority. The Mall at Bay Plaza Subordinate Companion Loan is subordinate to the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan in terms of priority. The Mall at Bay Plaza Mortgage Loan, the Mall at Bay Plaza Subordinate Companion Loan and the Mall at Bay Plaza Pari Passu Companion Loans are collectively referred to in this prospectus as the Mall at Bay Plaza Whole Loan (the “Mall at Bay Plaza Whole Loan”).

The rights of the issuing entity as the holder of the Mall at Bay Plaza Mortgage Loan and the rights of the holders of the Mall at Bay Plaza Companion Loans are subject to an Intercreditor Agreement (the “Mall at Bay Plaza Intercreditor Agreement”). The following summaries describe certain provisions of the Mall at Bay Plaza Intercreditor Agreement.

Prior to the occurrence and continuance of a Mall at Bay Plaza Control Appraisal Period, the holder of the Mall at Bay Plaza Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Mall at Bay Plaza Whole Loan, each as more fully described below.

A “Mall at Bay Plaza Control Appraisal Period” will exist with respect to the Mall at Bay Plaza Whole Loan, if and for so long as (a)(1) the initial principal balance of the Mall at Bay Plaza Subordinate Companion Loan minus (2) the sum (without duplication) of (w) any payments of principal allocated to, and received on, the Mall at Bay Plaza Subordinate Companion Loan, (x) any appraisal reduction amount for the Mall at Bay Plaza Whole Loan (other than any deemed appraisal reduction amount) for the Mall at Bay Plaza Whole Loan that is allocated to the Mall at Bay Plaza Subordinate Companion Loan, (y) any collateral deficiency amount for the Mall at Bay Plaza Whole Loan that is allocated to such Mall at Bay Plaza Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Mall at Bay Plaza Whole Loan that are allocated to the Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Mall at Bay Plaza Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Mall at Bay Plaza Subordinate Companion Loan. The holder of the Mall at Bay Plaza Subordinate Companion

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Loan also has the right to purchase the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan in whole but not in part in certain instances as set forth below.

For so long as the Mall at Bay Plaza Subordinate Companion Loan is included in the securitization containing Note A-1, the next paragraph below will not apply and will have no force or effect.

The holder of the Mall at Bay Plaza Subordinate Companion Loan is entitled to avoid a Mall at Bay Plaza Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, (i) delivery of additional collateral and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Mall at Bay Plaza Intercreditor Agreement (either (x) or (y), the “Threshold Event Collateral”) and (ii) the Threshold Event Collateral is an amount which, when added to the appraised value of the related Mortgaged Property.

Servicing

The Mall at Bay Plaza Whole Loan (including the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Subordinate Companion Loan) and any related REO Property will be serviced and administered by the master servicer and the special servicer pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the Mall at Bay Plaza Intercreditor Agreement. See “Pooling and Servicing Agreement”.

Application of Payments

The Mall at Bay Plaza Intercreditor Agreement sets forth the respective rights of the holder of the Mall at Bay Plaza Mortgage Loan, the holder of the Mall at Bay Plaza Subordinate Companion Loan, and the holder of the Mall at Bay Plaza Pari Passu Companion Loan with respect to distributions of funds received in respect of the Mall at Bay Plaza Whole Loan, and provides, in general, that prior to the occurrence and continuance of (i) event of default with respect to an obligation to pay money due under the Mall at Bay Plaza Whole Loan, (ii) any other event of default for which the Mall at Bay Plaza Whole Loan is actually accelerated, (iii) any other event of default which causes the Mall at Bay Plaza Whole Loan to become a Specially Serviced Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event” ) (or, if such a default has occurred, but has been cured by the holder of the Mall at Bay Plaza Subordinate Companion Loan or the default cure period has not yet expired and the holder of the Mall at Bay Plaza Subordinate Companion Loan is exercising its cure rights under the Mall at Bay Plaza Intercreditor Agreement), after payment of amounts for reserves or escrows required by the Mortgage Loan documents and amounts payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer or trustee, payments and proceeds received with respect to the Mall at Bay Plaza Whole Loan will generally be applied in the following order:

●       first, to each holder of the Mall at Bay Plaza Senior Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mall at Bay Plaza Senior Loan at the Mall at Bay Plaza Senior Loan rate in effect from time to time through the end of the applicable interest accrual period, over (ii) after taking into account any allocations

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pursuant to clause (c) below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause (a) that (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that would have occurred in connection with related Appraisal Reduction Amounts;

●       second, to each holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis in an amount equal to their respective percentage interests of all principal payments received (including any Insurance Proceeds or Condemnation Proceeds received), if any, until their principal balances have been reduced to zero;

●       third, as a recovery of accrued and unpaid interest on such Mall at Bay Plaza Senior Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Senior Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related net rate for the Senior Loan on the portion of the principal balance of such Senior Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this third clause on earlier dates);

●       fourth, to each holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●       fifth, to each holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis in an amount equal to the product of (i) the percentage interest of each such note multiplied by (ii) the applicable relative spread (as set forth in the Mall at Bay Plaza Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Mall at Bay Plaza Senior Loan;

●       sixth, to the extent the holder of the Mall at Bay Plaza Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Mall at Bay Plaza Intercreditor Agreement, to reimburse such holder for all such cure payments;

●       seventh, to the holder of the Mall at Bay Plaza Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the outstanding principal balance the Mall at Bay Plaza Subordinate Companion Loan at its net interest rate to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Bay Plaza Subordinate Companion Loan at the its net interest rate in effect from time to time through the end of the applicable interest accrual period, over (ii) after

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taking into account any allocations pursuant to clause (i) below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause (g) that (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Bay Plaza Subordinate Companion Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Bay Plaza Subordinate Companion Loan that would have occurred in connection with related Appraisal Reduction Amounts;

●       eighth, to the holder of the Mall at Bay Plaza Subordinate Companion Loan in an amount equal to its percentage interest of principal payments received (including any Insurance Proceeds or Condemnation Proceeds received), if any, until its balance has been reduced to zero;

●       ninth, as a recovery of accrued and unpaid interest on the Mall at Bay Plaza Subordinate Companion Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the Mall at Bay Plaza Subordinate Companion Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Note B Rate on the portion of the Principal Balance of Note B equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this ninth clause on earlier dates);

●       tenth, to the holder of the Mall at Bay Plaza Subordinate Companion Loan in an amount equal to the product of (i) the percentage interest of such note multiplied by (ii) the applicable relative spread (as set forth in the Mall at Bay Plaza Intercreditor Agreement), and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Mall at Bay Plaza Subordinate Companion Loan;

●       eleventh, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(ninth) and, as a result of a workout, the principal balance of the Mall at Bay Plaza Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Mall at Bay Plaza Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Mall at Bay Plaza Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

●       twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Mall at Bay Plaza Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Mall at Bay Plaza Mortgage Loan, each holder of the Mall at Bay Plaza Pari Passu Companion Loan and the holder of the Mall at Bay

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Plaza Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●       thirteenth, to each holder of the Mall at Bay Plaza Mortgage Loan and each holder of the Mall at Bay Plaza Pari Passu Companion Loan on a pro rata basis any penalty charges;

●       fourteenth, to the holder of the Mall at Bay Plaza Subordinate Companion Loan in an amount equal to any penalty charges received; and

●       fifteenth, if any excess amount is available to be distributed in respect of the Mall at Bay Plaza Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(twelfth), any remaining amount is required to be paid pro rata to the holder of the Mall at Bay Plaza Mortgage Loan, each holder of the Mall at Bay Plaza Pari Passu Companion Loan and the holder of the Mall at Bay Plaza Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the loan documents and amounts then payable or reimbursable under the PSA to the master servicer, special servicer, operating advisor, certificate administrator, asset representations reviewer and trustee, payments and proceeds with respect to the Mall at Bay Plaza Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

●       first, to each holder of the Mall at Bay Plaza Senior Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal balances of each applicable note at its net interest rate to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mall at Bay Plaza Senior Loan at the Mall at Bay Plaza Senior Loan rate in effect from time to time through the end of the applicable interest accrual period, over (ii) after taking into account any allocations pursuant to clause (d) below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause (a) that (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that would have occurred in connection with related Appraisal Reduction Amounts;

●       second, to the Mall at Bay Plaza Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Mall at Bay Plaza Subordinate Companion Loan at the net rate for the Mall at Bay Plaza Subordinate Companion Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mall at Bay Plaza Subordinate Companion Loan at the Mall at Bay Plaza Subordinate Companion Loan rate in effect from time to time through the end of the applicable interest accrual period, over (ii) after taking into account any allocations pursuant to clause (i) below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause (b) that (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Subordinate Companion Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid

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interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Note B that would have occurred in connection with related Appraisal Reduction Amounts;

●       third, to each holder of the Mall at Bay Plaza Senior Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

●       fourth, as a recovery of accrued and unpaid interest on such Mall at Bay Plaza Senior Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mall at Bay Plaza Senior Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related net rate for the Mall at Bay Plaza Senior Loan on the portion of the principal balance of such Mall at Bay Plaza Senior Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this fourth clause on earlier dates);

●       fifth, to the holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder including any recovered costs, in each case to the extent reimbursable by the borrower but not previously reimbursed to such holder (or paid or advanced by the master servicer or special servicer on their behalf and not previously paid or reimbursed);

●       sixth, to each holder of the Mall at Bay Plaza Senior Loan on a pro rata and pari passu basis in an amount equal to the product of (i) their respective percentage interest multiplied by (ii) the applicable relative spread (as set forth in the Mall at Bay Plaza Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan;

●       seventh, to the extent the holder of the Mall at Bay Plaza Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the sixth Intercreditor Agreement, to reimburse such holder for all such cure payments;

●       eighth, to the holder of the Mall at Bay Plaza Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

●       ninth, as a recovery of accrued and unpaid interest on the Mall at Bay Plaza Subordinate Companion Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for the Mall at Bay Plaza Subordinate Companion Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus

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(B) any unpaid interest (exclusive of default interest) that accrued at the related net rate for the Mall at Bay Plaza Subordinate Companion Loan on the portion of the principal balance of the Mall at Bay Plaza Subordinate Companion Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this ninth clause on earlier dates);

●       tenth, to the holder of the Mall at Bay Plaza Subordinate Companion Loan in an amount equal to the product of (i) percentage interest of such note multiplied by (ii) the relative spread (as set forth in the Mall at Bay Plaza Intercreditor Agreement) and (iii) any prepayment premium to the extent paid by the borrower and allocated to the Mall at Bay Plaza Subordinate Companion Loan;

●       eleventh, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing clauses (first)-(tenth) and, as a result of a workout, the principal balance of the Mall at Bay Plaza Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Mall at Bay Plaza Subordinate Companion Loan in an amount up to the reduction, if any, of the Mall at Bay Plaza Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

●       twelfth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer (in each case provided that such reimbursements or payments relate to the Mall at Bay Plaza Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the Mall at Bay Plaza Mortgage Loan, each holder of the Mall at Bay Plaza Pari Passu Companion Loan and the holder of the Mall at Bay Plaza Subordinate Companion Loan, pro rata, based on their respective percentage interests;

●       thirteenth, to the holder of the Mall at Bay Plaza Mortgage Loan and each holder of the Mall at Bay Plaza Pari Passu Companion Loan on a pro rata basis in an amount equal to any penalty charged received with respect to the related note;

●       fourteenth, to the holder of the Mall at Bay Plaza Subordinate Companion Loan in an amount equal to any penalty charges received with respect to the related note; and

●       fifteenth, if any excess amount is available to be distributed in respect of the Mall at Bay Plaza Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(fourteenth), any remaining amount is required to be paid pro rata to the holder of the Mall at Bay Plaza Mortgage Loan, each holder of the Mall at Bay Plaza Pari Passu Companion Loan and the holder of the Mall at Bay Plaza Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Mall at Bay Plaza Mortgage Loan pursuant to the terms of the PSA, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Mall at Bay Plaza Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Mall at Bay Plaza Pari Passu Companion Loan, Mall at Bay Plaza Subordinate Loan, or any loans included in any future securitization

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trust related to the Mall at Bay Plaza Pari Passu Companion Loan or the Mall at Bay Plaza Subordinate Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the Mall at Bay Plaza Pari Passu Companion Loan and the Mall at Bay Plaza Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on the Mall at Bay Plaza Pari Passu Companion Loan and the Mall at Bay Plaza Subordinate Companion Loan or from general collections with respect to the securitization of the Mall at Bay Plaza Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the Mall at Bay Plaza Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from Each Applicable Collection Account”.

Consultation and Control

Pursuant to the Mall at Bay Plaza Intercreditor Agreement, the controlling holder with respect to the Mall at Bay Plaza Whole Loan (the “Mall at Bay Plaza Controlling Noteholder”), as of any date of determination, will be (i) the holder of the Mall at Bay Plaza Subordinate Companion Loan, unless a Mall at Bay Plaza Control Appraisal Period has occurred and is continuing or (ii) if a Mall at Bay Plaza Control Appraisal Period has occurred and is continuing, the holder of the Mall at Bay Plaza Mortgage Loan; provided that at any time the holder of the Mall at Bay Plaza Mortgage Loan is the Mall at Bay Plaza Controlling Noteholder and is included in the issuing entity, references to the “Mall at Bay Plaza Controlling Noteholder” will mean the Controlling Class Certificateholders, as and to the extent provided in the PSA; provided, further, that, if the holder of the Mall at Bay Plaza Subordinate Companion Loan would be the Mall at Bay Plaza Controlling Noteholder pursuant to the terms hereof, but any interest in the Mall at Bay Plaza Subordinate Companion Loan is held by the borrower or a borrower related party, or the borrower or borrower related party would otherwise be entitled to exercise the rights of the Mall at Bay Plaza Controlling Noteholder, a Mall at Bay Plaza Control Appraisal Period will be deemed to have occurred. The Mall at Bay Plaza Subordinate Companion Loan holder is the Mall at Bay Plaza Controlling Noteholder as of the Closing Date.

Pursuant to the Mall at Bay Plaza Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Mall at Bay Plaza Whole Loan or the Mortgage Loan documents (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Mall at Bay Plaza Major Decision has been requested or proposed, at least ten (10) business days prior to taking action with respect to such Mall at Bay Plaza Major Decision (or making a determination not to take action with respect to such Mall at Bay Plaza Major Decision), the special servicer must receive the written consent of the Mall at Bay Plaza Controlling Noteholder (or its representative) before implementing a decision with respect to such Mall at Bay Plaza Major Decision. In connection with any such Major Decision, the master servicer or special servicer, as applicable, will be required to provide to the Mall at Bay Plaza Mortgage Loan holder (or its “Directing Certificateholder” or analogous term under the PSA) (with a copy to each Mall at Bay Plaza Circle Pari Passu Companion Loan holder) (i) a copy of the related Major Decision Reporting Package at the same time as it is provided to the Mall at Bay Plaza Controlling Noteholder (or its Controlling Noteholder Representative) and (ii) prompt written notice that a Mall at Bay Plaza Major Decision has been made, after it is finalized and/or executed. Notwithstanding the foregoing, following the occurrence of an extraordinary event with

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respect to any Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer may take actions with respect to such Mortgaged Property before obtaining the consent of the Mall at Bay Plaza Controlling Noteholder (or its representative) if the master servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the noteholders of the Mall at Bay Plaza Whole Loan, and the master servicer has made a reasonable effort to contact the Mall at Bay Plaza Controlling Noteholder (or its representative). The foregoing does not relieve the holder of the Mall at Bay Plaza Mortgage Loan (or master servicer acting on its behalf) of its duties to comply with the Servicing Standard.

Notwithstanding the foregoing, the master servicer may not follow any advice or consultation provided by the Mall at Bay Plaza Controlling Noteholder (or its representative) that would require or cause the master servicer to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause the master servicer to violate provisions of the Mall at Bay Plaza Intercreditor Agreement or the PSA, require or cause the master servicer to violate the terms of the Mall at Bay Plaza Whole Loan, or materially expand the scope of any master servicer’s responsibilities under the Mall at Bay Plaza Intercreditor Agreement.

During the continuance of a Mall at Bay Plaza Control Appraisal Period, the holder of the Mall at Bay Plaza Note A-1 (or the servicer acting on its behalf) will be required to provide copies of any notice, information and report that it is required to provide to the directing holder pursuant to the PSA with respect to any Mall at Bay Plaza Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mall at Bay Plaza Whole Loan, to each holder of the notes of the Mall at Bay Plaza Whole Loan other than the Mall at Bay Plaza Note A-1 (or the controlling class representative thereof) (each such holder, a “Non-Controlling Note Holder”), within the same time frame it is required to provide to the directing holder (for this purpose, without regard to whether such items are actually required to be provided to the directing holder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding the foregoing, during the continuance of a Mall at Bay Plaza Control Appraisal Period, the master servicer or special servicer, as applicable, will be required to consult with the Non-Controlling Note Holder (or its controlling class representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, the Non-Controlling Note Holder (or its controlling class representative) requests consultation with respect to any such Mall at Bay Plaza Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mall at Bay Plaza Whole Loan, and consider alternative actions recommended by the Non-Controlling Note Holder (or its controlling class representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to the Non-Controlling Note Holders (or its controlling class representative) by the master servicer or special servicer, as applicable, of written notice of a proposed action, together with copies of the notice, information and report required to be provided to the Controlling Class Representative, the master servicer or special servicer, as applicable, will no longer be obligated to consult with the respective Non-Controlling Note Holder (or its controlling class representative), whether or not the Non-Controlling Note Holder (or its controlling class representative) has responded within such ten (10) Business Day period (unless, the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

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In addition to the consultation rights of each Non-Controlling Note Holder (or its representative), during the continuance of a Mall at Bay Plaza Control Appraisal Period, the Non-Controlling Note Holder will have the right to attend annual meetings (either telephonically or in person, in the discretion of the master servicer) with the holder of the Mall at Bay Plaza Mortgage Loan (or the servicer acting on its behalf) at the offices of the master servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer, as applicable, in which servicing issues related to the Mall at Bay Plaza Whole Loan are discussed.

“Mall at Bay Plaza Major Decision” means:

(i)                          any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of the property or properties securing the Mall at Bay Plaza Whole Loan if it comes into and continues in default;

(ii)                      any modification, consent to a modification or waiver of any monetary term (other than late fees, Penalty Charges and Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Mortgage Loan documents or any extension of the maturity date of the Mall at Bay Plaza Whole Loan;

(iii)                     following a default or an event of default with respect to the Mortgage Loan documents, any exercise of remedies, including the acceleration of the Mall at Bay Plaza Whole Loan or initiation of any proceedings, judicial or otherwise, under the related the Mortgage Loan documents;

(iv)                     any sale of the Mall at Bay Plaza Whole Loan (when it is a Defaulted Loan) or REO Property for less than the applicable Purchase Price (as defined in the PSA);

(v)                      any determination to bring the Mortgaged Property or an REO Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the PSA) located at the Mortgaged Property or an REO Property;

(vi)                     any release of material collateral or any acceptance of substitute or additional collateral for the Mall at Bay Plaza Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(vii)                  any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mall at Bay Plaza Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;

(viii)               any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Mortgage Loan documents);

(ix)                    any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate

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debt holder related to the Mall at Bay Plaza Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;

(x)                        any property management company changes, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xi)                     any releases of any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion;

(xii)                  any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Mall at Bay Plaza Whole Loan other than pursuant to the specific terms of the Mortgage Loan documents and for which there is no lender discretion, or the approval of any replacement or additional guarantor under the Mortgage Loan documents (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xiii)               any determination of an Acceptable Insurance Default;

(xiv)               any modification, waiver, termination, renewal or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at the Mortgaged Property if it would be a Major Lease (as defined in the Mortgage Loan documents) (in each case, if the lender is required to consent or approve such changes under the Mortgage Loan documents);

(xv)                  any determination by the Master Servicer to transfer the Mall at Bay Plaza Whole Loan to the Special Servicer pursuant to clauses (iii) or (ix) of the definition of Servicing Transfer Event (as defined in the PSA);

(xvi)               any adoption or implementation of a budget submitted by the borrower to the extent lender approval is required under the Mortgage Loan documents;

(xvii)             the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

(xviii)          the approval of any property improvement plans or other material alterations proposed for the Mortgaged Property to the extent lender approval is required under the Mortgage Loan documents;

(xix)              any proposed material modification or waiver of the insurance requirements set forth in the Mortgage Loan documents, other than pursuant to the specific terms of such Mortgage Loan documents and for which there is no lender discretion;

(xx)                 any material change in the standards contained in the Mortgage Loan documents for alterations, leasing, material agreement and budget approvals, if any, to the extent that the consent of the lender is required for any such matter;

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(xxi)       any filing of a bankruptcy or similar action against the borrower or guarantor or the election of any action in a bankruptcy or Insolvency Proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing or voting for or opposing a plan of reorganization, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an Insolvency Proceeding or making an § 1111(b)(2) election on behalf of the Noteholders;

(xxii)           any waiver of a covenant of the borrower relating to maintaining its status as a special purpose entity; or

(xxiii)        if the Mortgaged Property is an REO Property, approval of operating and business plans.

provided, however that upon the occurrence and during the continuance of a Control Appraisal Period, “Major Decision” will have the meaning given to such term in the PSA.

Cure Rights

For so long as the Mall at Bay Plaza Subordinate Companion Loan is included in the securitization containing Note A-1, the next paragraph below will not apply and will have no force or effect.

In the event that the borrower of the Mall at Bay Plaza Whole Loan fails to make any payment of principal or interest on the Mall at Bay Plaza Whole Loan by the end of the applicable grace period or any other event of default under the related Mortgage Loan documents occurs, unless a Mall at Bay Plaza Control Appraisal Period has occurred and is continuing, the holder of the Mall at Bay Plaza Subordinate Companion Loan will have the right to cure such event of default, subject to certain limitations set forth in the Mall at Bay Plaza Intercreditor Agreement. The holder of the Mall at Bay Plaza Subordinate Companion Loan will be limited to six (6) cures of monetary defaults, no more than three (3) of which may be consecutive, or cures of non-monetary defaults. The holder of the Mall at Bay Plaza Subordinate Companion Loan will not be required to pay any default interest or late charges in order to effect a cure.

Purchase Option

For so long as the Mall at Bay Plaza Subordinate Companion Loan is included in the securitization containing Note A-1, the next paragraph below will not apply and will have no force or effect.

If an event of default with respect to Mall at Bay Plaza Whole Loan has occurred and is continuing, the holder of the Mall at Bay Plaza Subordinate Companion Loan will have the option to purchase the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan, (b) accrued and unpaid interest on the Mall at Bay Plaza Mortgage Loan and the Mall at Bay Plaza Pari Passu Companion Loan through the end of the interest accrual period related to the monthly payment date next following the date of the purchase, (c) any other amounts due under the Mall at Bay Plaza Whole Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party), (d) any unreimbursed property protection or servicing advances and any expenses incurred in enforcing the Mortgage Loan documents, including among other items, servicing advances

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and any accrued and unpaid special servicing fees, (e) any accrued and unpaid interest on advances, (f) any amounts payable in respect of the Mall at Bay Plaza Whole Loan to the asset representations reviewer, (g) if (i) the borrower or borrower related party is the purchaser or (ii) if the Mall at Bay Plaza Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Mall at Bay Plaza Intercreditor Agreement, any liquidation or workout fees, and (h) certain additional amounts to the extent provided for in the Mall at Bay Plaza Intercreditor Agreement.

Servicer Appointment Rights

Pursuant to the terms of the Mall at Bay Plaza Intercreditor Agreement and the PSA, the holder of the Mall at Bay Plaza Subordinate Companion Loan (prior to the occurrence and continuance of a Mall at Bay Plaza Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Mall at Bay Plaza Whole Loan and appoint a replacement special servicer in lieu of such special servicer. The directing holder (after the occurrence and continuance of a Mall at Bay Plaza Control Appraisal Period and prior to the occurrence and continuance of a Control Termination Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence and continuance of a Mall at Bay Plaza Control Appraisal Period and the occurrence and continuance of Control Termination Event) will have the right, with or without cause (subject to the limitations described herein), to replace the special servicer then acting with respect to the Mall at Bay Plaza Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Mall at Bay Plaza Controlling Noteholder agrees and acknowledges that the PSA may contain provisions such that any special servicer could be terminated under the PSA based on a recommendation by the operating advisor if (A) the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the holders of securities issued under the PSA (as a collective whole) and (B) an affirmative vote of requisite certificateholders is obtained. The Mall at Bay Plaza Controlling Noteholder will retain its right to remove, appoint and replace the special servicer, but the Mall at Bay Plaza Controlling Noteholder may not restore a special servicer that has been removed in accordance with the preceding sentence.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

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A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in November 2025 and ending on the hypothetical Determination Date in December 2025. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Mortgage Capital Holdings LLC and Bank of America, National Association on or about December 9, 2025 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

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Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2024, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $16.7 billion. Since the beginning of 2010 through September 30, 2025, Wells Fargo Bank originated approximately 3,035 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $77.4 billion, which were included in 272 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

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If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied

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Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen

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or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
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●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves
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may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The International Plaza Mortgage Loan (7.0%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate

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authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed

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Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the

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Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from October 1, 2022 to September 30, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC (16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
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(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as Aloft Houston by the Galleria, located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division’s decisions.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
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(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from July 1, 2025 through September 30, 2025 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on November 12, 2025, if such information relates to asset backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on November 12, 2025, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $7,387,500.01 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates (other than its portion of the VRR Interest) to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2024, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2024 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

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JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2024, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $196 billion. Of that amount, approximately $150 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2024, JPMCB originated approximately $12 billion of commercial mortgage loans, of which approximately $5 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Pursuant to certain interim servicing arrangements between Trimont and JPMCB, a sponsor and a mortgage loan seller, or Trimont and certain affiliates of JPMCB, Trimont acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by

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Trimont in regard to any JPMCB Mortgage Loan that is serviced by Trimont prior to its inclusion in the trust fund.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the International Plaza Mortgage Loan (7.0%), which is part of a Whole Loan that was co-originated by Wells Fargo Bank, Goldman Sachs Bank USA and JPMCB, and portions of which are being sold by Wells Fargo Bank and JPMCB, the Wells Fargo Bank Data Tape was used to provide the numerical information regarding such Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
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●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting

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Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

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Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

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Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection

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and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this
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escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of

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an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on November 10,2025, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from October 1, 2022 to September 30, 2025 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	(1)
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
FRESB 2018-SB50 Mortgage Trust		Basis Multifamily Capital, LLC	4	$11,500,046	2.3%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Capital One Multifamily Finance, LLC	49	$156,779,498	31.0%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		CBRE Capital Markets, Inc.	57	$138,218,839	27.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
		Greystone Servicing Corporation, Inc.	9	$34,746,480	6.9%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Hunt Mortgage Partners, LLC	16	$48,417,516	9.6%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		PennyMac Corp.	2	$5,473,341	1.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		Pinnacle Bank	16	$41,659,124	8.2%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	6	$20,777,248	4.1%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
		The Community Preservation Corporation	21	$47,604,463	9.4%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			180	$505,176,555	100%	0	$0	0%	0	0.00	0.00	0	0.00	0.00	0	$0	0%	0	0.00	0.00	2	$2,494,225	0.8%	(2)
JPMCC Multifamily Housing Mortgage Loan Trust 2025-Q032		JPMorgan Chase Bank, National Association	246	$472,772,995	100%	7	$13,634,816	2.9%	3	$8,193,123	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.00
Total by Issuing Entity			246	$472,772,995	100%	7	$13,634,816	2.9%	3	$8,193,123	1.8%	0	0.00	0.00	0	$0	0%	4	$5,415,473	1.2%	0	0.00	0.0	(4)
FRESB 2017-SB30 Mortgage Trust		CBRE Capital Markets, Inc.	47	$106,535,411	34.7%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Greystone Servicing Corporation, Inc.	20	$58,966,685	19.2%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		RED Mortgage Capital, LLC	7	$18,400,875	6.0%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
		Sabal TL1, LLC	58	$123,036,491	40.1%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			132	$306,939,462	100%	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	$1,424,291	1.6%	(3)
Total by Asset Class			561	$2,193,389,012		10	$657,972,160		3	$8,193,123		0	0.00		3	$644,337,334		4	$5,415,473		3	$3,918,516

(1)	On November 26, 2024, a new repurchase demand was made. The repurchase demand previously reported on the Form ABS-15G filed on August 13, 2024 remains in dispute.
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(2)	The assets subject to each repurchase request were paid off in August 2022. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(3)	The asset subject to the repurchase request was paid off in March 2025. For any asset that was paid off or liquidated prior to or during the reporting period, the outstanding principal balance is calculated as of the time of payoff or liquidation, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report.
(4)	With respect to the assets that were repurchased, the outstanding principal balance is as of the time of the repurchases, and the percentage of principal balance was calculated by dividing the outstanding principal balance of the assets by the total pool balance as of the certificate administrator’s distribution date statement immediately preceding the repurchases.

Explanatory Note:

In connection with the preparation of this table, JPMCB undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records (“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization except that JPMCB will retain $10,708,911.57 VRR Interest Balance of the VRR Interest. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. JPMCB will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction, one of the mortgage loan sellers of this securitization and an anticipated initial Risk Retention Consultation Party. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator or co-originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (27.5%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including

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Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2024.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2024	11.1	5.1	3.7	8.8
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to September 30, 2025, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $133,733,861,211.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in

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retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the

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collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a

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calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing
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certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

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Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent
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typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.
●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be

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reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Pursuant to certain interim servicing arrangements between Trimont and MSMCH, a sponsor and a mortgage loan seller, or Trimont and certain affiliates of MSMCH, Trimont acts as primary servicer with respect to certain mortgage loans owned by MSMCH or such affiliates from time to time.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
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●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. MSMCH engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in

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connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. Based on the foregoing review procedures, MSMCH determined that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a

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related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing October 1, 2022 and ending September 30, 2025, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from July 1, 2025 through September 30, 2025 was set forth in a Form ABS-15G filed by MSMCH on November 12, 2025. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
BANK 2021-BNK31 (0001840121)(11)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						1	4,500,000		0	-		0	-		0	-		1	4,500,000		0	-

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from October 1, 2022 through September 30, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from October 1, 2022 through September 30, 2025.
(6)	Includes demands received during and prior to the reporting period from October 1, 2022 through September 30, 2025, unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the
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securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from October 1, 2022 through September 30, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from October 1, 2022 through September 30, 2025. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the September 2025 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the September 2025 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.

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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $9,744,402.61 VRR Interest Balance of the VRR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the VRR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2021	2022	2023	2024	9/30/2025
Multifamily	$1,576,830,000	$232,015,000	$0	$650,293,491	$324,245,000
Office	2,238,206,667	591,310,000	789,100,001	2,779,200,000	3,009,480,400
Retail	529,055,000	859,459,375	1,056,100,000	883,685,000	1,791,900,000
Industrial	4,255,654,000	2,053,524,502	0	2,417,080,001	1,208,958,801
Manufactured Housing	197,260,000	70,735,000	19,000,000	79,715,000	21,022,500
Self Storage	303,825,400	762,467,500	24,150,000	672,673,000	178,338,000
Lodging	970,000,000	1,780,143,333	500,096,295	2,759,843,750	1,130,050,000
Mixed Use	139,610,000	0	23,750,000	383,800,000	37,410,000
Other	402,510,992	0	0	174,700,000	371,666,667
Total	$10,612,952,059	$6,349,654,710	$2,412,196,296	$10,800,990,242	$8,073,071,368

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

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The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated

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entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x

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and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance
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premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning

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consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of
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each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or
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a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for scenario expected loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans were originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
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●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the

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representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

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Repurchases and Replacements. The following table sets forth, for the period commencing October 1, 2022 and ending September 30, 2025 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from July 1, 2025 through September 30, 2025 was set forth in a Form ABS-15G filed by Bank of America on November 12, 2025. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages1

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	947,908,214	59.8	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	377,825,799	23.8	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	259,945,781	16.4	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	15,055,661	1.4	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	370,519,549	7.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	1,911,069,414	40.18	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	1	6,813,171	12.44	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	593,819,754	12.49	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	1,880,640,687	39.54	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	549,529,805	53.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	266,498,190	25.70	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	220,816,779	21.30	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	1	4,410,714	2.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	530,944,810	100.00	0	0	0	0	0	0.00	0	0	0.00	1	0	0.00	1	40,171,35	5.46	0	0	0.00
Commercial Mortgages Total			514	7,909,518,782		0	0	0	0	0		0	0		4	0		4	66,450,899		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed-up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
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(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Bank of America Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and September 30, 2025, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on November 12, 2025. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial Bank of America Reporting Period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on November 10, 2025. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $7,652,500.00 VRR Interest Balance of the VRR Interest and an affiliate of Bank of America will retain the Class R certificates. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates (other than its portion of the VRR Interest) to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Bank of America will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates, the VRR Interest and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates and the VRR Interest to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the VRR Interest Owners upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BANK5 2025-5YR18 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates and the VRR Interest, making distributions, providing reports to Certificateholders and VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates or the VRR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Deutsche Bank National Trust Company, a national banking association (“DBNTC”), will act as trustee under the Pooling and Servicing Agreement. DBNTC is a national banking association with its offices for notices under the Pooling and Servicing Agreement located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration—BANK5 2025-5YR18, and its telephone number is (714) 247-6000.

DBNTC and its affiliates have provided corporate trust services since 1991. DBNTC and its affiliates have previously been appointed to the role of trustee or certificate administrator for over 1,900 mortgage-backed transactions and have significant experience in this area.

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In its capacity as trustee on commercial mortgage securitizations, DBNTC is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, DBNTC, in its capacity as trustee, has not been required to make an advance on a domestic CMBS transaction.

In 2014 and 2015, several investors sued several trustees of residential mortgage-backed securities (“RMBS”) trusts, including Deutsche Bank National Trust Company, concerning the trustees’ administration of RMBS trusts. These cases generally alleged that the RMBS trustees failed to perform purported duties, as trustees for private-label RMBS trusts, to enforce breaches of representations and warranties as to mortgage loans held by the trusts and to enforce breaches by servicers of their mortgage loan servicing obligations for the trusts. Investors have sued DBNTC in nine of these cases. DBNTC has settled two cases brought by funds managed by Blackrock Advisors, LLC, PIMCO-Advisors, L.P. and others; settled two cases brought by Royal Park Investments SA/NV; obtained summary judgment in one case, brought by certain special purpose entities including Phoenix Light SF Limited; and obtained a dismissal in one case, brought by the Western and Southern Life Insurance Company and five related entities. In addition, the three cases described below remain active.

On November 7, 2014, the National Credit Union Administration Board (“NCUA”), as an investor in 121 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of those trusts, alleging violations of the U.S. Trust Indenture Act of 1939 (“TIA”) and the New York Streit Act (“Streit Act”) for DBNTC’s alleged failure to perform certain purported statutory and contractual duties. On March 5, 2015, NCUA amended its complaint to assert claims as an investor in 97 of the 121 RMBS trusts that were the subject of its first complaint. The amended complaint alleged violations of the TIA and Streit Act, as well as breach of contract, breach of fiduciary duty, breach of the covenant of good faith, negligence, gross negligence and negligent misrepresentation. NCUA’s complaint alleged that the trusts at issue suffered total realized collateral losses of U.S. $17.2 billion, but the complaint did not include a demand for money damages in a sum certain. On May 1, 2015, DBNTC filed a motion to dismiss the amended complaint. On July 31, 2018, the court issued an order that, among other things, denied DBNTC’s motion to dismiss without prejudice to its renewal. On August 31, 2018, NCUA filed a letter informing the court that it intended to: (i) drop all of its claims as to 60 of the 97 trusts at issue; (ii) drop its claims as to certain, but not all, certificates for 3 additional trusts; and (iii) move for leave to file an amended complaint bringing claims as to the remaining 37 trusts at issue. On October 5, 2018, NCUA filed a motion for leave to file a second amended complaint that asserted claims as to only 37 of the 97 trusts that were originally at issue, and added new claims for a declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses in NCUA’s action and in other actions brought by investors against DBNTC for alleged breaches of its duties as an RMBS trustee. On November 5, 2018, DBNTC filed a motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. On October 15, 2019, the court: (i) granted in part NCUA’s motion for leave to file a second amended complaint; and (ii) granted DBNTC’s motion to stay NCUA’s new claims relating to payment from trust funds of DBNTC’s legal fees and expenses and all related discovery. The court permitted NCUA to file a second amended complaint asserting claims for: (i) breach of contract arising out of DBNTC’s alleged failure to perform certain purported statutory and contractual duties; and (ii) declaratory judgment and breach of contract arising out of the payment from trust funds of DBNTC’s legal fees and expenses. The court denied NCUA’s request to assert additional claims for: (i) negligence and gross negligence; and (ii) breach of fiduciary duty. On October 21, 2019, NCUA filed a second amended complaint. On November 15, 2019, DBNTC filed an answer to the second amended

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complaint. On June 11, 2021, NCUA filed a third amended complaint, the substance of which was unchanged from the second amended complaint. On July 1, 2021, DBNTC filed an answer to the third amended complaint. On October 5, 2021, NCUA filed a fourth amended complaint, the substance of which was unchanged from the third amended complaint. On October 25, 2021, DBNTC filed an answer to the fourth amended complaint. On February 4, 2022, the parties filed a stipulation in which NCUA agreed to voluntarily dismiss with prejudice all claims as to 19 trusts. On February 28, 2022, both parties filed motions for partial summary judgment. On August 15, 2025, the court granted in part and denied in part both motions, and on October 9, 2025, the court entered the parties’ stipulation dismissing certain additional claims based on the summary judgement decision. Discovery is ongoing.

On December 23, 2015, Commerzbank AG (“Commerzbank”), as an investor in 50 RMBS trusts, filed a complaint in the U.S. District Court for the Southern District of New York against DBNTC as trustee of the trusts, asserting claims for violations of the TIA and New York’s Streit Act, breach of contract, breach of fiduciary duty, negligence, and breach of the covenant of good faith, based on DBNTC’s alleged failure to perform its duties as trustee for the trusts. Commerzbank alleges that DBNTC caused it to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for money damages in a sum certain. On April 29, 2016, Commerzbank filed an amended complaint. The amended complaint asserts the same claims as did the original complaint, and, like the original complaint, alleges that DBNTC caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but does not include a demand for money damages in a sum certain. On May 27, 2016, DBNTC filed a motion to dismiss the amended complaint. On February 10, 2017, the court granted in part and denied in part DBNTC’s motion to dismiss. The court granted the motion to dismiss with respect to Commerzbank’s claim for breach of the covenant of good faith and claim under the Streit Act, dismissing those claims with prejudice. The court also granted the motion to dismiss with respect to Commerzbank’s claim under the TIA as to the 46 trusts at issue governed by pooling and servicing agreements, dismissing that claim with prejudice as to those 46 trusts. The court also granted the motion to dismiss, without prejudice, with respect to Commerzbank’s breach of contract claim as to ten trusts whose governing agreements limit the right to file suit under the governing agreements to certain specified parties, including the registered holder of a certificate issued by the trust. The court held that, although Commerzbank has not received authorization from the registered holder of the certificates at issue to file suit, it may still obtain that authorization from the registered holder. The court denied the remainder of the motion to dismiss. Therefore, with the exception of the claims relating to the ten trusts for which Commerzbank has not received authorization to file suit, Commerzbank’s claims for breach of contract, breach of fiduciary duty, and negligence will proceed. Commerzbank’s claim under the TIA as to the four trusts governed by agreements other than pooling and servicing agreements will also proceed. On May 1, 2017, DBNTC filed an answer to the amended complaint. On November 30, 2017, Commerzbank filed a second amended complaint that names Deutsche Bank Trust Company Americas (“DBTCA”) as a defendant in addition to DBNTC. DBTCA serves as trustee for 1 of the 50 trusts at issue. DBNTC serves as trustee for the other 49 trusts at issue. Commerzbank’s second amended complaint brings claims for violation of the TIA; breach of contract; breach of fiduciary duty; negligence; violation of the Streit Act; and breach of the covenant of good faith. However, in the second amended complaint, Commerzbank acknowledges that the court previously dismissed its TIA claims for the trusts governed by pooling and servicing agreements, as well as its Streit Act claims and claims for breach of the covenant of good faith, and Commerzbank only includes these claims to preserve any rights on appeal. The second amended complaint alleges that DBNTC and DBTCA caused Commerzbank to suffer “hundreds of millions of dollars in losses,” but the complaint does not include a demand for

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money damages in a sum certain. On January 29, 2018, DBNTC and DBTCA filed an answer to the second amended complaint. On December 7, 2018, DBNTC and DBTCA filed a motion for summary judgment. Also on December 7, 2018, Commerzbank, jointly with the Phoenix Light plaintiffs, filed a motion for partial summary judgment. On February 8, 2022, the court issued an order in which it granted in part DBNTC and DBTCA’s motion for summary judgment and denied plaintiffs’ motion for partial summary judgment. As a result of that order, many of plaintiffs’ claims and theories were dismissed with prejudice. On September 26, 2024, DBNTC and DBTCA filed a motion for summary judgment, which has been fully briefed.

On December 30, 2015, IKB International, S.A. in Liquidation and IKB Deutsche Industriebank A.G. (collectively, “IKB”), as an investor in 37 RMBS trusts, filed a summons with notice in the Supreme Court of the State of New York, New York County, against DBNTC and DBTCA as trustees of the trusts. On May 27, 2016, IKB served its complaint asserting claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, violation of the Streit Act, violation of the TIA, violation of Regulation AB, and violation of Section 9 of the Uniform Commercial Code. IKB alleges that DBNTC and DBTCA are liable for over U.S. $268 million in damages. On October 5, 2016, DBNTC and DBTCA, together with several other trustees defending lawsuits by IKB, filed a joint motion to dismiss. On January 6, 2017, IKB filed a notice of discontinuance, voluntarily dismissing with prejudice all claims as to three trusts. On June 20, 2017, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to four additional trusts. On January 27, 2021, the court granted in part and denied in part DBNTC and DBTCA’s motion to dismiss. The court granted the motion to dismiss with respect to IKB’s claims for violations of the Streit Act, Regulation AB, and Section 9 of the Uniform Commercial Code, as well as certain aspects of IKB’s claims for breach of contract, breach of fiduciary duty, and violation of the TIA. The court denied the remainder of the motion to dismiss. IKB’s remaining claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of the TIA will proceed. On May 10, 2021, DBNTC and DBTCA filed a notice of appeal with the New York Supreme Court Appellate Division, First Department, regarding certain aspects of the court’s order on the motion to dismiss. On May 20, 2021, IKB filed a notice of cross appeal with respect to other aspects of that order. On August 30, 2022, the New York Supreme Court, Appellate Division, First Department affirmed in part and reversed in part the court’s order on the motion to dismiss. After DBNTC and DBTCA appealed the First Department’s decision, on June 15, 2023, the New York Court of Appeals reversed the First Department’s decision in part, dismissing certain additional contract claims, as well as IKB’s claims for breach of fiduciary duty and breach of duty to avoid conflicts of interest. On June 2, 2021, IKB filed a motion for re-argument regarding certain aspects of the court’s order on the motion to dismiss, which the court denied on August 3, 2021. On May 13, 2021, DBNTC and DBTCA filed an answer to the complaint. On October 28, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to seven additional trusts. On December 29, 2021, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to one additional trust. On April 22, 2022, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to 17 certificates at issue, including all claims as to 5 trusts. On February 28, 2023, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to two trusts, leaving 15 trusts at issue. On November 21, 2023, the parties filed a stipulation, voluntarily dismissing with prejudice all claims as to three trusts, leaving 12 trusts at issue. On November 14, 2024, DBNTC and DBTCA filed a motion for summary judgment. Also on November 14, 2024, IKB filed a motion for partial summary judgment. On August 11, 2025, the court granted in part and denied in part certain aspects of both motions. On October 20, 2025, the court resolved the remaining of both motions and dismissed certain additional claims.

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It is DBNTC’s belief that it has no pending legal proceedings (including, based on DBNTC’s current evaluation, the litigation disclosed in the foregoing paragraphs) that would materially affect its ability to perform its duties as trustee under the PSA for this transaction.

The foregoing information set forth above under “—The Trustee” has been provided by DBNTC. Other than as set forth in the above paragraphs, DBNTC has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: (1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, DBNTC and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”), certificate registrar and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.3 billion (USD) in assets as of June 30, 2025. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust

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services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (and together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust, and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2025, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,301 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $739 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders and the VRR Interest Owners. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2025, Computershare Trust Company was acting in some cases as the

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custodian, and in most cases as agent for the custodian, for approximately 450,880 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For three CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2024 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2024 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to adjusted coupon rates and allocation of additional cash that resulted in an overpayment to one class of certificates with a corresponding underpayment to another class of certificates. Computershare Trust Company corrected the error within five days of the distribution.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing an interest adjustment in the servicer’s report that resulted in an underpayment to one class of certificates with a corresponding aggregate overpayment to three different classes of certificates. Computershare Trust Company revised the distribution to correct the payment error two months after the payment error occurred and distributed the funds the next month.

For one CMBS transaction, the related Subject 2024 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the Initial Month’s Interest Deposit Amount that resulted in an underpayment to several classes of certificates with no corresponding overpayment. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution.

For each of the three CMBS transactions, the related Subject 2024 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, to acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB (high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Computershare Trust Company.

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For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”). Trimont is also (i) the Non-Serviced Master Servicer with respect to the International Plaza Whole Loan under the INT 2025-PLAZA TSA, (ii) the Non-Serviced Master Servicer with respect to the 1010 Pacific Street Whole Loan under the Benchmark 2025-V18 PSA and (iii) expected to be the Non-Serviced Master Servicer with respect to the Terra Apartments Whole Loan under the MSBAM 2025-C2 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 550 South Tryon Street, Charlotte, North Carolina 28202 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the US located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. As of the CMS Acquisition Closing Date, Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Average[2]	MOR CS3
Special Servicer:	CSS2	Strong	MOR CS2

1 The Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative” during the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice.

2 The S&P master servicer rating of Trimont has been placed on “Rating Watch Positive” during the integration period associated with the CMS Transaction.

3 Morningstar DBRS has designated the trends for the primary servicer and special servicer rankings of Trimont as “Stable”, and the trend for the master servicer ranking as “Positive”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

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Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information prior to the CMS Acquisition Closing Date about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2022	As of 12/31/2023	As of 12/31/2024
By Approximate Number:	2,574	2,529	2,301
By Approximate Aggregate Unpaid Principal Balance (in billions):	$100.4	$110.1	$114.6

The following table sets forth information as of September 30, 2025 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 9/30/2025
By Approximate Number:	20,168
By Approximate Aggregate Unpaid Principal Balance (in billions):	$605.76

The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of September 30, 2025, approximately 16,006 commercial and multifamily loans with an unpaid principal balance of approximately $422.63 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law or investor requirements. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master and primary servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

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The following table sets forth information as of September 30, 2025 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
9/30/2025	$389,654,027,851	$878,847,160	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts directly with third-party vendors and may also obtain services from third party vendors through Wells Fargo Bank under the Transition Agreement (as hereinafter defined) for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Trimont;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions

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involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

A Trimont website (https://cmsview.trimont.com/tcms) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between MSMCH (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by MSMCH from time to time, which may include certain of the Mortgage Loans for which MSMCH is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Bank of America (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include certain of the Mortgage Loans for which Bank of America is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates

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may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

In order to facilitate the transition of CMS to Trimont, Wells Fargo Bank and Trimont entered into a Transition Services Agreement (“Transition Agreement”) pursuant to which Wells Fargo Bank agreed to provide certain support services, or cause such services to be provided, to Trimont for 12 months from the CMS Acquisition Closing Date (with two 3-month extension options) (the “Transition Period”).

Trimont operates two loan servicing technology platforms with each using a separate instance of McCracken Financial Solutions software, Strategy CS. During a portion or all of the Transition Period, Trimont expects to continue to service the loans it was servicing prior to the CMS Acquisition Closing Date using operating guidelines, procedures and the servicing technology platform that Trimont was using prior to the CMS Acquisition Closing Date. During a portion or all of the Transition Period, Trimont expects to service loans serviced under the servicing agreements transferred in connection with the CMS Transaction and certain loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date (“CMS Loans”), including the Mortgage Loans, in accordance with the CMS operating guidelines, procedures and servicing technology platform.

The foregoing information set forth under this sub-heading regarding Trimont has been provided by Trimont.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. Each applicable master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for

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those advances and the terms of each applicable master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding each applicable master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. Each applicable master servicer’s rights and obligations with respect to indemnification, and certain limitations on each applicable master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Special Servicer

K-Star Asset Management LLC, a Delaware limited liability company (“K-Star”), is expected to be appointed to act as the special servicer under the PSA. In such capacity, K-Star will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties pursuant to the PSA.

K-Star maintains its principal servicing office at 5949 Sherry Lane, Suite 1700, Dallas, Texas 75225. K-Star was formed and organized on April 6, 2022 and began to be engaged in the servicing of commercial mortgage loans as of March 16, 2023. K-Star currently has a commercial mortgage-backed securities special servicer rating of CSS3+ by Fitch, an AVERAGE commercial mortgage loan special servicer ranking from S&P, a MOR CS3 commercial mortgage special servicer rating from Morningstar DBRS. As of September 30, 2025, K-Star has approximately 71 employees and is headquartered in Dallas, Texas.

K-Star is an affiliate of (x) KKR CMBS IIII Aggregator Category 2 L.P., the initial Directing Certificateholder, (y) KKR Rox II TMK CMBS Lower HoldCo (C) Category 2 L.P., the anticipated initial purchaser of the Class F, Class G, Class H and Class J Certificates and (z) the anticipated initial purchaser of the Class C, Class D and Class E Certificates.

K-Star has detailed operating policies and procedures which, pursuant to such policies and procedures, are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. K-Star has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of the applicable certificateholders. These strategies and procedures vary on a case-by-case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by K-Star for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property.

K-Star is subject to an annual external audit.

K-Star maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance

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information on any REO assets that it may service. K-Star’s key servicing application is hosted and supported by a third party and its disaster recovery and business continuity programs have been reviewed and vetted. K-Star has established crisis management and business continuity programs that are closely tied to KKR’s existing policies, technology, engineering and data teams.

As of September 30, 2025, K-Star serves as the named special servicer with respect to 60 commercial real estate securitizations, with a cumulative unpaid principal balance of $45.3 billion. K-Star does not currently service any commercial mortgage loans other than as described in the preceding sentence.

In its capacity as the special servicer, K-Star will not have primary responsibility for custody services of original documents evidencing the underlying Specially Serviced Loans. K-Star may from time to time have custody of certain such documents as necessary for enforcement actions involving particular underlying Specially Serviced Loans or otherwise. To the extent that K-Star has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard set forth in the PSA.

K-Star does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it is acting as special servicer. In certain instances, K-Star may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, K-Star’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however K-Star will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of K-Star, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this transaction, as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. K-Star’s processes and procedures with respect to this transaction will not materially differ from the processes and procedures to be employed by K-Star in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of K-Star in the servicing function it will perform under the PSA for assets of the same type included in this transaction since the implementation of such policies and procedures on September 19, 2022.

No securitization transaction in which K-Star was acting as special servicer has experienced a servicer termination event as a result of any action or inaction of K-Star as special servicer, including as a result of a failure by K-Star to comply with the applicable servicing criteria in connection with any securitization transaction. K-Star has not been terminated as special servicer in any securitization, either due to a servicer termination event or the application of a servicing performance test or trigger. K-Star has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by K-Star in connection with any securitization in which K-Star was acting as special servicer.

K-Star does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, K-Star believes that its financial condition will not have any material impact on the mortgage pool performance or the performance of the certificates.

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From time to time, K-Star may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. K-Star does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against K-Star or of which any of its property is the subject, that are material to the certificateholders.

K-Star may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market. K-Star currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which K-Star acts as special servicer, K-Star may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, K-Star’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace K-Star as the special servicer.

K-Star or an affiliate assisted KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. and/or one or more of its affiliates with due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for K-Star acting as special servicer, there are no specific relationships that are material involving or relating to this transaction or the Specially Serviced Loans between K-Star or any of its affiliates, on the one hand, the depositor and the issuing entity, the sponsors, the trustee, the certificate administrator, the custodian, any originator, any significant obligor, any master servicer, any primary servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, other than in connection with this transaction, between K-Star or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, any master servicer, any primary servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

From time to time, K-Star and/or its affiliates may purchase securities, including CMBS certificates. K-Star and/or its affiliates may from time to time purchase any such certificates, including in the secondary market. Any such party will have the right to dispose of such certificates at any time, subject to any relevant restrictions that may be applicable to the transfer of such certificates as a result of the credit risk retention rules.

The information set forth above under this sub-heading “—The Special Servicer” regarding K-Star has been provided by K-Star.

Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential

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effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the directing holder, (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The special servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as operating advisor under the PSA. Park Bridge Lender Services will also act as asset representations reviewer under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2025, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $420.2 billion issued in 488 transactions.

As of September 30, 2025, Park Bridge Lender Services was acting as asset representations reviewer for 210 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $185.4 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders or the VRR Interest owners, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on

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other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, any risk retention consultation party or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification.” Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on their liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Wells Fargo Bank, National Association will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”).

The VRR Interest is intended to be an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules). Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association, (the “Retaining Parties”) will retain the indicated amount of the VRR Interest below.

●	The VRR Interest will have an aggregate VRR Interest Balance as of the Closing Date of approximately $35,493,314.19, representing approximately 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates (other than the Class R certificates) and the VRR Interest). The effective interest rate of the VRR Interest will be equal to the WAC Rate. A portion of the VRR Interest will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and a portion of the VRR Interest will be uncertificated and referred to herein as the “RR Interest”. The owner of the RR Interest is referred to as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively as the “VRR Interest Owners”.
●	Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the VRR Interest acquired by each of JPMorgan Chase Bank, National Association, Morgan Stanley Bank, N.A. and Bank of America, National Association, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
●	On the Closing Date, Wells Fargo Bank, National Association, a national banking association, the Retaining Sponsor, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $7,387,500.01 of the VRR Interest, representing approximately 20.8% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. JPMorgan Chase Bank, National Association, a national banking association, will acquire from the depositor, and retain, in the form of the RR Interest, $10,708,911.57 of the VRR Interest, representing approximately 30.2% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. JPMorgan Chase Bank, National Association originated approximately 30.2% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Morgan Stanley Bank, N.A., in its capacity as a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Morgan Stanley Mortgage Capital Holdings LLC, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $9,744,402.61 of the VRR Interest, representing
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approximately 27.5% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Morgan Stanley Bank, N.A., originated approximately 27.5% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $7,652,500.00 of the VRR Interest, representing approximately 21.6% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Bank of America, National Association, originated approximately 21.6% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Wells Fargo Bank, National Association) will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the VRR Interest.  The VRR Interest Balance of such applicable portion of the VRR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, N.A., through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the any Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, any Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

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The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

VRR Interest Available Funds

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates (as a collective whole). The amount available for distribution to the holders of the VRR Interest on each Distribution Date (other than from Yield Maintenance Charges and Prepayment Premiums) will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, an amount equal to the VRR Interest Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of unreimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, Twenty-seventh and Thirtieth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC

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residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “VRR Interest Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth and Twenty-eighth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Interest Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth and Twenty-ninth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance thereof.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

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Description of the Certificates

General

The certificates and the VRR Interest will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2025-5YR18 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-F, Class X-G, and Class X-H and Class X-J certificates (collectively, the “Class X Certificates”), Class B Certificates, the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates, and the Class F, Class G, Class H, Class J and Class R certificates.

The issuing entity will also issue an “eligible vertical interest” (as defined in the Credit Risk Retention Rules), a portion of which will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and the other portion of which will be uncertificated and referred to herein as the “RR Interest”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”. Each of the Class RR Certificates and the RR Interest will represent interests in a REMIC regular interest and a portion of the entitlement to Excess Interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention.” However, neither the Class RR Certificates nor the RR Interest will be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates (excluding the Exchangeable Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The “Exchangeable Certificates” are comprised of (i) the Class C, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates (collectively, the “Class C Exchangeable

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Certificates”), (ii) the Class D, Class D-1, Class D-2, Class D-X1 and Class D-X2 certificates (collectively, the “Class D Exchangeable Certificates”) and (iii) the Class E, Class E-1, Class E-2, Class E-X1 and Class E-X2 certificates, (collectively, the “Class E Exchangeable Certificates”). The Class C-X1, Class C-X2, Class D-X1, Class D-X2, Class E-X1 and Class E-X2 certificates are collectively referred to herein as the “Exchangeable IO Certificates”.

The Certificates (other than the Class X Certificates, the Class R certificates and the Exchangeable IO Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B and Class B certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates and the Exchangeable IO Certificates will have the respective Notional Amounts, and the Class RR Certificates and the RR Interest will have the respective VRR Interest Balances, shown under “Summary of Certificates and VRR Interest”.

The “Certificate Balance” of any class of Principal Balance Certificates or Exchangeable P&I Trust Component outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and each Exchangeable P&I Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates or Exchangeable P&I Trust Component on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates or Exchangeable P&I Trust Component in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or Exchangeable P&I Trust Component may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates, the Exchangeable IO Certificates and the Exchangeable IO Trust Components will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an

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amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S and Class B certificates outstanding from time to time. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time. The Notional Amount of the Class X-H certificates will equal the Certificate Balance of the Class H certificates outstanding from time to time. The Notional Amount of the Class X-J certificates will equal the Certificate Balance of the Class J certificates outstanding from time to time.

The Notional Amounts of the Class C-X1 and Class C-X2 Trust Components will equal the Certificate Balance of the Class C Trust Component. The Notional Amounts of the Class C-X1 and Class C-X2 Certificates will equal the Certificate Balances of the Class C-1 and Class C-2 Certificates, respectively.

The Notional Amounts of the Class D-X1 and Class D-X2 Trust Components will equal the Certificate Balance of the Class D Trust Component. The Notional Amounts of the Class D-X1 and Class D-X2 Certificates will equal the Certificate Balances of the Class D-1 and Class D-2 Certificates, respectively.

The Notional Amounts of the Class E-X1 and Class E-X2 Trust Components will equal the Certificate Balance of the Class E Trust Component. The Notional Amounts of the Class E-X1 and Class E-X2 Certificates will equal the Certificate Balances of the Class E-1 and Class E-2 Certificates, respectively.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Exchangeable Certificates) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Exchangeable Certificates, all of which will represent beneficial ownership of one or more of the REMIC “regular interests” issued by the Upper-Tier REMIC, will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in January 2026.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate

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facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (or certificate evidencing the applicable portion of the VRR Interest, if any) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of the Class R Certificate will be set forth on the face thereof. The portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest.”

The master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)  the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date
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(or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the VRR Interest Owners;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)  if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)  all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

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The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates and the Trust Components have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-F, Class X-G, Class X-H and Class X-J certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)    prior to the Cross-Over Date:

(a)	to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;
(b)	to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero; and
(c)	to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)    on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount

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equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates, are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amounts of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C, Class C-X1 and Class C-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C Trust Component, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from

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the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D, Class D-X1 and Class D-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Fourteenth, after the Certificate Balances of the Class A Certificates and Class B certificates and the Class C Trust Component have been reduced to zero, to the Class D Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Fifteenth, to the Class D Trust Component, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E, Class E-X1 and Class E-X2 Trust Components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such Trust Components;

Seventeenth, after the Certificate Balances of the Class A Certificates and Class B certificates and the Class C and Class D Trust Components have been reduced to zero, to the Class E Trust Component, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Eighteenth, to the Class E Trust Component, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such Trust Component, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and Class B certificates and the Class C, Class D and Class E Trust Components have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

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Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates, Class B and Class F certificates and the Class C, Class D and Class E Trust Components have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates, Class B, Class F and Class G certificates and the Class C, Class D and Class E Trust Components have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-eighth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A Certificates, Class B, Class F, Class G and Class H certificates and the Class C, Class D and Class E Trust Components have been reduced to zero, to the Class J certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (other than the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates) and the Class C, Class D and Class E Trust Components have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

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Reimbursement of previously allocated Realized Losses or VRR Interest Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates or Trust Component in respect of which a reimbursement is made.

Principal and interest payable on the Trust Components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “—Exchangeable Certificates”.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Required Credit Risk Retention Percentage of the amount of such recovery will be added to the VRR Interest Balance of the VRR Interest, up to the lesser of (A) the Required Credit Risk Retention Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Interest Realized Loss previously allocated to the VRR Interest; (ii) the Non-Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Certificates (other than the Class R certificates) or Trust Components for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the VRR Interest Balance of the VRR Interest is so increased, the amount of unreimbursed Realized Losses or VRR Interest Realized Loss, as applicable, of such class of certificates, Trust Components or VRR Interest will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Certificates for any Distribution Date will equal the applicable rate set forth below.

The Pass-Through Rate on the Class A-1 certificates for any Distribution Date will be a per annum rate equal to 4.2840%.

The Pass-Through Rate on the Class A-2 certificates for any Distribution Date will be a per annum rate equal to 4.6670%.

The Pass-Through Rate on the Class A-3 certificates for any Distribution Date will be a per annum rate equal to 5.1450%.

The Pass-Through Rate on the Class A-S certificates for any Distribution Date will be a per annum rate equal to 5.4660%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

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The Pass-Through Rate on the Class B certificates for any Distribution Date will be a per annum rate equal to 5.7170%, subject to a maximum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class C certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class D certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class E certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate on the Class F certificates for any Distribution Date will be a per annum rate equal to 4.6850%.

The Pass-Through Rate on the Class G certificates for any Distribution Date will be a per annum rate equal to 4.6850%.

The Pass-Through Rate on the Class H certificates for any Distribution Date will be a per annum rate equal to 4.6850%.

The Pass-Through Rate on the Class J certificates for any Distribution Date will be a per annum rate equal to 4.6850%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-H certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class H certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-J certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution

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Date, over (b) the Pass-Through Rate on the Class J certificates for the related Distribution Date.

Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components. See “—Exchangeable Certificates” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of any Componentized Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

“Componentized Mortgage Loan” means any Mortgage Loan that has been divided into more than one component under the related loan agreement for purposes of calculating

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interest and other amounts payable under such Mortgage Loan. The International Plaza Mortgage Loan is the only Componentized Mortgage Loan related to the Trust.

Exchangeable Certificates

Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding Certificate Balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related Certificate Balances or Notional Amounts) will be decreased, and those of the Received Classes (and consequently their related Certificate Balances or Notional Amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
Class D	Class D-1, Class D-X1
Class D	Class D-2, Class D-X2
Class E	Class E-1, Class E-X1
Class E	Class E-2, Class E-X2

On the Closing Date, the issuing entity will issue the following “Trust Components,” each with the initial Certificate Balance (or, if such Trust Component has an “X” suffix, Notional Amount) and Pass-Through Rate set forth next to it in the table below. Each Trust Component with an “X” suffix is referred to herein as an “Exchangeable IO Trust Component,” and each other Trust Component is referred to herein as an “Exchangeable P&I Trust Component.” Each Trust Component will be a REMIC “regular interest” issued by the Upper-Tier REMIC. Each Exchangeable IO Trust Component will not be entitled to distributions of principal.

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Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class C	$26,975,000	Class C Certificate Pass-Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%
Class D	$16,859,000	Class D Certificate Pass-Through Rate minus 1.00%
Class D-X1	Equal to Class D Trust Component Certificate Balance	0.50%
Class D-X2	Equal to Class D Trust Component Certificate Balance	0.50%
Class E	$7,587,000	Class E Certificate Pass-Through Rate minus 1.00%
Class E-X1	Equal to Class E Trust Component Certificate Balance	0.50%
Class E-X2	Equal to Class E Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the Trust Components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a Pass-Through Rate equal to the sum of the Pass-Through Rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the Certificate Balance (or, if such class has an “X” suffix, Notional Amount) of such class of Certificates, divided by (y) the Certificate Balance of the Class C Trust Component (if such class of Exchangeable Certificates has an “C” designation), the Class D Trust Component (if such class of Exchangeable Certificates has a “D” designation) or the Class E Trust Component (if such class of Exchangeable Certificates has a “E” designation).

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
Class C Exchangeable Certificates	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2
Class D Exchangeable Certificates	Class D	Class D, Class D-X1, Class D-X2
	Class D-1	Class D, Class D-X2
	Class D-2	Class D
	Class D-X1	Class D-X1
	Class D-X2	Class D-X1, Class D-X2
Class E Exchangeable Certificates	Class E	Class E, Class E-X1, Class E-X2
	Class E-1	Class E, Class E-X2
	Class E-2	Class E
	Class E-X1	Class E-X1
	Class E-X2	Class E-X1, Class E-X2
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The maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C Trust Component, the maximum Certificate Balance or Notional Amount of each class of Class D Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class D Trust Component and the maximum Certificate Balance or Notional Amount of each class of Class E Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class E Trust Component. The aggregate Certificate Balance of the Offered Certificates set forth on the cover page of this prospectus assumes that only the maximum Certificate Balances of Class C, Class D and Class E certificates are issued on the Closing Date and that the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates is equal to zero.

Each class of Class C Exchangeable Certificates, Class D Exchangeable Certificates and Class E Exchangeable Certificate will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the Certificate Balance of the Class C Trust Component, Class D Trust Component or Class E Trust Component, respectively. Each class of Class C Exchangeable Certificates, Class D Exchangeable Certificates and Class E Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support, Assumed Final Distribution Date, weighted average life and expected principal window as the Class C certificates, Class D certificates or Class E certificates, respectively, shown above in the “Summary of Certificates and VRR Interest” table.

Appraisal Reduction Amounts and Collateral Deficiency Amounts (and Realized Losses) allocated to each of the Class C, Class D or Class E Trust Components will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to notionally reduce (or reduce) their Certificate Balances in accordance with their Class Percentage Interests therein.

Exchange Limitations

A Certificateholder that owns Exchangeable Certificates and desires to make an exchange, but does not own Exchangeable Certificates that collectively are the required denominations of Surrendered Classes necessary to make the desired exchange for applicable Received Classes, may be unable to obtain other Exchangeable Certificates sufficient to compose the required denominations or may be able only to exchange a portion (if any) of its Exchangeable Certificates. Other Certificateholders may be unwilling to sell their Certificates at reasonable prices (or at any price) or may be unable to sell their Certificates, or Certificates may have been purchased or placed into other financial structures and thus may be unavailable for purchase in any secondary market. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

Potential purchasers of Exchangeable Certificates should consider the tax characteristics of such certificates as further discussed under “Material Federal Income Tax Considerations—Exchangeable Certificates”. The Trust Components will not be withdrawn from the grantor trust in connection with any exchange.

Exchange Procedures

If a holder of Exchangeable Certificates wishes to exchange its Exchangeable Certificates, the Certificateholder must notify the certificate administrator no later than three business days before the proposed exchange date via email to CCTCMBSBondAdmin@computershare.com. The exchange date can generally be any

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business day other than the first or last business day of the month. The notice must (i) be on the Certificateholder’s letterhead, (ii) carry a medallion stamp guarantee and (iii) set forth the following information: the CUSIP number of both the Certificates to be exchanged and the Certificates to be received, the current Certificate Balance(s) or Notional Amount(s) and original Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes and Received Classes, the Certificateholder’s DTC participant number and the proposed exchange date. A notice becomes irrevocable on the second business day before the proposed exchange date.

Subject to the satisfaction of the conditions to an exchange, including the procedures described above, upon the request of the holder of Exchangeable Certificates of the relevant class(es) and the surrender of such Exchangeable Certificates, the certificate administrator will be required to deliver the Exchangeable Certificates of the relevant class(es) to which that holder is entitled in the exchange. The certificate administrator will also reduce the outstanding Certificate Balance(s) or Notional Amount(s) of the Surrendered Classes, and increase the outstanding Certificate Balance(s) or Notional Amount(s) of the Received Classes, on the certificate register. The Certificateholder and the certificate administrator will utilize the Deposit and Withdrawal System at DTC to effect the exchange.

The first distribution on an Exchangeable Certificate received in an exchange transaction will be made on the first Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates or Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates or Trust Component will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates or Trust Component will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount or Exchangeable IO Trust Components, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

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Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date,

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will

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include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)         the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

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(ii)      all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)   the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)         the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Interest Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to

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Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or the VRR Interest Owners or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan

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that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

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Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code. Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either

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(A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to any Componentized Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (or, with respect to any Componentized Mortgage Loan, on each component thereof) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates) (with respect to any Componentized Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Interest received on any Componentized Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in such Componentized Mortgage Loan. Principal received on any Componentized Mortgage Loan pursuant to the foregoing will be required to

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be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Certificates (other than the Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H, Class J and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class C-1, Class C-2, Class D, Class D-1, Class D-2, Class E, Class E-1 and Class E-2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date;

(2) to the Class C-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment;

(3) to the Class C-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment;

(4) to the Class D-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution

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Date and (c) the difference between (i) the Base Interest Fraction for the Class D certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class D-1 certificates and the applicable principal prepayment;

(5) to the Class D-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class D certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class D-2 certificates and the applicable principal prepayment;

(6) to the Class E-X1 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class E-1 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class E certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class E-1 certificates and the applicable principal prepayment;

(7) to the Class E-X2 certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class E-2 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class E certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class E-2 certificates and the applicable principal prepayment;

(8) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above; and

(9) to the Class X-B certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

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(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium.

Notwithstanding any of the foregoing to the contrary, if at any time the Notional Amounts of the Class X-A, Class X-B certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates and the Class C, Class D and Class E Trust Components have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay (x) to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date and (y) the VRR Interest Owners, the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom).

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter,
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most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class X-J and Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the VRR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or VRR Interest Balance, as applicable, of that class of certificates or the VRR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates and VRR Interest”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

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The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in December 2058. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)         the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)      the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of 0.00125% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the

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Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Certificates (other than the Exchangeable Certificates and the Class R certificates) and the Trust Components, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D

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Exchangeable Certificates and the Class E Exchangeable Certificates. The Class B certificates will likewise be protected by the subordination of the Class F, Class G, Class H and Class J certificates and the Class C Exchangeable Certificates, the Class D Exchangeable Certificates and the Class E Exchangeable Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S and Class B certificates and the Class C, Class D, Class E Trust Components and the Class F, Class G, Class H and Class J certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates and Trust Components as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general

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collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such class or Trust Component is reduced to zero:

first, to the Class J certificates;

second, to the Class H certificates;

third, to the Class G certificates;

fourth, to the Class F certificates;

fifth, to the Class E Trust Component;

sixth, to the Class D Trust Component;

seventh, to the Class C Trust Component;

eighth, to the Class B certificates; and

Ninth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Any Realized Loss applied to the Class C, Class D or Class E Trust Component will be allocated to the corresponding classes of Exchangeable Certificates with Certificate Balances pro rata to reduce their Certificate Balances in accordance with their Class Percentage Interests therein.

Realized Losses will not be allocated to the VRR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates or the Exchangeable IO Certificates or the Exchangeable IO Trust Components. However, the Notional Amounts of the classes of Class X Certificates or Exchangeable IO Certificates or Exchangeable IO Trust Components will be reduced if the related classes of Principal Balance Certificates or Exchangeable P&I Trust Components are reduced by such Realized Losses.

In general, Realized Losses and VRR Interest Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate

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Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates, a Trust Component or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses or VRR Interest Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or in reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or

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Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and the VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1) a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2) a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3) a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4) a CREFC® advance recovery report;

(5) a CREFC® total loan report;

(6) a CREFC® operating statement analysis report;

(7) a CREFC® comparative financial status report;

(8) a CREFC® net operating income adjustment worksheet;

(9) a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, no master servicer or special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage

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loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file (with respect to the Master Servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2026, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2026, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to
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deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder, a Risk Retention Consultation Party and any VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding

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any provision to the contrary herein, neither the master servicer nor a certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be each of (i) the party selected by Wells Fargo Bank, National Association, (ii) the party selected by JPMorgan Chase Bank, National Association, (iii) the party selected by Morgan Stanley Bank, N.A., and (iv) the party selected by Bank of America, National Association, in each case, as an owner of the VRR Interest. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial Risk Retention Consultation Parties are expected to be Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

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“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder or a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided

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that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg Financial Markets, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics,

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LLC, MBS Data, LLC, RealInsight, LSEG, DealView Technologies Ltd. (dba DealX) and Recursion Co., pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder or VRR Interest Owner, as applicable; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and VRR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
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o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the VRR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
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o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate

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administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website and has registered to receive e-mail notification that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that any Retaining Party no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

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The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates.

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None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, VRR Interest Owners and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder or any VRR Interest Owner that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or

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otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

The certificate administrator will be required to notify the master servicer, the operating advisor and the special servicer within 10 business days of its determination of the existence or cessation of any Control Termination Event or any Consultation Termination Event.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1) 2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2) in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class R certificates or the VRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

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Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such

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Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Class RR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners thereof for so long as the Retaining Sponsor requires and in accordance with the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or

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after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or VRR Interest Owner to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners related to Certificateholders, Certificate Owners or VRR Interest Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owners or VRR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owners or VRR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting Certificateholder, Certificate Owners or VRR Interest Owner.

Any Certificateholder, Certificate Owners or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners and VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, National Association

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 2025-5YR18

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners or VRR Interest Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner, which is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or VRR Interest Owners with respect to their rights under the PSA or the certificates and/or the VRR Interest, the certificate registrar or other specified person will, within 10 business days after

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receipt of such request afford such Certificateholder or VRR Interest Owner (at such Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or VRR Interest Owners related to the class of certificates or the VRR Interest, as applicable. In addition, upon written request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or VRR Interest Owner that has provided an Investor Certification, the certificate administrator, based on information in its possession, is required to promptly notify such Certificateholder, certificate owner or VRR Interest Owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of each applicable MLPA and the related discussion below, the International Plaza Mortgage Loan (the “Joint Seller Mortgage Loan”) will constitute a “Mortgage Loan” under each of the respective MLPAs pursuant to which the related mortgage loan sellers are selling Mortgage Loans, only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                     the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                   the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)               an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                 the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                   an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                 the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

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(vii)              originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)           the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)              any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                 an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)               the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)            the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)         the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)          the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)             the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)          the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)       the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)    the original or a copy of all related environmental insurance policies;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related

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Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA) and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to each Joint Seller Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver Mortgage Notes as part of the related Mortgage File will be limited to delivery of only the Mortgage Notes held by such party. In addition, with respect to each such Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)  A copy of each of the following documents:

(i)                       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                 any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                 all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                     the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions

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executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                  any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)               any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)            any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                   any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)               0any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)            any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)          all related environmental reports; and

(xiv)          all related environmental insurance policies;

(b)  a copy of any engineering reports or property condition reports;

(c)  other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)  for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)  a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)   a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)  a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

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(i)   a copy of the applicable mortgage loan seller’s asset summary;

(j)   a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)  a copy of all zoning reports;

(l)   a copy of financial statements of the related mortgagor;

(m)        a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n) a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p)  a copy of all bankruptcy searches;

(q)  a copy of any origination settlement statement;

(r)  a copy of the insurance summary report;

(s)  a copy of organizational documents of the related mortgagor and any guarantor;

(t)   a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

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If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or any VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan (or, in the case of each Joint Seller Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan or, in the case of each Joint Seller Mortgage Loan, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate

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administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of each Joint Seller Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such

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Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time, to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to each Joint Seller Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)       have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

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(c)      have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)     accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)      have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)          have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)      comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)      have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)          have a then-current debt service coverage ratio at least equal to with respect to any Mortgage Loan, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)          constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)      not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)         have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)      have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)      prohibit defeasance within two years of the Closing Date;

(p)     not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

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(q)     have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)         be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

As stated above, with respect to a Material Defect related to any Joint Seller Mortgage Loan, each of the related mortgage loan sellers will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the related mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest

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in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the PSA (if such Whole Loan is a Serviced Whole Loan) or the related Non-Serviced PSA (if such Whole Loan is a Non-Serviced Whole Loan) and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

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On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and VRR Interest Owners (as a collective whole as if such Certificateholders and VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loan constituted a single lender), taking into account

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the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination

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and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain

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expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1) all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2) in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to

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the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

No master servicer or the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit

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of the Certificateholders and the VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the

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issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the

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unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest at the Prime Rate,

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subject to a floor of 2.0% per annum (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. The master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect to the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier

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REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates (other than the Class R certificates) and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans (and, in the case of the International Plaza Mortgage Loan, the related Components) that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such gains and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Required Credit Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest

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Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Certificates and the VRR Interest have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the Servicing Account, Loss of Value Reserve Fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from Each Applicable Collection Account

The master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and

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with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                      to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date;

(ii)                   to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                 to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                    to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                 to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)              to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)           to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)               to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                  to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)               to recoup any amounts deposited in its Collection Account in error;

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(xii)            to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)         to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)          to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)             to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)          to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)       to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)        to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)           to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the

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Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to (i) the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
multiplied by the Stated Principal Balance of each Mortgage Loan, less (ii) the $1,250 monthly Trustee Fee paid to the Trustee.
Trustee Fee / Trustee	With respect to each Distribution Date, $1,250	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan) or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.	asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related
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Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00125% per annum and a primary servicing fee rate ranging between 0.00125% per annum and 0.08000% per annum, (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00125% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iii) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate ranging between 0.00125% per annum and 0.03000% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement); provided, that if any such matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related
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Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement); provided, that if any such matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demands are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late penalty charges, payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer

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decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage

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Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Trimont will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as the master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as the master servicer; provided that Trimont may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Trimont will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater (i) of a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $3,500 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

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The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or

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cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer or the master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                  (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)               the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)            the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)              with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust

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that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)             if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)              100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)            100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)            100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

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(v)           50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision,

(vi)        with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds, and

(vii)    100% of charges for beneficiary statements and demands actually paid by the borrowers to the extent such beneficiary statements or demands are prepared by the special servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the

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avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

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The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee in an amount equal to $1,250 per month. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01328% (1.328 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00181% (0.181 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have been reduced to zero as a result of the allocation of Realized Losses and VRR Interest Realized Losses to such certificates and VRR Interest, as applicable, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and VRR Interest as described above in “—Withdrawals from Each Applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not

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prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00035% (0.035 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $21,750 multiplied by the number of Subject Loans, plus (ii) $2,175 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,875 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,600 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from Each Applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an

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obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the VRR Interest Owners, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2) the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3) 30 days after the date on which a receiver has been appointed for the Mortgaged Property;

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(4) 30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6) 90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7) immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer after the occurrence and during the continuance of a Control Termination Event in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)  the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)  the excess of

1.    the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

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2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the master servicer delivered in accordance with the PSA.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced

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Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole

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Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G Certificates, fourth, to the Class F certificates, fifth, to the Class E Trust Component, sixth, to the Class D Trust Component, seventh, to the Class C Trust Component, eighth, to the Class B Certificates, ninth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” in this

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prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the VRR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Certificates (other than the Class R certificates), on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan or Long-Term Extension Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan or Long-Term Extension Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within four (4) business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice that a Non-Serviced Mortgage Loan has become an AB Modified Loan or upon receipt of notice from a party to the PSA that a Non-Serviced Mortgage Loan has become a Long-Term Extension Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan or Long-Term Extension Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan or Long-Term Extension Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan or Long-Term Extension Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan or Long-Term Extension Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan or Long-Term Extension Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

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“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Long-Term Extension Loan”: Any Mortgage Loan whose Maturity Date has been extended more than 12 months past the original Maturity Date of such Mortgage Loan.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan or Long-Term Extension Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein) or Long-Term Extension Loan, over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan or Long-Term Extension Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan or Long-Term Extension Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than any Exchangeable Certificates) and the Trust Components, in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J certificates, second, to the Class H certificates, third, to the Class G certificates, fourth, to the Class F certificates, fifth, to the Class E Trust Component, sixth, to the Class D Trust Component, seventh, to the Class C Trust Component, eighth, to the Class B certificates, ninth, to the Class A-S certificates , and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-F, Class X-G, Class X-H and Class X-J Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a

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related AB Modified Loan or Long-Term Extension Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any

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Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the

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Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not

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expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Parties (solely with respect to the Specially Serviced Loans), the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-

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binding basis) with such Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and VRR Interest Owners. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account

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is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

If the master servicer causes a Mortgaged Property to be covered by a master single-interest or force-placed insurance policy pursuant to the PSA, the special servicer will, notwithstanding that the related Mortgage Loan has not become a Specially Serviced Loan, have the limited authority, in accordance with the Servicing Standard, to (A) determine, for purposes of the PSA, whether the borrower’s failure to maintain the required insurance constitutes an Acceptable Insurance Default (which determination will constitute a Special Servicer Decision or Major Decision, as applicable), and, in connection therewith, to (B) contact the related borrower to discuss such coverage, (C) evaluate potential replacement or borrower-procured insurance policies or escrow arrangements, and (D) recommend to the master servicer termination, substitution or modification of the force-placed coverage if the borrower provides a commercially reasonable alternative.

The master servicer will reasonably cooperate with the special servicer in connection with such activities, including providing borrower contact information, escrow data and policy documentation.

The master servicer will remain responsible for the administration of the related Mortgage Loan and the special servicer's limited authority granted under this paragraph and the two preceding paragraphs shall not interfere with the master servicer’s duty to maintain insurance coverage or prevent a lapse in required insurance coverage; provided that any determination of an Acceptable Insurance Default, or other decision to waive or modify the borrower’s insurance obligations, will be made solely by the special servicer as a Special Servicer Decision or Major Decision, as applicable. Notwithstanding the foregoing, to the extent the special servicer determines that an Acceptable Insurance Default has occurred with respect to any borrower or has waived or modified the insurance requirements of any borrower as a Special Servicer Decision or Major Decision, as applicable, the master servicer will have no further obligation to maintain or cause the related borrower to maintain insurance coverage beyond what has been agreed to by the special servicer.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions (other than a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”) or Special Servicer Decisions (other than a Special Servicer Decision described in clause (ii), (iii), (v)(a) or (v)(b) of the definition of “Special Servicer Decision”) with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. The master servicer will be responsible for processing waivers, modifications, amendments and consents that are a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”

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or a Special Servicer Decision described in clause (ii), (iii) (v)(a) or (v)(b) of the definition of “Special Servicer Decision” with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or does not otherwise cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust, or cause the Grantor Trust or any Trust REMIC to be subject to tax. With respect to (i) any Major Decision that the master servicer and the special servicer have mutually agreed will be processed by the master servicer, (ii) any Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision” or (iii) any Special Servicer Decision described in clause (ii), (iii), (v)(a) or (v)(b) of the definition of “Special Servicer Decision”, the master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision or Special Servicer Decision without the special servicer’s consent and, with respect to any such Major Decision, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days of such party’s receipt from the special servicer of the special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request as described above and except in the case of a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision” or a Special Servicer Decision described in clause (ii), (iii), (v)(a) or (v)(b) of the definition of “Special Servicer Decision”, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably

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foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to an extension, modification, waiver, amendment or forebearance of any term of any Specially Serviced Loan for which it is acting as special servicer if that extension, modification, waive, amendment or forbearance would:

(1) Extend (or have the effect of extending) the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time

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period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2) provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or any Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master applicable and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

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Each of the following is a “Special Servicer Decision”:

(i)                             approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (a) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (b) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 20% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(ii)                          [reserved];

(iii)                       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related Mortgage Loan documents) that provide for (a) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (b) payments to persons or entities known by any master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(iv)                        approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(v)                           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(vi)                        approving any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied);

(vii)                     approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit with respect to certain Mortgage Loans specifically identified on an exhibit to the PSA, which may include, but are not limited to, “performance-based”, “earn-out” or “holdback” escrows or reserves (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents, routine funding of tax payments and insurance premiums when due and payable, or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision);

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(viii)                  in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (b) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(ix)                      any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Intercreditor Agreement as to which the consent of the issuing entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the master servicer, such modification or amendment will additionally require the consent of the master servicer as a condition to its effectiveness;

(x)                         approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer or assumption set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower;

(xi)                       with respect to any Mortgage Loan, any approval, denial, proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower, or any determination of whether a borrower’s failure to maintain such insurance constitutes an Acceptable Insurance Default;

(xii)                   any approval of any casualty insurance settlements (unless such casualty insurance settlements are either less than the threshold specified in the related Mortgage Loan documents and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related Mortgage Loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(xiii)                any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Mortgage Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease; and

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(xiv)                 the determination that a “cash sweep period,” “cash trap period” or similar term with respect to a Mortgage Loan has terminated.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision or a Special Servicer Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision or a Special Servicer Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right the lender may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of a Control Termination Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the

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special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision or Special Servicer Decision) or the special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision or Special Servicer Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision or Special Servicer Decision, the master servicer will be required to promptly provide the special servicer with written notice of any such request for such matter and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. With respect to such request, the master servicer is required to continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to such a “due-on-sale” or “due-on-encumbrance” clause. If the master servicer and special servicer mutually agree that the master servicer is to process such request, the master servicer will be required to provide the special servicer with the master servicer’s written recommendation and analysis, to the extent the master servicer is

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recommending approval, and all information in the master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that the special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, the special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, upon the request of any Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the applicable Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially

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Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2026 and the calendar year ending on December 31, 2026. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

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(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 90 days (or if approved as a Major Decision, 120 days) after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by

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commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

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(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that (i) if an Appraisal Reduction Event has occurred, then the related Appraisal Reduction Amount shall have been calculated, (ii) if such calculation resulted in an Appraisal Reduction Amount, then at least 3 months have elapsed since such Appraisal Reduction Amount has been applied and (ii) no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially

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Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then-current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”) Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
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●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than

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30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer, prior to the occurrence and continuance of a Control Termination Event, will act pursuant to the Directing Certificateholder’s direction, if consistent with the Servicing Standard; provided, however, that if the Directing Certificateholder’s direction is inconsistent with the Servicing Standard, the special servicer, may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process”.

Prior to the occurrence of a Control Termination Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following completion of the Directing Certificateholder Asset Status Report Approval Process.

If a Control Termination Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

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The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Control Termination Event the operating advisor will consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to receive any Asset Status Report or otherwise consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

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(a)  such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)  there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

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In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and VRR Interest Owners is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and VRR Interest Owners to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, the VRR Interest Owners and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to remit to the

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master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the VRR Interest Owners or, in the case of a Serviced Whole Loan, Certificateholders, VRR Interest Owners and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners and the special servicer would be entitled to such Liquidation Fee to the same extent as if such Non-Serviced Mortgage Loan had been a Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master

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servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a

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Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no

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Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates and the VRR Interest will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), and will have the right to replace the special servicer with or without cause and have certain other rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans and any Excluded Loan), the

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Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be KKR CMBS IIII Aggregator Category 2 L.P. or its affiliate.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

“Loan-Specific Directing Certificateholder” means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the master servicer or the special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the master servicer and the special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder”). The master servicer and the special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate

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Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class H and Class J certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder or any VRR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent of the Directing Certificateholder or consultation with the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or consultation is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the applicable Risk Retention Consultation Party, as applicable, is received within ten (10) Business Days following written request for consent or consultation, as the case may be, and its receipt of all reasonably requested information on any required consent or consultation, such consent will be deemed given or such consultation will be deemed to have occurred, as applicable; provided that the failure of the Directing Certificateholder or a

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Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take (or consent to the master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the master servicer and the special servicer have mutually agreed that the master servicer will process any Major Decision and, in any case, with respect to a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”, the master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the special servicer, other than with respect to an Excluded Loan as to a Risk Retention Consultation Party or the holder of the majority of the VRR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Parties with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. The foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or holder of the majority of the Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan, each of the following:

(i)                            any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than any Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) that comes into and continues in default;

(ii)                         any modification, consent to a modification, forbearance with respect to, or waiver of, any monetary term (other than penalty charges which the master servicer or special servicer is permitted to waive pursuant to the PSA) or non-monetary term, (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of

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penalty charges) of a Serviced Mortgage Loan or any extension of the maturity date of such Serviced Mortgage Loan provided that the granting of any extension or entrance into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan will not constitute a Major Decision so long as (1) such extension or forbearance does not extend beyond 90 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 90 days after the date on which such balloon payment will become due;

(iii)                      any sale of a Serviced Mortgage Loan that is a Defaulted Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) for less than the applicable Purchase Price;

(iv)                       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(v)                          any release of collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or any consent to either of the foregoing (other than (a) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (b) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral in accordance with the applicable Mortgage Loan documents), unless such action is otherwise required pursuant to the specific terms of the related Serviced Mortgage Loan and there is no lender discretion;

(vi)                       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt (including, to the extent lender approval is required, mezzanine debt by a direct or indirect parent of the borrower), other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the related loan agreement and without the consent of the lender under the related loan agreement and for which there is no lender discretion;

(vii)                    any approval of property management company changes or franchise changes, including any amendments, modifications or terminations of property management agreements or franchise agreements, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, excluding any property management company changes if the replacement property manager is not affiliated with the borrower, the replacement property management fee is no greater than 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related

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management agreement or if the replacement property manager is affiliated with the borrower, the related management fee is no greater than the lesser of (x) 3.0% of effective gross income at the Mortgaged Property or portion thereof that is subject to the related management agreement and (y) the then current market rate in the location of the Mortgaged Property;

(viii)                 releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves with respect to certain Mortgage Loans specifically identified on an exhibit to the PSA (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, free rent or credit reserves pursuant to an approved lease, tenant improvements pursuant to an approved lease and leasing commissions pursuant to an approved lease, each in accordance with the Mortgage Loan documents, or routine funding of tax payments and insurance premiums when due and payable will not constitute a Major Decision);

(ix)                     any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan other than pursuant to the specific terms of such Serviced Mortgage Loan and for which there is no lender discretion;

(x)                        any acceleration of a Serviced Mortgage Loan or the exercise of any other remedy following a default or an event of default with respect to a Serviced Mortgage Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(xi)                     the determination of the special servicer pursuant to clause (3) or clause (9) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event”;

(xii)                  any modification, waiver or amendment of an Intercreditor Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Intercreditor Agreement and as to which the consent of the issuing entity is not required), in each case entered into with any mezzanine lender or Companion Holder or subordinate debt holder related to a Serviced Mortgage Loan, or an action to enforce rights with respect thereto; provided, that, if any such modification or amendment would adversely impact the master servicer, such modification or amendment will additionally require the consent of the master servicer;

(xiii)               any determination of an Acceptable Insurance Default;

(xiv)                approval of any waiver regarding, the receipt of financial statements that are late for more than 90 consecutive days or the failure to abide by cash management provisions of the Mortgage Loan documents for a period of more than 90 days;

(xv)                   any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than a ground lease) at a Mortgaged Property or REO Property, if (a) the lease affects an area greater than or equal to

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20% of the net rentable area of the improvements at the Mortgaged Property or (b) such transaction is not a routine leasing matter, provided, that if lender consent is not required for such transaction pursuant to the related Mortgage Loan documents or there is no lender discretion in connection with such transaction, such transaction will not constitute a Major Decision;

(xvi)                any approval of or consent to a grant of an easement or right of way (including, without limitation for utilities, access, parking, public improvements or another purpose) that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to such Specially Serviced Loan, or subordination of the lien of the Mortgage Loan to such easement or right of way;

(xvii)             agreeing to any modification, waiver, consent or amendment of the related Serviced Mortgage Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Mortgage Loan, (b) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; and

(xviii)          determining whether to permit any ground lease termination, modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of the Serviced Mortgage Loan and for which there is no lender discretion or determining whether to cure any default by a borrower under a ground lease;

A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans and Serviced Companion Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to forward such request to the special servicer, unless the master servicer and the special servicer mutually agree that the master servicer will process such request and except in the case of a Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”, the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer that is reasonably requested by the special servicer relating to such Major Decision. Except as mutually agreed to by the master servicer and the special servicer, the master servicer will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision. If the master servicer and the special servicer mutually agree that the master servicer will process any request for any matter that constitutes a “Major Decision” or in the case of a

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Major Decision described in clause (xvii)(a) or (xvii)(b) of the definition of “Major Decision”, the master servicer will be required to process such request subject to the consent of the special servicer.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the majority of the VRR Interest ), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Parties, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the applicable Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any Major Decision to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to a Risk Retention Consultation Party or the holder of a majority of the VRR Interest by whom such risk Retention Consultation Party was appointed, the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the applicable Risk Retention Consultation Party (on a non-binding basis) in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination

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Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Report or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

After the occurrence and during the continuance of a Control Termination Event, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event and Consultation Termination Event”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with a Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by such Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor, following the occurrence and during the continuance of a Control Termination Event, simultaneously upon providing such Major Decision Reporting

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Package to the Directing Certificateholder. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the special servicer will be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The

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special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class H certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of the existence or cessation of (i) any Control Termination Event or (ii) any Consultation Termination Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the special servicer determines that immediate action with respect to any Major Decision or Special Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest

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Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the special servicer may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, any Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the VRR Interest Owners.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation

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rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder and VRR Interest will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, that the holders of a Servicing Shift Companion Loan or a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

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The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, the VRR Interest, any Certificateholder, any VRR Interest Owner, or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), Servicing Shift Whole Loan or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Loan), unless a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into

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question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a material mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or any Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or such Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event. The operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers. Each Final Asset Status Report will be required to be labeled or otherwise identified or communicated as being final by the applicable special servicer.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Loan), while a Control Termination Event has occurred and is continuing, the operating advisor’s obligations will consist of the following:

(a)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b)  the operating advisor will be required to consult (on a non-binding basis) with the special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c)  the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) generally in the form attached to this prospectus as Annex C to be provided to the applicable special servicer, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5

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Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d)  the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)         after the calculation but, prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)      if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

With respect to the operating advisor’s review of net present value or Appraisal Reduction Amount calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value or Appraisal Reduction Amount calculation.

With respect to the determination of whether a Control Termination Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of a Control Termination Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of a Control Termination Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the VRR Interest Owners and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if

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such Certificateholders, VRR Interest Owners and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates or VRR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any VRR Interest Owner, any Risk Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report generally in the form attached to this prospectus as Annex C to be provided to the special servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 of such prior calendar year and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, its sole discretion exercised in good faith, to be immaterial. The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to the special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

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In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of the Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loans. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating

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advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)             that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)          that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, any Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)           that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)              that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged

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Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the VRR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s

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certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the

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termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Parties, any Companion Holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the Class X-H and Class X-J Certificates, the VRR Interest and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

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Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and VRR Interest Owners by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ addresses appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days

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to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on

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or after January 1, 2015, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between April 2020 and March 2025 was 30.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a

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copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)             a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)          a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)           copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)              a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)           a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)        copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under

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the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room

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is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be

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required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as Privileged Information received from any party to the

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PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

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(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)              the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)           the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

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Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the

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VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates;

(d)  may take actions that favor the interests of the holders of one or more classes of certificates or of the VRR Interest Owners over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred

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by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their

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then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been

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publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating

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advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)  any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing

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Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)   Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)  KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) KBRA (or, in the case of Serviced Pari Passu Companion Loan

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Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(h) the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced

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Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

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Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master

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servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC, (ii) cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code or (iii) cause a tax to be imposed on the trust, any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i), (ii) or (iii), the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or

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consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer or special servicer, the depositor, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and

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exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve,

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e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the

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applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate

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Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the

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issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

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Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or

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arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.
●	Until the related Servicing Shift Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis
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(based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a primary servicing fee, liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.0025% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to any Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
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●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2025-5YR18 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
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●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that the master servicer will perform under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2025-5YR18 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or
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related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	With respect to the International Plaza Whole Loan (i) there is no asset representations reviewer under the related Non-Serviced PSA and (ii) there is no certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the International Plaza Mortgage Loan

The International Plaza Mortgage Loan is being serviced pursuant to the INT 2025-PLAZA TSA. The servicing terms of the INT 2025-PLAZA TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the INT 2025-PLAZA TSA earns a primary servicing fee with respect to the International Plaza Mortgage Loan equal to 0.000044% per annum.
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●	Upon the International Plaza Mortgage Loan becoming a specially serviced loan under the INT 2025-PLAZA TSA, the related Non-Serviced Special Servicer under the INT 2025-PLAZA TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25%.
●	The related Non-Serviced Special Servicer under the INT 2025-PLAZA TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%; provided that any such workout fee will be reduced by any net modification fees as provided for in the INT 2025-PLAZA TSA paid by the borrower with respect to the International Plaza Whole Loan that were received and retained by the Non-Serviced Special Servicer within 12 months prior to such workout, but only to the extent the net modification fees have not previously been deducted from a workout fee or liquidation fee (each amount of the workout fee will be reduced to an amount (but not to an amount less than zero) until the aggregate amount of such reductions equals such net modification fees).
●	The related Non-Serviced Special Servicer under the INT 2025-PLAZA TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.
●	The INT 2025-PLAZA TSA does not provide certain non-binding consultation rights in respect of the International Plaza Mortgage Loan (if such Mortgage Loan is specially serviced) to a representative of the holders of the credit risk retention interests. Prospective investors are encouraged to review the full provisions of the INT 2025-PLAZA TSA, which is available via request from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loan—The International Plaza Whole Loan”.

Servicing of the 1010 Pacific Street Mortgage Loan

The 1010 Pacific Street Mortgage Loan is being serviced pursuant to the Benchmark 2025-V18 PSA. The servicing terms of the Benchmark 2025-V18 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—Servicing of the Non-Serviced Mortgage Loans” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the Benchmark 2025-V18 PSA earns a primary servicing fee with respect to the 1010 Pacific Street Mortgage Loan equal to 0.00125% per annum.
●	Upon the 1010 Pacific Street Mortgage Loan becoming a specially serviced loan, the related Non-Serviced Special Servicer under the Benchmark 2025-V18 PSA will earn a special servicing fee payable monthly with respect to 1010 Pacific Street Mortgage Loan accruing at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the related risk retention consultation parties are entitled to consult with the related Non-Serviced Special Servicer, $5,000.
●	The Non-Serviced Special Servicer under the 1010 Pacific Street Mortgage Loan will be entitled to a workout fee equal to the lesser of (i) 1.0% of each payment (other than penalty charges) of principal and interest (other than any amount for which a
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liquidation fee would be paid) in respect of the 1010 Pacific Street Mortgage Loan made by the related borrower after a workout of the 1010 Pacific Street Mortgage Loan and (ii) $1,000,000. The workout fee is subject to a minimum fee of $25,000.

●	The Non-Serviced Special Servicer under the 1010 Pacific Street Mortgage Loan will be entitled to a liquidation fee equal to the lesser of (i) 1.0% of net liquidation proceeds received in connection with a liquidation of the 1010 Pacific Street Mortgage Loan and (ii) $1,000,000. The liquidation fee is subject to a minimum fee of $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Terra Apartments Mortgage Loan

The Terra Apartments Mortgage Loan is being serviced pursuant to the MSBAM 2025-5C2 PSA. The servicing terms of the MSBAM 2025-5C2 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—Servicing of the Non-Serviced Mortgage Loans” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer under the MSBAM 2025-5C2 PSA earns a primary servicing fee with respect to the Terra Apartments Mortgage Loan equal to 0.00250% per annum.
●	Upon the Terra Apartments Mortgage Loan becoming a specially serviced loan, the related Non-Serviced Special Servicer under the MSBAM 2025-5C2 PSA will earn a special servicing fee payable monthly with respect to Terra Apartments Mortgage Loan accruing at a rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee for the related month of $5,000.
●	The Non-Serviced Special Servicer under the Terra Apartments Mortgage Loan will be entitled to a workout fee equal to the lesser of (i) 1.0% of each payment (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) in respect of the Terra Apartments Mortgage Loan made by the related borrower after a workout of the Terra Apartments Mortgage Loan and (ii) $1,000,000. The workout fee is subject to a minimum fee of $25,000.
●	The Non-Serviced Special Servicer under the Terra Apartments Mortgage Loan will be entitled to a liquidation fee equal to the lesser of (i) 1.0% of net liquidation proceeds received in connection with a liquidation of the Terra Apartments Mortgage Loan and (ii) $1,000,000. The liquidation fee is subject to a minimum fee of $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request

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to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage backed securitization transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action

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otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s, Fitch and KBRA.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or VRR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan

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Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
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●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owners will be deemed under the PSA to have expressly covenanted with every other Certificateholder and VRR Interest Owner and the trustee, that no one or more Certificateholders or VRR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any other Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

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Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and VRR Interest Owners of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Certificates (other than the Class R certificates) (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates and the Class C, Class D and Class E Trust Components is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed

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to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders and the VRR Interest Owners, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(a)  to correct any defect or ambiguity in the PSA;

(b)  to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the VRR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)  to change the timing and/or nature of deposits in the each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate or the VRR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided

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that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)   to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)  to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)   to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5

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Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)   to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)  to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the VRR Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any VRR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such VRR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

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No amendment to the PSA that is materially adverse to the interests of the Directing Certificateholder may be effected unless the Directing Certificateholder provides written consent to such amendment.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and, in the case of the Trustee, to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii)(a) in the case of the trustee, an institution whose (A) long-term senior unsecured debt or issuer rating is rated at least “A2” by Moody’s or that has a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s for so long the master servicer maintains a long-term senior unsecured debt or issuer rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, (B) a long-term senior unsecured debt or issuer default rating of “A” by Fitch (or short term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a long-term senior unsecured debt or issuer default rating of at least “BBB-” by Fitch as long as the master servicer has a long term unsecured debt or issuer default rating of “A” by Fitch or a short term rating of “F1” by Fitch), and (C) a long-term senior unsecured debt rating or issuer rating of at least “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), (b) in the case of the Certificate Administrator, an institution whose long-term senior unsecured debt rating or issuer rating is rated at least “Baa3” by Moody’s, or (c) in the case of each of clause (ii)(a) and (ii)(b), an institution with respect to which each Rating Agency has provided a Rating Agency Confirmation, and (iii) an entity that is not a prohibited party.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of

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resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Virginia. Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee’s sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee’s sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. Although rarely used in Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property’s rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court’s instructions. The decision to appoint a receiver is solely within the court’s discretion, regardless of what the deed of trust provides.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted)

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against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Florida. In Florida, loans involving real property may be mortgaged in order to secure a borrower’s obligations under the loan. The mortgage is the security instrument that is a lien on and encumbers the real property that is the collateral for the indebtedness evidenced by the promissory note. Accordingly, there is no power of sale in Florida, but rather judicial foreclosure. Under Florida law, ownership of the mortgage follows the promissory note and the plaintiff must be the holder of the promissory note and the mortgage in order to have standing to bring a foreclosure action. After an action for foreclosure is filed with the court and the lender obtains a final judgment of foreclosure, such foreclosure judgment will require that the property be sold at a public judicial sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled foreclosure sale. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. Section 45.031, Florida Statutes, requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the date of judgment is entered, unless plaintiff agrees otherwise. Notwithstanding, due to a back-log of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

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Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

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Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that

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physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

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The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from

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bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates and the VRR Interest Owners, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

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Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

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Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee

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becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the

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bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the

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court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of

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reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things,

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senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

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A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of

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“owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

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Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders and the VRR Interest Owners.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain

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offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, the retaining sponsor, a mortgage loan seller and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is expected to be the initial holder of a portion of the VRR Interest and an initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator, an initial Risk Retention Consultation Party and the holder of the companion loans for which the noteholder is identified as “JPMorgan Chase Bank, National Association” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and an initial Risk Retention Consultation Party, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator and the holder of a portion of the VRR Interest.

Bank of America, a mortgage loan seller, an originator, a sponsor, an initial Risk Retention Consultation Party and the holder of a portion of the VRR Interest, is an affiliate of BofA Securities, Inc., one of the underwriters. Bank of America is also the holder of the companion loans for which the noteholder is identified as “Bank of America, National Association” (if any) in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Trimont, the master servicer, is also (i) the Non-Serviced Master Servicer with respect to the International Plaza Whole Loan under the INT 2025-PLAZA TSA, (ii) the Non-Serviced

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Master Servicer with respect to the 1010 Pacific Street Whole Loan under the Benchmark 2025-V18 PSA and (iii) the Non-Serviced Master Servicer with respect to the Terra Apartments Whole Loan under the MSBAM 2025-C2 PSA.

Trimont is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

Pursuant to certain interim servicing arrangements between Trimont and MSMCH, a sponsor and a mortgage loan seller, or certain of its affiliates, Trimont acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to an interim servicing agreement between Trimont and Bank of America, each a sponsor, an originator and a mortgage loan seller, Trimont acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

K-Star, or an affiliate, assisted KKR ROX II TMK CMBS Lower HoldCo (C) Category 2 L.P. and its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool. Additionally, K-Star is an affiliate of (x) KKR CMBS IIII Aggregator Category 2 L.P., the initial Directing Certificateholder, (y) KKR Rox II TMK CMBS Lower HoldCo (C) Category 2 L.P., the anticipated initial purchaser of the Class F, Class G, Class H and Class J Certificates and (z) the anticipated initial purchaser of the Class C, Class D and Class E Certificates.

Computershare Trust Company, National Association is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that MSMCH will transfer to the depositor.

Computershare Trust Company, National Association is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that BANA will transfer to the depositor.

Computershare Trust Company, National Association, the certificate administrator and custodian, is also (i) expected to be the certificate administrator, custodian and trustee under the WFCM 2025-5C7 PSA, pursuant to which the Mall at Bay Plaza Whole Loan and the Capital Storage Portfolio Whole Loan are expected to be serviced, (ii) the certificate administrator and custodian under the INT 2025-PLAZA TSA, pursuant to which the International Plaza Whole Loan is serviced, (iii) the certificate administrator, custodian and trustee under the Benchmark 2025-V18 PSA, pursuant to which the 1010 Pacific Street Whole Loan is expected to be serviced, and (iv) the certificate administrator and custodian under the MSBAM 2025-5C2 PSA, pursuant to which the Terra Apartments Whole Loan is serviced.

Deutsche Bank National Trust Company, the trustee, is also (i) the trustee under the INT 2025-PLAZA TSA, pursuant to which the International Plaza Whole Loan is serviced and (ii) the trustee under the MSBAM 2025-C2 PSA, pursuant to which the Terra Apartments Whole Loan is serviced.

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Park Bridge Lender Services LLC, the operating advisor and the asset representations reviewer, is also (i) the operating advisor and the asset representations reviewer under the Benchmark 2025-V18 PSA, pursuant to which the 1010 Pacific Street Whole Loan is serviced and (ii) the operating advisor and the asset representations reviewer under the MSBAM 2025-5C2 PSA, pursuant to which the Terra Apartments Whole Loan is serviced.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of The Master Servicer and The Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the VRR Interest not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

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Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal

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payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss and a VRR Interest Realized Loss occur when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and VRR Interest Owners in reduction of the Certificate Balances of the certificates and the VRR Interest Balance of the VRR Interest. Realized Losses and VRR Interest Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$472,061,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$99,470,000	Class A-S and Class B certificates

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of

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the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

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Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$472,061,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$99,470,000	Class A-S and Class B certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will

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conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount or VRR Interest Balance, as the case may be, of each interest-bearing class of certificates or the VRR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without
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regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	the Mortgage Rate in effect for each Mortgage and each Non-Serviced AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate (which, in the case of a Componentized Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment);
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in January 2026; and
●	the Offered Certificates are settled with investors on December 9, 2025.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

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Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	82%	82%	82%	82%	82%
December 2027	63%	63%	63%	63%	63%
December 2028	41%	41%	41%	41%	41%
December 2029	17%	17%	17%	17%	17%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.55	2.53	2.53	2.53	2.53

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.83	4.54	4.45	4.41	4.33

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.89	4.83	4.73	4.41

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.49
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Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
December 2026	100%	100%	100%	100%	100%
December 2027	100%	100%	100%	100%	100%
December 2028	100%	100%	100%	100%	100%
December 2029	100%	100%	100%	100%	100%
December 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.93	4.93	4.93	4.93	4.52

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from December 1, 2025 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

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Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
97.0000%	5.562%	5.571%	5.572%	5.573%	5.573%
98.0000%	5.118%	5.124%	5.125%	5.125%	5.125%
99.0000%	4.681%	4.684%	4.684%	4.685%	4.685%
100.0000%	4.251%	4.251%	4.251%	4.251%	4.251%
101.0000%	3.828%	3.824%	3.823%	3.823%	3.823%
102.0000%	3.410%	3.404%	3.403%	3.402%	3.402%
103.0000%	2.999%	2.990%	2.988%	2.987%	2.987%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
98.0000%	5.147%	5.172%	5.180%	5.184%	5.191%
99.0000%	4.907%	4.918%	4.922%	4.924%	4.927%
100.0000%	4.670%	4.667%	4.667%	4.666%	4.665%
101.0000%	4.436%	4.419%	4.414%	4.412%	4.407%
102.0000%	4.204%	4.175%	4.165%	4.160%	4.152%
103.0000%	3.975%	3.932%	3.918%	3.912%	3.899%
104.0000%	3.749%	3.693%	3.674%	3.666%	3.650%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	5.153%	5.153%	5.153%	5.152%	5.149%
101.0000%	4.919%	4.918%	4.915%	4.910%	4.892%
102.0000%	4.688%	4.686%	4.681%	4.671%	4.638%
103.0000%	4.459%	4.457%	4.449%	4.435%	4.387%
104.0000%	4.233%	4.230%	4.219%	4.202%	4.138%
105.0000%	4.010%	4.006%	3.993%	3.971%	3.893%
106.0000%	3.789%	3.784%	3.769%	3.743%	3.651%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
4.1250%	11.898%	11.456%	10.982%	10.309%	7.799%
4.2500%	10.521%	10.072%	9.591%	8.907%	6.356%
4.3750%	9.207%	8.752%	8.263%	7.569%	4.978%
4.5000%	7.950%	7.489%	6.994%	6.289%	3.661%
4.6250%	6.747%	6.280%	5.778%	5.064%	2.398%
4.7500%	5.594%	5.121%	4.613%	3.889%	1.188%
4.8750%	4.486%	4.008%	3.494%	2.761%	0.026%
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Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
2.3750%	13.503%	13.536%	13.584%	13.670%	10.429%
2.5000%	11.140%	11.174%	11.223%	11.311%	7.977%
2.6250%	8.957%	8.991%	9.042%	9.131%	5.711%
2.7500%	6.930%	6.965%	7.016%	7.108%	3.606%
2.8750%	5.041%	5.077%	5.129%	5.222%	1.644%
3.0000%	3.275%	3.311%	3.364%	3.459%	-0.192%
3.1250%	1.617%	1.654%	1.708%	1.804%	-1.915%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	5.478%	5.478%	5.478%	5.478%	5.474%
101.0000%	5.243%	5.243%	5.243%	5.243%	5.219%
102.0000%	5.011%	5.011%	5.011%	5.011%	4.967%
103.0000%	4.782%	4.782%	4.782%	4.782%	4.717%
104.0000%	4.555%	4.555%	4.555%	4.555%	4.471%
105.0000%	4.330%	4.330%	4.330%	4.330%	4.228%
106.0000%	4.109%	4.109%	4.109%	4.109%	3.987%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
100.0000%	5.733%	5.733%	5.733%	5.733%	5.728%
101.0000%	5.496%	5.496%	5.496%	5.496%	5.473%
102.0000%	5.262%	5.262%	5.262%	5.262%	5.220%
103.0000%	5.031%	5.031%	5.031%	5.031%	4.971%
104.0000%	4.803%	4.803%	4.803%	4.803%	4.724%
105.0000%	4.577%	4.577%	4.577%	4.577%	4.480%
106.0000%	4.353%	4.353%	4.353%	4.353%	4.239%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the Certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

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Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class X-F, Class X-G, Class X-H, Class X-J, Class F, Class G, Class H and Class J certificates, the Class C, Class C-X1, Class C-X2, Class D, Class D-X1, Class D-X2, Class E, Class E-X1 and Class E-X2 Trust Components (the “Exchangeable Trust Components”) and the VRR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, the arrangement for holding the Exchangeable Trust Components will be classified as a trust under Section 301.7701-4(c) of the Treasury Regulations (the “Grantor Trust”). The Upper-Tier REMIC will issue the Exchangeable Trust Components, all of which will be held by the Grantor Trust. The Grantor Trust will also issue the Exchangeable Certificates, all of which will represent beneficial ownership under section 671 of the Code of one or more of the Exchangeable Trust Components.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that

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each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

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In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off

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Date, five (5) of the Mortgaged Properties securing five (5) Mortgage Loans representing 24.9% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated

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redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

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A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the

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amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

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Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-S and Class B certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a

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Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should

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consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete)

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liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its

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actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

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If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and nonresident VRR Interest Owners solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or VRR Interest Owners will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Wells Fargo Securities, LLC	$1,785,198	$10,406,890	$86,061,647	$98,253,734
J.P. Morgan Securities LLC	$2,587,821	$15,085,815	$124,754,864	$142,428,500
Morgan Stanley & Co. LLC	$2,354,746	$13,727,096	$113,518,691	$129,600,533
BofA Securities, Inc.	$1,849,235	$10,780,199	$89,148,798	$101,778,233
Academy Securities, Inc.	$0	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0	$0
Total	$8,577,000	$50,000,000	$413,484,000	$472,061,000

Underwriter	Class X-B	Class A-S	Class B
Wells Fargo Securities, LLC	$20,703,466	$13,685,267	$7,018,198
J.P. Morgan Securities LLC	$30,011,721	$19,838,149	$10,173,572
Morgan Stanley & Co. LLC	$27,308,685	$18,051,406	$9,257,279
BofA Securities, Inc.	$21,446,128	$14,176,178	$7,269,951
Academy Securities, Inc.	$0	$0	$0
Drexel Hamilton, LLC	$0	$0	$0
Siebert Williams Shank & Co., LLC	$0	$0	$0
Total	$99,470,000	$65,751,000	$33,719,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase

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commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 107.0% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from December 1, 2025, before deducting expenses payable by the depositor (estimated at $5,102,998, excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

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Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, the retaining sponsor, a mortgage loan seller, an initial holder of the VRR Interest and an initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the VRR Interest. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor, a mortgage loan seller, and an initial Risk Retention Consultation Party, and Morgan Stanley Bank, which is an originator and an initial holder of a portion of the VRR Interest. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the VRR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, and affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1) the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the International Plaza Mortgage Loan, the portion thereof allocable to WFB);

(2) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB or, with respect to the International Plaza Mortgage Loan, the portion thereof allocable to JPMCB);

(3) the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH; and

(4) the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BofA

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Securities, Inc., has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-282099-08)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-282099) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports

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on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA

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and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg.

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41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC and, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been

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rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that

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(i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS

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INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1, A-2, A-3, A-S and B Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other Classes of Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although

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there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B and Class B certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in December 2058. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in

596

connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five

597

NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

598

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599

Index of Defined Terms

@
@%(#)	181
1
1010 Pacific Declaration	190
1010 Pacific Regulatory Documents	191
1010 Pacific Subordination Agreement	191
17g-5 Information Provider	389
1986 Act	574
1996 Act	555
2
205 East Associates 2	236
3
30/360 Basis	430
4
401(c) Regulations	594
A
AB Modified Loan	444
Accelerated Mezzanine Loan Lender	381
Acceptable Insurance Default	448
Acting General Counsel’s Letter	162
Actual/360 Basis	223
Actual/360 Loans	418
ADA	557
Additional Exclusions	448
Administrative Fee Rate	357
ADR	175
Advances	413
Affirmative Asset Review Vote	496
Aggregate Available Funds	349
Aggregate Excess Prepayment Interest Shortfall	374
Aggregate Gain-on-Sale Entitlement Amount	350
Aggregate Principal Distribution Amount	362
AIFM Regulations	142
Allocated Appraisal Reduction Amount	440
Allocated Cumulative Appraisal Reduction Amount	440

Aloft Houston Loan	281
AMI	190
Annual Debt Service	175
Appraisal Institute	273
Appraisal Reduction Amount	439
Appraisal Reduction Event	438
Appraised Value	175
Appraised-Out Class	445
AREF	281
ASR Consultation Process	466
Assessment of Compliance	531
Asset Representations Reviewer Asset Review Fee	437
Asset Representations Reviewer Fee	437
Asset Representations Reviewer Fee Rate	437
Asset Representations Reviewer Termination Event	501
Asset Representations Reviewer Upfront Fee	437
Asset Review	498
Asset Review Notice	496
Asset Review Quorum	496
Asset Review Report	499
Asset Review Report Summary	499
Asset Review Standard	498
Asset Review Trigger	495
Asset Review Vote Election	496
Asset Status Report	463
Assumed Final Distribution Date	372
Assumed Scheduled Payment	363
Attestation Report	532
Available Funds	350
B
Balloon LTV Ratio	180
Balloon Payment	180
BAMLCM	323
Bank of America	309
Bank of America Data File	318
Bank of America Guidelines	310
Bank of America Mortgage Loan	317
Bank of America Qualification Criteria	319
Bank of America Reporting Period	320
Bank of America Securitization Database	317
Bankruptcy Code	71, 547
Barclays	281
Base Interest Fraction	371

600

Beds	187
Benchmark 2025-V18 PSA	238
Borrower Party	381
Borrower Party Affiliate	381
Breach Notice	402
Bridge Bank	120
BSCMI	284
C
C(WUMP)O	23
Cash Flow Analysis	177
CERCLA	554
Certificate Administrator	329
Certificate Administrator/Trustee Fee	436
Certificate Administrator/Trustee Fee Rate	436
Certificate Balance	347
Certificate Owners	392
Certificateholder	382
Certificateholder Quorum	505
Certificateholder Repurchase Request	517
Certificates	346
Certifying Certificateholder	394
C-III	281
City	221
Class A Certificates	346
Class C Exchangeable Certificates	347
Class D Exchangeable Certificates	347
Class E Exchangeable Certificates	347
Class Percentage Interest	359
Class RR Certificateholders	5, 342
Class RR Certificates	342, 346
Class X Certificates	346
Clearstream	391
Clearstream Participants	393
Closing Date	174, 270
CMBS	167
CMS	332, 336
CMS Acquisition Closing Date	332
CMS Loans	336
CMS Transaction	332
Collateral Deficiency Amount	444
Collection Account	417
Collection Period	351
Commerzbank	327
Communication Request	395
Companion Distribution Account	417
Companion Holder	238
Companion Holders	238
Companion Loan	50
Companion Loan Rating Agency	238
Companion Loans	172

Compensating Interest Payment	373
Componentized Mortgage Loan	357
Computershare	330
Computershare Limited	329
Computershare Trust Company	329
Constant Prepayment Rate	565
Consultation Termination Event	482
Control Eligible Certificates	474
Control Note	238
Control Termination Event	482
Controlling Class	474
Controlling Class Certificateholder	474
Controlling Companion Loan	238
Controlling Holder	238
Cook County Case	207
Corrected Loan	463
Corresponding Trust Components	359
CPP	565
CPR	565
CPY	565
CRE Loans	279, 305
CREC	203
Credit Risk Retention Rules	342
CREFC®	378
CREFC® Intellectual Property Royalty License Fee	438
CREFC® Intellectual Property Royalty License Fee Rate	438
CREFC® Reports	378
Cross-Over Date	354
CTS	330
Cumulative Appraisal Reduction Amount	443, 445
Cure/Contest Period	499
Cut-off Date	172
Cut-off Date Balance	178
Cut-off Date Loan-to-Value Ratio	178
Cut-off Date LTV Ratio	178
D
D or @%(#)	182
D or YM(#)	182
D or YM@(#)	182
D(#)	181
DBNTC	325
DBTCA	327
Debt Service Coverage Ratio	179
Defaulted Loan	469
Defeasance Deposit	228
Defeasance Loans	227
Defeasance Lock-Out Period	227
Defeasance Option	227

601

Definitive Certificate	391
Delegated Directive	20
Delinquent Loan	496
Demand Entities	307, 322
Depositories	391
Determination Date	348
Diligence File	399
Directing Certificateholder	472
Directing Certificateholder Asset Status Report Approval Process	465
Disclosable Special Servicer Fees	435
Discount Rate	371
Dispute Resolution Consultation	519
Dispute Resolution Cut-off Date	519
Distribution Accounts	418
Distribution Date	348
Distribution Date Statement	378
Dodd-Frank Act	170
DOL	591
DSCR	179
DST	198
DTC	391
DTC Participants	391
DTC Rules	392
E
East Associates 2 LLCA	236
East Associates LLCA	236
EDGAR	590
EEA	19
Effective Gross Income	177
Eligible Asset Representations Reviewer	500
Eligible Operating Advisor	489
Enforcing Party	517
Enforcing Servicer	517
Environmental Condition	16
ESA	202, 289, 16
Escrow/Reserve Mitigating Circumstances	291
EU	141
EU CRR	141
EU Institutional Investor	141
EU Investor Requirements	141
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Rules	141
Euroclear	391
Euroclear Operator	393
Euroclear Participants	393

EUWA	20
Excess Modification Fee Amount	431
Excess Modification Fees	429
Excess Prepayment Interest Shortfall	374
Exchange Act	269
Exchangeable Certificates	4, 346
Exchangeable IO Certificates	347
Exchangeable IO Trust Component	358
Exchangeable P&I Trust Component	359
Exchangeable Trust Components	572
Excluded Controlling Class Holder	380
Excluded Controlling Class Loan	381
Excluded Information	381
Excluded Loan	382
Excluded Plan	593
Excluded Special Servicer	505
Excluded Special Servicer Loan	505
Exemption	592
Exemption Rating Agency	592
F
FATCA	584
FDIA	161
FDIC	120, 162
Fee Borrowers	200, 201
FIEL	25
Final Asset Status Report	486
Final Dispute Resolution Election Notice	519
Financial Promotion Order	21
FINRA	589
FIRREA	163, 288
Fitch	500
Flagstar	120
FPO Persons	21
FSMA	20, 142
G
Gain-on-Sale Remittance Amount	351
Gain-on-Sale Reserve Account	418
Garn Act	556
General Special Servicer	281
GLA	180
Government Securities	225
grantor trust	60
Grantor Trust	348, 572
H
HFC	76
House Bill 21	77

602

HPD	191
HSTP Act	76
I
ICAP	220
ICAP Lots	220
IKB	328
In Place Cash Management	180
Indirect Participants	391
Initial Delivery Date	463
Initial Pool Balance	172
Initial Requesting Certificateholder	517
Initial Subordinate Companion Loan Holder	473
Institutional Investor	24
Insurance and Condemnation Proceeds	417
INT 2025-PLAZA Securitization	250
INT 2025-PLAZA TSA	238, 250
Intercreditor Agreement	238
Interest Accrual Amount	361
Interest Accrual Period	361
Interest Distribution Amount	361
Interest Rate	357
Interest Reserve Account	418
Interest Shortfall	361
Interested Person	471
International Plaza B Notes	249
International Plaza Certificate Registrar	254
International Plaza Co-Lender Agreement	250
International Plaza Companion Loans	250
International Plaza Consultation Termination Event	253
International Plaza Directing Holder	253
International Plaza Master Servicer	250
International Plaza Mortgage Loan	249
International Plaza Non-Standalone Pari Passu Companion Loans	249
International Plaza Notes	249
International Plaza Pari Passu Companion Loans	249
International Plaza Special Servicer	250
International Plaza Standalone Companion Loans	250
International Plaza Standalone Pari Passu Companion Loans	249
International Plaza Subordinate Companion Loans	250
International Plaza Whole Loan	250
Investment Account	419
Investor Certification	382

IRS	165
J
Japanese Retention Requirement	26
JCPenney Lease	202
JFSA	26
Joint Seller Mortgage Loan	397
JPMC	283
JPMCB	283
JPMCB Data Tape	285
JPMCB Deal Team	285
JPMCB Mortgage Loans	285
JPMCB’s Qualification Criteria	287
JPMCCMSC	284
JRR Rule	26
K
Karasick Guarantor	207
KBRA	500
K-Star	337
L
L(#)	181
Leasehold Borrowers	200, 201
Lender Requirements	191
Liquidation Fee	432
Liquidation Fee Rate	432
Liquidation Proceeds	417
LLCA	236
LNR	281
Loan	281
Loan Per Unit	180
Loan-Specific Directing Certificateholder	473
Loan-to-Value Ratio at Maturity	180
Local Law 97	123
Lock-out Period	225
Long-Term Extension Loan	444
Loss of Value Payment	403
Lot 17	202
Lot 3	202
Lower-Tier Regular Interests	572
Lower-Tier REMIC	348, 572
LTV Ratio	178
LTV Ratio at Maturity	180
M
MAI	405
Major Decision	475
Major Decision Reporting Package	475

603

Mall 1-BP	202
Mall 2-BP	202
Mall at Bay Plaza Control Appraisal Period	256
Mall at Bay Plaza Controlling Noteholder	263
Mall at Bay Plaza Intercreditor Agreement	256
Mall at Bay Plaza Major Decision	265
Mall at Bay Plaza Pari Passu Companion Loan	256
Mall at Bay Plaza Subordinate Companion Loan	256
Mall at Bay Plaza Whole Loan	256
MAS	24
Master Servicer	332
Material Defect	402
Maturity Date Balloon Payment	180
MIFID II	19
MLPA	397
Modification Fees	429
Moody’s	500
Morgan Stanley Bank	295
Morgan Stanley Group	295
Morgan Stanley Origination Entity	297
Morningstar DBRS	500
Mortgage	173
Mortgage File	397
Mortgage Loan	50
Mortgage Loans	172
Mortgage Note	173
Mortgage Pool	172
Mortgaged Property	173
MSBAM 2025-5C2 PSA	238
MSMCH	295
MSMCH Data File	304
MSMCH Mortgage Loans	295
MSMCH Qualification Criteria	305
MSMCH Securitization Database	303
N
NCUA	326
Net Mortgage Rate	357
Net Operating Income	181
NFA	589
NFIP	102
NI 33-105	26
Non-Control Note	238
Non-Controlling Holder	239
Non-Controlling Note Holder	264
Non-Profit Transaction Documents	200
Nonrecoverable Advance	414

Non-Retained Percentage	345
Non-Serviced AB Whole Loan	239
Non-Serviced Certificate Administrator	239
Non-Serviced Companion Loan	52, 239
Non-Serviced Companion Loans	52
Non-Serviced Custodian	239
Non-Serviced Directing Certificateholder	239
Non-Serviced Master Servicer	239
Non-Serviced Mortgage Loan	51, 52, 239
Non-Serviced Pari Passu Companion Loan	239
Non-Serviced Pari Passu Mortgage Loan	239
Non-Serviced Pari Passu Whole Loan	239
Non-Serviced PSA	239
Non-Serviced Special Servicer	240
Non-Serviced Trustee	240
non-serviced whole loan	52
Non-Serviced Whole Loan	51, 240
Non-Specially Serviced Loan	478
Non-U.S. Person	584
Not-for-Profit	200
Notional Amount	348
NRA	181
NRSRO	380
NRSRO Certification	383
NYCOER	203
O
O(#)	181
OCC	270, 309
Occupancy As Of Date	181
Offer	20
Offered Certificates	347
OID Regulations	575
OLA	162
Operating Advisor Consulting Fee	436
Operating Advisor Expenses	437
Operating Advisor Fee	436
Operating Advisor Fee Rate	436
Operating Advisor Standard	487
Operating Advisor Termination Event	491
Operating Advisor Upfront Fee	436
Other Master Servicer	240
Other PSA	240
Other Special Servicer	240
P
P&I Advance	412
P&I Advance Date	412

604

PACE	120
PADEP	205
Pads	187
PAR	289
Par Purchase Price	469
Pari Passu Companion Loan	50
Pari Passu Companion Loans	172
Pari Passu Mortgage Loan	240
Park Bridge Financial	340
Park Bridge Lender Services	340
Participants	391
Parties in Interest	590
partnership representative	582
Pass-Through Rate	355
Patriot Act	558
Payment Due Date	223, 351
Percentage Interest	349
Periodic Payments	349
Permitted Investments	419
Permitted Special Servicer/Affiliate Fees	435
PIP	176
PIPs	205
PL	274
Plans	590
PML	274
PRC	23
Preferred Equity Investment	236
Preferred Equity Investor	236
Preliminary Dispute Resolution Election Notice	519
Prepayment Assumption	576
Prepayment Interest Excess	373
Prepayment Interest Shortfall	373
Prepayment Premium	372
Prepayment Provisions	181
Prime Rate	417
Principal Balance Certificates	347
Principal Distribution Amount	362
Principal Shortfall	363
Privileged Information	490
Privileged Information Exception	491
Privileged Person	380
Professional Investors	24
Prohibited Prepayment	374
Promotion of Collective Investment Schemes Exemptions Order	21
Proposed Course of Action	518
Proposed Course of Action Notice	518
Prospectus	23
PSA	346
PSA Party Repurchase Request	517
PTCE	594

PTE	591
Purchase Price	404
Q
Qualification Criteria	278
Qualified Replacement Special Servicer	506
Qualified Substitute Mortgage Loan	404
Qualifying CRE Loan Percentage	343
R
RAC No-Response Scenario	529
Rated Final Distribution Date	373
Rating Agencies	530
Rating Agency Confirmation	530
REA	84
Realized Loss	375
REC	203
Received Classes	358
Recognition Agreement	236
Record Date	348
Registration Statement	589
Regular Certificates	346
Regular Interestholder	575
Regular Interests	572
Regulation AB	532
Reimbursement Rate	417
Related Proceeds	415
Release Date	228
Relevant Investor	24
Relevant Persons	22
Relief Act	558
Remaining Term to Maturity	182
REMIC	572
REMIC LTV Test	165
REMIC Provisions	571
REO Account	419
REO Loan	364
REO Property	462
Repurchase Request	281, 517
Requesting Certificateholder	519
Requesting Holders	445
Requesting Investor	395
Requesting Party	528
Required Credit Risk Retention Percentage	344
Requirements	558
Residual Certificates	346
Resolution Failure	517
Resolved	517
Restricted Group	592
Restricted Party	491

605

Retaining Parties	342
Retaining Sponsor	342
Review Materials	497
RevPAR	182
Risk Retention Allocation Percentage	345
Risk Retention Consultation Party	381
RMBS	326
ROFO	214
ROFR	214
Rooms	187
RR Interest	342, 346
RR Interest Owner	5, 342
Rule 15Ga-1 Reporting Period	279, 292
Rule 17g-5	383
RWs	281
S
S&P	500
Scheduled Principal Distribution Amount	362
SEC	269
Section 420-a Exemption	199
Securities Act	531
Securitization Accounts	346, 419
SEL	274
Senior Certificates	346
Sequential Pay Event	257
Serviced Companion Loan	240
Serviced Companion Loans	51
Serviced Mortgage Loan	240
Serviced Mortgage Loans	51
Serviced Pari Passu Companion Loan	240
Serviced Pari Passu Companion Loan Securities	510
Serviced Pari Passu Mortgage Loan	240
Serviced Pari Passu Whole Loan	240
Serviced Whole Loan	51, 241
Serviced Whole Loans	51
Servicer Termination Event	508
Servicing Advances	413
Servicing Fee	427
Servicing Fee Rate	427
Servicing Shift Master Servicer	51
Servicing Shift Mortgage Loan	51, 240
Servicing Shift Pooling and Servicing Agreement	51
Servicing Shift PSA	241
Servicing Shift Securitization Date	51, 241
Servicing Shift Special Servicer	51
Servicing Shift Whole Loan	51, 241
Servicing Standard	410
SF	182

SFA	24
SFO	23
Silberberg Guarantor	207
Similar Law	590
SIPC	589
SL 205 East Associates	236
SMMEA	61, 595
SNDA	215
Spaces	187
Special Servicing Fee	430
Special Servicing Fee Rate	430
Specially Serviced Loans	459
Sq. Ft.	182
Square Feet	182
Startup Day	572
Stated Principal Balance	363
Streit Act	326
Structured Product	23
Structuring Assumptions	566
Subject 2023 Computershare CMBS Annual Statement of Compliance	331
Subject Loan	437
Subordinate Certificates	346
Subordinate Companion Loan	50, 241
Subordinate Companion Loans	172
Subsequent Asset Status Report	463
Sub-Servicing Agreement	411
Surrendered Classes	358
SVB	120
T
T-12	182
Term to Maturity	182
Termination Purchase Amount	533
Terms and Conditions	394
Tests	498
The International Plaza A Notes	249
Third Party Obligor Event of Default	237
Threshold Event Collateral	257
TIA	326
TIRZ Agreement	221
Title V	557
Total Operating Expenses	177
Transaction Parties	594
Transition Agreement	336
Transition Period	336
Trimont	163, 332
TRIPRA	103, 12
Trust	325
Trust Components	358
Trust REMICs	348, 572
TTM	182

606

U
U.S. Person	584
U/W DSCR	179
U/W Expenses	183
U/W NCF	183
U/W NCF Debt Yield	185
U/W NCF DSCR	179
U/W Net Cash Flow	183
U/W Net Operating Income	186
U/W NOI	186
U/W NOI Debt Yield	186
U/W NOI DSCR	186
U/W Revenues	187
UCC	541
UK	20, 142
UK CRR	142
UK Institutional Investor	142
UK Investor Requirements	142
UK MIFIR	20
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Professional Client	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Rules	142
Underwriter Entities	130
Underwriting Agreement	586
Underwritten Debt Service Coverage Ratio	179
Underwritten Economic Occupancy	182
Underwritten Expenses	183
Underwritten NCF	183
Underwritten NCF Debt Yield	185
Underwritten Net Cash Flow	183
Underwritten Net Cash Flow Debt Service Coverage Ratio	179
Underwritten Net Operating Income	186
Underwritten Net Operating Income Debt Service Coverage Ratio	186
Underwritten NOI	186
Underwritten NOI Debt Yield	186
Underwritten Revenues	187
Units	187
Unscheduled Principal Distribution Amount	363
Unsolicited Information	498
Upper-Tier REMIC	348, 572

V
VCP	203
Volcker Rule	170
Voting Rights	390
VRR Interest	346
VRR Interest Available Funds	344
VRR Interest Balance	347
VRR Interest Gain-on-Sale Remittance Amount	344
VRR Interest Gain-on-Sale Reserve Account	418
VRR Interest Interest Distribution Amount	345
VRR Interest Owners	5, 342
VRR Interest Principal Distribution Amount	345
VRR Interest Realized Loss	345
W
WAC	5
WAC Rate	357
Wachovia Bank	270
WDNR	204
Weighted Average Interest Rate	187
Weighted Averages	188
Wells Fargo Bank	163, 270, 330
Wells Fargo Bank Data Tape	277
Wells Fargo Bank Deal Team	276
Whole Loan	50, 172
Withheld Amounts	418
Workout Fee	431
Workout Fee Rate	431
Workout-Delayed Reimbursement Amount	416
Y
Yield Maintenance Charge	372
YM(#)	181
YM@%(#)	182
Z
Zara	213
Zone	221

607

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Related Group	Crossed Group	Address
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	9.0%	100.0%	JPMCB	JPMCB	NAP	NAP	205 East 42nd Street
2.00	Loan	5	1	Rosedale Apartments	8.6%	100.0%	BANA	BANA	Group 1	NAP	1600 Rosedale Boulevard
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	8.4%	100.0%	JPMCB	JPMCB	Group 2	NAP	1350 Walt Whitman Road
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	7.0%	100.0%	WFB/JPMCB	WFB/JPMCB	NAP	NAP	2223 North West Shore Boulevard
5.00	Loan		1	Overlook at Daleville	6.9%	100.0%	BANA	BANA	Group 1	NAP	437 Roanoke Road
6.00	Loan	16, 17	1	Baldwin Hills Center	6.8%	100.0%	WFB	WFB	NAP	NAP	3601 –3747 South La Brea Avenue and 5110 –5130 Obama Boulevard
7.00	Loan		1	Marriott Albuquerque	6.6%	100.0%	MSBNA	MSMCH	Group 2	NAP	2101 Louisiana Boulevard Northeast
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	5.6%		WFB	WFB	NAP	NAP	Various
8.01	Property		1	5712 Old River	0.4%	6.8%					4230 North Farm to Market 565 Road
8.02	Property		1	5710 Houston	0.4%	6.6%					7705 McHard Road
8.03	Property		1	5720 Port St Lucie	0.4%	6.6%					2140 Southwest Gatlin Boulevard
8.04	Property		1	5704 Taylor	0.4%	6.4%					3706 North Main Street
8.05	Property		1	5705 Pflugerville	0.4%	6.3%					13601 Dessau Road
8.06	Property		1	5703 Georgetown	0.3%	5.2%					3901 Shell Road
8.07	Property		1	5719 Palmetto	0.3%	5.0%					5310 US Highway 41 North
8.08	Property		1	5707 Tomball	0.3%	4.6%					24210 Hufsmith Kohrville Road
8.09	Property		1	5721 Summerfield	0.3%	4.6%					15855 US Highway 441
8.10	Property		1	5716 Broken Arrow	0.3%	4.6%					19451 East 51st Street South
8.11	Property		1	5706 Georgetown	0.2%	4.4%					2701 Farm to Market Road 1460
8.12	Property		1	5708 Cypress	0.2%	4.4%					21300 Northwest Freeway
8.13	Property		1	5718 Hudson	0.2%	4.3%					9406 Fulton Avenue
8.14	Property		1	5709 Katy	0.2%	4.2%					18860 West Little York Road
8.15	Property		1	5711 Houston	0.2%	3.8%					10801 Sabo Road
8.16	Property		1	5700 San Antonio	0.2%	3.8%					14130 Old Farm to Market 471 West
8.17	Property		1	5713 Edmond	0.2%	3.4%					14333 North Santa Fe Avenue
8.18	Property		1	5714 Moore	0.2%	3.3%					820 Northwest 27th Street
8.19	Property		1	5701 San Antonio	0.2%	3.3%					7007 Walzem Road
8.20	Property		1	5702 Liberty Hill	0.2%	3.1%					400 North US Highway 183
8.21	Property		1	5715 Catoosa	0.2%	2.9%					2861 North Highway 66
8.22	Property		1	5717 Broken Arrow	0.1%	2.5%					7121 South 297th East Avenue
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	4.2%	100.0%	JPMCB	JPMCB	NAP	NAP	200 Baychester Avenue
10.00	Loan	5, 24	1	1010 Pacific Street	4.2%	100.0%	MSBNA	MSMCH	NAP	NAP	1010 Pacific Street
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	3.6%		MSBNA	MSMCH	NAP	NAP	Various
11.01	Property		1	Sutter Healthcare - Modesto, CA	0.7%	18.0%					1011 Sylvan Avenue
11.02	Property		1	SLB Tractor Supply - Clio, MI	0.6%	15.2%					4058 West Vienna Road
11.03	Property		1	SLB Tractor Supply - Clare, MI	0.4%	10.8%					10650 South Clare Avenue
11.04	Property		1	SLB Tractor Supply - Hudson, MI	0.4%	9.6%					459 South Meridian Road
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	0.3%	8.2%					1550 Whitehall Road
11.06	Property		1	Wild Fork Foods - Aurora, IL	0.2%	6.0%					936 Illinois Route 59
11.07	Property		1	Dollar General - Phenix City, AL	0.2%	4.2%					10135 Lee County Road 240
11.08	Property		1	Dollar Tree - Summerville, SC	0.1%	4.0%					1305 Orangeburg Road
11.09	Property		1	Dollar General Market - Ponchatoula, LA	0.1%	4.0%					18379 Louisiana Highway 22
11.10	Property		1	Dollar Tree - Southside, AL	0.1%	4.0%					2960 Cedar Bend Road North
11.11	Property		1	AutoZone - Hazle Township, PA	0.1%	3.9%					96 Airport Road
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	0.1%	3.7%					76435 Louisiana Highway 437
11.13	Property		1	Dollar General - South Park, PA	0.1%	2.9%					2301 Brownsville Road
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	0.1%	2.8%					15529 Ronald Reagan Highway
11.15	Property		1	Dollar General - Johnstown, PA	0.1%	2.7%					641 Main Street
12.00	Loan	32	1	651 Brannan Street	3.5%	100.0%	JPMCB	JPMCB	NAP	NAP	651 Brannan Street
13.00	Loan	25	1	Terra Apartments	2.7%	100.0%	MSBNA	MSMCH	NAP	NAP	45-17 Davis Street
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	2.5%	100.0%	BANA	BANA	NAP	NAP	13162 Highway 8 Business
15.00	Loan	26	1	The Common Place	2.5%	100.0%	WFB	WFB	NAP	NAP	686 Mike McCarthy Way
16.00	Loan		1	Plaza Paseo Del Norte	2.4%	100.0%	WFB	WFB	NAP	NAP	9311 Coors Boulevard Northwest
17.00	Loan		1	Holiday Inn St. Petersburg West	2.2%	100.0%	MSBNA	MSMCH	NAP	NAP	1200 34th Street North
18.00	Loan	27	1	Courtyard Amarillo Downtown	2.1%	100.0%	MSBNA	MSMCH	NAP	NAP	724 South Polk Street
19.00	Loan		1	Durham Plaza	1.8%	100.0%	MSBNA	MSMCH	NAP	NAP	2000 Avondale Drive
20.00	Loan		1	Amazon at the Foundry	1.7%	100.0%	MSBNA	MSMCH	NAP	NAP	104 Brewers Boulevard
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	1.7%		MSBNA	MSMCH	NAP	NAP	Various
21.01	Property		1	Little Valley	0.5%	27.4%					305 Mohegan Park Road
21.02	Property		1	Lisbon	0.4%	22.8%					210 Bundy Hill Road
21.03	Property		1	Tilting Rock	0.3%	16.1%					634 Hopeville Road
21.04	Property		1	Westview Terrace	0.2%	12.5%					473 Norwich Road
21.05	Property		1	Tunnel Hill	0.2%	10.9%					10,13, 16, 18 Tunnel Hill Court
21.06	Property		1	Ledgewood Heights	0.2%	10.4%					44 Norwich Avenue
22.00	Loan	33	1	Tesla GR	1.5%	100.0%	JPMCB	JPMCB	NAP	NAP	5460 Executive Parkway
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	0.8%		BANA	BANA	Group 3	NAP	Various
23.01	Property		1	City Line White Oaks - Alex	0.5%	55.6%					4701 Alex Boulevard
23.02	Property		1	City Line White Oaks - Yucan	0.4%	44.4%					3881 Yucan Drive
24.00	Loan		1	US Storage Centers - Plantation	0.8%	100.0%	BANA	BANA	NAP	NAP	6701 Northwest 18th Court
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	0.7%		BANA	BANA	Group 3	NAP	Various
25.01	Property		1	City Line White Oaks - Hollis	0.5%	78.0%					3500 Hollis Drive
25.02	Property		1	City Line White Oaks - Cardinal	0.2%	22.0%					191 South Cardinal Hill Road
26.00	Loan		1	Paradise View Estates MHC	0.7%	100.0%	BANA	BANA	NAP	NAP	1911 East Sweetwater Avenue
27.00	Loan		1	Naugatuck Self Storage	0.6%	100.0%	MSBNA	MSMCH	NAP	NAP	1257 New Haven Road
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	0.6%		BANA	BANA	Group 3	NAP	Various
28.01	Property		1	City Line White Oaks - Urbana	0.4%	73.1%					3004 Tatman Court
28.02	Property		1	City Line White Oaks - Germantown Hills	0.2%	26.9%					399 Old Germantown Road
29.00	Loan		1	Hilltop MHC	0.3%	100.0%	MSBNA	MSMCH	NAP	NAP	209 Clay Drive Southeast & 920 South Cobb Drive Southeast

A-1-1

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	New York	New York	NY	10017	Office	CBD	1927	2013	339,357
2.00	Loan	5	1	Rosedale Apartments	Lynchburg	Lynchburg City	VA	24502	Multifamily	Mid Rise	2023-2025	NAP	494
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	Melville	Suffolk	NY	11747	Hospitality	Full Service	1990	2018	371
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	Tampa	Hillsborough	FL	33607	Retail	Super Regional Mall	2001, 2009	2024	803,735
5.00	Loan		1	Overlook at Daleville	Daleville	Botetourt	VA	24083	Multifamily	Mid Rise	2025	NAP	240
6.00	Loan	16, 17	1	Baldwin Hills Center	Los Angeles	Los Angeles	CA	90016	Mixed Use	Retail/Office	1950	2025	127,054
7.00	Loan		1	Marriott Albuquerque	Albuquerque	Bernalillo	NM	87110	Hospitality	Full Service	1982	2020	411
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various	Various	1,710,607
8.01	Property		1	5712 Old River	Old River-Winfree	Chambers	TX	77523	Self Storage	Self Storage	2016	2020	91,208
8.02	Property		1	5710 Houston	Houston	Fort Bend	TX	77053	Self Storage	Self Storage	2011	2020	82,855
8.03	Property		1	5720 Port St Lucie	Port St. Lucie	St. Lucie	FL	34953	Self Storage	Self Storage	1995	2020	75,844
8.04	Property		1	5704 Taylor	Taylor	Williamson	TX	76574	Self Storage	Self Storage	1997	2019	121,781
8.05	Property		1	5705 Pflugerville	Pflugerville	Travis	TX	78660	Self Storage	Self Storage	2016	2018	89,226
8.06	Property		1	5703 Georgetown	Georgetown	Williamson	TX	78628	Self Storage	Self Storage	2015	2017	70,770
8.07	Property		1	5719 Palmetto	Palmetto	Manatee	FL	34221	Self Storage	Self Storage	1988, 1989, 1994, 2018, 2019	NAP	56,101
8.08	Property		1	5707 Tomball	Tomball	Harris	TX	77375	Self Storage	Self Storage	2011	NAP	61,839
8.09	Property		1	5721 Summerfield	Summerfield	Marion	FL	34491	Self Storage	Self Storage	2018	NAP	79,756
8.10	Property		1	5716 Broken Arrow	Broken Arrow	Wagoner	OK	74014	Self Storage	Self Storage	2008	NAP	92,831
8.11	Property		1	5706 Georgetown	Georgetown	Williamson	TX	78626	Self Storage	Self Storage	2016	2019	78,516
8.12	Property		1	5708 Cypress	Cypress	Harris	TX	77429	Self Storage	Self Storage	2004	NAP	77,961
8.13	Property		1	5718 Hudson	Hudson	Pasco	FL	34667	Self Storage	Self Storage	2008	NAP	74,351
8.14	Property		1	5709 Katy	Katy	Harris	TX	77449	Self Storage	Self Storage	2016	2018	66,545
8.15	Property		1	5711 Houston	Houston	Harris	TX	77089	Self Storage	Self Storage	2004	2019	106,916
8.16	Property		1	5700 San Antonio	San Antonio	Bexar	TX	78253	Self Storage	Self Storage	2006	2019	72,324
8.17	Property		1	5713 Edmond	Edmond	Oklahoma	OK	73013	Self Storage	Self Storage	2006	2016	62,495
8.18	Property		1	5714 Moore	Moore	Cleveland	OK	73160	Self Storage	Self Storage	2011	2016	73,287
8.19	Property		1	5701 San Antonio	San Antonio	Bexar	TX	78239	Self Storage	Self Storage	2016	NAP	77,551
8.20	Property		1	5702 Liberty Hill	Liberty Hill	Williamson	TX	78642	Self Storage	Self Storage	2016	NAP	65,892
8.21	Property		1	5715 Catoosa	Catoosa	Rogers	OK	74015	Self Storage	Self Storage	2004	2019	68,359
8.22	Property		1	5717 Broken Arrow	Broken Arrow	Wagoner	OK	74014	Self Storage	Self Storage	2001	2004, 2008, 2011	64,199
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	The Bronx	Bronx	NY	10475	Retail	Super Regional Mall	2014	NAP	695,857
10.00	Loan	5, 24	1	1010 Pacific Street	Brooklyn	Kings	NY	11238	Multifamily	High Rise	2023	NAP	175
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	Various	Various	Various	Various	Various	Various	Various	Various	241,558
11.01	Property		1	Sutter Healthcare - Modesto, CA	Modesto	Stanislaus	CA	95350	Office	Medical	2000	2024	28,369
11.02	Property		1	SLB Tractor Supply - Clio, MI	Clio	Genesee	MI	48420	Retail	Single Tenant	1990	NAP	28,886
11.03	Property		1	SLB Tractor Supply - Clare, MI	Clare	Clare	MI	48617	Retail	Single Tenant	2024	NAP	21,921
11.04	Property		1	SLB Tractor Supply - Hudson, MI	Hudson	Lenawee	MI	49247	Retail	Single Tenant	2024	NAP	21,930
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	Muskegon	Muskegon	MI	49445	Retail	Single Tenant	1976	NAP	42,981
11.06	Property		1	Wild Fork Foods - Aurora, IL	Aurora	DuPage	IL	60504	Retail	Single Tenant	2024	NAP	3,800
11.07	Property		1	Dollar General - Phenix City, AL	Phenix City	Lee	AL	36870	Retail	Single Tenant	2023	NAP	12,754
11.08	Property		1	Dollar Tree - Summerville, SC	Summerville	Dorchester	SC	29483	Retail	Single Tenant	2025	NAP	10,000
11.09	Property		1	Dollar General Market - Ponchatoula, LA	Ponchatoula	Tangipahoa	LA	70454	Retail	Single Tenant	2024	NAP	10,566
11.10	Property		1	Dollar Tree - Southside, AL	Southside	Etowah	AL	35907	Retail	Single Tenant	2024	NAP	10,000
11.11	Property		1	AutoZone - Hazle Township, PA	Hazleton	Luzerne	PA	18202	Retail	Single Tenant	1996	2025	12,051
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	Covington	St. Tammany	LA	70435	Retail	Single Tenant	2024	NAP	10,566
11.13	Property		1	Dollar General - South Park, PA	South Park	Allegheny	PA	15129	Retail	Single Tenant	2015	NAP	9,436
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	Covington	St. Tammany	LA	70433	Retail	Single Tenant	2021	NAP	9,026
11.15	Property		1	Dollar General - Johnstown, PA	Johnstown	Cambria	PA	15901	Retail	Single Tenant	2016	NAP	9,272
12.00	Loan	32	1	651 Brannan Street	San Francisco	San Francisco	CA	94107	Office	CBD	1911	2015	137,326
13.00	Loan	25	1	Terra Apartments	Long Island City	Queens	NY	11101	Multifamily	High Rise	2024	NAP	122
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	El Cajon	San Diego	CA	92021	Manufactured Housing	Manufactured Housing	1971	NAP	205
15.00	Loan	26	1	The Common Place	Ashwaubenon	Brown	WI	54304	Multifamily	Mid Rise	2023	NAP	88
16.00	Loan		1	Plaza Paseo Del Norte	Albuquerque	Bernalillo	NM	87114	Retail	Anchored	1988	NAP	147,077
17.00	Loan		1	Holiday Inn St. Petersburg West	St. Petersburg	Pinellas	FL	33713	Hospitality	Full Service	2000	2018	129
18.00	Loan	27	1	Courtyard Amarillo Downtown	Amarillo	Potter	TX	79101	Hospitality	Select Service	1927/1928	2010	107
19.00	Loan		1	Durham Plaza	Durham	Durham	NC	27704	Retail	Anchored	1973, 1989, 1990 and 1991	NAP	234,478
20.00	Loan		1	Amazon at the Foundry	Belgrade	Gallatin	MT	59714	Industrial	Warehouse/Distribution	2025	NAP	52,327
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	Various	Various	CT	Various	Manufactured Housing	Manufactured Housing	Various	NAP	320
21.01	Property		1	Little Valley	Norwich	New London	CT	06360	Manufactured Housing	Manufactured Housing	1968	NAP	106
21.02	Property		1	Lisbon	Lisbon	Southeastern	CT	06351	Manufactured Housing	Manufactured Housing	1957	NAP	62
21.03	Property		1	Tilting Rock	Griswold	Southeastern	CT	06351	Manufactured Housing	Manufactured Housing	1971	NAP	45
21.04	Property		1	Westview Terrace	Plainfield	Windham	CT	06374	Manufactured Housing	Manufactured Housing	1970	NAP	26
21.05	Property		1	Tunnel Hill	Lisbon	New London	CT	06351	Manufactured Housing	Manufactured Housing	1961	NAP	28
21.06	Property		1	Ledgewood Heights	Norwich	New London	CT	06360	Manufactured Housing	Manufactured Housing	1964	NAP	53
22.00	Loan	33	1	Tesla GR	Grand Rapids	Kent	MI	49512	Industrial	Warehouse/Manufacturing	1989	2015	176,606
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	Springfield	Sangamon	IL	62711	Self Storage	Self Storage	Various	NAP	83,795
23.01	Property		1	City Line White Oaks - Alex	Springfield	Sangamon	IL	62711	Self Storage	Self Storage	2014	NAP	50,720
23.02	Property		1	City Line White Oaks - Yucan	Springfield	Sangamon	IL	62711	Self Storage	Self Storage	2017	NAP	33,075
24.00	Loan		1	US Storage Centers - Plantation	Plantation	Broward	FL	33313	Self Storage	Self Storage	1979	NAP	62,777
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	Various	Sangamon	IL	Various	Self Storage	Self Storage	Various	NAP	87,695
25.01	Property		1	City Line White Oaks - Hollis	Springfield	Sangamon	IL	62711	Self Storage	Self Storage	1986, 1988, 1991, 1998, 2004, 2012, 2016	NAP	60,775
25.02	Property		1	City Line White Oaks - Cardinal	Rochester	Sangamon	IL	62563	Self Storage	Self Storage	2023	NAP	26,920
26.00	Loan		1	Paradise View Estates MHC	Phoenix	Maricopa	AZ	85022	Manufactured Housing	Manufactured Housing	1978	1989	82
27.00	Loan		1	Naugatuck Self Storage	Naugatuck	New Haven	CT	06770	Self Storage	Self Storage	2014	2023	27,825
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	Various	Various	IL	Various	Self Storage	Self Storage	Various	NAP	80,650
28.01	Property		1	City Line White Oaks - Urbana	Urbana	Champaign	IL	61802	Self Storage	Self Storage	2016, 2019, 2024	NAP	50,800
28.02	Property		1	City Line White Oaks - Germantown Hills	Germantown Hills	Woodford	IL	61548	Self Storage	Self Storage	2004	NAP	29,850
29.00	Loan		1	Hilltop MHC	Marietta	Cobb	GA	30060	Manufactured Housing	Manufactured Housing	1986	NAP	69

A-1-2

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	SF	306.46	64,000,000	64,000,000	64,000,000	6.64300%	0.01844%	6.62456%
2.00	Loan	5	1	Rosedale Apartments	Units	183,603.24	60,700,000	60,700,000	60,700,000	6.30000%	0.04719%	6.25281%
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	Rooms	191,209.89	60,000,000	59,948,341	56,720,133	6.75000%	0.01844%	6.73156%
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	SF	685.86	50,000,000	50,000,000	50,000,000	4.9133314958%	0.01723%	4.8960974958%
5.00	Loan		1	Overlook at Daleville	Units	204,583.33	49,100,000	49,100,000	49,100,000	6.28500%	0.04719%	6.23781%
6.00	Loan	16, 17	1	Baldwin Hills Center	SF	377.79	48,000,000	48,000,000	48,000,000	6.30000%	0.01844%	6.28156%
7.00	Loan		1	Marriott Albuquerque	Rooms	114,251.85	47,000,000	46,957,511	44,297,240	6.50000%	0.01969%	6.48031%
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	SF	81.84	40,000,000	40,000,000	40,000,000	5.80800%	0.01844%	5.78956%
8.01	Property		1	5712 Old River	SF		2,738,000	2,738,000	2,738,000
8.02	Property		1	5710 Houston	SF		2,626,000	2,626,000	2,626,000
8.03	Property		1	5720 Port St Lucie	SF		2,624,286	2,624,286	2,624,286
8.04	Property		1	5704 Taylor	SF		2,573,714	2,573,714	2,573,714
8.05	Property		1	5705 Pflugerville	SF		2,527,714	2,527,714	2,527,714
8.06	Property		1	5703 Georgetown	SF		2,085,429	2,085,429	2,085,429
8.07	Property		1	5719 Palmetto	SF		2,000,571	2,000,571	2,000,571
8.08	Property		1	5707 Tomball	SF		1,833,714	1,833,714	1,833,714
8.09	Property		1	5721 Summerfield	SF		1,832,000	1,832,000	1,832,000
8.10	Property		1	5716 Broken Arrow	SF		1,821,429	1,821,429	1,821,429
8.11	Property		1	5706 Georgetown	SF		1,770,857	1,770,857	1,770,857
8.12	Property		1	5708 Cypress	SF		1,768,857	1,768,857	1,768,857
8.13	Property		1	5718 Hudson	SF		1,720,571	1,720,571	1,720,571
8.14	Property		1	5709 Katy	SF		1,664,571	1,664,571	1,664,571
8.15	Property		1	5711 Houston	SF		1,513,714	1,513,714	1,513,714
8.16	Property		1	5700 San Antonio	SF		1,500,857	1,500,857	1,500,857
8.17	Property		1	5713 Edmond	SF		1,357,143	1,357,143	1,357,143
8.18	Property		1	5714 Moore	SF		1,339,143	1,339,143	1,339,143
8.19	Property		1	5701 San Antonio	SF		1,317,143	1,317,143	1,317,143
8.20	Property		1	5702 Liberty Hill	SF		1,220,000	1,220,000	1,220,000
8.21	Property		1	5715 Catoosa	SF		1,178,571	1,178,571	1,178,571
8.22	Property		1	5717 Broken Arrow	SF		985,714	985,714	985,714
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	SF	244.30	30,000,000	30,000,000	30,000,000	6.71500%	0.01844%	6.69656%
10.00	Loan	5, 24	1	1010 Pacific Street	Units	482,857.14	30,000,000	30,000,000	30,000,000	5.73000%	0.01844%	5.71156%
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	SF	107.26	25,910,000	25,910,000	25,910,000	5.70000%	0.01969%	5.68031%
11.01	Property		1	Sutter Healthcare - Modesto, CA	SF		4,675,451	4,675,451	4,675,451
11.02	Property		1	SLB Tractor Supply - Clio, MI	SF		3,950,381	3,950,381	3,950,381
11.03	Property		1	SLB Tractor Supply - Clare, MI	SF		2,800,270	2,800,270	2,800,270
11.04	Property		1	SLB Tractor Supply - Hudson, MI	SF		2,500,241	2,500,241	2,500,241
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	SF		2,125,205	2,125,205	2,125,205
11.06	Property		1	Wild Fork Foods - Aurora, IL	SF		1,560,151	1,560,151	1,560,151
11.07	Property		1	Dollar General - Phenix City, AL	SF		1,080,104	1,080,104	1,080,104
11.08	Property		1	Dollar Tree - Summerville, SC	SF		1,037,600	1,037,600	1,037,600
11.09	Property		1	Dollar General Market - Ponchatoula, LA	SF		1,030,100	1,030,100	1,030,100
11.10	Property		1	Dollar Tree - Southside, AL	SF		1,025,099	1,025,099	1,025,099
11.11	Property		1	AutoZone - Hazle Township, PA	SF		1,000,096	1,000,096	1,000,096
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	SF		970,094	970,094	970,094
11.13	Property		1	Dollar General - South Park, PA	SF		740,071	740,071	740,071
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	SF		715,069	715,069	715,069
11.15	Property		1	Dollar General - Johnstown, PA	SF		700,068	700,068	700,068
12.00	Loan	32	1	651 Brannan Street	SF	181.54	25,000,000	24,929,890	22,594,696	5.83500%	0.01844%	5.81656%
13.00	Loan	25	1	Terra Apartments	Units	606,557.38	19,000,000	19,000,000	19,000,000	6.04000%	0.01969%	6.02031%
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	Pads	87,804.88	18,000,000	18,000,000	18,000,000	6.03400%	0.01969%	6.01431%
15.00	Loan	26	1	The Common Place	Units	204,545.45	18,000,000	18,000,000	18,000,000	6.46100%	0.01844%	6.44256%
16.00	Loan		1	Plaza Paseo Del Norte	SF	113.89	16,750,000	16,750,000	16,750,000	4.94700%	0.01844%	4.92856%
17.00	Loan		1	Holiday Inn St. Petersburg West	Rooms	120,197.99	15,525,000	15,505,541	14,817,576	7.58000%	0.01969%	7.56031%
18.00	Loan	27	1	Courtyard Amarillo Downtown	Rooms	138,317.76	14,800,000	14,800,000	14,800,000	6.64000%	0.01969%	6.62031%
19.00	Loan		1	Durham Plaza	SF	53.31	12,500,000	12,500,000	12,500,000	6.44000%	0.01969%	6.42031%
20.00	Loan		1	Amazon at the Foundry	SF	229.33	12,000,000	12,000,000	12,000,000	5.63000%	0.01969%	5.61031%
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	Pads	37,078.13	11,865,000	11,865,000	11,417,619	5.65000%	0.01969%	5.63031%
21.01	Property		1	Little Valley	Pads		3,255,000	3,255,000	3,132,267
21.02	Property		1	Lisbon	Pads		2,700,000	2,700,000	2,598,194
21.03	Property		1	Tilting Rock	Pads		1,905,000	1,905,000	1,833,170
21.04	Property		1	Westview Terrace	Pads		1,485,000	1,485,000	1,429,007
21.05	Property		1	Tunnel Hill	Pads		1,290,000	1,290,000	1,241,359
21.06	Property		1	Ledgewood Heights	Pads		1,230,000	1,230,000	1,183,622
22.00	Loan	33	1	Tesla GR	SF	58.32	10,300,000	10,300,000	10,300,000	5.60800%	0.01844%	5.58956%
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	SF	69.81	5,850,000	5,850,000	5,850,000	6.17500%	0.01969%	6.15531%
23.01	Property		1	City Line White Oaks - Alex	SF		3,250,000	3,250,000	3,250,000
23.02	Property		1	City Line White Oaks - Yucan	SF		2,600,000	2,600,000	2,600,000
24.00	Loan		1	US Storage Centers - Plantation	SF	85.06	5,340,000	5,340,000	5,340,000	5.13600%	0.01969%	5.11631%
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	SF	57.02	5,000,000	5,000,000	5,000,000	6.17500%	0.01969%	6.15531%
25.01	Property		1	City Line White Oaks - Hollis	SF		3,900,000	3,900,000	3,900,000
25.02	Property		1	City Line White Oaks - Cardinal	SF		1,100,000	1,100,000	1,100,000
26.00	Loan		1	Paradise View Estates MHC	Pads	58,780.49	4,820,000	4,820,000	4,820,000	5.34300%	0.09719%	5.24581%
27.00	Loan		1	Naugatuck Self Storage	SF	152.74	4,250,000	4,250,000	4,250,000	6.20000%	0.08719%	6.11281%
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	SF	52.57	4,240,000	4,240,000	4,240,000	5.17500%	0.01969%	5.15531%
28.01	Property		1	City Line White Oaks - Urbana	SF		3,100,000	3,100,000	3,100,000
28.02	Property		1	City Line White Oaks - Germantown Hills	SF		1,140,000	1,140,000	1,140,000
29.00	Loan		1	Hilltop MHC	Pads	30,434.78	2,100,000	2,100,000	2,100,000	6.64000%	0.01969%	6.62031%

A-1-3

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAP	359,214.07	NAP	4,310,568.84	Interest Only	No	Actual/360	60
2.00	Loan	5	1	Rosedale Apartments	NAP	323,101.04	NAP	3,877,212.48	Interest Only	No	Actual/360	60
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	389,158.86	NAP	4,669,906.32	NAP	Amortizing Balloon	No	Actual/360	0
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	NAP	207,565.51	NAP	2,490,786.12	Interest Only	No	Actual/360	60
5.00	Loan		1	Overlook at Daleville	NAP	260,732.93	NAP	3,128,795.16	Interest Only	No	Actual/360	60
6.00	Loan	16, 17	1	Baldwin Hills Center	NAP	255,500.00	NAP	3,066,000.00	Interest Only	No	Actual/360	60
7.00	Loan		1	Marriott Albuquerque	297,071.97	NAP	3,564,863.64	NAP	Amortizing Balloon	No	Actual/360	0
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	NAP	196,288.89	NAP	2,355,466.68	Interest Only	No	Actual/360	60
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	NAP	170,206.60	NAP	2,042,479.20	Interest Only	No	Actual/360	60
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	145,239.58	NAP	1,742,874.96	Interest Only	No	Actual/360	60
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	NAP	124,781.84	NAP	1,497,382.08	Interest Only	No	Actual/360	60
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	158,563.27	NAP	1,902,759.24	NAP	Amortizing Balloon	No	Actual/360	0
13.00	Loan	25	1	Terra Apartments	NAP	96,961.57	NAP	1,163,538.84	Interest Only	No	Actual/360	60
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	91,767.08	NAP	1,101,204.96	Interest Only	No	Actual/360	60
15.00	Loan	26	1	The Common Place	NAP	98,261.04	NAP	1,179,132.48	Interest Only	No	Actual/360	60
16.00	Loan		1	Plaza Paseo Del Norte	NAP	70,010.93	NAP	840,131.16	Interest Only	No	Actual/360	60
17.00	Loan		1	Holiday Inn St. Petersburg West	109,404.78	NAP	1,312,857.36	NAP	Amortizing Balloon	No	Actual/360	0
18.00	Loan	27	1	Courtyard Amarillo Downtown	NAP	83,030.74	NAP	996,368.88	Interest Only	No	Actual/360	60
19.00	Loan		1	Durham Plaza	NAP	68,015.05	NAP	816,180.60	Interest Only	No	Actual/360	60
20.00	Loan		1	Amazon at the Foundry	NAP	57,081.94	NAP	684,983.28	Interest Only	No	Actual/360	60
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	68,489.03	56,640.27	821,868.36	679,683.24	Interest Only, Amortizing Balloon	No	Actual/360	24
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	NAP	48,803.88	NAP	585,646.56	Interest Only	No	Actual/360	60
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	NAP	30,521.22	NAP	366,254.64	Interest Only	No	Actual/360	60
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	NAP	23,172.63	NAP	278,071.56	Interest Only	No	Actual/360	60
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	NAP	26,086.52	NAP	313,038.24	Interest Only	No	Actual/360	60
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	NAP	21,759.12	NAP	261,109.44	Interest Only	No	Actual/360	60
27.00	Loan		1	Naugatuck Self Storage	NAP	22,263.31	NAP	267,159.72	Interest Only	No	Actual/360	60
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	NAP	18,538.96	NAP	222,467.52	Interest Only	No	Actual/360	60
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	NAP	11,781.39	NAP	141,376.68	Interest Only	No	Actual/360	60

A-1-4

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	60	60	60	0	0	11/10/2025	0	5
2.00	Loan	5	1	Rosedale Apartments	59	60	59	0	0	10/27/2025	1	1
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	0	60	59	360	359	11/4/2025	1	6
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	59	60	59	0	0	10/9/2025	1	1
5.00	Loan		1	Overlook at Daleville	59	60	59	0	0	10/29/2025	1	1
6.00	Loan	16, 17	1	Baldwin Hills Center	59	60	59	0	0	10/30/2025	1	11
7.00	Loan		1	Marriott Albuquerque	0	60	59	360	359	10/31/2025	1	1
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	58	60	58	0	0	10/1/2025	2	11
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	59	60	59	0	0	10/31/2025	1	1
10.00	Loan	5, 24	1	1010 Pacific Street	58	60	58	0	0	10/1/2025	2	6
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	58	60	58	0	0	9/30/2025	2	1
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	0	60	58	300	298	9/5/2025	2	1
13.00	Loan	25	1	Terra Apartments	58	60	58	0	0	9/19/2025	2	1
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	59	60	59	0	0	10/29/2025	1	1
15.00	Loan	26	1	The Common Place	58	60	58	0	0	10/8/2025	2	11
16.00	Loan		1	Plaza Paseo Del Norte	59	60	59	0	0	10/31/2025	1	6
17.00	Loan		1	Holiday Inn St. Petersburg West	0	60	58	360	358	9/18/2025	2	1
18.00	Loan	27	1	Courtyard Amarillo Downtown	59	60	59	0	0	10/20/2025	1	1
19.00	Loan		1	Durham Plaza	57	60	57	0	0	8/8/2025	3	1
20.00	Loan		1	Amazon at the Foundry	59	60	59	0	0	10/10/2025	1	1
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	24	60	60	360	360	11/7/2025	0	1
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	59	60	59	0	0	10/14/2025	1	1
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	59	60	59	0	0	10/30/2025	1	1
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	58	60	58	0	0	9/30/2025	2	1
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	59	60	59	0	0	10/30/2025	1	1
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	59	60	59	0	0	10/29/2025	1	1
27.00	Loan		1	Naugatuck Self Storage	60	60	60	0	0	11/3/2025	0	1
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	59	60	59	0	0	10/30/2025	1	1
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	59	60	59	0	0	10/31/2025	1	1

A-1-5

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	1/5/2026	NAP	12/5/2030	NAP	0	0	YM1(55),O(5)	NAV
2.00	Loan	5	1	Rosedale Apartments	12/1/2025	NAP	11/1/2030	NAP	0	5	L(25),YM1(28),O(7)	9,953,391
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	12/6/2025	12/6/2025	11/6/2030	NAP	0	0	L(25),D(29),O(6)	28,408,252
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	12/1/2025	NAP	11/1/2030	NAP	0	0	L(25),D(28),O(7)	93,697,607
5.00	Loan		1	Overlook at Daleville	12/1/2025	NAP	11/1/2030	NAP	0	5	L(25),YM1(28),O(7)	4,347,396
6.00	Loan	16, 17	1	Baldwin Hills Center	12/11/2025	NAP	11/11/2030	NAP	0	0	L(25),D(28),O(7)	6,786,100
7.00	Loan		1	Marriott Albuquerque	12/1/2025	12/1/2025	11/1/2030	NAP	5	5	L(25),D(28),O(7)	17,990,680
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	11/11/2025	NAP	10/11/2030	NAP	5	0	YM1(26),DorYM1(27),O(7)	19,137,659
8.01	Property		1	5712 Old River								1,098,843
8.02	Property		1	5710 Houston								1,127,744
8.03	Property		1	5720 Port St Lucie								1,255,861
8.04	Property		1	5704 Taylor								1,294,929
8.05	Property		1	5705 Pflugerville								1,131,918
8.06	Property		1	5703 Georgetown								908,441
8.07	Property		1	5719 Palmetto								903,301
8.08	Property		1	5707 Tomball								800,642
8.09	Property		1	5721 Summerfield								903,615
8.10	Property		1	5716 Broken Arrow								811,032
8.11	Property		1	5706 Georgetown								866,585
8.12	Property		1	5708 Cypress								796,264
8.13	Property		1	5718 Hudson								843,958
8.14	Property		1	5709 Katy								818,554
8.15	Property		1	5711 Houston								956,296
8.16	Property		1	5700 San Antonio								784,005
8.17	Property		1	5713 Edmond								646,445
8.18	Property		1	5714 Moore								629,991
8.19	Property		1	5701 San Antonio								752,441
8.20	Property		1	5702 Liberty Hill								737,070
8.21	Property		1	5715 Catoosa								583,085
8.22	Property		1	5717 Broken Arrow								486,638
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	12/1/2025	NAP	11/1/2030	NAP	0	0	L(25),YM1(29),O(6)	37,912,932
10.00	Loan	5, 24	1	1010 Pacific Street	11/6/2025	NAP	10/6/2030	NAP	3	0	L(26),D(27),O(7)	6,928,601
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	11/1/2025	NAP	10/1/2030	NAP	5	5	L(26),D(27),O(7)	NAV
11.01	Property		1	Sutter Healthcare - Modesto, CA								NAV
11.02	Property		1	SLB Tractor Supply - Clio, MI								NAV
11.03	Property		1	SLB Tractor Supply - Clare, MI								NAV
11.04	Property		1	SLB Tractor Supply - Hudson, MI								NAV
11.05	Property		1	SLB Tractor Supply - Muskegon, MI								NAV
11.06	Property		1	Wild Fork Foods - Aurora, IL								NAV
11.07	Property		1	Dollar General - Phenix City, AL								NAV
11.08	Property		1	Dollar Tree - Summerville, SC								NAV
11.09	Property		1	Dollar General Market - Ponchatoula, LA								NAV
11.10	Property		1	Dollar Tree - Southside, AL								NAV
11.11	Property		1	AutoZone - Hazle Township, PA								NAV
11.12	Property		1	Dollar General - Covington (Hwy 437), LA								NAV
11.13	Property		1	Dollar General - South Park, PA								NAV
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA								NAV
11.15	Property		1	Dollar General - Johnstown, PA								NAV
12.00	Loan	32	1	651 Brannan Street	11/1/2025	11/1/2025	10/1/2030	NAP	0	0	YM1(54),O(6)	11,076,803
13.00	Loan	25	1	Terra Apartments	11/1/2025	NAP	10/1/2030	NAP	5	5	L(26),D(27),O(7)	3,805,025
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	12/1/2025	NAP	11/1/2030	NAP	5	4	L(25),D(28),O(7)	3,512,674
15.00	Loan	26	1	The Common Place	11/11/2025	NAP	10/11/2030	NAP	0	0	L(26),D(27),O(7)	1,976,274
16.00	Loan		1	Plaza Paseo Del Norte	12/6/2025	NAP	11/6/2030	NAP	0	0	L(25),D(28),O(7)	2,901,344
17.00	Loan		1	Holiday Inn St. Petersburg West	11/1/2025	11/1/2025	10/1/2030	NAP	5	5	L(26),D(29),O(5)	5,479,938
18.00	Loan	27	1	Courtyard Amarillo Downtown	12/1/2025	NAP	11/1/2030	NAP	5	5	L(23),YM1(30),O(7)	4,455,675
19.00	Loan		1	Durham Plaza	10/1/2025	NAP	9/1/2030	NAP	5	5	L(27),D(26),O(7)	2,076,612
20.00	Loan		1	Amazon at the Foundry	12/1/2025	NAP	11/1/2030	NAP	5	5	L(25),D(28),O(7)	NAV
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	1/1/2026	1/1/2028	12/1/2030	NAP	5	5	L(11),YM1(42),O(7)	1,778,865
21.01	Property		1	Little Valley								558,329
21.02	Property		1	Lisbon								371,777
21.03	Property		1	Tilting Rock								275,889
21.04	Property		1	Westview Terrace								188,484
21.05	Property		1	Tunnel Hill								164,595
21.06	Property		1	Ledgewood Heights								219,791
22.00	Loan	33	1	Tesla GR	12/1/2025	NAP	11/1/2030	NAP	0	0	L(25),D(29),O(6)	NAV
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	12/1/2025	NAP	11/1/2030	NAP	0	5	L(25),D(28),O(7)	775,083
23.01	Property		1	City Line White Oaks - Alex								436,254
23.02	Property		1	City Line White Oaks - Yucan								338,829
24.00	Loan		1	US Storage Centers - Plantation	11/1/2025	NAP	10/1/2030	NAP	5	4	L(26),D(27),O(7)	1,522,701
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	12/1/2025	NAP	11/1/2030	NAP	0	5	L(25),D(28),O(7)	684,002
25.01	Property		1	City Line White Oaks - Hollis								532,298
25.02	Property		1	City Line White Oaks - Cardinal								151,704
26.00	Loan		1	Paradise View Estates MHC	12/1/2025	NAP	11/1/2030	NAP	5	4	L(25),D(28),O(7)	540,920
27.00	Loan		1	Naugatuck Self Storage	1/1/2026	NAP	12/1/2030	NAP	0	5	L(24),D(29),O(7)	659,313
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	12/1/2025	NAP	11/1/2030	NAP	0	5	L(25),D(28),O(7)	621,663
28.01	Property		1	City Line White Oaks - Urbana								442,235
28.02	Property		1	City Line White Oaks - Germantown Hills								179,428
29.00	Loan		1	Hilltop MHC	12/1/2025	NAP	11/1/2030	NAP	5	5	L(23),YM1(30),O(7)	430,750

A-1-6

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5	1	Rosedale Apartments	1,256,712	8,696,679	9/30/2025	T-3 Annualized	6,441,690	1,154,519	5,287,171
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	15,997,040	12,411,212	9/30/2025	T-12	25,713,434	15,708,830	10,004,604
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	27,545,592	66,152,015	7/31/2025	T-12	90,816,808	26,184,517	64,632,291
5.00	Loan		1	Overlook at Daleville	502,188	3,845,208	9/30/2025	T-3 Annualized	NAV	NAV	NAV
6.00	Loan	16, 17	1	Baldwin Hills Center	1,262,596	5,523,505	8/31/2025	T-12	6,638,450	1,288,424	5,350,027
7.00	Loan		1	Marriott Albuquerque	10,987,206	7,003,474	8/31/2025	T-12	19,818,345	12,087,151	7,731,194
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	6,889,664	12,247,995	7/31/2025	T-12	19,487,895	6,803,313	12,684,581
8.01	Property		1	5712 Old River	317,462	781,381	7/31/2025	T-12	1,071,445	312,203	759,242
8.02	Property		1	5710 Houston	342,048	785,696	7/31/2025	T-12	1,152,470	333,185	819,285
8.03	Property		1	5720 Port St Lucie	500,487	755,374	7/31/2025	T-12	1,269,601	468,831	800,770
8.04	Property		1	5704 Taylor	441,549	853,380	7/31/2025	T-12	1,305,974	420,207	885,767
8.05	Property		1	5705 Pflugerville	364,471	767,447	7/31/2025	T-12	1,160,863	349,453	811,410
8.06	Property		1	5703 Georgetown	282,836	625,605	7/31/2025	T-12	905,350	277,804	627,546
8.07	Property		1	5719 Palmetto	323,587	579,714	7/31/2025	T-12	922,321	318,945	603,376
8.08	Property		1	5707 Tomball	280,184	520,458	7/31/2025	T-12	804,767	286,441	518,326
8.09	Property		1	5721 Summerfield	314,417	589,198	7/31/2025	T-12	953,567	308,792	644,775
8.10	Property		1	5716 Broken Arrow	286,985	524,047	7/31/2025	T-12	867,407	298,171	569,236
8.11	Property		1	5706 Georgetown	308,984	557,601	7/31/2025	T-12	908,553	300,128	608,425
8.12	Property		1	5708 Cypress	281,930	514,334	7/31/2025	T-12	797,468	252,491	544,977
8.13	Property		1	5718 Hudson	319,660	524,298	7/31/2025	T-12	853,676	326,856	526,820
8.14	Property		1	5709 Katy	284,215	534,339	7/31/2025	T-12	789,378	295,871	493,507
8.15	Property		1	5711 Houston	411,231	545,065	7/31/2025	T-12	994,922	407,550	587,372
8.16	Property		1	5700 San Antonio	269,588	514,417	7/31/2025	T-12	836,172	284,841	551,331
8.17	Property		1	5713 Edmond	219,162	427,283	7/31/2025	T-12	638,634	239,906	398,727
8.18	Property		1	5714 Moore	281,210	348,781	7/31/2025	T-12	683,005	249,270	433,735
8.19	Property		1	5701 San Antonio	354,061	398,380	7/31/2025	T-12	746,114	327,036	419,078
8.20	Property		1	5702 Liberty Hill	276,657	460,413	7/31/2025	T-12	772,125	264,982	507,143
8.21	Property		1	5715 Catoosa	229,928	353,157	7/31/2025	T-12	579,963	259,754	320,209
8.22	Property		1	5717 Broken Arrow	199,012	287,626	7/31/2025	T-12	474,120	220,595	253,525
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	11,685,002	26,227,930	9/30/2025	T-12	38,559,432	11,917,914	26,641,518
10.00	Loan	5, 24	1	1010 Pacific Street	893,106	6,035,495	7/31/2025	T-12	7,104,741	895,964	6,208,777
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.01	Property		1	Sutter Healthcare - Modesto, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	SLB Tractor Supply - Clio, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	SLB Tractor Supply - Clare, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	SLB Tractor Supply - Hudson, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.06	Property		1	Wild Fork Foods - Aurora, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.07	Property		1	Dollar General - Phenix City, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.08	Property		1	Dollar Tree - Summerville, SC	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.09	Property		1	Dollar General Market - Ponchatoula, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.10	Property		1	Dollar Tree - Southside, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.11	Property		1	AutoZone - Hazle Township, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.13	Property		1	Dollar General - South Park, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.15	Property		1	Dollar General - Johnstown, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.00	Loan	32	1	651 Brannan Street	1,532,186	9,544,618	7/31/2025	T-12	11,057,965	1,527,331	9,530,634
13.00	Loan	25	1	Terra Apartments	1,635,769	2,169,256	7/25/2025	T-10 Annualized	NAV	NAV	NAV
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	1,613,178	1,899,496	8/31/2025	T-12	3,132,435	1,386,714	1,745,721
15.00	Loan	26	1	The Common Place	440,494	1,535,780	8/31/2025	T-12	1,571,235	414,277	1,156,958
16.00	Loan		1	Plaza Paseo Del Norte	914,614	1,986,729	8/31/2025	T-12	2,769,922	957,912	1,812,011
17.00	Loan		1	Holiday Inn St. Petersburg West	3,334,401	2,145,537	7/31/2025	T-12	4,997,274	2,692,474	2,304,800
18.00	Loan	27	1	Courtyard Amarillo Downtown	2,487,594	1,968,081	8/30/2025	T-12	4,402,775	2,506,936	1,895,839
19.00	Loan		1	Durham Plaza	717,488	1,359,124	6/30/2025	T-12	2,315,689	709,269	1,606,420
20.00	Loan		1	Amazon at the Foundry	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	752,337	1,026,528	6/30/2025	T-12	1,717,720	772,505	945,214
21.01	Property		1	Little Valley	251,577	306,752	6/30/2025	T-12	548,068	261,921	286,147
21.02	Property		1	Lisbon	133,997	237,780	6/30/2025	T-12	348,836	134,124	214,712
21.03	Property		1	Tilting Rock	105,588	170,300	6/30/2025	T-12	273,017	120,250	152,767
21.04	Property		1	Westview Terrace	76,765	111,719	6/30/2025	T-12	179,278	73,257	106,021
21.05	Property		1	Tunnel Hill	64,155	100,440	6/30/2025	T-12	150,544	63,761	86,783
21.06	Property		1	Ledgewood Heights	120,255	99,537	6/30/2025	T-12	217,977	119,193	98,784
22.00	Loan	33	1	Tesla GR	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	212,503	562,580	8/31/2025	T-6 Annualized	723,452	204,769	518,683
23.01	Property		1	City Line White Oaks - Alex	133,707	302,547	8/31/2025	T-6 Annualized	410,997	121,769	289,228
23.02	Property		1	City Line White Oaks - Yucan	78,796	260,033	8/31/2025	T-6 Annualized	312,455	83,000	229,455
24.00	Loan		1	US Storage Centers - Plantation	474,525	1,048,176	7/31/2025	T-12	1,452,458	449,053	1,003,405
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	334,691	349,311	8/31/2025	T-6 Annualized	668,707	368,688	300,019
25.01	Property		1	City Line White Oaks - Hollis	295,744	236,554	8/31/2025	T-6 Annualized	526,484	328,080	198,404
25.02	Property		1	City Line White Oaks - Cardinal	38,947	112,757	8/31/2025	T-6 Annualized	142,223	40,608	101,615
26.00	Loan		1	Paradise View Estates MHC	88,984	451,936	9/30/2025	T-12	505,999	95,002	410,997
27.00	Loan		1	Naugatuck Self Storage	244,475	414,838	8/31/2025	T-12	598,243	281,494	316,749
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	152,914	468,749	8/31/2025	T-6 Annualized	665,831	167,731	498,100
28.01	Property		1	City Line White Oaks - Urbana	108,017	334,218	8/31/2025	T-6 Annualized	468,724	118,087	350,637
28.02	Property		1	City Line White Oaks - Germantown Hills	44,897	134,531	8/31/2025	T-6 Annualized	197,107	49,644	147,463
29.00	Loan		1	Hilltop MHC	247,391	183,359	7/1/2025	T-12	404,688	197,732	206,957

A-1-7

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2.00	Loan	5	1	Rosedale Apartments	9/30/2025	T-12	NAV	NAV	NAV	NAV	NAV
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	12/31/2024	T-12	25,532,816	15,036,090	10,496,726	12/31/2023	T-12
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	12/31/2024	T-12	82,137,862	25,347,649	56,790,213	12/31/2023	T-12
5.00	Loan		1	Overlook at Daleville	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.00	Loan	16, 17	1	Baldwin Hills Center	12/31/2024	T-12	6,632,828	1,267,697	5,365,131	12/31/2023	T-12
7.00	Loan		1	Marriott Albuquerque	12/31/2024	T-12	19,309,011	11,834,268	7,474,743	12/31/2023	T-12
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	12/31/2024	T-12	19,686,638	6,713,379	12,973,259	12/31/2023	T-12
8.01	Property		1	5712 Old River	12/31/2024	T-12	973,701	301,778	671,923	12/31/2023	T-12
8.02	Property		1	5710 Houston	12/31/2024	T-12	1,071,941	324,200	747,741	12/31/2023	T-12
8.03	Property		1	5720 Port St Lucie	12/31/2024	T-12	1,397,001	493,080	903,921	12/31/2023	T-12
8.04	Property		1	5704 Taylor	12/31/2024	T-12	1,324,780	424,984	899,796	12/31/2023	T-12
8.05	Property		1	5705 Pflugerville	12/31/2024	T-12	1,193,423	356,205	837,218	12/31/2023	T-12
8.06	Property		1	5703 Georgetown	12/31/2024	T-12	921,687	277,877	643,810	12/31/2023	T-12
8.07	Property		1	5719 Palmetto	12/31/2024	T-12	999,415	325,620	673,795	12/31/2023	T-12
8.08	Property		1	5707 Tomball	12/31/2024	T-12	800,420	280,778	519,642	12/31/2023	T-12
8.09	Property		1	5721 Summerfield	12/31/2024	T-12	996,845	322,290	674,555	12/31/2023	T-12
8.10	Property		1	5716 Broken Arrow	12/31/2024	T-12	872,181	284,987	587,194	12/31/2023	T-12
8.11	Property		1	5706 Georgetown	12/31/2024	T-12	963,520	299,115	664,405	12/31/2023	T-12
8.12	Property		1	5708 Cypress	12/31/2024	T-12	743,135	250,393	492,742	12/31/2023	T-12
8.13	Property		1	5718 Hudson	12/31/2024	T-12	916,304	316,035	600,269	12/31/2023	T-12
8.14	Property		1	5709 Katy	12/31/2024	T-12	777,537	288,692	488,845	12/31/2023	T-12
8.15	Property		1	5711 Houston	12/31/2024	T-12	1,034,804	383,987	650,817	12/31/2023	T-12
8.16	Property		1	5700 San Antonio	12/31/2024	T-12	818,204	277,988	540,216	12/31/2023	T-12
8.17	Property		1	5713 Edmond	12/31/2024	T-12	635,564	226,196	409,368	12/31/2023	T-12
8.18	Property		1	5714 Moore	12/31/2024	T-12	668,709	244,726	423,983	12/31/2023	T-12
8.19	Property		1	5701 San Antonio	12/31/2024	T-12	719,937	320,925	399,012	12/31/2023	T-12
8.20	Property		1	5702 Liberty Hill	12/31/2024	T-12	813,056	273,770	539,286	12/31/2023	T-12
8.21	Property		1	5715 Catoosa	12/31/2024	T-12	598,909	242,562	356,347	12/31/2023	T-12
8.22	Property		1	5717 Broken Arrow	12/31/2024	T-12	445,565	197,191	248,374	12/31/2023	T-12
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	12/31/2024	T-12	38,422,158	11,871,061	26,551,097	12/31/2023	T-12
10.00	Loan	5, 24	1	1010 Pacific Street	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.01	Property		1	Sutter Healthcare - Modesto, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	SLB Tractor Supply - Clio, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	SLB Tractor Supply - Clare, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	SLB Tractor Supply - Hudson, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.06	Property		1	Wild Fork Foods - Aurora, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.07	Property		1	Dollar General - Phenix City, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.08	Property		1	Dollar Tree - Summerville, SC	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.09	Property		1	Dollar General Market - Ponchatoula, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.10	Property		1	Dollar Tree - Southside, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.11	Property		1	AutoZone - Hazle Township, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.13	Property		1	Dollar General - South Park, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.15	Property		1	Dollar General - Johnstown, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.00	Loan	32	1	651 Brannan Street	12/31/2024	T-12	8,903,996	1,308,170	7,595,826	12/31/2023	T-12
13.00	Loan	25	1	Terra Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV
15.00	Loan	26	1	The Common Place	12/31/2024	T-12	304,007	214,975	89,032	12/31/2023	T-6
16.00	Loan		1	Plaza Paseo Del Norte	12/31/2024	T-12	2,701,538	962,571	1,738,967	12/31/2023	T-12
17.00	Loan		1	Holiday Inn St. Petersburg West	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV
18.00	Loan	27	1	Courtyard Amarillo Downtown	12/31/2024	T-12	4,144,543	2,427,995	1,716,548	12/31/2023	T-12
19.00	Loan		1	Durham Plaza	12/31/2024	T-12	2,190,290	638,820	1,551,470	12/31/2023	T-12
20.00	Loan		1	Amazon at the Foundry	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	12/31/2024	T-12	1,387,092	650,797	736,295	12/31/2023	T-12
21.01	Property		1	Little Valley	12/31/2024	T-12	471,865	216,951	254,914	12/31/2023	T-12
21.02	Property		1	Lisbon	12/31/2024	T-12	310,713	128,577	182,136	12/31/2023	T-12
21.03	Property		1	Tilting Rock	12/31/2024	T-12	255,648	127,642	128,006	12/31/2023	T-12
21.04	Property		1	Westview Terrace	12/31/2024	T-12	162,312	64,762	97,549	12/31/2023	T-12
21.05	Property		1	Tunnel Hill	12/31/2024	T-12	NAV	NAV	NAV	NAV	NAV
21.06	Property		1	Ledgewood Heights	12/31/2024	T-12	186,553	112,864	73,689	12/31/2023	T-12
22.00	Loan	33	1	Tesla GR	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	12/31/2024	T-12	667,110	185,325	481,785	12/31/2023	T-12
23.01	Property		1	City Line White Oaks - Alex	12/31/2024	T-12	388,924	117,662	271,262	12/31/2023	T-12
23.02	Property		1	City Line White Oaks - Yucan	12/31/2024	T-12	278,186	67,663	210,523	12/31/2023	T-12
24.00	Loan		1	US Storage Centers - Plantation	12/31/2024	T-12	1,459,205	423,034	1,036,171	12/31/2023	T-12
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	12/31/2024	T-12	641,660	346,809	294,851	12/31/2023	T-12
25.01	Property		1	City Line White Oaks - Hollis	12/31/2024	T-12	535,990	301,371	234,619	12/31/2023	T-12
25.02	Property		1	City Line White Oaks - Cardinal	12/31/2024	T-12	105,670	45,438	60,232	12/31/2023	T-12
26.00	Loan		1	Paradise View Estates MHC	12/31/2024	T-12	463,748	68,133	395,615	12/31/2023	T-12
27.00	Loan		1	Naugatuck Self Storage	12/31/2024	T-12	505,480	237,705	267,775	12/31/2023	T-12
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	12/31/2024	T-12	630,833	152,014	478,819	12/31/2023	T-12
28.01	Property		1	City Line White Oaks - Urbana	12/31/2024	T-12	437,285	114,734	322,551	12/31/2023	T-12
28.02	Property		1	City Line White Oaks - Germantown Hills	12/31/2024	T-12	193,548	37,280	156,268	12/31/2023	T-12
29.00	Loan		1	Hilltop MHC	12/31/2024	T-12	373,928	228,663	145,264	12/31/2023	T-12

A-1-8

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	96.1%	18,637,270	6,381,555	12,255,715	67,871	488,532	11,699,311
2.00	Loan	5	1	Rosedale Apartments	95.0%	10,022,529	2,678,371	7,344,158	98,800	0	7,245,358
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	63.5%	26,757,787	15,496,910	11,260,877	1,337,889	0	9,922,988
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	98.7%	97,602,876	23,708,322	73,894,554	249,262	673,680	72,971,613
5.00	Loan		1	Overlook at Daleville	95.0%	5,470,781	1,377,973	4,092,808	48,000	0	4,044,808
6.00	Loan	16, 17	1	Baldwin Hills Center	90.9%	7,170,472	1,606,432	5,564,040	25,411	160,581	5,378,048
7.00	Loan		1	Marriott Albuquerque	60.2%	17,990,680	10,923,503	7,067,177	899,534	0	6,167,643
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	88.5%	19,164,734	7,562,858	11,601,875	171,058	0	11,430,817
8.01	Property		1	5712 Old River	91.4%	1,130,208	320,078	810,130	9,121	0	801,009
8.02	Property		1	5710 Houston	84.9%	1,077,699	365,249	712,450	8,286	0	704,165
8.03	Property		1	5720 Port St Lucie	87.4%	1,241,421	530,266	711,155	7,584	0	703,571
8.04	Property		1	5704 Taylor	90.6%	1,265,075	560,310	704,765	12,178	0	692,587
8.05	Property		1	5705 Pflugerville	91.2%	1,123,830	410,895	712,935	8,923	0	704,013
8.06	Property		1	5703 Georgetown	93.0%	901,884	321,038	580,846	7,077	0	573,769
8.07	Property		1	5719 Palmetto	86.3%	887,164	334,902	552,262	5,610	0	546,652
8.08	Property		1	5707 Tomball	90.3%	795,047	282,396	512,652	6,184	0	506,468
8.09	Property		1	5721 Summerfield	79.7%	831,483	316,449	515,034	7,976	0	507,059
8.10	Property		1	5716 Broken Arrow	93.3%	899,112	289,197	609,915	9,283	0	600,632
8.11	Property		1	5706 Georgetown	94.3%	832,558	382,517	450,041	7,852	0	442,190
8.12	Property		1	5708 Cypress	89.0%	772,050	293,698	478,352	7,796	0	470,556
8.13	Property		1	5718 Hudson	81.0%	818,188	332,265	485,923	7,435	0	478,487
8.14	Property		1	5709 Katy	91.2%	816,361	352,740	463,621	6,655	0	456,966
8.15	Property		1	5711 Houston	84.3%	915,414	486,183	429,230	10,692	0	418,539
8.16	Property		1	5700 San Antonio	80.9%	717,997	301,480	416,516	7,232	0	409,284
8.17	Property		1	5713 Edmond	93.3%	733,269	220,050	513,219	6,250	0	506,969
8.18	Property		1	5714 Moore	94.1%	697,396	279,744	417,652	7,329	0	410,323
8.19	Property		1	5701 San Antonio	95.0%	782,961	412,599	370,362	7,755	0	362,607
8.20	Property		1	5702 Liberty Hill	77.0%	672,779	330,335	342,444	6,587	0	335,858
8.21	Property		1	5715 Catoosa	91.5%	684,706	233,103	451,603	6,836	0	444,767
8.22	Property		1	5717 Broken Arrow	95.0%	568,131	207,363	360,768	6,420	0	354,348
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	87.8%	40,470,428	13,932,037	26,538,392	55,832	0	26,482,560
10.00	Loan	5, 24	1	1010 Pacific Street	97.0%	7,587,975	1,078,502	6,509,472	43,750	0	6,465,722
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	96.5%	3,268,339	98,050	3,170,289	36,234	0	3,134,055
11.01	Property		1	Sutter Healthcare - Modesto, CA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	SLB Tractor Supply - Clio, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	SLB Tractor Supply - Clare, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	SLB Tractor Supply - Hudson, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.06	Property		1	Wild Fork Foods - Aurora, IL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.07	Property		1	Dollar General - Phenix City, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.08	Property		1	Dollar Tree - Summerville, SC	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.09	Property		1	Dollar General Market - Ponchatoula, LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.10	Property		1	Dollar Tree - Southside, AL	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.11	Property		1	AutoZone - Hazle Township, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.13	Property		1	Dollar General - South Park, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.15	Property		1	Dollar General - Johnstown, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.00	Loan	32	1	651 Brannan Street	95.0%	11,191,112	1,542,828	9,648,284	27,465	558,287	9,062,531
13.00	Loan	25	1	Terra Apartments	95.0%	6,914,784	979,192	5,935,593	30,500	8,213	5,896,880
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	80.0%	3,629,783	1,459,707	2,170,076	10,250	0	2,159,826
15.00	Loan	26	1	The Common Place	95.0%	2,026,529	469,909	1,556,620	24,308	3,846	1,528,466
16.00	Loan		1	Plaza Paseo Del Norte	95.0%	2,897,524	862,264	2,035,260	22,062	97,077	1,916,121
17.00	Loan		1	Holiday Inn St. Petersburg West	80.7%	5,479,938	3,186,846	2,293,092	219,198	0	2,073,894
18.00	Loan	27	1	Courtyard Amarillo Downtown	74.4%	4,455,675	2,542,515	1,913,160	178,227	0	1,734,933
19.00	Loan		1	Durham Plaza	89.0%	2,528,801	774,128	1,754,673	70,343	130,139	1,554,191
20.00	Loan		1	Amazon at the Foundry	97.0%	1,727,941	231,576	1,496,365	6,000	0	1,490,365
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	80.9%	1,810,672	721,674	1,088,998	17,000	0	1,071,998
21.01	Property		1	Little Valley	75.5%	531,305	234,657	296,648	5,300	0	291,348
21.02	Property		1	Lisbon	90.3%	378,344	127,295	251,050	3,100	0	247,950
21.03	Property		1	Tilting Rock	89.1%	277,085	101,960	175,125	2,250	0	172,875
21.04	Property		1	Westview Terrace	93.5%	213,960	79,897	134,064	1,700	0	132,364
21.05	Property		1	Tunnel Hill	95.0%	185,232	67,083	118,149	1,800	0	116,349
21.06	Property		1	Ledgewood Heights	59.1%	224,745	110,782	113,963	2,850	0	111,113
22.00	Loan	33	1	Tesla GR	100.0%	1,640,539	425,374	1,215,165	17,661	0	1,197,505
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	84.5%	831,962	253,620	578,342	12,524	0	565,818
23.01	Property		1	City Line White Oaks - Alex	87.0%	470,950	145,911	325,039	7,608	0	317,431
23.02	Property		1	City Line White Oaks - Yucan	81.5%	361,012	107,709	253,303	4,916	0	248,387
24.00	Loan		1	US Storage Centers - Plantation	94.3%	1,522,701	446,405	1,076,296	9,417	0	1,066,879
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	78.9%	727,669	245,854	481,815	11,831	0	469,984
25.01	Property		1	City Line White Oaks - Hollis	80.5%	567,410	183,811	383,599	8,981	0	374,618
25.02	Property		1	City Line White Oaks - Cardinal	73.7%	160,259	62,043	98,216	2,850	0	95,366
26.00	Loan		1	Paradise View Estates MHC	88.9%	560,658	146,040	414,618	4,050	0	410,568
27.00	Loan		1	Naugatuck Self Storage	85.5%	659,313	284,548	374,765	4,174	0	370,592
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	72.0%	660,284	223,763	436,521	12,096	0	424,425
28.01	Property		1	City Line White Oaks - Urbana	68.7%	466,566	153,715	312,851	7,620	0	305,231
28.02	Property		1	City Line White Oaks - Germantown Hills	81.7%	193,718	70,048	123,670	4,476	0	119,194
29.00	Loan		1	Hilltop MHC	77.1%	459,276	240,572	218,704	3,850	0	214,854

A-1-9

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	1.75	1.67	11.8%	11.2%	170,000,000	As Is
2.00	Loan	5	1	Rosedale Apartments	1.27	1.25	8.1%	8.0%	135,020,000	As Is
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	2.04	1.80	15.9%	14.0%	103,565,000	Market Value Upon PIP Reserve Account Funded
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	2.69	2.66	13.4%	13.2%	1,348,000,000	As Is
5.00	Loan		1	Overlook at Daleville	1.31	1.29	8.3%	8.2%	71,840,000	As Is
6.00	Loan	16, 17	1	Baldwin Hills Center	1.81	1.75	11.6%	11.2%	89,800,000	As Is
7.00	Loan		1	Marriott Albuquerque	1.98	1.73	15.1%	13.1%	73,000,000	As Is
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	1.41	1.39	8.3%	8.2%	223,300,000	As Portfolio
8.01	Property		1	5712 Old River					12,900,000	As Is
8.02	Property		1	5710 Houston					13,800,000	As Is
8.03	Property		1	5720 Port St Lucie					13,900,000	As Is
8.04	Property		1	5704 Taylor					12,900,000	As Is
8.05	Property		1	5705 Pflugerville					12,500,000	As Is
8.06	Property		1	5703 Georgetown					10,100,000	As Is
8.07	Property		1	5719 Palmetto					11,600,000	As Is
8.08	Property		1	5707 Tomball					8,700,000	As Is
8.09	Property		1	5721 Summerfield					11,000,000	As Is
8.10	Property		1	5716 Broken Arrow					8,500,000	As Is
8.11	Property		1	5706 Georgetown					9,500,000	As Is
8.12	Property		1	5708 Cypress					9,000,000	As Is
8.13	Property		1	5718 Hudson					9,600,000	As Is
8.14	Property		1	5709 Katy					8,000,000	As Is
8.15	Property		1	5711 Houston					9,500,000	As Is
8.16	Property		1	5700 San Antonio					9,200,000	As Is
8.17	Property		1	5713 Edmond					6,600,000	As Is
8.18	Property		1	5714 Moore					6,250,000	As Is
8.19	Property		1	5701 San Antonio					9,300,000	As Is
8.20	Property		1	5702 Liberty Hill					8,300,000	As Is
8.21	Property		1	5715 Catoosa					5,500,000	As Is
8.22	Property		1	5717 Broken Arrow					4,600,000	As Is
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	2.29	2.29	15.6%	15.6%	492,274,298	Prospective Market Value with Excess Land and Reserve Account Funded
10.00	Loan	5, 24	1	1010 Pacific Street	1.33	1.32	7.7%	7.7%	123,000,000	As Is
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	2.12	2.09	12.2%	12.1%	51,815,000	As Is
11.01	Property		1	Sutter Healthcare - Modesto, CA					9,350,000	As Is
11.02	Property		1	SLB Tractor Supply - Clio, MI					7,900,000	As Is
11.03	Property		1	SLB Tractor Supply - Clare, MI					5,600,000	As Is
11.04	Property		1	SLB Tractor Supply - Hudson, MI					5,000,000	As Is
11.05	Property		1	SLB Tractor Supply - Muskegon, MI					4,250,000	As Is
11.06	Property		1	Wild Fork Foods - Aurora, IL					3,120,000	As Is
11.07	Property		1	Dollar General - Phenix City, AL					2,160,000	As Is
11.08	Property		1	Dollar Tree - Summerville, SC					2,075,000	As Is
11.09	Property		1	Dollar General Market - Ponchatoula, LA					2,060,000	As Is
11.10	Property		1	Dollar Tree - Southside, AL					2,050,000	As Is
11.11	Property		1	AutoZone - Hazle Township, PA					2,000,000	As Is
11.12	Property		1	Dollar General - Covington (Hwy 437), LA					1,940,000	As Is
11.13	Property		1	Dollar General - South Park, PA					1,480,000	As Is
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA					1,430,000	As Is
11.15	Property		1	Dollar General - Johnstown, PA					1,400,000	As Is
12.00	Loan	32	1	651 Brannan Street	5.07	4.76	38.7%	36.4%	89,100,000	As Is
13.00	Loan	25	1	Terra Apartments	1.31	1.30	8.0%	8.0%	122,600,000	As Is
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	1.97	1.96	12.1%	12.0%	46,360,000	As Is
15.00	Loan	26	1	The Common Place	1.32	1.30	8.6%	8.5%	27,000,000	As Is
16.00	Loan		1	Plaza Paseo Del Norte	2.42	2.28	12.2%	11.4%	28,400,000	As Is - Excluding Theater Tract
17.00	Loan		1	Holiday Inn St. Petersburg West	1.75	1.58	14.8%	13.4%	23,000,000	As Is
18.00	Loan	27	1	Courtyard Amarillo Downtown	1.92	1.74	12.9%	11.7%	22,300,000	As Is (With PIP)
19.00	Loan		1	Durham Plaza	2.15	1.90	14.0%	12.4%	21,400,000	As Is (Excluding Movie Theater Parcel)
20.00	Loan		1	Amazon at the Foundry	2.18	2.18	12.5%	12.4%	23,920,000	As Is
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	1.33	1.30	9.2%	9.0%	15,900,000	As Is
21.01	Property		1	Little Valley					4,300,000	As Is
21.02	Property		1	Lisbon					3,400,000	As Is
21.03	Property		1	Tilting Rock					2,400,000	As Is
21.04	Property		1	Westview Terrace					1,890,000	As Is
21.05	Property		1	Tunnel Hill					1,830,000	As Is
21.06	Property		1	Ledgewood Heights					2,080,000	As Is
22.00	Loan	33	1	Tesla GR	2.07	2.04	11.8%	11.6%	19,200,000	As Is
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	1.58	1.54	9.9%	9.7%	8,630,000	As Is
23.01	Property		1	City Line White Oaks - Alex					4,640,000	As Is
23.02	Property		1	City Line White Oaks - Yucan					3,990,000	As Is
24.00	Loan		1	US Storage Centers - Plantation	3.87	3.84	20.2%	20.0%	18,400,000	As Is
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	1.54	1.50	9.6%	9.4%	8,240,000	As Is
25.01	Property		1	City Line White Oaks - Hollis					6,340,000	As Is
25.02	Property		1	City Line White Oaks - Cardinal					1,900,000	As Is
26.00	Loan		1	Paradise View Estates MHC	1.59	1.57	8.6%	8.5%	9,150,000	As Is
27.00	Loan		1	Naugatuck Self Storage	1.40	1.39	8.8%	8.7%	6,800,000	As Is
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	1.96	1.91	10.3%	10.0%	8,090,000	As Is
28.01	Property		1	City Line White Oaks - Urbana					6,120,000	As Is
28.02	Property		1	City Line White Oaks - Germantown Hills					1,970,000	As Is
29.00	Loan		1	Hilltop MHC	1.55	1.52	10.4%	10.2%	4,000,000	As Is

A-1-10

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	8/1/2025	61.2%	61.2%	97.8%	10/20/2025	No	The City University of New York	162,778
2.00	Loan	5	1	Rosedale Apartments	9/18/2025	67.2%	67.2%	94.7%	10/3/2025	NAP	NAP	NAP
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	10/15/2025	68.5%	64.8%	64.8%	9/30/2025	NAP	NAP	NAP
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	8/20/2025	40.9%	40.9%	98.8%	7/31/2025	No	Dick's House of Sport	130,056
5.00	Loan		1	Overlook at Daleville	9/18/2025	68.3%	68.3%	97.5%	10/20/2025	NAP	NAP	NAP
6.00	Loan	16, 17	1	Baldwin Hills Center	9/4/2025	53.5%	53.5%	92.2%	9/1/2025	No	APLA Health	26,331
7.00	Loan		1	Marriott Albuquerque	9/3/2025	64.3%	60.7%	60.2%	8/31/2025	NAP	NAP	NAP
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	6/24/2025	62.7%	62.7%	88.7%	Various
8.01	Property		1	5712 Old River	6/18/2025			93.3%	7/31/2025	NAP	NAP	NAP
8.02	Property		1	5710 Houston	6/18/2025			84.1%	7/31/2025	NAP	NAP	NAP
8.03	Property		1	5720 Port St Lucie	6/17/2025			87.5%	7/31/2025	NAP	NAP	NAP
8.04	Property		1	5704 Taylor	6/24/2025			88.8%	7/31/2025	NAP	NAP	NAP
8.05	Property		1	5705 Pflugerville	6/24/2025			87.7%	7/31/2025	NAP	NAP	NAP
8.06	Property		1	5703 Georgetown	6/24/2025			93.3%	7/31/2025	NAP	NAP	NAP
8.07	Property		1	5719 Palmetto	6/19/2025			87.0%	7/31/2025	NAP	NAP	NAP
8.08	Property		1	5707 Tomball	6/18/2025			89.7%	5/31/2025	NAP	NAP	NAP
8.09	Property		1	5721 Summerfield	6/24/2025			79.5%	7/31/2025	NAP	NAP	NAP
8.10	Property		1	5716 Broken Arrow	6/24/2025			93.7%	7/31/2025	NAP	NAP	NAP
8.11	Property		1	5706 Georgetown	6/24/2025			94.6%	7/31/2025	NAP	NAP	NAP
8.12	Property		1	5708 Cypress	6/18/2025			88.8%	7/31/2025	NAP	NAP	NAP
8.13	Property		1	5718 Hudson	6/19/2025			80.0%	7/31/2025	NAP	NAP	NAP
8.14	Property		1	5709 Katy	6/18/2025			90.4%	7/31/2025	NAP	NAP	NAP
8.15	Property		1	5711 Houston	6/18/2025			85.6%	7/31/2025	NAP	NAP	NAP
8.16	Property		1	5700 San Antonio	6/24/2025			80.7%	7/31/2025	NAP	NAP	NAP
8.17	Property		1	5713 Edmond	6/24/2025			90.9%	7/31/2025	NAP	NAP	NAP
8.18	Property		1	5714 Moore	6/24/2025			93.9%	7/31/2025	NAP	NAP	NAP
8.19	Property		1	5701 San Antonio	6/24/2025			95.5%	7/31/2025	NAP	NAP	NAP
8.20	Property		1	5702 Liberty Hill	6/24/2025			83.6%	7/31/2025	NAP	NAP	NAP
8.21	Property		1	5715 Catoosa	6/24/2025			89.4%	7/31/2025	NAP	NAP	NAP
8.22	Property		1	5717 Broken Arrow	6/24/2025			92.6%	7/31/2025	NAP	NAP	NAP
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	Various	34.5%	34.5%	91.6%	10/29/2025	No	JCPenney (Ground Lease)	163,645
10.00	Loan	5, 24	1	1010 Pacific Street	8/28/2025	68.7%	68.7%	97.7%	9/29/2025	NAP	NAP	NAP
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	Various	50.0%	50.0%	100.0%	12/1/2025
11.01	Property		1	Sutter Healthcare - Modesto, CA	8/26/2025			100.0%	12/1/2025	Yes	Sutter Valley Medical Foundation	28,369
11.02	Property		1	SLB Tractor Supply - Clio, MI	8/5/2025			100.0%	12/1/2025	Yes	Tractor Supply Company	28,886
11.03	Property		1	SLB Tractor Supply - Clare, MI	8/6/2025			100.0%	12/1/2025	Yes	Tractor Supply Company	21,921
11.04	Property		1	SLB Tractor Supply - Hudson, MI	8/5/2025			100.0%	12/1/2025	Yes	Tractor Supply Company	21,930
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	8/5/2025			100.0%	12/1/2025	Yes	Tractor Supply Company	42,981
11.06	Property		1	Wild Fork Foods - Aurora, IL	6/10/2025			100.0%	12/1/2025	Yes	Wild Fork Foods	3,800
11.07	Property		1	Dollar General - Phenix City, AL	9/1/2025			100.0%	12/1/2025	Yes	Dollar General	12,754
11.08	Property		1	Dollar Tree - Summerville, SC	6/12/2025			100.0%	12/1/2025	Yes	Dollar Tree	10,000
11.09	Property		1	Dollar General Market - Ponchatoula, LA	9/4/2025			100.0%	12/1/2025	Yes	Dollar General Market	10,566
11.10	Property		1	Dollar Tree - Southside, AL	8/16/2025			100.0%	12/1/2025	Yes	Dollar Tree	10,000
11.11	Property		1	AutoZone - Hazle Township, PA	8/22/2025			100.0%	12/1/2025	Yes	AutoZone	12,051
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	9/4/2025			100.0%	12/1/2025	Yes	Dollar General	10,566
11.13	Property		1	Dollar General - South Park, PA	9/4/2025			100.0%	12/1/2025	Yes	Dollar General	9,436
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	9/4/2025			100.0%	12/1/2025	Yes	Dollar General	9,026
11.15	Property		1	Dollar General - Johnstown, PA	9/4/2025			100.0%	12/1/2025	Yes	Dollar General	9,272
12.00	Loan	32	1	651 Brannan Street	6/4/2025	28.0%	25.4%	100.0%	6/1/2025	No	Pinterest	120,113
13.00	Loan	25	1	Terra Apartments	7/11/2025	60.4%	60.4%	97.5%	8/19/2025	NAP	NAP	NAP
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	8/27/2025	38.8%	38.8%	80.0%	10/1/2025	NAP	NAP	NAP
15.00	Loan	26	1	The Common Place	4/4/2025	66.7%	66.7%	100.0%	8/26/2025	No	NAP	NAP
16.00	Loan		1	Plaza Paseo Del Norte	10/21/2025	59.0%	59.0%	96.9%	10/31/2025	No	Ross Dress for Less	26,250
17.00	Loan		1	Holiday Inn St. Petersburg West	6/25/2025	67.4%	64.4%	80.7%	7/31/2025	NAP	NAP	NAP
18.00	Loan	27	1	Courtyard Amarillo Downtown	9/8/2025	66.4%	66.4%	74.5%	8/30/2025	No	NAP	NAP
19.00	Loan		1	Durham Plaza	5/11/2025	58.4%	58.4%	89.3%	7/15/2025	No	Compare Foods	49,770
20.00	Loan		1	Amazon at the Foundry	8/31/2025	50.2%	50.2%	100.0%	12/1/2025	Yes	Amazon	52,327
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	9/10/2025	74.6%	71.8%	82.5%	10/13/2025
21.01	Property		1	Little Valley	9/10/2025			76.4%	10/13/2025	No	NAP	NAP
21.02	Property		1	Lisbon	9/10/2025			93.5%	10/13/2025	No	NAP	NAP
21.03	Property		1	Tilting Rock	9/10/2025			88.9%	10/13/2025	No	NAP	NAP
21.04	Property		1	Westview Terrace	9/10/2025			100.0%	10/13/2025	No	NAP	NAP
21.05	Property		1	Tunnel Hill	9/10/2025			96.4%	10/13/2025	No	NAP	NAP
21.06	Property		1	Ledgewood Heights	9/10/2025			60.4%	10/13/2025	No	NAP	NAP
22.00	Loan	33	1	Tesla GR	9/24/2025	53.6%	53.6%	100.0%	12/1/2025	Yes	Tesla	176,606
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	10/11/2025	67.8%	67.8%	88.5%	9/30/2025
23.01	Property		1	City Line White Oaks - Alex	10/11/2025			90.1%	9/30/2025	NAP	NAP	NAP
23.02	Property		1	City Line White Oaks - Yucan	10/11/2025			86.1%	9/30/2025	NAP	NAP	NAP
24.00	Loan		1	US Storage Centers - Plantation	9/4/2025	29.0%	29.0%	90.0%	8/21/2025	NAP	NAP	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	10/11/2025	60.7%	60.7%	81.4%	9/30/2025
25.01	Property		1	City Line White Oaks - Hollis	10/11/2025			84.7%	9/30/2025	NAP	NAP	NAP
25.02	Property		1	City Line White Oaks - Cardinal	10/11/2025			74.1%	9/30/2025	NAP	NAP	NAP
26.00	Loan		1	Paradise View Estates MHC	9/23/2025	52.7%	52.7%	87.8%	10/31/2025	NAP	NAP	NAP
27.00	Loan		1	Naugatuck Self Storage	8/20/2025	62.5%	62.5%	84.1%	10/15/2025	NAP	NAP	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	Various	52.4%	52.4%	74.5%	9/30/2025
28.01	Property		1	City Line White Oaks - Urbana	10/1/2025			68.5%	9/30/2025	NAP	NAP	NAP
28.02	Property		1	City Line White Oaks - Germantown Hills	9/29/2025			84.6%	9/30/2025	NAP	NAP	NAP
29.00	Loan		1	Hilltop MHC	7/20/2025	52.5%	52.5%	81.2%	9/1/2025	NAP	NAP	NAP

A-1-11

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	48.0%	3/17/2043	FedCap Rehabilitation Services, Inc.	64,303	18.9%	3/17/2043
2.00	Loan	5	1	Rosedale Apartments	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	16.2%	1/31/2040	RH	43,696	5.4%	1/31/2031
5.00	Loan		1	Overlook at Daleville	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	16, 17	1	Baldwin Hills Center	20.7%	6,712 SF expiring 8/31/2032, 15,266 SF expiring 09/30/2032; 4,353 SF expiring 12/31/2032;	THE Clinic	10,723	8.4%	12/31/2032
7.00	Loan		1	Marriott Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio
8.01	Property		1	5712 Old River	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	5710 Houston	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	5709 Katy	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	5711 Houston	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	5714 Moore	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	23.5%	4/30/2046	Macy's (Ground Lease)	160,000	23.0%	1/31/2063
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72
11.01	Property		1	Sutter Healthcare - Modesto, CA	100.0%	8/31/2039	NAP	NAP	NAP	NAP
11.02	Property		1	SLB Tractor Supply - Clio, MI	100.0%	9/30/2045	NAP	NAP	NAP	NAP
11.03	Property		1	SLB Tractor Supply - Clare, MI	100.0%	9/30/2040	NAP	NAP	NAP	NAP
11.04	Property		1	SLB Tractor Supply - Hudson, MI	100.0%	9/30/2040	NAP	NAP	NAP	NAP
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	100.0%	9/30/2045	NAP	NAP	NAP	NAP
11.06	Property		1	Wild Fork Foods - Aurora, IL	100.0%	2/1/2040	NAP	NAP	NAP	NAP
11.07	Property		1	Dollar General - Phenix City, AL	100.0%	11/30/2038	NAP	NAP	NAP	NAP
11.08	Property		1	Dollar Tree - Summerville, SC	100.0%	7/31/2035	NAP	NAP	NAP	NAP
11.09	Property		1	Dollar General Market - Ponchatoula, LA	100.0%	9/30/2039	NAP	NAP	NAP	NAP
11.10	Property		1	Dollar Tree - Southside, AL	100.0%	2/28/2035	NAP	NAP	NAP	NAP
11.11	Property		1	AutoZone - Hazle Township, PA	100.0%	4/30/2035	NAP	NAP	NAP	NAP
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	100.0%	4/30/2039	NAP	NAP	NAP	NAP
11.13	Property		1	Dollar General - South Park, PA	100.0%	5/31/2038	NAP	NAP	NAP	NAP
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	100.0%	8/31/2036	NAP	NAP	NAP	NAP
11.15	Property		1	Dollar General - Johnstown, PA	100.0%	4/30/2038	NAP	NAP	NAP	NAP
12.00	Loan	32	1	651 Brannan Street	87.5%	5/31/2029	Verizon	17,213	12.5%	11/3/2033
13.00	Loan	25	1	Terra Apartments	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	26	1	The Common Place	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza Paseo Del Norte	17.8%	1/31/2028	Jungle Jam	25,000	17.0%	5/31/2031
17.00	Loan		1	Holiday Inn St. Petersburg West	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	27	1	Courtyard Amarillo Downtown	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Durham Plaza	21.2%	6/30/2036	Kimbrell's of North Carolina	37,067	15.8%	3/18/2027
20.00	Loan		1	Amazon at the Foundry	100.0%	4/30/2035	NAP	NAP	NAP	NAP
21.00	Loan	6, 7	6	Connecticut MHC Portfolio
21.01	Property		1	Little Valley	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Lisbon	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Tilting Rock	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Westview Terrace	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Tunnel Hill	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	Ledgewood Heights	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	33	1	Tesla GR	100.0%	5/31/2035	NAP	NAP	NAP	NAP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2
23.01	Property		1	City Line White Oaks - Alex	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	City Line White Oaks - Yucan	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	US Storage Centers - Plantation	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3
25.01	Property		1	City Line White Oaks - Hollis	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	City Line White Oaks - Cardinal	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Paradise View Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Naugatuck Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1
28.01	Property		1	City Line White Oaks - Urbana	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	City Line White Oaks - Germantown Hills	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP

A-1-12

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	New Visions for Public Schools, Inc.	30,461	9.0%	3/17/2043	United Way of New York City	26,707
2.00	Loan	5	1	Rosedale Apartments	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	Zara	37,116	4.6%	1/31/2034	Crate & Barrel	33,000
5.00	Loan		1	Overlook at Daleville	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	16, 17	1	Baldwin Hills Center	Rainbow Women's Retail	10,150	8.0%	1/31/2027	CareMore Health Systems	9,490
7.00	Loan		1	Marriott Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio
8.01	Property		1	5712 Old River	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	5710 Houston	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	5709 Katy	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	5711 Houston	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	5714 Moore	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	Zara	36,478	5.2%	3/31/2041	H&M	28,253
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72
11.01	Property		1	Sutter Healthcare - Modesto, CA	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	SLB Tractor Supply - Clio, MI	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	SLB Tractor Supply - Clare, MI	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	SLB Tractor Supply - Hudson, MI	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Wild Fork Foods - Aurora, IL	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	Dollar General - Phenix City, AL	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	Dollar Tree - Summerville, SC	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	Dollar General Market - Ponchatoula, LA	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	Dollar Tree - Southside, AL	NAP	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	AutoZone - Hazle Township, PA	NAP	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	NAP	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	Dollar General - South Park, PA	NAP	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	NAP	NAP	NAP	NAP	NAP	NAP
11.15	Property		1	Dollar General - Johnstown, PA	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	32	1	651 Brannan Street	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	25	1	Terra Apartments	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	26	1	The Common Place	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza Paseo Del Norte	Skechers	12,000	8.2%	6/30/2029	Chase Bank L#517527	10,200
17.00	Loan		1	Holiday Inn St. Petersburg West	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	27	1	Courtyard Amarillo Downtown	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Durham Plaza	E.C. Barton Surplus	30,433	13.0%	8/31/2030	Hair Depot, LLC	27,720
20.00	Loan		1	Amazon at the Foundry	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	6, 7	6	Connecticut MHC Portfolio
21.01	Property		1	Little Valley	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Lisbon	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Tilting Rock	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Westview Terrace	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Tunnel Hill	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	Ledgewood Heights	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	33	1	Tesla GR	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2
23.01	Property		1	City Line White Oaks - Alex	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	City Line White Oaks - Yucan	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	US Storage Centers - Plantation	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3
25.01	Property		1	City Line White Oaks - Hollis	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	City Line White Oaks - Cardinal	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Paradise View Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Naugatuck Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1
28.01	Property		1	City Line White Oaks - Urbana	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	City Line White Oaks - Germantown Hills	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP

A-1-13

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	7.9%	3/17/2043	Urban Resource Institute	22,264	6.6%	3/17/2043
2.00	Loan	5	1	Rosedale Apartments	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	4.1%	1/31/2029	HM	21,041	2.6%	1/31/2034
5.00	Loan		1	Overlook at Daleville	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	16, 17	1	Baldwin Hills Center	7.5%	6/30/2027	PAE Professional Services LLC	6,940	5.5%	8/31/2026
7.00	Loan		1	Marriott Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio
8.01	Property		1	5712 Old River	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	5710 Houston	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	5709 Katy	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	5711 Houston	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	5714 Moore	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	4.1%	1/31/2030	Billy Beez	19,201	2.8%	12/31/2026
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72
11.01	Property		1	Sutter Healthcare - Modesto, CA	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	SLB Tractor Supply - Clio, MI	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	SLB Tractor Supply - Clare, MI	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	SLB Tractor Supply - Hudson, MI	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Wild Fork Foods - Aurora, IL	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	Dollar General - Phenix City, AL	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	Dollar Tree - Summerville, SC	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	Dollar General Market - Ponchatoula, LA	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	Dollar Tree - Southside, AL	NAP	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	AutoZone - Hazle Township, PA	NAP	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	NAP	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	Dollar General - South Park, PA	NAP	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	NAP	NAP	NAP	NAP	NAP	NAP
11.15	Property		1	Dollar General - Johnstown, PA	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	32	1	651 Brannan Street	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	25	1	Terra Apartments	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	26	1	The Common Place	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza Paseo Del Norte	6.9%	2/28/2037	Dollar Tree Store	9,884	6.7%	2/29/2028
17.00	Loan		1	Holiday Inn St. Petersburg West	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	27	1	Courtyard Amarillo Downtown	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Durham Plaza	11.8%	4/30/2035	Harbor Freight Tools	15,000	6.4%	6/30/2032
20.00	Loan		1	Amazon at the Foundry	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	6, 7	6	Connecticut MHC Portfolio
21.01	Property		1	Little Valley	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Lisbon	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Tilting Rock	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Westview Terrace	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Tunnel Hill	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	Ledgewood Heights	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	33	1	Tesla GR	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2
23.01	Property		1	City Line White Oaks - Alex	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	City Line White Oaks - Yucan	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	US Storage Centers - Plantation	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3
25.01	Property		1	City Line White Oaks - Hollis	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	City Line White Oaks - Cardinal	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Paradise View Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Naugatuck Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1
28.01	Property		1	City Line White Oaks - Urbana	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	City Line White Oaks - Germantown Hills	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP

A-1-14

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	7/31/2025	NAP	7/31/2025	NAP	NAP	No	Fee
2.00	Loan	5	1	Rosedale Apartments	10/6/2025	NAP	9/26/2025	NAP	NAP	No	Fee
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	9/18/2025	NAP	9/18/2025	NAP	NAP	No	Fee
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	9/25/2025	NAP	9/23/2025	NAP	NAP	No	Leasehold
5.00	Loan		1	Overlook at Daleville	10/3/2025	NAP	9/26/2025	NAP	NAP	No	Fee
6.00	Loan	16, 17	1	Baldwin Hills Center	9/19/2025	NAP	9/18/2025	9/17/2025	15%	No	Fee
7.00	Loan		1	Marriott Albuquerque	9/15/2025	NAP	9/15/2025	NAP	NAP	No	Fee
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio
8.01	Property		1	5712 Old River	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.02	Property		1	5710 Houston	7/1/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.03	Property		1	5720 Port St Lucie	7/1/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.04	Property		1	5704 Taylor	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.05	Property		1	5705 Pflugerville	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.06	Property		1	5703 Georgetown	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.07	Property		1	5719 Palmetto	7/1/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.08	Property		1	5707 Tomball	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.09	Property		1	5721 Summerfield	7/1/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.10	Property		1	5716 Broken Arrow	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.11	Property		1	5706 Georgetown	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.12	Property		1	5708 Cypress	7/3/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.13	Property		1	5718 Hudson	7/1/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.14	Property		1	5709 Katy	7/1/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.15	Property		1	5711 Houston	7/1/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.16	Property		1	5700 San Antonio	7/3/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.17	Property		1	5713 Edmond	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.18	Property		1	5714 Moore	7/1/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.19	Property		1	5701 San Antonio	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.20	Property		1	5702 Liberty Hill	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.21	Property		1	5715 Catoosa	7/2/2025	NAP	7/3/2025	NAP	NAP	No	Fee
8.22	Property		1	5717 Broken Arrow	7/2/2025	NAP	7/3/2025	NAP	NAP	Yes - A	Fee
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	8/13/2025	NAP	8/20/2025	NAP	NAP	No	Fee
10.00	Loan	5, 24	1	1010 Pacific Street	9/12/2025	NAP	9/12/2025	NAP	NAP	No	Fee
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72
11.01	Property		1	Sutter Healthcare - Modesto, CA	8/4/2025	NAP	8/4/2025	8/1/2025	6%	No	Fee
11.02	Property		1	SLB Tractor Supply - Clio, MI	7/23/2025	NAP	7/23/2025	NAP	NAP	No	Fee
11.03	Property		1	SLB Tractor Supply - Clare, MI	7/23/2025	NAP	7/23/2025	NAP	NAP	No	Fee
11.04	Property		1	SLB Tractor Supply - Hudson, MI	7/23/2025	NAP	7/23/2025	NAP	NAP	No	Fee
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	7/31/2025	NAP	7/23/2025	NAP	NAP	No	Fee
11.06	Property		1	Wild Fork Foods - Aurora, IL	6/25/2025	NAP	6/25/2025	NAP	NAP	No	Fee
11.07	Property		1	Dollar General - Phenix City, AL	7/22/2025	NAP	7/24/2025	NAP	NAP	No	Fee
11.08	Property		1	Dollar Tree - Summerville, SC	4/16/2025	NAP	4/16/2025	NAP	NAP	No	Fee
11.09	Property		1	Dollar General Market - Ponchatoula, LA	8/6/2025	NAP	8/6/2025	NAP	NAP	No	Fee
11.10	Property		1	Dollar Tree - Southside, AL	8/5/2025	NAP	8/5/2025	NAP	NAP	No	Fee
11.11	Property		1	AutoZone - Hazle Township, PA	7/24/2025	NAP	7/24/2025	NAP	NAP	No	Fee
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	8/22/2025	NAP	9/3/2025	NAP	NAP	No	Fee
11.13	Property		1	Dollar General - South Park, PA	7/22/2025	NAP	7/22/2025	NAP	NAP	No	Fee
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	9/3/2025	NAP	9/3/2025	NAP	NAP	No	Fee
11.15	Property		1	Dollar General - Johnstown, PA	7/22/2025	NAP	7/22/2025	NAP	NAP	Yes - AE	Fee
12.00	Loan	32	1	651 Brannan Street	6/5/2025	NAP	6/5/2025	6/5/2025	19%	No	Fee
13.00	Loan	25	1	Terra Apartments	7/28/2025	NAP	7/29/2025	NAP	NAP	No	Fee
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	9/9/2025	NAP	9/9/2025	9/4/2025	6%	No	Fee
15.00	Loan	26	1	The Common Place	7/16/2025	NAP	12/20/2024	NAP	NAP	No	Fee
16.00	Loan		1	Plaza Paseo Del Norte	9/25/2025	NAP	9/25/2025	NAP	NAP	No	Fee
17.00	Loan		1	Holiday Inn St. Petersburg West	7/9/2025	NAP	7/9/2025	NAP	NAP	No	Fee
18.00	Loan	27	1	Courtyard Amarillo Downtown	7/28/2025	NAP	9/3/2025	NAP	NAP	No	Fee
19.00	Loan		1	Durham Plaza	5/20/2025	NAP	5/19/2025	NAP	NAP	Yes - AE	Fee
20.00	Loan		1	Amazon at the Foundry	8/18/2025	NAP	8/19/2025	8/20/2025	3%	No	Fee
21.00	Loan	6, 7	6	Connecticut MHC Portfolio
21.01	Property		1	Little Valley	8/8/2025	NAP	8/8/2025	NAP	NAP	No	Fee
21.02	Property		1	Lisbon	8/8/2025	NAP	7/17/2025	NAP	NAP	No	Fee
21.03	Property		1	Tilting Rock	8/8/2025	NAP	8/8/2025	NAP	NAP	No	Fee
21.04	Property		1	Westview Terrace	8/4/2025	NAP	8/8/2025	NAP	NAP	No	Fee
21.05	Property		1	Tunnel Hill	8/7/2025	NAP	8/8/2025	NAP	NAP	No	Fee
21.06	Property		1	Ledgewood Heights	8/8/2025	NAP	8/8/2025	NAP	NAP	No	Fee
22.00	Loan	33	1	Tesla GR	10/1/2025	NAP	10/6/2025	NAP	NAP	No	Fee
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2
23.01	Property		1	City Line White Oaks - Alex	9/23/2025	NAP	9/23/2025	NAP	NAP	No	Fee
23.02	Property		1	City Line White Oaks - Yucan	9/23/2025	NAP	9/23/2025	NAP	NAP	No	Fee
24.00	Loan		1	US Storage Centers - Plantation	9/2/2025	NAP	9/2/2025	NAP	NAP	Yes - AE	Fee
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3
25.01	Property		1	City Line White Oaks - Hollis	9/23/2025	NAP	9/23/2025	NAP	NAP	No	Fee
25.02	Property		1	City Line White Oaks - Cardinal	9/23/2025	NAP	9/23/2025	NAP	NAP	No	Fee
26.00	Loan		1	Paradise View Estates MHC	9/30/2025	NAP	9/30/2025	NAP	NAP	No	Fee
27.00	Loan		1	Naugatuck Self Storage	9/9/2025	NAP	9/9/2025	NAP	NAP	No	Fee
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1
28.01	Property		1	City Line White Oaks - Urbana	10/3/2025	NAP	10/7/2025	NAP	NAP	No	Fee
28.02	Property		1	City Line White Oaks - Germantown Hills	10/3/2025	NAP	10/7/2025	NAP	NAP	No	Fee
29.00	Loan		1	Hilltop MHC	7/25/2025	NAP	7/25/2025	NAP	NAP	No	Fee

A-1-15

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAP	NAP	NAP	NAP	363,355	61,354	116,153
2.00	Loan	5	1	Rosedale Apartments	NAP	NAP	NAP	NAP	370,987	61,831	13,492
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	NAP	NAP	NAP	NAP	690,202	138,040	0
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	12/31/2080	NAP	Various	Various	0	Springing	0
5.00	Loan		1	Overlook at Daleville	NAP	NAP	NAP	NAP	0	763	7,920
6.00	Loan	16, 17	1	Baldwin Hills Center	NAP	NAP	NAP	NAP	88,400	22,100	0
7.00	Loan		1	Marriott Albuquerque	NAP	NAP	NAP	NAP	30,195	30,195	0
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio					1,565,740	172,973	0
8.01	Property		1	5712 Old River	NAP	NAP	NAP	NAP
8.02	Property		1	5710 Houston	NAP	NAP	NAP	NAP
8.03	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP
8.04	Property		1	5704 Taylor	NAP	NAP	NAP	NAP
8.05	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP
8.06	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP
8.07	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP
8.08	Property		1	5707 Tomball	NAP	NAP	NAP	NAP
8.09	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP
8.10	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP
8.11	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP
8.12	Property		1	5708 Cypress	NAP	NAP	NAP	NAP
8.13	Property		1	5718 Hudson	NAP	NAP	NAP	NAP
8.14	Property		1	5709 Katy	NAP	NAP	NAP	NAP
8.15	Property		1	5711 Houston	NAP	NAP	NAP	NAP
8.16	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP
8.17	Property		1	5713 Edmond	NAP	NAP	NAP	NAP
8.18	Property		1	5714 Moore	NAP	NAP	NAP	NAP
8.19	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP
8.20	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP
8.21	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP
8.22	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	NAP	NAP	NAP	NAP	1,384,553	Springing	0
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	NAP	NAP	NAP	39,070	7,814	81,576
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72					17,422	17,422	0
11.01	Property		1	Sutter Healthcare - Modesto, CA	NAP	NAP	NAP	NAP
11.02	Property		1	SLB Tractor Supply - Clio, MI	NAP	NAP	NAP	NAP
11.03	Property		1	SLB Tractor Supply - Clare, MI	NAP	NAP	NAP	NAP
11.04	Property		1	SLB Tractor Supply - Hudson, MI	NAP	NAP	NAP	NAP
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	NAP	NAP	NAP	NAP
11.06	Property		1	Wild Fork Foods - Aurora, IL	NAP	NAP	NAP	NAP
11.07	Property		1	Dollar General - Phenix City, AL	NAP	NAP	NAP	NAP
11.08	Property		1	Dollar Tree - Summerville, SC	NAP	NAP	NAP	NAP
11.09	Property		1	Dollar General Market - Ponchatoula, LA	NAP	NAP	NAP	NAP
11.10	Property		1	Dollar Tree - Southside, AL	NAP	NAP	NAP	NAP
11.11	Property		1	AutoZone - Hazle Township, PA	NAP	NAP	NAP	NAP
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	NAP	NAP	NAP	NAP
11.13	Property		1	Dollar General - South Park, PA	NAP	NAP	NAP	NAP
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	NAP	NAP	NAP	NAP
11.15	Property		1	Dollar General - Johnstown, PA	NAP	NAP	NAP	NAP
12.00	Loan	32	1	651 Brannan Street	NAP	NAP	NAP	NAP	19,033	9,517	0
13.00	Loan	25	1	Terra Apartments	NAP	NAP	NAP	NAP	637,512	159,378	133,553
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	NAP	NAP	NAP	32,702	16,351	27,275
15.00	Loan	26	1	The Common Place	NAP	NAP	NAP	NAP	60,297	20,099	0
16.00	Loan		1	Plaza Paseo Del Norte	NAP	NAP	NAP	NAP	73,112	18,278	0
17.00	Loan		1	Holiday Inn St. Petersburg West	NAP	NAP	NAP	NAP	135,037	27,007	263,900
18.00	Loan	27	1	Courtyard Amarillo Downtown	NAP	NAP	NAP	NAP	141,325	12,848	34,323
19.00	Loan		1	Durham Plaza	NAP	NAP	NAP	NAP	191,612	21,290	0
20.00	Loan		1	Amazon at the Foundry	NAP	NAP	NAP	NAP	0	Springing	0
21.00	Loan	6, 7	6	Connecticut MHC Portfolio					102,761	17,127	11,482
21.01	Property		1	Little Valley	NAP	NAP	NAP	NAP
21.02	Property		1	Lisbon	NAP	NAP	NAP	NAP
21.03	Property		1	Tilting Rock	NAP	NAP	NAP	NAP
21.04	Property		1	Westview Terrace	NAP	NAP	NAP	NAP
21.05	Property		1	Tunnel Hill	NAP	NAP	NAP	NAP
21.06	Property		1	Ledgewood Heights	NAP	NAP	NAP	NAP
22.00	Loan	33	1	Tesla GR	NAP	NAP	NAP	NAP	0	Springing	0
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2					36,083	9,021	0
23.01	Property		1	City Line White Oaks - Alex	NAP	NAP	NAP	NAP
23.02	Property		1	City Line White Oaks - Yucan	NAP	NAP	NAP	NAP
24.00	Loan		1	US Storage Centers - Plantation	NAP	NAP	NAP	NAP	163,346	14,850	7,376
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3					29,990	7,497	0
25.01	Property		1	City Line White Oaks - Hollis	NAP	NAP	NAP	NAP
25.02	Property		1	City Line White Oaks - Cardinal	NAP	NAP	NAP	NAP
26.00	Loan		1	Paradise View Estates MHC	NAP	NAP	NAP	NAP	0	1,810	0
27.00	Loan		1	Naugatuck Self Storage	NAP	NAP	NAP	NAP	0	10,041	0
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1					21,153	5,288	0
28.01	Property		1	City Line White Oaks - Urbana	NAP	NAP	NAP	NAP
28.02	Property		1	City Line White Oaks - Germantown Hills	NAP	NAP	NAP	NAP
29.00	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	3,877	1,938	10,104

A-1-16

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	Springing	1,000,000	7,090	0	0	28,361	0	0
2.00	Loan	5	1	Rosedale Apartments	13,492	0	8,233	0	0	0	0	0
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	Springing	5,565,000	111,491	0	0	0	0	0
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	Springing	0	Springing	498,523	0	Springing	1,347,360	0
5.00	Loan		1	Overlook at Daleville	7,920	0	4,000	0	0	0	0	0
6.00	Loan	16, 17	1	Baldwin Hills Center	Springing	0	2,118	76,232	300,000	Springing	300,000	0
7.00	Loan		1	Marriott Albuquerque	Springing	0	74,961	0	0	0	0	0
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	Springing	0	14,260	0	0	0	0	0
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	Springing	4,653	4,653	111,664	6,000,000	Springing	0	0
10.00	Loan	5, 24	1	1010 Pacific Street	13,596	0	3,646	0	0	0	0	0
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	Springing	219,402	Springing	0	500,000	Springing	0	0
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	Springing	0	0	0	0	0	0	0
13.00	Loan	25	1	Terra Apartments	14,839	0	2,542	0	0	0	0	0
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	5,455	0	854	0	0	0	0	0
15.00	Loan	26	1	The Common Place	Springing	0	2,026	0	0	321	0	0
16.00	Loan		1	Plaza Paseo Del Norte	Springing	0	1,839	0	500,000	Springing	500,000	0
17.00	Loan		1	Holiday Inn St. Petersburg West	23,991	0	18,266	0	0	0	0	0
18.00	Loan	27	1	Courtyard Amarillo Downtown	10,731	0	14,560	0	0	0	0	0
19.00	Loan		1	Durham Plaza	Springing	0	5,862	0	0	11,724	281,374	0
20.00	Loan		1	Amazon at the Foundry	Springing	0	0	0	0	0	0	0
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	5,741	0	1,417	0	0	0	0	0
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	Springing	0	0	0	0	Springing	0	0
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	Springing	0	1,044	0	0	0	0	0
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	1,991	0	785	28,250	0	0	0	0
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	Springing	0	986	0	0	0	0	0
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	Springing	0	338	0	0	0	0	0
27.00	Loan		1	Naugatuck Self Storage	Springing	0	348	0	0	0	0	0
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	Springing	0	1,008	0	0	0	0	0
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	1,010	0	321	0	0	0	0	0

A-1-17

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	0	0	0	460,622	0	Free Rent Reserve ($87,510); Outstanding TI Reserve ($373,111.85)
2.00	Loan	5	1	Rosedale Apartments	0	0	0	0	0	NAP
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	0	0	0	2,500	Springing	Replacement Comfort Letter Reserve Funds ($2,500); PIP Reserve (Springing)
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	0	0	0	8,347,588	Springing	Initial: Outstanding Obligations Reserve ($6,537,000); Gap Rent Reserve ($1,810,588); Ongoing: Ground Rent Reserve
5.00	Loan		1	Overlook at Daleville	0	0	0	26,750	0	Environmental Reserve
6.00	Loan	16, 17	1	Baldwin Hills Center	0	0	71,818	56,171	Springing	Rent Concession Reserve ($56,171) ; APLA Health Reserve (Springing)
7.00	Loan		1	Marriott Albuquerque	0	0	0	0	Springing	PIP Reserve
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	0	0	405,565	436,358	0	Supplemental Tax Reserve
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	0	0	0	6,908,569	0	Outstanding TI/LC ($3,335,236), HVAC Replacement Reserve ($2,990,000), Gap Rent Reserve ($583,333.33)
10.00	Loan	5, 24	1	1010 Pacific Street	0	0	0	120,793	0	Rent Holdback Reserve
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	0	0	42,908	0	0	NAP
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	0	0	0	0	0	NAP
13.00	Loan	25	1	Terra Apartments	0	0	0	2,374,415	0	Rent Concession Reserve (Upfront: $461,879); 421-a Reserve (Upfront: $1,912,536)
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	0	0	0	0	0	NAP
15.00	Loan	26	1	The Common Place	0	0	0	337,000	0	Outstanding TI/LC Reserve
16.00	Loan		1	Plaza Paseo Del Norte	0	0	239,666	348,905	0	Unfunded Obligations Unpaid Reserve ($246,205), Rent Concession Reserve ($102,700)
17.00	Loan		1	Holiday Inn St. Petersburg West	0	0	68,688	0	Springing	Seasonality Reserve (Monthly: Springing); PIP Reserve (Monthly: Springing)
18.00	Loan	27	1	Courtyard Amarillo Downtown	0	0	0	2,475,000	Springing	PIP Reserve
19.00	Loan		1	Durham Plaza	0	0	307,865	125,000	0	Theatre Demolition Reserve
20.00	Loan		1	Amazon at the Foundry	0	0	0	0	0	NAP
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	0	0	31,798	0	0	NAP
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	0	0	0	0	0	NAP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	0	0	0	0	0	NAP
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	0	0	0	0	0	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	0	0	20,000	0	0	NAP
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	0	0	0	0	0	NAP
27.00	Loan		1	Naugatuck Self Storage	0	0	7,375	0	0	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	0	0	8,344	0	0	NAP
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	0	0	4,800	0	0	NAP

A-1-18

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	0	0	NAP	Hard	Springing	Yes	Yes
2.00	Loan	5	1	Rosedale Apartments	0	0	NAP	Springing	Springing	Yes	No
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	0	0	NAP	Hard	Springing	Yes	No
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	NAP	0	NAP	Hard	Springing	Yes	No
5.00	Loan		1	Overlook at Daleville	0	0	NAP	Springing	Springing	Yes	No
6.00	Loan	16, 17	1	Baldwin Hills Center	NAP	0	NAP	Springing	Springing	Yes	No
7.00	Loan		1	Marriott Albuquerque	0	0	NAP	Hard	Springing	Yes	No
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	0	0	NAP	Springing	Springing	Yes	No
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	0	0	NAP	Hard	Springing	Yes	No
10.00	Loan	5, 24	1	1010 Pacific Street	0	0	NAP	Springing	Springing	Yes	No
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	0	0	NAP	Hard	Springing	Yes	No
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	0	0	NAP	Hard	Springing	Yes	Yes
13.00	Loan	25	1	Terra Apartments	0	0	NAP	Springing	Springing	Yes	No
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	0	0	NAP	Springing	Springing	Yes	No
15.00	Loan	26	1	The Common Place	NAP	0	NAP	Springing	Springing	Yes	No
16.00	Loan		1	Plaza Paseo Del Norte	NAP	0	NAP	Hard	Springing	Yes	Yes
17.00	Loan		1	Holiday Inn St. Petersburg West	Seasonality Reserve ($300,000)	0	NAP	Springing	Springing	Yes	No
18.00	Loan	27	1	Courtyard Amarillo Downtown	0	0	NAP	Springing	Springing	Yes	No
19.00	Loan		1	Durham Plaza	0	0	NAP	Hard	Springing	Yes	Yes
20.00	Loan		1	Amazon at the Foundry	0	0	NAP	Springing	Springing	Yes	Yes
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	0	0	NAP	Springing	Springing	Yes	No
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	0	0	NAP	Hard	Springing	Yes	Yes
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	0	0	NAP	Springing	Springing	Yes	No
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	0	0	NAP	Springing	Springing	Yes	No
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	0	0	NAP	Springing	Springing	Yes	No
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	0	0	NAP	Springing	Springing	Yes	No
27.00	Loan		1	Naugatuck Self Storage	0	0	NAP	Springing	Springing	Yes	No
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	0	0	NAP	Springing	Springing	Yes	No
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	0	0	NAP	Springing	Springing	Yes	No

A-1-19

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	Yes	Yes	64,000,000	40,000,000	224,508.80	583,722.87
2.00	Loan	5	1	Rosedale Apartments	Yes	Yes	60,700,000	30,000,000	159,687.50	482,788.54
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	Yes	Yes	59,948,341	10,990,529	71,345.79	460,504.65
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	Yes	No	50,000,000	501,250,000	2,080,844.22	2,288,409.73
5.00	Loan		1	Overlook at Daleville	No	NAP	NAP	NAP	NAP	NAP
6.00	Loan	16, 17	1	Baldwin Hills Center	No	NAP	NAP	NAP	NAP	NAP
7.00	Loan		1	Marriott Albuquerque	No	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	Yes	No	40,000,000	100,000,000	490,722.22	687,011.11
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	Yes	No	30,000,000	140,000,000	794,297.45	964,504.05
10.00	Loan	5, 24	1	1010 Pacific Street	Yes	No	30,000,000	54,500,000	263,851.91	409,091.49
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	No	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	No	NAP	NAP	NAP	NAP	NAP
13.00	Loan	25	1	Terra Apartments	Yes	No	19,000,000	55,000,000	280,678.24	377,639.81
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	No	NAP	NAP	NAP	NAP	NAP
15.00	Loan	26	1	The Common Place	No	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza Paseo Del Norte	No	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Holiday Inn St. Petersburg West	No	NAP	NAP	NAP	NAP	NAP
18.00	Loan	27	1	Courtyard Amarillo Downtown	No	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Durham Plaza	No	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Amazon at the Foundry	No	NAP	NAP	NAP	NAP	NAP
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	No	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	No	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	No	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	No	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	No	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	No	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Naugatuck Self Storage	No	NAP	NAP	NAP	NAP	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	No	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	No	NAP	NAP	NAP	NAP	NAP

A-1-20

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAP	NAP	104,000,000	583,722.87	61.2%	1.67	11.8%
2.00	Loan	5	1	Rosedale Apartments	NAP	NAP	90,700,000	482,789	67.2%	1.25	8.1%
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	NAP	NAP	70,938,870	460,505	68.5%	1.80	15.9%
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	23,750,000	0	575,000,000	2,448,646	42.7%	2.48	12.9%
5.00	Loan		1	Overlook at Daleville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	16, 17	1	Baldwin Hills Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan		1	Marriott Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	NAP	NAP	140,000,000	687,011.11	62.7%	1.39	8.3%
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	110,000,000	6.29500%	280,000,000	1,549,560.19	56.9%	1.42	9.5%
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	NAP	84,500,000	409,091.49	68.7%	1.32	7.7%
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	25	1	Terra Apartments	NAP	NAP	74,000,000	377,639.81	60.4%	1.30	8.0%
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	26	1	The Common Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza Paseo Del Norte	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Holiday Inn St. Petersburg West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	27	1	Courtyard Amarillo Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Durham Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Amazon at the Foundry	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Naugatuck Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
2.00	Loan	5	1	Rosedale Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
5.00	Loan		1	Overlook at Daleville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6.00	Loan	16, 17	1	Baldwin Hills Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
7.00	Loan		1	Marriott Albuquerque	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13.00	Loan	25	1	Terra Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15.00	Loan	26	1	The Common Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
16.00	Loan		1	Plaza Paseo Del Norte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
17.00	Loan		1	Holiday Inn St. Petersburg West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18.00	Loan	27	1	Courtyard Amarillo Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19.00	Loan		1	Durham Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20.00	Loan		1	Amazon at the Foundry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27.00	Loan		1	Naugatuck Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-22

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAP	The 601W Companies	Mark Karasick and Michael Silberberg
2.00	Loan	5	1	Rosedale Apartments	NAP	TPB Properties	Thomas Bell
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	NAP	Columbia Sussex Corporation	CSC Holdings, LLC
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	NAP	The Taubman Realty Group LLC	The Taubman Realty Group LLC
5.00	Loan		1	Overlook at Daleville	NAP	TPB Properties	Thomas Bell
6.00	Loan	16, 17	1	Baldwin Hills Center	NAP	Karubian Enterprises, LLC	John F. Karubian
7.00	Loan		1	Marriott Albuquerque	NAP	Columbia Sussex Corporation	CSC Holdings, LLC
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	NAP	Etude Capital	Steven Stein
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	Mezzanine	Prestige Properties & Development	Sami Shalem and Irving Pergament
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	David Bistricer and Sam Levinson	Clipper Realty Inc.
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	NAP	ExchangeRight Real Estate, LLC, David Fisher, Warren Thomas and Joshua Ungerecht	ExchangeRight Real Estate, LLC, David Fisher, Warren Thomas and Joshua Ungerecht
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	NAP	W5 - Brannan L.P.	Jung T. Wang Family Trust
13.00	Loan	25	1	Terra Apartments	NAP	Zhidong Wu	Zhidong Wu
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	Theresa L. Odom	Theresa L. Odom
15.00	Loan	26	1	The Common Place	NAP	Merge Urban Development Group	Brent Dahlstrom
16.00	Loan		1	Plaza Paseo Del Norte	NAP	Columbus Pacific Properties, Ltd.	Brian A. Shirken, Richard A. Margolis and Brian A. Shirken, as Trustee of the Shirken Family Trust U/T/D dated December 4, 1997
17.00	Loan		1	Holiday Inn St. Petersburg West	NAP	Nexgen Hotels	George Nediyakalayil and Hardik Patel
18.00	Loan	27	1	Courtyard Amarillo Downtown	NAP	KAMP Hotels, LLC	T. Kevin Nelson
19.00	Loan		1	Durham Plaza	NAP	Mike M. Nassimi	Mike M. Nassimi
20.00	Loan		1	Amazon at the Foundry	NAP	DM 144 Investors, LLC	DM 144 Investors, LLC
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	NAP	Brett Finkelstein and Nicholas V. Tambakis	Nicholas V. Tambakis and Cap 9 Holdings, LLC
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	NAP	Luzzatto Company	Welk Real Estate, Inc. and Luzzatto Ventures, LP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	NAP	City Line Capital	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	NAP	Westport Properties, Inc.	Grayburn Properties, Inc. and Hoeven Family Partnership, L.P.
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	NAP	City Line Capital	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	NAP	Blake Comfort	Blake Comfort
27.00	Loan		1	Naugatuck Self Storage	NAP	Jason Lami and Samir Mistry	Jason Lami and Samir Mistry
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	NAP	City Line Capital	George Thacker, Lawrence Charles Kaplan, Peter J. Veltri and Richard Schontz
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	NAP	Mario A. Dattilo	Mario A. Dattilo

A-1-23

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	No	Yes	Acquisition		104,000,000	21,565,889	0	50,000,000
2.00	Loan	5	1	Rosedale Apartments	No	No	Refinance		90,700,000	0	0	0
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	No	No	Refinance		71,000,000	0	0	0
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	No	No	Refinance		551,250,000	0	23,750,000	0
5.00	Loan		1	Overlook at Daleville	No	No	Refinance		49,100,000	0	0	0
6.00	Loan	16, 17	1	Baldwin Hills Center	No	No	Refinance		48,000,000	0	0	0
7.00	Loan		1	Marriott Albuquerque	No	No	Refinance		47,000,000	0	0	0
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	No	No	Refinance		140,000,000	0	0	0
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	No	No	Refinance		170,000,000	26,222,520	110,000,000	0
10.00	Loan	5, 24	1	1010 Pacific Street	No	No	Refinance		84,500,000	0	0	0
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	Yes	No	Acquisition		25,910,000	26,455,568	0	0
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	No	No	Refinance		25,000,000	7,675,507	0	0
13.00	Loan	25	1	Terra Apartments	No	No	Refinance		74,000,000	0	0	0
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	No	No	Refinance		18,000,000	0	0	0
15.00	Loan	26	1	The Common Place	No	No	Refinance		18,000,000	0	0	0
16.00	Loan		1	Plaza Paseo Del Norte	No	Yes	Refinance
17.00	Loan		1	Holiday Inn St. Petersburg West	No	No	Refinance
18.00	Loan	27	1	Courtyard Amarillo Downtown	No	No	Acquisition
19.00	Loan		1	Durham Plaza	No	No	Refinance
20.00	Loan		1	Amazon at the Foundry	No	No	Acquisition
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	No	No	Acquisition
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR	No	No	Acquisition
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	No	No	Acquisition
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation	No	No	Refinance
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	No	No	Acquisition
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC	No	No	Acquisition
27.00	Loan		1	Naugatuck Self Storage	No	No	Refinance
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	No	No	Acquisition
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC	No	No	Refinance

A-1-24

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	175,565,889	0	164,700,000	8,925,760	1,940,129	0	0	175,565,889
2.00	Loan	5	1	Rosedale Apartments	90,700,000	64,437,357	0	1,432,133	384,479	24,446,030	0	90,700,000
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	71,000,000	53,305,632	0	474,647	6,257,702	10,962,019	0	71,000,000
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	575,000,000	479,420,549	0	5,700,235	8,347,588	81,531,628	0	575,000,000
5.00	Loan		1	Overlook at Daleville	49,100,000	32,915,967	0	723,767	34,670	15,425,596	0	49,100,000
6.00	Loan	16, 17	1	Baldwin Hills Center	48,000,000	30,459,343	0	832,347	516,389	16,191,921	0	48,000,000
7.00	Loan		1	Marriott Albuquerque	47,000,000	30,662,799	0	514,386	30,195	15,792,621	0	47,000,000
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	140,000,000	132,638,304	0	1,716,035	2,407,663	3,237,999	0	140,000,000
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	306,222,520	291,124,640	0	800,106	14,297,775	0	0	306,222,520
10.00	Loan	5, 24	1	1010 Pacific Street	84,500,000	80,396,456	0	1,825,217	241,439	2,036,888	0	84,500,000
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	52,365,568	0	51,037,134	548,703	779,732	0	0	52,365,568
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street	32,675,507	32,375,300	0	281,175	19,033	0	0	32,675,507
13.00	Loan	25	1	Terra Apartments	74,000,000	52,637,543	0	1,277,995	3,145,480	16,938,982	0	74,000,000
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	18,000,000	10,069,332	0	461,959	59,977	7,408,732	0	18,000,000
15.00	Loan	26	1	The Common Place	18,000,000	16,810,259	0	172,276	397,297	620,168	0	18,000,000
16.00	Loan		1	Plaza Paseo Del Norte
17.00	Loan		1	Holiday Inn St. Petersburg West
18.00	Loan	27	1	Courtyard Amarillo Downtown
19.00	Loan		1	Durham Plaza
20.00	Loan		1	Amazon at the Foundry
21.00	Loan	6, 7	6	Connecticut MHC Portfolio
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC
27.00	Loan		1	Naugatuck Self Storage
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC

A-1-25

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	Rosedale Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	7/22/2034	$235.60	$149.65	63.5%	$248.00	$160.83	64.8%	$230.07
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	Overlook at Daleville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	16, 17	1	Baldwin Hills Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan		1	Marriott Albuquerque	11/1/2030	$160.45	$96.53	60.2%	$160.45	$96.53	60.2%	$161.59
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	5712 Old River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	5710 Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	5709 Katy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	5711 Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	5714 Moore	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Sutter Healthcare - Modesto, CA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	SLB Tractor Supply - Clio, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	SLB Tractor Supply - Clare, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	SLB Tractor Supply - Hudson, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Wild Fork Foods - Aurora, IL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	Dollar General - Phenix City, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	Dollar Tree - Summerville, SC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	Dollar General Market - Ponchatoula, LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	Dollar Tree - Southside, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	AutoZone - Hazle Township, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	Dollar General - South Park, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.15	Property		1	Dollar General - Johnstown, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan	32	1	651 Brannan Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan	25	1	Terra Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	26	1	The Common Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan		1	Plaza Paseo Del Norte	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Holiday Inn St. Petersburg West	11/17/2038	$139.71	$112.75	80.7%	$139.71	$112.75	80.7%	$129.26
18.00	Loan	27	1	Courtyard Amarillo Downtown	10/20/2045	$129.41	$96.34	74.4%	NAP	NAP	NAP	$128.77
19.00	Loan		1	Durham Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Amazon at the Foundry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Little Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Lisbon	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Tilting Rock	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Westview Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Tunnel Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	Ledgewood Heights	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan	33	1	Tesla GR	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	City Line White Oaks - Alex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	City Line White Oaks - Yucan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	US Storage Centers - Plantation	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	City Line White Oaks - Hollis	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	City Line White Oaks - Cardinal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Paradise View Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Naugatuck Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	City Line White Oaks - Urbana	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	City Line White Oaks - Germantown Hills	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street	NAP	NAP	NAP	NAP	NAP
2.00	Loan	5	1	Rosedale Apartments	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 10, 11, 30	1	Marriott Melville	$148.55	64.6%	$227.72	$142.89	62.7%
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza	NAP	NAP	NAP	NAP	NAP
5.00	Loan		1	Overlook at Daleville	NAP	NAP	NAP	NAP	NAP
6.00	Loan	16, 17	1	Baldwin Hills Center	NAP	NAP	NAP	NAP	NAP
7.00	Loan		1	Marriott Albuquerque	$104.03	64.4%	$154.16	$103.29	67.0%
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio	NAP	NAP	NAP	NAP	NAP
8.01	Property		1	5712 Old River	NAP	NAP	NAP	NAP	NAP
8.02	Property		1	5710 Houston	NAP	NAP	NAP	NAP	NAP
8.03	Property		1	5720 Port St Lucie	NAP	NAP	NAP	NAP	NAP
8.04	Property		1	5704 Taylor	NAP	NAP	NAP	NAP	NAP
8.05	Property		1	5705 Pflugerville	NAP	NAP	NAP	NAP	NAP
8.06	Property		1	5703 Georgetown	NAP	NAP	NAP	NAP	NAP
8.07	Property		1	5719 Palmetto	NAP	NAP	NAP	NAP	NAP
8.08	Property		1	5707 Tomball	NAP	NAP	NAP	NAP	NAP
8.09	Property		1	5721 Summerfield	NAP	NAP	NAP	NAP	NAP
8.10	Property		1	5716 Broken Arrow	NAP	NAP	NAP	NAP	NAP
8.11	Property		1	5706 Georgetown	NAP	NAP	NAP	NAP	NAP
8.12	Property		1	5708 Cypress	NAP	NAP	NAP	NAP	NAP
8.13	Property		1	5718 Hudson	NAP	NAP	NAP	NAP	NAP
8.14	Property		1	5709 Katy	NAP	NAP	NAP	NAP	NAP
8.15	Property		1	5711 Houston	NAP	NAP	NAP	NAP	NAP
8.16	Property		1	5700 San Antonio	NAP	NAP	NAP	NAP	NAP
8.17	Property		1	5713 Edmond	NAP	NAP	NAP	NAP	NAP
8.18	Property		1	5714 Moore	NAP	NAP	NAP	NAP	NAP
8.19	Property		1	5701 San Antonio	NAP	NAP	NAP	NAP	NAP
8.20	Property		1	5702 Liberty Hill	NAP	NAP	NAP	NAP	NAP
8.21	Property		1	5715 Catoosa	NAP	NAP	NAP	NAP	NAP
8.22	Property		1	5717 Broken Arrow	NAP	NAP	NAP	NAP	NAP
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 24	1	1010 Pacific Street	NAP	NAP	NAP	NAP	NAP
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	Sutter Healthcare - Modesto, CA	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	SLB Tractor Supply - Clio, MI	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	SLB Tractor Supply - Clare, MI	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	SLB Tractor Supply - Hudson, MI	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	SLB Tractor Supply - Muskegon, MI	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	Wild Fork Foods - Aurora, IL	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	Dollar General - Phenix City, AL	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	Dollar Tree - Summerville, SC	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	Dollar General Market - Ponchatoula, LA	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	Dollar Tree - Southside, AL	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	AutoZone - Hazle Township, PA	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	Dollar General - Covington (Hwy 437), LA	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	Dollar General - South Park, PA	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA	NAP	NAP	NAP	NAP	NAP
11.15	Property		1	Dollar General - Johnstown, PA	NAP	NAP	NAP	NAP	NAP
12.00	Loan	32	1	651 Brannan Street	NAP	NAP	NAP	NAP	NAP
13.00	Loan	25	1	Terra Apartments	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5	1	Terrace View Estates El Cajon MHC	NAP	NAP	NAP	NAP	NAP
15.00	Loan	26	1	The Common Place	NAP	NAP	NAP	NAP	NAV
16.00	Loan		1	Plaza Paseo Del Norte	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Holiday Inn St. Petersburg West	$102.83	79.6%	NAV	NAV	NAV
18.00	Loan	27	1	Courtyard Amarillo Downtown	$95.00	73.8%	$126.96	$90.02	70.9%
19.00	Loan		1	Durham Plaza	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	Amazon at the Foundry	NAP	NAP	NAP	NAP	NAP
21.00	Loan	6, 7	6	Connecticut MHC Portfolio	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Little Valley	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Lisbon	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Tilting Rock	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	Westview Terrace	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	Tunnel Hill	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	Ledgewood Heights	NAP	NAP	NAP	NAP	NAP
22.00	Loan	33	1	Tesla GR	NAP	NAP	NAP	NAP	NAP
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	City Line White Oaks - Alex	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	City Line White Oaks - Yucan	NAP	NAP	NAP	NAP	NAP
24.00	Loan		1	US Storage Centers - Plantation	NAP	NAP	NAP	NAP	NAP
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	City Line White Oaks - Hollis	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	City Line White Oaks - Cardinal	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Paradise View Estates MHC	NAP	NAP	NAP	NAP	NAP
27.00	Loan		1	Naugatuck Self Storage	NAP	NAP	NAP	NAP	NAP
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	City Line White Oaks - Urbana	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	City Line White Oaks - Germantown Hills	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Hilltop MHC	NAP	NAP	NAP	NAP	NAP

A-1-27

BANK5 2025-5YR18
ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5, 8, 9, 28, 29	1	205 East 42nd Street
2.00	Loan	5	1	Rosedale Apartments
3.00	Loan	5, 10, 11, 30	1	Marriott Melville
4.00	Loan	5, 12, 13, 14, 15	1	International Plaza
5.00	Loan		1	Overlook at Daleville
6.00	Loan	16, 17	1	Baldwin Hills Center
7.00	Loan		1	Marriott Albuquerque
8.00	Loan	5, 18, 19, 20, 21	22	Capital Storage Portfolio
8.01	Property		1	5712 Old River
8.02	Property		1	5710 Houston
8.03	Property		1	5720 Port St Lucie
8.04	Property		1	5704 Taylor
8.05	Property		1	5705 Pflugerville
8.06	Property		1	5703 Georgetown
8.07	Property		1	5719 Palmetto
8.08	Property		1	5707 Tomball
8.09	Property		1	5721 Summerfield
8.10	Property		1	5716 Broken Arrow
8.11	Property		1	5706 Georgetown
8.12	Property		1	5708 Cypress
8.13	Property		1	5718 Hudson
8.14	Property		1	5709 Katy
8.15	Property		1	5711 Houston
8.16	Property		1	5700 San Antonio
8.17	Property		1	5713 Edmond
8.18	Property		1	5714 Moore
8.19	Property		1	5701 San Antonio
8.20	Property		1	5702 Liberty Hill
8.21	Property		1	5715 Catoosa
8.22	Property		1	5717 Broken Arrow
9.00	Loan	5, 21, 22, 23, 31	1	Mall at Bay Plaza
10.00	Loan	5, 24	1	1010 Pacific Street
11.00	Loan	6, 7	15	ExchangeRight Net Leased Portfolio #72
11.01	Property		1	Sutter Healthcare - Modesto, CA
11.02	Property		1	SLB Tractor Supply - Clio, MI
11.03	Property		1	SLB Tractor Supply - Clare, MI
11.04	Property		1	SLB Tractor Supply - Hudson, MI
11.05	Property		1	SLB Tractor Supply - Muskegon, MI
11.06	Property		1	Wild Fork Foods - Aurora, IL
11.07	Property		1	Dollar General - Phenix City, AL
11.08	Property		1	Dollar Tree - Summerville, SC
11.09	Property		1	Dollar General Market - Ponchatoula, LA
11.10	Property		1	Dollar Tree - Southside, AL
11.11	Property		1	AutoZone - Hazle Township, PA
11.12	Property		1	Dollar General - Covington (Hwy 437), LA
11.13	Property		1	Dollar General - South Park, PA
11.14	Property		1	Dollar General - Covington (Ronald Reagan), LA
11.15	Property		1	Dollar General - Johnstown, PA
12.00	Loan	32	1	651 Brannan Street
13.00	Loan	25	1	Terra Apartments
14.00	Loan	5	1	Terrace View Estates El Cajon MHC
15.00	Loan	26	1	The Common Place
16.00	Loan		1	Plaza Paseo Del Norte
17.00	Loan		1	Holiday Inn St. Petersburg West
18.00	Loan	27	1	Courtyard Amarillo Downtown
19.00	Loan		1	Durham Plaza
20.00	Loan		1	Amazon at the Foundry
21.00	Loan	6, 7	6	Connecticut MHC Portfolio
21.01	Property		1	Little Valley
21.02	Property		1	Lisbon
21.03	Property		1	Tilting Rock
21.04	Property		1	Westview Terrace
21.05	Property		1	Tunnel Hill
21.06	Property		1	Ledgewood Heights
22.00	Loan	33	1	Tesla GR
23.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 2
23.01	Property		1	City Line White Oaks - Alex
23.02	Property		1	City Line White Oaks - Yucan
24.00	Loan		1	US Storage Centers - Plantation
25.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 3
25.01	Property		1	City Line White Oaks - Hollis
25.02	Property		1	City Line White Oaks - Cardinal
26.00	Loan		1	Paradise View Estates MHC
27.00	Loan		1	Naugatuck Self Storage
28.00	Loan	6	2	City Line White Oaks Self Storage – Portfolio 1
28.01	Property		1	City Line White Oaks - Urbana
28.02	Property		1	City Line White Oaks - Germantown Hills
29.00	Loan		1	Hilltop MHC

A-1-28

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, "BANA" denotes Bank of America, National Association, "MSBNA" denotes Morgan Stanley Bank, N.A., “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC and “JPMCB” denotes JPMorgan Chase Bank, National Association.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No, 1, 205 East 42nd Street, Mortgage Loan No. 2, Rosedale Apartments, Mortgage Loan No. 3, Marriott Melville, Mortgage Loan No. 4, International Plaza, Mortgage Loan No. 8, Capital Storage Portfolio, Mortgage Loan No. 9, Mall at Bay Plaza Mortgage Loan No. 10, 1010 Pacific Street and Mortgage Loan No. 14, Terra Apartments, such Mortgage Loans are part of a whole loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 11, ExchangeRight Net Leased Portfolio #72, Mortgage Loan No. 21, Connecticut MHC Portfolio, Mortgage Loan No. 23, City Line White Oaks Self Storage – Portfolio 2, Mortgage Loan No. 25, City Line White Oaks Self Storage – Portfolio 3, and Mortgage Loan No. 28, City Line White Oaks Self Storage – Portfolio 1, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 8, Capital Storage Portfolio, Mortgage Loan No. 11, ExchangeRight Net Leased Portfolio #72 and Mortgage Loan No. 21, Connecticut MHC Portfolio, the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or partial prepayment of a Mortgaged Property of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases, Property Additions” in this prospectus.

(8)	With respect to Mortgage Loan No. 1, 205 East 42nd Street, a portion of the Mortgaged Property is structured as a leasehold condominium through a leasehold estate which is divided into multiple individual leasehold condominium units by submitting the leasehold estate to a condominium form of ownership, to satisfy the requirements of Section 420-a of the New York Real Property Tax Law, which provides complete real estate tax

A-1-29

exemption to not-for-profit real estate owners using their property for not-for-profit purposes. The 205 East 42nd Street Mortgaged Property is subject to a ground lease with a term of 30 years, which expires in March 2043, under which the Fee Borrowers are ground lessors and the condominium board is the ground lessee, which provides for a reversionary right to the Fee Borrowers upon ground lease expiration. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus for additional information.

(9)	With respect to Mortgage Loan No. 1, 205 East 42nd Street, Ownership Interest includes both the fee interests owned by two of the four borrowers as tenants-in-common and the leasehold interest owned by the other two borrowers as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for additional information.

(10)	With respect to Mortgage Loan No. 3, Marriott Melville, the Appraised Value represents the a “Prospective Value Upon the Reserve Account Funded” value of $103,565,000 as of October 15, 2025, based on the extraordinary assumption that that a reserve is fully funded by a lender in an amount equal to $5,565,000 to cover capital expenditures. At origination, the borrower reserved $5,565,000 for capital expenditures.

(11)	With respect to Mortgage Loan No. 3, Marriott Melville, in the event that, on the date that is the third anniversary of the first monthly debt service payment date, either (a) all portions of the Whole Loan are not then subject to a securitization or (b) certain portions of the Whole Loan are subject to a securitization, but less than two years from the “startup day” (within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986) of the REMIC trust established in connection with the [last] securitization involving any portion of or interest in the Whole Loan (such period, “Start-Up Date Period”) has passed with respect to all applicable securitizations, then (1) the borrower is prohibited from defeasing the Whole Loan or any portion thereof that the applicable Start-Up Date Period has not expired, (2) provided no event of default exists, the borrower is permitted to simultaneously prepay (in total but not in part) all portions of the Whole Loan that (x) have not been placed into a securitization or (y) the applicable Start-Up Date Period has not expired (including, without limitation, with the payment of a Yield Maintenance Premium (such, a prepayment, a “Start-Up Prepayment”)), (3) the borrower is obligated to simultaneously defease any portion of the Whole Loan that is the subject of a securitization for which the applicable Start-Up Date Period for such securitization has expired as of the date of the prepayment of the Whole Loan (or portion thereof) referenced in clause (2) above, and (4) for avoidance of doubt, the Whole Loan is required to be indefeasibly prepaid (or defeased, as applicable) in full and the security instrument securing the Whole Loan released and no longer applicable to the Mortgaged Property in the event that the borrower chooses to voluntarily prepay the Whole Loan (or such applicable portions thereof) in accordance with clause (2) above with the remaining Whole Loan portions defeased as required by clause (3) above.

(12)	With respect to Mortgage Loan No. 4, International Plaza, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, Wells Fargo Bank, National Association, and JPMorgan Chase Bank, National Association.

(13)	With respect to Mortgage Loan No. 4, International Plaza, the International Plaza Junior Note has an outstanding principal balance as of the Cut-off Date of $23,750,000, the interest rate associated with the International Plaza Junior Note is 7.98522% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The International Plaza A/B Whole Loan” in the prospectus.

(14)	With respect to Mortgage Loan No. 4, International Plaza, 4.91333149584686% represents the weighted average interest rate of Component A and Component B. The per annum interest rate associated with the International Plaza Junior Notes is 7.98522% per annum and the weighted average interest rate for the International Plaza Whole Loan is 5.04021384710536% per annum.

(15)	With respect to Mortgage Loan No. 4, International Plaza, the entirety of the International Plaza site is subject to two, long-term ground leases with the Hillsborough County Aviation Authority (“HCAA”), which consists of two distinct parcels (Parcel 1 and Parcel E). Parcel 1 encompasses the majority of the development, with Parcel E encompassing the land in the southwest corner of the site, which currently houses two outparcels (Crate & Barrel (33,000 SF) and Ocean Prime (9,449 SF)). Both ground leases expire on December 31, 2080, with CPI adjusted rent steps every 5 years. The Parcel 1 lease provides for fixed land rent in the amount of $126,504 per year, increased by 5% at the expiration of every 10-calendar year period, with the first such increase taking effect January 1, 2008. The Parcel E lease provides for fixed land rent in the amount of $8,700 per year, increased by 5% at the expiration of every 10-calendar year period, with the first such increase taking effect after the 2007 calendar year.

A-1-30

(16)	With respect to Mortgage Loan No. 6, Baldwin Hills Center, the Mortgaged Property is a mixed-use property comprised of office space (64,670 square feet, approximately 50.9% of the net rentable area) and retail space (62,384 square feet, approximately 49.1% of the net rentable area).

(17)	With respect to Mortgage Loan No. 6, Baldwin Hills Center, within 15 days of the commencement of an APLA Health deposit period, the borrower is required to deposit with the lender cash or a letter of credit in an amount equal to the APLA Health deposit amount of $1,316,550; provided that the borrower may request the lender to release the reserve funds for tenant improvement and leasing commission costs incurred in the connection with the APLA Health space, so long as no event of default is continuing.

(18)	With respect to Mortgage Loan No. 8, Capital Storage Portfolio, Underwritten EGI ($) reflects business income for the individual Mortgaged Property 5702 Liberty Hill. The Underwritten EGI ($) is underwritten for the 21 windstorm-damaged units. The windstorm event occurred on March 3, 2025, and the Mortgaged Property has 18 months of business income coverage.

(19)	With respect to Mortgage Loan No. 8, Capital Storage Portfolio, the Appraised Value ($) represents the “As Portfolio” value of the Capital Storage Portfolio Mortgaged Properties of $223,300,000, inclusive of a 5.7% portfolio premium. Based on the “As-Is” appraised value of the Capital Storage Portfolio Mortgaged Properties of $211,250,000 and the Capital Storage Portfolio Whole Loan results in a Cut-off Date LTV (%) and LTV Ratio at Maturity / ARD (%) of 66.3% and 66.3%, respectively.

(20)	With respect to Mortgage Loan No. 8, Capital Storage Portfolio, a Grace Period – Late Fee (Days) of five days is permitted once during any 12-month period, which does not apply to principal payment at maturity.

(21)	With respect to Mortgage Loan No. 9, Mall at Bay Plaza, Appraised Value represents the aggregate of (a) the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value as of September 15, 2025, of $482,274,298, which assumes, as of September 15, 2025, the landlord work is complete at the related Mortgaged Property and $7,274,298 was fully escrowed and available to cover any outstanding contractual lease up costs and tenant improvement and leasing commission costs, and with respect to which the borrower reserved (i) $6,000,000 into a rollover reserve and (ii) $3,918,569 into an outstanding tenant improvement and leasing cost reserve; and (b) the “Excess Land (Lot 17) – Market Value As Is” value of $10,000,000, which represents the market value as is of the 35,575 square foot vacant lot (Lot 17), which is ground leased to a borrower-affiliate and utilized for parking.

(22)	With respect to Mortgage Loan No. 9, Mall at Bay Plaza, Underwritten Occupancy % at the Mortgaged Property is inclusive of the 323,645 square feet occupied by the two anchor tenants which is subject to ground leases. Underwritten Occupancy % is exclusive of the ground leased anchor tenants is 84.2%. Underwritten Occupancy % also does not account for the 37,588 square feet leased to LA Fitness, despite LA Fitness currently remaining in occupancy and paying rent.

(23)	With respect to Mortgage Loan No. 9, Mall at Bay Plaza, Ownership Interest includes fee simple interests owned by two of the three borrowers and the leasehold interest owned by the other borrower. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” for additional information.

(24)	With respect to Mortgage Loan No. 10, 1010 Pacific Street, once every 366-day period during the term of the Mortgage Loan, the Debt Service Payment Grace Period to Impose Late Charge will be three business days.

(25)	With respect to Mortgage Loan No. 13, Terra Apartments, the Appraised Value reflects an “As Is” value for the Terra Apartments Mortgaged Property of $122,600,000 as of July 11, 2025, which assumes that the subject property has received a 35-year 421-a tax exemption. The borrower for the Terra Apartments Whole Loan is currently in the process of applying for such exemption. There can be no assurance that the applied for 421-a tax exemption will be obtained. The Appraised Value includes an amount attributable to the applied for but not obtained 421-a tax exemption which is $38,600,000. The “As Is” appraised value without such assumption is $84,000,000, resulting in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 88.1% the Whole Loan.

A-1-31

(26)	With respect to Mortgage Loan No. 15, The Common Place, the Mortgaged Property contains 15,385 square feet of retail space.

(27)	With respect to Mortgage Loan No. 18, Courtyard Amarillo Downtown, the Appraised Value represents the appraisal's concluded "As Is (With PIP)" value as of September 8, 2025 of $22,300,000, which assumes that the approximately $2,500,000 PIP is reserved for upfront. At origination, the borrower reserved $2,475,000 for the PIP. The appraisal concluded to an "As Is" appraised value of $20,000,000 as of September 8, 2025 resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 74.0%.

(28)	With respect to Mortgage Loan No. 1, 205 East 42nd Street, the acquisition financing included preferred equity contribution of $50 million in the aggregate. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus for additional information.

(29)	With respect to Mortgage Loan No. 1, 205 East 42nd Street, “Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

(30)	With respect to Mortgage Loan No. 3, Marriott Melville, “Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to (i) 2% of the amount prepaid in connection with a prepayment that is not a Start-Up Prepayment or (ii) 1% of the amount prepaid in connection with a Start-Up Prepayment or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Mortgage Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Mortgage Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Mortgage Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

(31)	With respect to Mortgage Loan No. 9, Mall at Bay Plaza, “Yield Maintenance Premium” means with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

A-1-32

(32)	With respect to Mortgage Loan No. 12, 651 Brannan Street, “Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

(33)	With respect to Mortgage Loan No. 22, Tesla GR, “Yield Maintenance Premium” shall mean, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note to be made with respect to the portion of the Mortgage Loan under the Note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

A-1-33

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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BANK5 2025-5YR18

Annex A-2

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Morgan Stanley Mortgage Capital Holdings LLC	11	$194,888,052	27.5%	6.2126%	58	359	1.66	x	11.9%	11.1%	62.3%	61.0%
JPMorgan Chase Bank, National Association	5	189,178,231	26.6	6.5255	59	341	2.24		17.2	16.1	54.5	53.0
Bank of America, National Association	8	153,050,000	21.6	6.1531	59	0	1.48		9.3	9.1	61.8	61.8
Wells Fargo Bank, National Association	4	122,750,000	17.3	5.9787	59	0	1.64		10.2	9.9	59.2	59.2
Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association	1	50,000,000	7.0	4.9133	59	0	2.66		13.4	13.2	40.9	40.9
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Multifamily	5	$176,800,000	24.9%	6.1876%	59	0	1.28	x	8.1%	8.1%	67.0%	67.0%
Mid Rise	3	127,800,000	18.0	6.3169	59	0	1.27		8.2	8.1	67.6	67.6
High Rise	2	49,000,000	6.9	5.8502	58	0	1.31		7.8	7.8	65.5	65.5
Hospitality	4	137,211,393	19.3	6.7464	59	359	1.74		15.2	13.4	66.7	63.5
Full Service	3	122,411,393	17.2	6.7592	59	359	1.75		15.5	13.6	66.7	63.2
Select Service	1	14,800,000	2.1	6.6400	59	0	1.74		12.9	11.7	66.4	66.4
Retail	18	130,484,549	18.4	5.6061	59	0	2.36		13.6	13.3	44.9	44.9
Super Regional Mall	2	80,000,000	11.3	5.5890	59	0	2.52		14.2	14.1	38.5	38.5
Anchored	2	29,250,000	4.1	5.5850	58	0	2.12		13.0	11.8	58.7	58.7
Single Tenant	14	21,234,549	3.0	5.7000	58	0	2.09		12.2	12.1	50.0	50.0
Office	3	93,605,341	13.2	6.3807	59	298	2.51		19.0	18.0	51.8	51.1
CBD	2	88,929,890	12.5	6.4165	59	298	2.54		19.3	18.3	51.9	51.2
Medical	1	4,675,451	0.7	5.7000	58	0	2.09		12.2	12.1	50.0	50.0
Self Storage	30	64,680,000	9.1	5.7983	58	0	1.65		9.7	9.6	59.5	59.5
Self Storage	30	64,680,000	9.1	5.7983	58	0	1.65		9.7	9.6	59.5	59.5
Mixed Use	1	48,000,000	6.8	6.3000	59	0	1.75		11.6	11.2	53.5	53.5
Retail/Office	1	48,000,000	6.8	6.3000	59	0	1.75		11.6	11.2	53.5	53.5
Manufactured Housing	9	36,785,000	5.2	5.8542	59	360	1.67		10.6	10.5	53.0	52.0
Manufactured Housing	9	36,785,000	5.2	5.8542	59	360	1.67		10.6	10.5	53.0	52.0
Industrial	2	22,300,000	3.1	5.6198	59	0	2.12		12.2	12.0	51.8	51.8
Warehouse/Distribution	1	12,000,000	1.7	5.6300	59	0	2.18		12.5	12.4	50.2	50.2
Warehouse/Manufacturing	1	10,300,000	1.5	5.6080	59	0	2.04		11.8	11.6	53.6	53.6
Total/Weighted Average:	72	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

(1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

A-2-1

BANK5 2025-5YR18

Annex A-2

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	5	$202,948,341	28.6%	6.4938%	59	359	1.71	x	12.6%	11.9%	60.4%	59.4%
Virginia	2	109,800,000	15.5	6.2933	59	0	1.27		8.2	8.1	67.7	67.7
California	4	95,605,341	13.5	6.0993	59	298	2.59		18.8	18.0	43.9	43.2
Southern California	2	66,000,000	9.3	6.2275	59	0	1.81		11.7	11.4	49.5	49.5
Northern California	2	29,605,341	4.2	5.8137	58	298	4.34		34.5	32.6	31.5	29.3
Florida	7	79,022,969	11.1	5.5442	59	358	2.40		13.6	13.2	47.6	47.0
New Mexico	2	63,707,511	9.0	6.0917	59	359	1.87		14.3	12.7	62.9	60.3
Texas	14	39,940,571	5.6	6.1163	58	0	1.52		10.0	9.5	64.1	64.1
Michigan	5	21,676,097	3.1	5.6563	58	0	2.07		12.0	11.9	51.7	51.7
Wisconsin	1	18,000,000	2.5	6.4610	58	0	1.30		8.6	8.5	66.7	66.7
Illinois	7	16,650,151	2.3	5.8758	59	0	1.67		10.1	9.9	60.1	60.1
Connecticut	7	16,115,000	2.3	5.7951	60	360	1.32		9.1	8.9	71.4	69.3
North Carolina	1	12,500,000	1.8	6.4400	57	0	1.90		14.0	12.4	58.4	58.4
Montana	1	12,000,000	1.7	5.6300	59	0	2.18		12.5	12.4	50.2	50.2
Oklahoma	5	6,682,000	0.9	5.8080	58	0	1.39		8.3	8.2	62.7	62.7
Arizona	1	4,820,000	0.7	5.3430	59	0	1.57		8.6	8.5	52.7	52.7
Louisiana	3	2,715,263	0.4	5.7000	58	0	2.09		12.2	12.1	50.0	50.0
Pennsylvania	3	2,440,235	0.3	5.7000	58	0	2.09		12.2	12.1	50.0	50.0
Alabama	2	2,105,203	0.3	5.7000	58	0	2.09		12.2	12.1	50.0	50.0
Georgia	1	2,100,000	0.3	6.6400	59	0	1.52		10.4	10.2	52.5	52.5
South Carolina	1	1,037,600	0.1	5.7000	58	0	2.09		12.2	12.1	50.0	50.0
Total/Weighted Average:	72	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

(1) For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
2,100,000 - 4,000,000	1	$2,100,000	0.3%	6.6400%	59	0	1.52	x	10.4%	10.2%	52.5%	52.5%
4,000,001 - 8,000,000	6	29,500,000	4.2	5.7109	59	0	1.99		11.4	11.2	54.1	54.1
8,000,001 - 15,000,000	5	61,465,000	8.7	6.0381	59	360	1.82		12.1	11.4	61.0	60.5
15,000,001 - 20,000,000	5	87,255,541	12.3	6.1895	58	358	1.67		11.0	10.5	58.2	57.7
20,000,001 - 30,000,000	4	110,839,890	15.6	6.0132	58	298	2.54		17.9	17.3	45.9	45.3
30,000,001 - 40,000,000	1	40,000,000	5.6	5.8080	58	0	1.39		8.3	8.2	62.7	62.7
40,000,001 - 50,000,000	4	194,057,511	27.3	5.9873	59	359	1.86		12.1	11.4	56.6	55.7
50,000,001 - 64,000,000	3	184,648,341	26.0	6.5650	59	359	1.57		11.9	11.1	65.5	64.3
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

A-2-2

BANK5 2025-5YR18

Annex A-2

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.25 - 1.30	5	$158,665,000	22.4%	6.2339%	59	360	1.28	x	8.3%	8.2%	67.2%	67.0%
1.31 - 1.40	3	74,250,000	10.5	5.7989	58	0	1.36		8.1	8.0	65.1	65.1
1.41 - 1.50	1	5,000,000	0.7	6.1750	59	0	1.50		9.6	9.4	60.7	60.7
1.51 - 1.60	4	28,275,541	4.0	6.8382	58	358	1.57		12.4	11.6	63.9	62.2
1.61 - 1.70	1	64,000,000	9.0	6.6430	60	0	1.67		11.8	11.2	61.2	61.2
1.71 - 1.90	5	182,205,853	25.7	6.5368	59	359	1.77		14.2	12.7	62.6	60.5
1.91 - 2.10	4	58,450,000	8.2	5.7486	59	0	2.03		12.0	11.8	47.4	47.4
2.11 - 4.76	6	139,019,890	19.6	5.5419	59	298	2.91		18.5	17.9	39.7	39.3
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.7 - 10.0	11	$248,585,000	35.0%	6.0841%	59	360	1.32	x	8.3%	8.2%	66.2%	66.1%
10.1 - 11.0	2	6,340,000	0.9	5.6603	59	0	1.78		10.3	10.1	52.4	52.4
11.1 - 12.0	3	122,300,000	17.2	6.4212	60	0	1.73		11.7	11.2	57.5	57.5
12.1 - 13.0	5	87,460,000	12.3	5.7740	59	0	2.05		12.3	11.9	52.2	52.2
13.1 - 14.0	2	62,500,000	8.8	5.2187	59	0	2.51		13.5	13.0	44.4	44.4
14.1 - 38.7	6	182,681,284	25.7	6.5784	59	349	2.31		18.8	17.2	55.1	52.3
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.7 - 9.0	9	$237,735,000	33.5%	6.0800%	59	360	1.31	x	8.2%	8.1%	66.3%	66.1%
9.1 - 10.0	3	15,090,000	2.1	5.8940	59	0	1.63		9.9	9.7	61.1	61.1
10.1 - 12.0	7	173,950,000	24.5	6.2604	59	0	1.81		11.9	11.4	56.4	56.4
12.1 - 13.0	3	50,410,000	7.1	5.8668	58	0	2.06		12.7	12.2	52.1	52.1
13.1 - 36.4	7	232,681,284	32.8	6.2206	59	349	2.38		17.6	16.4	52.0	49.9
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

A-2-3

BANK5 2025-5YR18

Annex A-2

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
28.0 - 40.0	4	$78,269,890	11.0%	6.1704%	59	298	3.11	x	22.5%	21.7%	33.0%	32.2%
40.1 - 50.0	2	75,910,000	10.7	5.1818	59	0	2.47		13.0	12.8	44.0	44.0
50.1 - 55.0	6	81,460,000	11.5	6.0074	59	0	1.84		11.5	11.2	52.9	52.9
55.1 - 60.0	2	29,250,000	4.1	5.5850	58	0	2.12		13.0	11.8	58.7	58.7
60.1 - 65.0	6	179,207,511	25.2	6.3317	59	359	1.57		11.3	10.6	62.3	61.3
65.1 - 74.6	9	265,768,882	37.4	6.4071	59	359	1.45		10.6	10.0	68.1	67.0
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
25.4 - 40.0	4	$78,269,890	11.0%	6.1704%	59	298	3.11	x	22.5%	21.7%	33.0%	32.2%
40.1 - 50.0	2	75,910,000	10.7	5.1818	59	0	2.47		13.0	12.8	44.0	44.0
50.1 - 55.0	6	81,460,000	11.5	6.0074	59	0	1.84		11.5	11.2	52.9	52.9
55.1 - 60.0	2	29,250,000	4.1	5.5850	58	0	2.12		13.0	11.8	58.7	58.7
60.1 - 65.0	8	254,661,393	35.9	6.5061	59	359	1.63		12.6	11.6	64.1	62.3
65.1 - 71.8	7	190,315,000	26.8	6.2036	59	360	1.33		8.6	8.5	68.1	67.9
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
4.9133 - 5.5000	5	$81,150,000	11.4%	4.9741%	59	0	2.56	x	13.2%	12.8%	45.2%	45.2%
5.5001 - 6.0000	7	155,004,890	21.8	5.7400	58	318	2.13		14.4	13.9	55.5	54.9
6.0001 - 6.2500	5	52,100,000	7.3	6.0791	59	0	1.58		9.8	9.8	54.0	54.0
6.2501 - 7.5800	12	421,611,393	59.4	6.5378	59	359	1.63		12.1	11.3	62.0	61.0
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

A-2-4

BANK5 2025-5YR18

Annex A-2

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
57 - 60	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	24	$550,660,000	77.6%	6.0412%	59	0	1.75	x	10.8%	10.5%	57.2%	57.2%
360	4	134,276,393	18.9	6.6612	59	359	1.71		14.9	13.2	67.4	63.9
300	1	24,929,890	3.5	5.8350	58	298	4.76		38.7	36.4	28.0	25.4
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	24	$550,660,000	77.6%	6.0412%	59	0	1.75	x	10.8%	10.5%	57.2%	57.2%
298 - 360	5	159,206,284	22.4	6.5318	59	349	2.18		18.6	16.8	61.3	57.9
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-5

BANK5 2025-5YR18

Annex A-2

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	24	$550,660,000	77.6%	6.0412%	59	0	1.75	x	10.8%	10.5%	57.2%	57.2%
Amortizing Balloon	4	147,341,284	20.8	6.6029	59	349	2.26		19.4	17.4	60.2	56.8
Interest Only, Amortizing Balloon	1	11,865,000	1.7	5.6500	60	360	1.30		9.2	9.0	74.6	71.8
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	19	$551,081,284	77.6%	6.1486%	59	349	1.86	x	12.9%	12.2%	57.7%	56.8%
Acquisition	10	158,785,000	22.4	6.1603	59	360	1.77		11.5	11.1	59.3	59.1
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining			U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF		Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)		Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing	19	$368,570,541	51.9%	6.1592%	59	359	1.51	x	9.7%	9.5%	62.0%	61.7%
Hard / Springing Cash Management	10	341,295,743	48.1	6.1425	59	347	2.21		15.6	14.6	53.9	52.5
Total/Weighted Average:	29	$709,866,284	100.0%	6.1512%	59	349	1.84	x	12.6%	11.9%	58.1%	57.3%

Mortgage Loans by Escrow Type

	Initial				Monthly					Springing

	Number of				Number of					Number of
	Mortgage	Cut-off	% by Cut-off		Mortgage	Cut-off	% by Cut-off			Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance		Loans	Date Balance ($)	Date Balance			Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	23	$579,396,284	81.6%		25	$607,566,284	85.6%			4	$102,300,000	14.4%
Insurance Escrow	11	$290,410,541	40.9%		10	$226,410,541	31.9%			19	$483,455,743	68.1%
Replacement Reserve	4	$179,858,341	25.3%		24	$586,726,393	82.7%			2	$75,910,000	10.7%
TI/LC Reserve(1)	4	$120,660,000	41.0%		2	$76,500,000	26.0%			6	$180,960,000	61.5%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-6

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

A-3-1

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

A-3-2

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

MANHATTAN
East Side
Murray Hill
Kips Bay
205 East 42nd Street
205 East 42nd Street
New York, NY 10017
East River
UNITED NATIONS
QUEENS-MIDTOWN TUNNEL
FDR Drive
LONG ISLAND RAILROAD
Ferry
495
5th Ave.
Madison Ave.
Park Ave.
METRO NORTH
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
5TH AVE/53RD ST
53RD ST
51ST ST/LEXINGTON
GRAND CENTRAL
GRAND CENTRAL/42ND ST
Lever House
399 Park
Citigroup Center
Lipstick Building
Park Avenue Plaza
Seagram Building
599 Lexington Avenue
875 Third
Consulate General of Hungary
The River Club of New York
345 Park
Consulate General of South Africa
St. Patrick's Cathedral
Lotte NY Palace
The Kimberly Hotel
Pod 51
The Benjamin Royal Sonesta NY
Saks Fifth Avenue
Colgate-Palmolive Company
Residence Inn By Marriott NY Midtown East
Consulate General of Germany
Tower 49
Inter Continental NY Barclay
Consulate of the Republic of Singapore
JPMorgan Chase
The Lexington Hotel
Permanent Mission of Jamaica
British Consulate General NY
Consulate General of Estonia
Japan Society
Roger Smith Hotel
565 Fifth Ave.
383 Madison
245 Park Avenue
485 Lexington
747 Third Avenue
Club Quarters Grand Central
Consulate General of Nepal
2 Grand Central Tower
Consulate General of Nigeria
Millennium Hilton NY One UN Plaza
MetLife Building
450 Lexington Avenue
Fitzpatrick Grand Central
Permanent Mission of Sri Lanka
Consulate General of Malaysia
Grand Central Terminal
Hyatt Grand Central NY
Chrysler Building
Hampton Inn Manhattan Grand Central
Consulate General of Ecuador
505 Fifth Ave.
One Vanderbilt
Consulate General of Australia
Daily News
Robert Moses Playground
The Westin NY Grand Central
Consulate General of Switzerland
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
The Shelburne Sonesta New York
Permanent Mission of Romania
Consulate General of Poland
The Prince Kitano New York
St. Vartan's Park
China Mission
NYU Langone Health- Kimmel Pavilion
Hassenfeld Children's Hospital at NYU Langone
NYU Medical Center
Tisch Hospital
NYU Langone Health Science Bldg.
NYU Grossman School of Medicine
Upper West Side
Upper East Side
Astoria
Central Park
West New York
QUEENS
North Bergen
West Side
East Side
Long Island City
Weehawken
Midtown
Union City
Chelsea
Greenpoint
MANHATTAN
East River
HUDSON COUNTY
Williamsburg
Greenwich Village
Hoboken
Hudson River
NEW JERSEY
Little Italy
Lower East Side
SoHo
Chinatown
Tribeca
BROOKLYN
Financial District
JERSEY CITY
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope

A-3-3

Mortgage Loan No. 1 – 205 East 42nd Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Single Asset
Original Balance(1):			$64,000,000	Location:	New York, NY 10017
Cut-off Date Balance(1):			$64,000,000	General Property Type:	Office
% of Initial Pool Balance:			9.0%	Detailed Property Type:	CBD
Loan Purpose(2):			Acquisition	Title Vesting(2):	Fee
Borrower Sponsor:			The 601W Companies	Year Built/Renovated:	1927/2013
Guarantors:			Mark Karasick and Michael Silberberg	Size:	339,357 SF
Mortgage Rate:			6.6430%	Cut-off Date Balance PSF(1):	$306
Note Date:			11/10/2025	Maturity Date Balance PSF(1)::	$306
Maturity Date:			12/5/2030	Property Manager:	205 East Property Manager LLC
Term to Maturity:			60 months		(borrower related)
Amortization Term:			0 months	Underwriting and Financial Information
IO Period:			60 months	UW NOI:	$12,255,715
Seasoning:			0 months	UW NCF:	$11,699,311
Prepayment Provisions:			YM1(55),O(5)	UW NOI Debt Yield(1):	11.8%
Lockbox/Cash Mgmt Status:			Hard/Springing	UW NCF Debt Yield(1):	11.2%
Additional Debt Type(1):			Pari Passu	UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Balance(1):			$40,000,000	UW NCF DSCR(1):	1.67x
Future Debt Permitted (Type):			No (NAP)	Most Recent NOI(4):	NAV
				2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy(4):	97.8% (10/20/2025)
Reserves(3)				2nd Most Recent Occupancy(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	NAV
RE Taxes:	$363,355	$61,354	NAP	Appraised Value (as of):	$170,000,000 (8/1/2025)
Insurance:	$116,153	Springing	NAP	Appraised Value PSF:	$501
Replacement Reserve:	$1,000,000	$7,090	NAP	Cut-off Date LTV Ratio(1):	61.2%
TI/LC Reserve:	$0	$28,361	NAP	Maturity Date LTV Ratio(1):	61.2%
Other Reserves:	$460,622	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$104,000,000	59.2%	Purchase Price:	$164,700,000	93.8%
Borrower Sponsor Equity:	$21,565,889	12.3%	Upfront Reserves:	$1,940,129	1.1%
Other Sources (5):	$50,000,000	28.5%	Closing Costs:	$8,925,760	5.1%
Total Sources:	$175,565,889	100.0%	Total Uses:	$175,565,889	100.0%

(1)	The 205 East 42nd Street Mortgage Loan (as defined below) is part of the 205 East 42nd Street Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $104,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the 205 East 42nd Street Whole Loan.
(2)	A portion of the leasehold condominium was acquired by a third party for an undisclosed purchase price.
(3)	See “Escrows and Reserves” herein for further information.
(4)	Historical financial information is not available due to the Seller’s (as defined below) financial reporting having been provided for on the entirety of the leasehold condominium, without accounting for suite or condominium unit specific revenue and expenses, rather than the portion attributable to the 205 East 42nd Street Property (as defined below). The lender UW is based on, among other assumptions, in-place contractual leases and certain expense provided for in the related appraisal report.
(5)	See “Preferred Equity” herein for further information.

The Mortgage Loan. The largest mortgage loan (the “205 East 42nd Street Mortgage Loan”) is part of a whole loan (the “205 East 42nd Street Whole Loan”) evidenced by three pari passu notes with an aggregate outstanding balance of $104,000,000. The controlling Note A-1 will be contributed to the BANK5 2025-5YR18 securitization trust. The 205 East 42nd Street Whole Loan is secured by fee and leasehold condominium interests in a 339,357 SF portion, comprised of 11 office floors and ground level retail, of a 509,366 SF CBD, office tower located in New York, New York (the “205 East 42nd Street Property”).

The relationship between the holders of the 205 East 42nd Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the prospectus. The 205 East 42nd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-4

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The table below identifies the promissory notes that comprise the 205 East 42nd Street Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$64,000,000	$64,000,000	BANK5 2025-5YR18	Yes
A-2(1)	$20,000,000	$20,000,000	JPMCB	No
A-3(1)	$20,000,000	$20,000,000	JPMCB	No
Whole Loan	$104,000,000	$104,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers for the 205 East 42nd Street Whole Loan are (a) 205 East Fee Owner LLC and 205 East Fee Owner II LLC (collectively the “Fee Borrowers”), which together own the fee interest in the 205 East 42nd Street Property as tenants-in-common, and (b) 205 East Leaseholder LLC and SL 205 East Leaseholder LLC (collectively, the “Leasehold Borrowers” and, together with the Fee Borrowers, the “Borrowers”), which together own the leasehold condominium interest in a portion of the 205 East 42nd Street Property as tenants-in-common. Each of the Borrowers is a Delaware limited liability company. Each of the related tenants-in-common agreements is fully subordinate to the 205 East 42nd Street Whole Loan and each Borrower has waived its right of partition.

The borrower sponsor is The 601W Companies (“601W”), a real estate service company based in New York that acquires, develops, and manages commercial properties. With an asset value of approximately $7 billion, 601W manages 16 properties totaling over 21,000,000 SF. 601W’s primary clients include investors seeking high-performing commercial real estate opportunities across many cities including New York, New Jersey, Chicago, Washington D.C., San Francisco, Pittsburgh and Philadelphia. Mark Karasick and Michael Silberberg, managing partners at 601W, jointly act as the non-recourse carve-out guarantors.

The Property. The 205 East 42nd Street Property is a 339,357 SF portion of a, 21-story, LEED Gold, 509,366 SF office tower located along Third Avenue between West 42nd and 43rd Streets within the Grand Central office submarket of Midtown Manhattan. The borrower sponsor acquired the 205 East 42nd Street Property in November 2025 for $165.0 million, contributing approximately $21.6 million of fresh equity in connection with the acquisition. The non-collateral portions of the office tower were acquired by a third party via sale of certain leasehold condominium interests and are comprised of vacant office suites on floor 5-6, 14-17 and co-working space on floors 19-21 (the “Non-Collateral Interest”). The 205 East 42nd Street Property is an office building and consists of office space (approximately 90.2% of NRA; 79.4% of underwritten base rent), ground floor retail space (approximately 7.0% of NRA; 20.5% of the underwritten base rent) and storage space (approximately 0.7% of NRA; 0.1% of the underwritten base rent ). The 205 East 42nd Street Property was built in 1927 and renovated in 2013.

The 205 East 42nd Street Property is 97.8% occupied as of October 20, 2025 with a weighted average remaining lease term of 16.2 years and below market office rents, as compared to the appraisal’s market rent conclusions. The 205 East 42nd Street Property benefits from institutional quality tenancy, largely comprised of non-profit tenants, the largest of which is The City University of New York (“CUNY”) (Moody’s/Fitch/S&P: Aa1/AA+/AA+). The Seller of the 205 East 42nd Street Property invested approximately $40.4 million of capital, with the majority being in building and tenant improvements, such as mechanical upgrades to the HVAC systems, restroom updates, lobby updates, and modernized elevators. The 205 East 42nd Street Property is located in close proximity to Grand Central, which is a large transport hub servicing the 4,5,6,7, and S subway lines, allowing access to broader Manhattan along with 11 Long Island Railroad lines, the Metro-North Railroad and the Metropolitan Transit Authority bus system. The 205 East 42nd Street Property provides office tenants (primarily non-profits) in the market a lower cost alternative while maintaining a best-in-class location with superior accessibility. According to the appraisal, as of the second quarter of 2025, the average asking rent in the Grand Central submarket was $66.56 PSF and $58.96 PSF for the Class B Market, substantially higher than the 205 East 42nd Street Property’s underwritten average office rent of $32.39 PSF. According to the appraisal, the concluded market rent for the 205 East 42nd Street Property ranges from $55-$60 PSF with the higher end being on higher floors. The 205 East 42nd Street Property is considered to be a value alternative to the higher priced Class A office space in the Grand Central submarket, as per the appraisal.

The 205 East 42nd Street Property is structured as a leasehold condominium to satisfy the requirements of Section 420-a of the New York Real Property Tax Law, and a portion of the office portion is occupied by non-profit organizations subject to long-term purchase agreements, with minimal rollover risk and materially below market rents. In 2013, The Durst Organization (the “Seller”) began to implement a non-profit focused occupancy strategy with CUNY as the initial not-for-profit occupant. Not-for-profit entities may qualify for an exemption from real estate property taxes under Section 420-a of the New York Real Property Tax Law, provided that the not-for-profit owns the real estate that it occupies and uses such property for not-for-profit purposes. Various rulings in New York have recognized ownership of a unit in “leasehold condominium” with a term of at least 30 years as ownership of a real property interest for purposes of the Section 420-a exemption. Accordingly, the Seller bifurcated the 205 East 42nd Street Property into two positions; a leased fee interest; and a leasehold estate. The leasehold estate was further divided into multiple individual leasehold condominium units—by submitting the leasehold estate to a condominium form of ownership. The 205 East 42nd Street Property is subject to a ground lease with a term of 30 years, which expires in March 2043. Under which the ground lease, the Fee Borrowers are ground lessors and the condominium board is the ground lessee on behalf of the condominium unit owners. Upon the termination or expiration of the ground lease, the leasehold condominium terminates automatically, and pursuant to an agreement with the third-party owner of the Non-Collateral Interest, the Borrowers have agreed to submit the fee estate to a condominium form of ownership. Pursuant to the ground lease, the Fee Borrowers are paid a fixed ground-rent, which is captured through reimbursement of operating expenses by the unit owners pursuant to the condominium documents and accounted for in underwritten rents in place in lender underwriting.

Each of the not-for-profit tenants owns a divided leasehold condominium interest. The Leasehold Borrowers are the owners of the other eight condominium units consisting of the first-floor retail and storage in the cellar and mezzanine. The Leasehold Borrowers have the right to appoint the three members of the board of the condominium, subject to the right of the third party owner of the Non-Collateral Interest to approve one member appointed by the Leasehold Borrowers. The Leasehold Borrowers control the condominium board.

A-3-5

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The not-for-profit condominium unit owners entered into purchase and sale agreements and certain other related transaction documents (collectively, the “Non-Profit Transaction Documents”) under which the respective not-for-profit condominium unit owner makes installment payments for the purchase price of its unit(s) to the Leasehold Borrowers on a monthly basis. The Leasehold Borrowers are collaterally assigning their interests in the Non-Profit Transaction Documents to the lender as additional security for the 205 East 42nd Street Whole Loan.

Major Tenants.

The City University of New York (162,778 SF, 48.0% of NRA, 40.8% of UW rent). CUNY is the nation’s largest urban public university. Founded in 1847 as the nation’s first free public institution of higher education, CUNY today has 26 colleges spread across New York City’s five boroughs, serving nearly 240,000 students of all ages and awarding 50,000 degrees each year. CUNY utilizes its space at the 205 East 42nd Street Property to house certain administrative functions such as its Registrar Office, Office of Student Financial Assistance and Office of Academic Affairs. The 205 East 42nd Street Property is also where the University Chancellor sits. CUNY has occupied its leasehold condominium units on the ground floor, floors 7-11 and floor 18 since 2013, and has a purchase agreement expiration in March 2043 with no renewal or termination options.

FedCap Rehabilitation Services, Inc. (64,303 SF, 18.9% of NRA, 17.6% of UW rent). FedCap Rehabilitation Services, Inc. (“FedCap”) is a Manhattan-based non-profit organization that provides vocational training and employment resources to those who face problems with disabilities and employment-related problems. FedCap was one of the first vocational rehabilitation programs for the handicapped established in the United States. The organization operates in many states, including New York, New Jersey and Washington D.C. FedCap utilizes its space at the 205 East 42nd Street Property as one of two offices and training centers in New York City. FedCap has occupied its leasehold condominium units on floors 2 and 3 and a storage space in the basement since 2014 and has a purchase agreement expiration in March 2043 with an option to renew for a five-year term and no termination options.

New Visions for Public Schools, Inc. (30,461 SF, 9.0% of NRA, 8.5% of UW rent). New Visions for Public Schools, Inc. (“New Visions”) is a non-profit organization that works to improve educational equity for New York City’s public school students regardless of race or economic class and prepares them for the rigors of college and the workforce. New Visions was founded in 1989, when the high school graduation rate in New York City was less than 50%. The organization now serves 1,050 schools across all five boroughs, and in 2020, graduation rates in its core network of district and charter high schools were nearly 87% and 95%, respectively. New Visions has occupied its leasehold condominium unit on floor 4 since 2016 and has a purchase agreement expiration in March 2043 with an option to renew for a 10-year term and termination options.

The following table presents a summary regarding the major tenants at the 205 East 42nd Street Property:

Tenant Summary(1)
Tenant Name	Space Type	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
CUNY(4)	Office	Aa1/AA+/AA+	162,778	48.0%	$5,093,197	40.8%	$31.29	3/17/2043	None	N
FedCap	Office	NR/NR/NR	64,303	18.9%	$2,200,005	17.6%	$34.21	3/17/2043	1 x 5 year	N
New Visions	Office	NR/NR/NR	30,461	9.0%	$1,055,688	8.5%	$34.66	3/17/2043	1 x 10 year	N
United Way of New York City(5)	Office	NR/NR/NR	26,707	7.9%	$912,504	7.3%	$34.17	3/17/2043	None	N
Urban Resource Institute	Office	NR/NR/NR	22,264	6.6%	$662,147	5.3%	$29.74	3/17/2043	None	N
Osteria Laguna LLC	Retail	NR/NR/NR	7,145	2.1%	$460,788	3.7%	$64.49	6/30/2033	None	N
Citibank, N.A.	Retail	A3/A/BBB+	5,626	1.7%	$1,010,465	8.1%	$179.61	6/30/2030	1 x 5 year	N
Sushi Yasuda, Ltd.	Retail	NR/NR/NR	5,184	1.5%	$557,834	4.5%	$107.61	10/31/2029	None	N
Table for Three Please d/b/a Cafe Joile Lade	Retail	NR/NR/NR	2,500	0.7%	$168,000	1.3%	$67.20	2/29/2036	None	N
JJ Florists, Ltd	Retail	NR/NR/NR	1,643	0.5%	$175,678	1.4%	$106.93	12/31/2032	None	N
Subtotal/Wtd. Avg.			328,611	96.8%	$12,296,306	98.5%	$37.42
Other	Storage		1,781	0.5%	$12	0.0%	$0.01
Other	Retail		1,517	0.4%	$182,040	1.5%	$120.00
Occupied Subtotal/Wtd. Avg.			331,909	97.8%	$12,478,358	100.0%	$37.60

Vacant Space			7,448	2.2%
Total/Wtd. Avg.			339,357	100.0%

(1)	Based on the underwritten rent roll as of October 20, 2025, inclusive of contractual rent steps through November 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Annual UW Rent and Annual UW Rent PSF are inclusive of contractual ground rent reimbursements paid for by non-profit tenants. See “The Property” for additional information.
(4)	The City University of New York is comprised of (i) six office floors totaling 160,953 SF and (ii) one 1,825 SF ground floor retail suite utilized as a welcome center with no attributable underwritten rent.
(5)	United Way of New York City is comprised of (i) one 26,572 SF office lease and (ii) one 135 SF storage suite.

A-3-6

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the lease rollover schedule at the 205 East 42nd Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
2025/MTM	4	1,916	0.6%	0.6%	$2,037	0.0%	0.0%	$1.06
2026	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.6%	$0	0.0%	0.0%	$0.00
2029	3	5,184	1.5%	2.1%	$557,834	4.5%	4.5%	$107.61
2030	1	5,626	1.7%	3.8%	$1,010,465	8.1%	12.6%	$179.61
2031	1	1,517	0.4%	4.2%	$182,040	1.5%	14.0%	$120.00
2032	2	1,643	0.5%	4.7%	$175,678	1.4%	15.5%	$106.93
2033	2	7,145	2.1%	6.8%	$460,788	3.7%	19.1%	$64.49
2034	0	0	0.0%	6.8%	$0	0.0%	19.1%	$0.00
2035	0	0	0.0%	6.8%	$0	0.0%	19.1%	$0.00
2036 & Thereafter	10	308,878	91.0%	97.8%	$10,089,516	80.9%	100.0%	$32.67
Vacant	9	7,448	2.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	32	339,357	100.0%		$12,478,358	100.0%		$37.60

(1)	Based on the underwritten rent roll as of October 20, 2025.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

A-3-7

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The Market. The 205 East 42nd Street Property is located along Third Avenue between East 42nd and 43rd Streets. The 205 East 42nd Street Property is situated in the Grand Central area of Midtown East. Midtown is well known for its towering office buildings, boasting dozens of signature buildings in the Manhattan skyline. Trophy office properties and historical landmarks can be found in nearly all nine office submarkets that comprise the Midtown office market. With an inventory inclusive of buildings such as 9 West 57th Street, the GM Building, the Empire State Building, the Seagram’s Building, the Bank of America Tower and One Vanderbilt, the Midtown office market houses some of the most iconic office buildings in the country, as well as the largest private commercial real estate development in the United States, Hudson Yards. Midtown consists of the largest office market in New York City, with a total of 747 buildings, containing nearly 258,600,000 SF within its nine submarkets. The 205 East 42nd Street Property also has convenient access to public transportation options including the 4,5,6,7 and S trains, the Long Island Railroad, Metro North, and multiple bus lines within a short walking distance. According to a third-party market research report, as of the fourth quarter of 2025, the vacancy rate in the Grand Central office submarket was approximately 14.0%, with average asking rents of $81.14 PSF and inventory of approximately 36,100,000 SF. According to a third-party market research report, as of the fourth quarter of 2025, the vacancy rate in the Midtown office market was approximately 13.7%, with average asking rents of $49.96PSF and an inventory of approximately 46,533,674 SF.

Comparable Office Lease Summary(1)
Subject/Location	Tenant Name	Office NRA (SF)	Lease Date	Lease Term (Yrs.)	Office Rent PSF
205 East 42nd Street		306,048(2)		27.4(2	$32.39(2)(3)
New York, NY
708 Third Avenue	Riveron	310,000	May-25	10.8	$72.09
New York, NY 10017
730 Third Avenue	Carlton Fields	407,000	Apr-25	16.7	$71.28
New York, NY 10017
140 East 45th Street	Deerpath Capital	576,000	Apr-25	5.4	$82.90
New York, NY 10017
60 East 42nd Street	Gerson Lehrman Group (GLG)	1,110,005	Apr-25	10.9	$81.89
New York, NY 10165
99 Park Avenue	Amalgamated Bank	570,526	Apr-25	16.3	$68.92
New York, NY 10016
360 Lexington Avenue	Webster Bank	256,038	Feb-25	10.9	$71.46
New York, NY 10017
220 East 42nd Street	ALM Media Holdings, Inc.	1,112,467	Jan-25	7.8	$59.74
New York, NY 10017
140 East 45th Street	Clyde & Co.	576,000	Jan-25	15.8	$77.42
New York, NY 10017
600 Third Avenue	Aarsonson Rappaport Feinstein & Deutsch	536,017	Jan-25	16.3	$67.19
New York, NY 10016
220 East 42nd Street	The Brazilian Financial Office	1,112,467	Nov-24	10.8	$62.82
New York, NY 10017

(1)	Source: Appraisal and third-party market research reports.
(2)	Information is based on the underwritten rent roll as of October 20, 2025.
(3)	Represents the weighted average on NRA of office tenants.

A-3-8

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

The following table presents information relating to the appraisal’s market rent conclusion for the 205 East 42nd Street Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)
Office 2-8	$55.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Office 9-13	$57.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Office 18	$60.00	180	10% in 5 years	$135.00 / $67.50	4.2% / 2.4%
Retail / 42nd Street West	$150.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Retail / 42nd Street East	$135.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Retail / 43rd Street	$75.00	120	3.0% per year	$75.00 / $37.50	4.8% / 2.4%
Storage	$20.00	120	10% in year 6	$0.00 / $0.00	4.8% / 2.4%

(1)	Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the 205 East 42nd Street Property of $170,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2025, there was no evidence of any recognized environmental conditions at the 205 East 42nd Street Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information the Underwritten Net Cash Flow at the 205 East 42nd Street Property:

Cash Flow Analysis(1)
	Appraisal	UW	UW PSF
Rents In Place(2)	$12,515,396	$12,478,364	$36.77
Vacant Income	$0	$280,013	$0.83
Total Reimbursements	$5,153,375	$5,659,674	$16.68
Other Income	$757,707	$931,308	$2.74
Less Vacancy/Concessions	($740,872)	($712,089)	($2.10)
Effective Gross Income	$17,685,606	$18,637,270	$54.92

Real Estate Taxes	$736,246	$736,246	$2.17
Insurance	$471,688	$676,617	$1.99
Management	$221,213	$652,304	$1.92
Other Operating Expenses	$4,316,388	$4,316,388	$12.72
Total Expenses	$5,745,535	$6,381,555	$18.80

Net Operating Income	$11,940,071	$12,255,715	$36.11
Replacement Reserves	$0	$67,871	$0.20
TI/LC	$0	$488,532	$1.44
Net Cash Flow	$11,940,071	$11,699,311	$34.47

Occupancy %(3)	97.8%	96.1%
NOI DSCR(4)	1.70x	1.75x
NCF DSCR(4)	1.70x	1.67x
NOI Debt Yield(4)	11.5%	11.8%
NCF Debt Yield(4)	11.5%	11.2%

(1)	Historical financial information is not available due to the Seller’s financial reporting having been provided for on the entirety of condominium, without accounting for suite or condominium unit specific revenue and expenses, rather than the portion attributable to the 205 East 42nd Street Property. The lender UW is based on, among other assumptions, the expenses and associated contractual reimbursements.
(2)	UW Rents In Place is based on the underwritten rent roll dated as of October 20, 2025 inclusive of rent steps through November 2026. For non-profit office tenants, base rent includes installment purchase plan payments and ground rent.
(3)	UW Occupancy % represents economic occupancy and historical occupancies represent physical occupancy.
(4)	DSCR and Debt Yields are based on the 205 East 42nd Street Whole Loan.

A-3-9

Office - CBD	Loan #1	Cut-off Date Balance:	$64,000,000
205 East 42nd Street	205 East 42nd Street	Cut-off Date LTV:	61.2%
New York, NY 10017		UW NCF DSCR:	1.67x
		UW NOI Debt Yield:	11.8%

Escrows and Reserves.

Real Estate Taxes and Other Charges – At origination, the Borrowers were required to make an upfront deposit of $363,355 for taxes, and are required to make a monthly deposit on each payment date equal to 1/12th of the real estate taxes and other charges that the lender reasonably estimates will be payable during the next 12 month period.

Insurance – At origination, the Borrowers were required to make an upfront deposit of approximately $116,153, and are required to make a monthly deposit on each payment date equal to 1/12th of the insurance premium that the lender reasonably estimates will be payable during the next 12-month period; provided, however, the foregoing requirement is waived so long as (i) no event of default has occurred and is continuing and (ii) the Borrowers maintain a blanket policy in form and substance reasonably acceptable to lender.

Replacement Reserve – At origination, the Borrowers were required to make an upfront deposit of $1,000,000 and are required to make a monthly deposit on each payment date of $7,090 ($0.25 PSF per annum).

Rollover Reserve – The Borrowers are required to make a monthly deposit on each payment date of approximately $28,361 ($1.00 PSF per annum) for future tenant improvements and leasing commissions.

Free Rent – At origination, the Borrowers were required to make an upfront deposit of $87,510, representing outstanding free rent allocable to tenants under the existing leases at the 205 East 42nd Street Property as of the origination date.

Outstanding TI – At origination, the Borrowers were required to make an upfront deposit of approximately $373,112 for outstanding tenant improvements and leasing commissions.

Lockbox and Cash Management. The 205 East 42nd Street Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct tenants and not-for-profit condominium unit owners to pay rent or installment purchase payments, with respect to the not-for-profits, directly into the lockbox account and to deposit any rents or other payments otherwise received in such account within two business days after receipt. So long as no Cash Sweep Period (as defined below) is continuing, funds deposited into the lockbox account are required to be transferred to an account designated by the Borrowers. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied in accordance with the 205 East 42nd Street Whole Loan documents, with any excess funds to be reserved with the lender as additional collateral for the 205 East 42nd Street Whole Loan.

A “Cash Sweep Period” means each period commencing on the occurrence of (i) an event of default under the 205 East 42nd Street Whole Loan, (ii) any bankruptcy action by any of the Borrowers or the property manager, (iii) the debt service coverage ratio being less than 1.30x or (iv) either of CUNY or FedCap (each a “Major Non-Profit”) “going dark”, vacating or abandoning its premises or otherwise abandoning its premises or terminating its Non-Profit Transaction Documents (the foregoing events under this (iv), collectively, the Major Tenant Operations Trigger Event).

A Cash Sweep Period will no longer be continuing (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, but only with respect to a bankruptcy action by the property manager, if the Borrowers replace the property manager with a qualified manager under an acceptable replacement management agreement; (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio of 1.35x or greater for two consecutive quarters, (d) with respect to clause (iv) above, (A) if the applicable Major Non-Profit is replaced with a tenant acceptable to the lender and the Borrowers have delivered satisfactory evidence that substantially all of the applicable leasehold condominium unit is occupied under certain Non-Profit Transaction Documents approved by lender and other occupancy conditions related to such unit are satisfied in accordance with the 205 East 42nd Street Whole Loan documents (the foregoing conditions in this clause (A), the “Occupancy Conditions”) , or (ii) if the Major Non-Profit that was the subject of a bankruptcy action, the assumption and continuation of the applicable Non-Profit Transaction Documents with the approval of the applicable court; provided; however, (1) no event of default is continuing, (2) a Cash Sweep Period may be cured no more than a total of four times during the term of the 205 East 42nd Street Whole Loan, (3) the Borrowers have paid all of the lender’s reasonable related expenses, and (4) in no event may the Borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action by the Borrowers.

Terrorism Insurance. The 205 East 42nd Street Whole Loan documents require that the Borrowers maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Preferred Equity. The acquisition financing included preferred equity contribution of $50 million in the aggregate (the “Preferred Equity Investment”) from an affiliate of Waterfall Asset Management (the “Preferred Equity Investor”) in SL 205 East Associates LLC (“SL 205 East Associates”), pursuant to the limited liability company agreement of SL 205 East Associates (the “East Associates LLCA”) and in 205 East Associates 2 LLC (“SL 205 East Associates II”), pursuant to limited liability company agreement of 205 East Associates 2 (the “East Associates II LLCA”, together with the East Associates LLCA, collectively, the “LLCA”). The Preferred Equity Investor is entitled to a 16% preferred return (the “Preferred Return Rate”) on its investment (consisting 7.0% cash pay and 9% payment-in-kind (“PIK”) accrual in years one through three and 7.5% cash pay and 8.5% PIK accrual in years four and five). The Preferred Equity Investment and all related and outstanding preferred return amount is required to be redeemed on the date that is the earliest of (x) the date that is five years from the execution of the LLCA, (y) the date on which the 205 East 42nd Street Property is sold and (z) the date when the applicable redemption price is declared due and payable after the occurrence of an event of default under the applicable LLCA. The Preferred Equity Investor has the following remedies in the event of a default under the LLCA: (i) removing the sponsor member as manager, (ii) termination of affiliate agreements at Preferred Equity Investor’s request, without penalty or termination fee, (iii) forcing sponsor member to sell its entire membership to the Preferred Equity Investor, (iv) causing the preferred return to accrue at the default rate which is 3% above the Preferred Return Rate, (v) accelerating the required redemption date and (vi) electing to force a sale of the property. Notwithstanding the foregoing, Preferred Equity Investor must not cause, permit or accept a redemption or prepayment of the Preferred Equity Interest unless the 205 East 42nd Street Whole Loan has been repaid in full in accordance with the terms of 205 East 42nd Street Whole Loan agreement. The Preferred Equity Investor and lender have entered into a recognition agreement, which sets forth certain rights and obligations, including, without limitation, its right to receive distributions under the LLCA and its right to cure defaults under the 205 East 42nd Street Whole Loan documents. See “Description of the Mortgage Pool—Additional Indebtedness—Preferred Equity” in the prospectus for additional information.

A-3-10

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

A-3-11

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

Rosedale Apartments
1600 Rosedale Boulevard
Lynchburg, VA 24502
Lynchburg
Boonsboro
Waterton
Madison Heights
Winston Ridge
Forest
Timberlake
Rustburg
AMHERST COUNTY
BEDFORD COUNTY
CAMPBELL COUNTY
DOWNTOWN LYNCHBURG
James River
Boonsboro Shopping Ctr.
Randolph College
Centra Virginia Baptist Hospital
Peaks View Park
Forest Hills Shopping Ctr.
Centra Lynchburg General Hospital
Lynchburg Museum
Lakeside Crossing
University of Lynchburg
The Plaza Shopping Center
Virginia University - Lynchburg
Chestnut Hills Shopping Ctr.
Fort Hill Village
J Crew Distribution Center
Forest Square
Poplar Forest
River Ridge Mall
Liberty Arena
Liberty University
Liberty University College of Osteopathic
Liberty University Astronomical Observatory
Brookville Plaza
Timbrook Square
Waterlick Plaza
Lynchburg Regional Airport
Amelon Square
Seminole Shopping Ctr.
Graves Mill Rd
Old Graves Mill Rd
Forest Rd
Lynchburg Expwy
Rivermont Ave
Virginia Byway
Amherst Hwy
Timberlake Rd
Leesville Rd
Lynchburg Hwy
Wards Rd
Campbell Hwy

A-3-12

Mortgage Loan No. 2 – Rosedale Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,700,000			Location:	Lynchburg, VA 24502
Cut-off Date Balance(1):	$60,700,000			General Property Type:	Multifamily
% of Initial Pool Balance:	8.6%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	TPB Properties			Year Built/Renovated:	2023-2025/NAP
Guarantor:	Thomas Bell			Size:	494 Units
Mortgage Rate:	6.3000%			Cut-off Date Balance per Unit(1):	$183,603
Note Date:	10/27/2025			Maturity Date Balance per Unit(1):	$183,603
Maturity Date:	11/1/2030			Property Manager:	TPB Property Management LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$7,344,158
Seasoning:	1 month			UW NCF:	$7,245,358
Prepayment Provisions(2):	L(25),YM1(28),O(7)			UW NOI Debt Yield(1):	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield(1):	8.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.1%
Additional Debt Balance(1):	$30,000,000			UW NCF DSCR(1):	1.25x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(4):	$8,696,679 (9/30/2025 T-3 Ann.)
				2nd Most Recent NOI(4):	$5,287,171 (9/30/2025 TTM)
				3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy(4):	94.7% (10/3/2025)
				2nd Most Recent Occupancy(4):	NAV
Reserves(3)				3rd Most Recent Occupancy(4):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$135,020,000 (9/18/2025)
RE Taxes:	$370,987	$61,831	NAP	Appraised Value per Unit:	$273,320
Insurance:	$13,492	$13,492	NAP	Cut-off Date LTV Ratio(1):	67.2%
Replacement Reserve:	$0	$8,233	NAP	Maturity Date LTV Ratio(1):	67.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$90,700,000	100.0%	Loan Payoff:	$64,437,357	71.0%
			Return of Equity:	$24,446,030	27.0%
			Closing Costs:	$1,432,133	1.6%
			Reserves:	$384,479	0.4%
Total Sources:	$90,700,000	100.0%	Total Uses:	$90,700,000	100.0%

(1)	The Rosedale Apartments Mortgage Loan (as defined below) is part of the Rosedale Apartments Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance of $90,700,000. The Cut-off Date Balance Per Unit , Maturity Date Balance Per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Rosedale Apartments Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on December 1, 2025. The assumed lockout period is based on the expected BANK5 2025-5YR18 closing date in December 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	The Rosedale Apartments Property (as defined below) was constructed and leased up in phases from November 2023 through May 2025. Complete historical NOI and Occupancy are not available.

The Mortgage Loan. The second largest mortgage loan (the “Rosedale Apartments Mortgage Loan”) is part of a whole loan (the “Rosedale Apartments Whole Loan”) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $90,700,000 and secured by a first priority fee mortgage encumbering a 494-unit mid rise multifamily property located in Lynchburg, Virginia (the “Rosedale Apartments Property”). The Rosedale Apartments Mortgage Loan is evidenced by the controlling Note A-1, with an original principal amount of $60,700,000. The Rosedale Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

Rosedale Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,700,000	$60,700,000	BANK5 2025-5YR18	Yes
A-2(1)	$30,000,000	$30,000,000	BANA	No
Whole Loan	$90,700,000	$90,700,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

A-3-13

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

The Borrower and the Borrower Sponsor. The borrower is Rosedale Lynchburg Apartments, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is TPB Properties and the non-recourse carveout guarantor is Thomas Bell.

TPB Properties is a real estate development company based in Lynchburg, Virginia and specializes in land development, commercial construction, multi-family construction, home-building and property management. Founded by Thomas Bell in 2018, TPB Properties and its affiliate Thomas Builders of Virginia (founded in 2006), have completed over 150 luxury residential homes, 16 retail projects including WaWa, Sheetz, Chipotle and Dunkin Donuts stores, along with seven multifamily projects. Thomas Bell, the guarantor, holds all of his real estate holdings 100.0%, and his current multifamily portfolio consists of seven communities with 2,126 units, with four completed in the last two years and three currently under construction. Thomas Bell is also the non-recourse carveout guarantor for Overlook at Daleville Mortgage Loan, which is included in this pool.

The Property. The Rosedale Apartments Property consists of a Class A, 494-unit mid rise multifamily property located in Lynchburg, Virginia. Constructed between 2023-2025, the Rosedale Apartments Property is situated on a 19-acre site. The site includes 858 parking spaces (1.7 spaces per unit). The Rosedale Apartments Property is comprised of eight four-story apartment buildings totaling 565,348 SF of net rentable area and a two-story building containing a leasing office and clubhouse.

The borrower sponsor acquired the Rosedale Apartments Property as vacant land in 2021 for an allocated price of approximately $1,925,000 and developed the Rosedale Apartments Property at a total construction cost of approximately $88,408,177. Units at the Rosedale Apartments Property were delivered in phases from November 2023 to May 2025. The Rosedale Apartments Property leased up at an average of 22 units per month and achieved 94.0% occupancy within 21 months (July 2025). As of October 3, 2025, the Rosedale Apartments Property was 94.7% occupied with no concessions offered. The Rosedale Apartments Property is located in close proximity to Liberty University. As of the October 3, 2025 rent roll, there were 67 student leases (13.6% of total units). The student leases are signed on a whole-unit basis for 12-month terms and require a guarantor. There are nine vacant units that are leased and scheduled to take occupancy in November 2025, which would result in an occupancy of 96.6%.

The unit mix consists of 154 1BR/1BA units, 42 2BR/1BA units, 152 2BR/2BA units and 146 3BR/2BA units. Units are equipped with amenities including quartz countertops, stainless steel appliances, nine to 11-foot ceilings, private patios/balconies and full-size washers and dryers. All units are rented at market rent with no restricted leases. Leases include a utility fee of $120 per month that covers water, trash, parking and internet. The Rosedale Apartments Property amenities include a clubhouse, salt-water swimming pool, picnic area with BBQ grill, controlled access, a pet wash station and a 24-hour fitness center.

The following table presents certain information relating to the unit mix at the Rosedale Apartments Property:

Unit Mix(1)
Unit Mix / Type	Total Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	154	146	94.8%	717	110,360	$1,325	$1,282
2 BR 1 BA	42	41	97.6%	1,000	42,000	$1,599	$1,500
2 BR 2 BA	152	143	94.1%	1,340	203,680	$1,757	$1,755
3 BR 2 BA	146	138	94.5%	1,434	209,308	$1,877	$1,875
Total/Wtd. Avg.	494	468	94.7%	1,144	565,348	$1,644	$1,621

(1)	Based on the borrower rent roll dated October 3, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Rosedale Apartments Property is located at the north end of Rosedale Boulevard, just north of Graves Mill Road, a primary corridor in the neighborhood. Graves Mill Road intersects Highway 501 (Lynchburg Expressway) less than a mile to the east of the Rosedale Apartments Property and Highway 221 (Forest Road) less than a mile to the west. US Routes 221 and 501 are principal regional roads serving Lynchburg. The Rosedale Apartments Property is located less than nine miles west of the Lynchburg Central Business District (“CBD”). The Rosedale Apartments Property is located less than five miles northwest of Liberty University, which is a major demand generator and employer in the Lynchburg area. As of September 2024, Liberty University had a total enrollment of 124,000 with 16,131 attending locally on campus.

Lynchburg is on the southwest bank of the James River, which runs immediately northeast of the Lynchburg CBD. The city is in central Virginia approximately 180 miles southwest of Washington, DC, 65 miles north of the North Carolina state line, 120 miles west of Richmond and 40 miles east of Roanoke. The largest employment sectors in the Lynchburg Metropolitan Statistical Area (“MSA”) include education and health services (19.8%), trade, transportation and utilities (17.8%), manufacturing (13.0%) and leisure and hospitality (10.8%). The major employers in the Lynchburg MSA include BWX Technologies Inc., Centra Lynchburg General Hospital, Centra Health, BWXT Nuclear Oper Group Inc. and J.Crew Distribution Center.

The Rosedale Apartments Property is located in the Lynchburg apartment submarket, within the Lynchburg - VA USA apartment market. According to the appraisal, as of the second quarter of 2025, the Lynchburg - VA USA apartment market had an inventory of 12,563 units, a vacancy rate of 12.2%, and an average asking rental rate of $1,206 per unit, while the Lynchburg apartment submarket had an inventory of 2,884 units, a vacancy rate of 11.2%, and an average asking rental rate of $1,110 per unit. Vacancy is expected to tighten over the next 12 months, with a projected vacancy of 7.4% for the second quarter of 2026. According to the appraiser, there is no new construction currently planned in the submarket.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Rosedale Apartments Property was 3,539, 47,620 and 100,685, respectively. The estimated 2025 median household income within the same radii was $69,735, $58,836 and $62,299, respectively.

A-3-14

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

The following table presents information regarding certain competitive properties to the Rosedale Apartments Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Unit Type	Number of Units	Average Rent per Month	Distance to Subject
Rosedale Apartments 1600 Rosedale Boulevard Lynchburg, VA	2023-2025/ NAP	Mid Rise	94.7%(2)	1 BR 1 BA 2 BR 1 BA 2 BR 2 BA 3 BR 2 BA	154 42 152 146	$1,325(2) $1,599(2) $1,757(2) $1,877(2)	-
Palisades at Hunter's Creek 1230 Cottontown Road Forest, VA	2018/NAP	Garden	90.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	96 85 95	$1,195 $1,595 $1,678	2.0 miles
Logan's Landing 6343 Logans Lane Lynchburg, VA	2020/NAP	Mid Rise	96.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	93 66 13	$1,285 $1,527 $1,700	2.2 miles
The Overture Apartments(3) 18442 Leesville Road Lynchburg, VA	2024/NAP	Garden	84.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	50 80 86	$1,285 $1,578 $1,759	6.1 miles
The Vine Apartments(3) 2121 Langhorne Road Lynchburg, VA	2025/NAP	Garden	61.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	50 80 86	$1,310 $1,555 $1,664	5.6 miles
West Edge Apartments 200 West Edge Way Lynchburg, VA	2021/NAP	Mid/High Rise	95.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	102 141 27	$1,393 $1,627 $1,921	2.6 miles
Westyn Village Apartments(3) 1154 Westyn Village Way Forest, VA	2022/NAP	Garden	99.0%	1 BR 1 BA 2 BR 2 BA 3 BR 2 BA	197 55 132	$1,256 $1,653 $1,845	5.2 miles

(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated October 3, 2025.
(3)	The Overture Apartments, The Vine Apartments and Westyn Village Apartments are also owned by the borrower sponsor.

Appraisal. The appraiser concluded to an “as-is” value for the Rosedale Apartments Property of $135,020,000 as of September 18, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated October 6, 2025, there was no evidence of any recognized environmental conditions at the Rosedale Apartments Property.

A-3-15

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$60,700,000
1600 Rosedale Boulevard	Rosedale Apartments	Cut-off Date LTV:	67.2%
Lynchburg, VA 24502		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rosedale Apartments Property:

Cash Flow Analysis
	9/30/2025 TTM(1)	9/30/2025 T3 Ann.(1)	UW	UW Per Unit
Gross Potential Rent(2)	$8,272,537	$9,737,424	$9,740,940	$19,719
Utility Reimbursement	$429,055	$588,668	$675,408	$1,367
Potential Gross Income	$8,701,592	$10,326,092	$10,416,348	$21,086
Vacancy/Credit Loss	($2,402,417)	($468,008)	($487,047)	($986)
Other Income(3)	$142,515	$95,307	$93,228	$189
Effective Gross Income	$6,441,690	$9,953,391	$10,022,529	$20,289

Real Estate Taxes(4)	$257,324	$257,352	$713,436	$1,444
Insurance(4)	$33,937	$33,960	$147,188	$298
Other Operating Expenses	$863,258	$965,400	$1,817,747	$3,680
Total Operating Expenses	$1,154,519	$1,256,712	$2,678,371	$5,422

Net Operating Income	$5,287,171	$8,696,679	$7,344,158	$14,867
Replacement Reserves	$0	$0	$98,800	$200
Net Cash Flow	$5,287,171	$8,696,679	$7,245,358	$14,667

Occupancy	94.7%(5)	94.7%(5)	95.0%(6)
NOI DSCR(7)	0.91x	1.50x	1.27x
NCF DSCR(7)	0.91x	1.50x	1.25x
NOI Debt Yield(7)	5.8%	9.6%	8.1%
NCF Debt Yield(7)	5.8%	9.6%	8.0%

(1)	The Rosedale Apartments Property was constructed and leased up in phases from November 2023 through May 2025.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated October 3, 2025.
(3)	Other income includes application fees, late fees, damage reimbursement income, lease break income, pet fees, security deposit forfeitures, NSF fees and miscellaneous income.
(4)	UW Real Estate Taxes and Insurance was underwritten to real estate tax bills and insurance premiums.
(5)	Represents occupancy based on the borrower rent roll dated October 3, 2025.
(6)	Based on an economic vacancy of 5.0%.
(7)	Based on the Rosedale Apartments Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $370,987 for real estate taxes and (ii) approximately $13,492 for insurance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $61,831.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $13,492.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,233 for replacement reserves.

Lockbox and Cash Management. The Rosedale Apartments Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Rosedale Apartments Property are required to be deposited by the borrower. During a Cash Sweep Period or an event of default, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Rosedale Apartments Whole Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Rosedale Apartments Whole Loan.

A “Cash Sweep Period” will commence when the debt service coverage ratio less than 1.10x for any calendar quarter, and will end when the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters, notwithstanding, to avoid a Cash Sweep Period, the borrower is permitted to deposit with the lender cash or a letter of credit in an amount which if used to reduce the outstanding principal balance of the Rosedale Apartments Whole Loan, would be sufficient to cause the debt service coverage ratio to equal or exceed 1.15x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-16

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

A-3-17

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

Marriott Melville
1350 Walt Whitman Road
Melville, NY 11747
Melville
Huntington Station
South Huntington
West Hills
Cold Spring Harbor
Laurel Hollow
Elwood
Syosset
Woodbury
NASSAU COUNTY
SUFFOLK COUNTY
Plainview
Old Bethpage
Bethpage
Dix Hills
Wheatley Heights
Deer Park
East Farmingdale
Farmingdale
South Farmingdale
North Massapequa
North Amityville
Long Island Expwy
Northern State Pkwy
Southern State Pkwy
Seaford-Oyster Bay Expwy
Bethpage State Pkwy
LIRR Port Jefferson Branch
LIRR Ronkonkoma Branch
Underwriters Laboratories
KPMG
Canon USA Inc.
Honeywell Security
Greenway Plaza Office Park
Henry Schein Inc.
USPS Mid-Island Processing and Distribution Ctr.
Melville Mall
Walt Whitman Shops
Huntington Shopping Center
Five Towns College
Museum of American Armor
Old Bethpage Village Restoration
Country Pointe Shops
Farmingdale State College
Republic Plaza
Airport Plaza
West Hills County Park
Bethpage State Park
Atlantic Ocean
Long Island Sound

A-3-18

Mortgage Loan No. 3 – Marriott Melville

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$60,000,000			Location:	Melville, NY 11747
Cut-off Date Balance(1):	$59,948,341			General Property Type:	Hospitality
% of Initial Pool Balance:	8.4%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Columbia Sussex Corporation			Year Built/Renovated:	1990/2018
Guarantor:	CSC Holdings, LLC			Size:	371 Rooms
Mortgage Rate:	6.7500%			Cut-off Date Balance per Room(1):	$191,210
Note Date:	11/4/2025			Maturity Date Balance per Room(1):	$180,913
Maturity Date:	11/6/2030			Property Manager:	Crestview Management, LLC
Term to Maturity:	60 months				(sponsor affiliated)
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(3):	$11,260,877
Seasoning:	1 month			UW NCF(3):	$9,922,988
Prepayment Provisions(2):	L(25),D(29),O(6)			UW NOI Debt Yield(1):	15.9%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	14.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	16.8%
Additional Debt Balance(1):	$10,990,529			UW NCF DSCR(1):	1.80x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$12,411,212 (9/30/2025 TTM)
				2nd Most Recent NOI:	$10,004,604 (12/31/2024)
				3rd Most Recent NOI:	$10,496,726 (12/31/2023)
Reserves(3)				Most Recent Occupancy:	64.8% (9/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	64.6% (8/31/2025)
Tax Reserve:	$690,202	$138,040	NAP	3rd Most Recent Occupancy:	62.7% (12/31/2024)
Insurance Reserve:	$0	Springing	NAP	Appraised Value (as of) (5):	$103,565,000 (10/15/2025)
FF&E Reserve(4):	$5,565,000	$111,491	NAP	Appraised Value per Room:	$279,151
PIP Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	68.5%
Replacement Comfort Letter Reserve:	$2,500	NAP	NAP	Maturity Date LTV Ratio(1)(5):	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$71,000,000	100%	Loan Payoff:	$53,305,632	75.1%
			Upfront Reserves:	$6,257,702	8.8%
			Return of Equity:	$10,962,019	15.4%
			Closing Costs:	$474,647	0.7%
Total Sources:	$71,000,000	100%	Total Uses:	$71,000,000	100%

(1)	The Marriott Melville Whole Loan (as defined below) is evidenced by two pari passu senior promissory notes with an aggregate original principal balance of $71,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the Marriott Melville Whole Loan aggregate outstanding principal balance as of the Cut-Off Date of $70,938,870.
(2)	In the event that, on the date that is the third anniversary of the first monthly debt service payment date, either (a) all portions of the Marriott Melville Whole Loan are not then subject to a securitization or (b) certain portions of the Whole Loan are subject to a securitization, but less than two years from the “startup day” (within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986) of the REMIC trust established in connection with the securitization involving any portion of or interest in the Marriott Melville Whole Loan (such period, “Start-Up Date Period”) has passed with respect to all applicable securitizations, then (1) the borrower is prohibited from defeasing the Marriott Melville Whole Loan or any portion thereof that the applicable Start-Up Date Period has not expired, (2) provided no event of default exists, the borrower is permitted to simultaneously prepay (in total but not in part) all portions of the Marriott Melville Whole Loan that (x) have not been placed into a securitization or (y) the applicable Start-Up Date Period has not expired (including, without limitation, with the payment of a Yield Maintenance Premium (such, a prepayment, a “Start-Up Prepayment”)), (3) the borrower is obligated to simultaneously defease any portion of the Marriott Melville Whole Loan that is the subject of a securitization for which the applicable Start-Up Date Period for such securitization has expired as of the date of the prepayment of the Marriott Melville Whole Loan (or portion thereof) referenced in clause (2) above, and (4) for avoidance of doubt, the Marriott Melville Whole Loan is required to be indefeasibly prepaid (or defeased, as applicable) in full and the security instrument securing the Marriott Melville Whole Loan released and no longer applicable to the Marriott Melville Property (as defined below) in the event that the borrower chooses to voluntarily prepay the Marriott Melville Whole Loan (or such applicable portions thereof) in accordance with clause (2) above with the remaining Marriott Melville Whole Loan portions defeased as required by clause (3) above.
(3)	See “Escrows and Reserves ” herein.
(4)	Monthly FF&E Reserve deposits will begin on the payment date in December 2026.
(5)	Appraised Value (as of) is based on “Prospective Value Upon the Reserve Account Funded” as of October 15, 2025, which assumes, at origination, $5,565,000 was reserved for all costs associated with a potential change-of-control property improvement plan (“PIP”), as identified in the appraisal. The appraisal also concluded an “as-is” value for the Marriott Melville Property of $98,000,000 as of September 15, 2025. Based on the appraisal’s concluded “as-is” value as of September 15, 2025 of $98,000,000, the Marriott Melville Whole Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 72.4% and 68.5%, respectively.

The Mortgage Loan. The third largest mortgage loan (the “Marriott Melville Mortgage Loan”) is part of a whole loan (the “Marriott Melville Whole Loan”) comprised of two pari passu promissory notes with an aggregate original principal balance of $71,000,000 and is secured by a first mortgage encumbering the fee interest in a 371-room full service hotel located in Melville, New York (the “Marriott Melville Property”). The Marriott Melville Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on November 4, 2025. The Marriott Melville Mortgage Loan, evidenced by promissory note A-1 with an original principal balance of $60,000,000, will be sold to the BANK5 2025-5YR18 securitization trust. The Marriott Melville Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

A-3-19

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

The table below summarizes the promissory notes that comprise the Marriott Melville Whole Loan:

Marriott Melville Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$59,948,341	BANK5 2025-5YR18	Yes
A-2(1)	$11,000,000	$10,990,529	JPMCB	No
Whole Loan	$71,000,000	$70,938,870

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Columbia Properties Melville, LLC, a single-purpose, Delaware limited liability company with one independent director. The borrower entity is indirectly owned and controlled by the borrower sponsor, Columbia Sussex Corporation (“Columbia Sussex”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Melville Whole Loan.

The borrower sponsor is Columbia Sussex. William J. Yung I founded Columbia Sussex and the firm quickly emerged as the largest Days Inn franchisee with 14 locations by 1978. In the 1980’s the company began to transition into full-service hotels, initially with the Radisson brand. After becoming one of the largest Radisson franchisees in the country in 1994, Columbia Sussex began flagging many of its assets as Marriotts. Columbia Sussex has maintained a strong relationship with Marriott since this time and continues to be a significant franchisee with the brand. Currently, Columbia Sussex owns and manages 41 hospitality assets totaling 13,993 units, including 32 Marriott family hotels (Marriott, Westin, Renaissance) with 11,403 rooms. For additional information regarding the borrower sponsor, see “Description of the Mortgage Pool—Litigation and other Considerations” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The non-recourse carveout guarantor for the Marriott Melville Whole Loan is CSC Holdings, LLC, an affiliate of the borrower sponsor entity.

The borrower sponsor and guarantor for the Marriott Melville Mortgage Loan are also, respectively, the borrower sponsor and guarantor for the Marriott Albuquerque Mortgage Loan being contributed to the BANK5 2025-5YR18 securitization trust.

The Property. The Marriott Melville Property is a 371-room, full service, four-story hotel located in Melville, NY, on Long Island. The Marriott Melville Property was constructed in 1990 and has undergone regular maintenance and renovations to maintain its modern appeal and high standards, with a full renovation having occurred 2005. More recently the Marriott Melville Property underwent an extensive PIP renovation from 2015 – 2018 in connection with the 20-year renewal of the franchise agreement in December 2014. Guest rooms at the Marriott Melville Property feature one king or two queen beds with luxury bedding, a work desk, a sofa bed, bedside tables, flat panel televisions, USB outlets, a granite bathroom, mini fridge and a coffee maker. Amenities include a full-service restaurant (Great Room), a state-of-the-art fitness center, heated pool, bar, meeting space, gift shop, EV charging, room and laundry services, among others. The Marriott Melville Property also features 19,847 SF of event space complemented by audiovisual services and food and beverage catering. Since 2014, the borrower sponsor has invested approximately $19.2 million ($51.8 thousand/room) across extensive capital improvements/renovations.

The Marriott Melville Property benefits from strong access to nearby transportation. Located at the intersection of I-495 and NY-110, the Marriott Melville Property is proximate to several demand drivers and airports. Regarding airports nearby, the Marriott Melville Property is only 19.5 and 29.3 miles away from the Long Island MacArthur Airport and John F. Kennedy International Airport, respectively. Additionally, the hotel is surrounded by a significant presence of corporate employers, including Canon, Leviton, Honeywell and Nikon whose headquarters are located nearby. Other notable companies with significant operations or offices in the area include Newsday, Amazon, GEICO and CVS Health. Collectively, these employers contribute to a robust demand from business travelers. Leisure demand drivers close to the Marriott Melville Property include Long Island’s beaches and seaside villages, Old Bethpage Village Restoration, Adventureland, Gold Coast Mansions of Long Island and the Heckscher Museum of Art. The Marriott Melville Property is also near Farmingdale State College and has proximal access to a number of shopping and dining options. The Marriott Melville Property benefits limited full service competition within its market and is further buoyed with limited new full service supply anticipated to enter the immediate area in the near future.

The Marriott Melville Property has reported an increase in occupancy from 59.0% in 2022 to 64.9% for the TTM of September 2025 (representing a 10.0% increase). In that same period, ADR and RevPAR increased from $212.18 to $247.98 and $125.25 to $160.82, respectively (representing increases of 16.9% and 28.4%, respectively). The Marriott Melville Property has historically outperformed its competitive set, particularly with regards to ADR and RevPAR. Since 2022, ADR and RevPAR penetration exceeded 126.9% and 117.9%, respectively, demonstrating sharp upward trajectory in the most recent TTM September 2025 reporting.

The following table presents historical occupancy, ADR and RevPAR penetration rates of the Marriott Melville Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Melville Property(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	63.5%	$167.25	$106.27	59.0%	$212.18	$125.25	92.9%	126.9%	117.9%
2023	66.8%	$170.85	$114.14	63.0%	$216.90	$136.55	94.2%	126.9%	119.6%
2024	68.7%	$174.97	$120.16	62.7%	$227.69	$142.87	91.4%	130.1%	118.9%
TTM September 2025	68.4%	$180.39	$123.34	64.9%	$247.98	$160.82	94.8%	137.5%	130.4%

Source: Third-party industry report.

(1)	Variances between the lender underwriting, appraisal and third-party industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing.
(2)	Per a third-party industry report, the competitive set for the Marriott Melville Property from 2022 through September 2025 has included Hilton Long Island/Huntington, Radisson Hotel Hauppauge-Long Island, Courtyard Republic Airport Long Island Farmingdale, Holiday Inn Plainview Long Island and Hilton Garden Inn Melville.

A-3-20

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

The Market. The Marriott Melville Property is situated in Melville in Suffolk County, New York. The subject hotel is situated off Interstate 495 (The Long Island Expressway) and is approximately 35 miles east of New York City. Per the appraisal, Suffolk County has a population of 1,535,909 people and the median household income within the county is $123,219. Per a third-party data report, the Suffolk County submarket is comprised of 201 hotel properties, totaling 11,770 rooms. Of the larger submarket, just over 75 hotels and 4,000 rooms are of quality comparable to the Marriott Melville Property. The report notes that 244 rooms (2.1% of total supply) were delivered within the past 12 months and that there are currently no additional rooms under construction at this time.

The Hamlet of Melville is a community with a population of approximately 19,284 residents as of 2020. According to the United States Census Bureau and the appraisal, the Hamlet of Melville’s median household income was $155,675 as of 2020, more than the average for New York City area during the same period, which was $72,920. The Hamlet of Melville serves as a major economic hub on Long Island with sectors in finance, manufacturing, healthcare and medical industries. Major employers in proximity to Melville include Canon, Chyron, Leviton, MSC Industrial Direct, Nikon, Henry Schein, Verint, Estee Lauder Companies and Newsday.

The Marriott Melville Property’s surrounding area is characterized primarily by mixed use commercial facilities, industrial plants, retail shops and corporate office parks, as well as several leisure attractions. Also located proximate to the subject market is Hauppauge Industrial Park, which occupies 1,400 acres, or 11 square miles and has 14,000,000 SF of class A office and industrial space. Currently the park has over 1,600 companies in tenancy and employs over 55,000 people.

Several leisure demand generators exist within proximity of the subject market, which consistently attract visitors to the area. Spanning 118 miles eastward from New York Harbor, Long Island is known for its mom-and-pop restaurants, beaches, festivals, shopping and vineyards. As previously noted, much of the subject market’s demand is generated from leisure-oriented business. This is primarily a result of its location, ±30 miles from beachfront destinations such as Fire Island, Quogue and the Hamptons. During the summer months, the subject market is an attractive destination for families and those traveling to and from one of the area’s various beaches, seeking lower rates than that of more centrally located hotels and those located to the east near the Hamptons.

The primary competitive set for the Marriott Melville Property consists of five hotels, which range in size from 125 to 305 rooms and total 948 rooms in aggregate. The total room count for the competitive hotels inclusive of the Marriott Melville Property in 2024 was 1,319 rooms.

The following table presents the primary competitive properties defined in the Marriott Melville Property appraisal report:

Competitive Property Summary(1)
Property	Year Built	Rooms	Commercial	Group/Meeting	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Marriott Melville	1990	371	35%	30%	35%	62.7%	$227.69	$142.87
Hilton Long Island Huntington	1988	305	45%	35%	20%	65% - 70%	$165 - $175	$110 - $120
Radisson Hotel Hauppauge-Long Island	1980	209	45%	35%	20%	60% - 65%	$140 - $150	$85 - $95
Courtyard Republic Airport Long Island Farmingdale	2007	131	50%	20%	30%	70% - 75%	$190 - $200	$140 - $150
Holiday Inn Plainview Long Island	1963	125	45%	25%	30%	65% - 70%	$170 - $180	$115 - $125
Hilton Garden Inn Melville	2008	178	50%	30%	20%	70% - 75%	$190 - $200	$140 - $150
Comp Set Total/ Average		1,319	43%	30%	26%	67%	$188.85	$126.55

Source: Appraisal, unless otherwise noted.

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.

Appraisal. The appraisal concluded an “as-is” value for the Marriott Melville Property of $98,000,000 as of September 15, 2025. The appraisal also concluded a value of $103,565,000 as of October 15, 2025, derived from the market value upon PIP reserve account funded, which includes an extraordinary assumption that a reserve is fully-funded by the lender in an amount equal to $5,565,000 to cover capital expenditures.

Environmental Matters. According to the Phase I environmental site assessment dated September 18, 2025, there was no evidence of any recognized environmental conditions at the Marriott Melville Property.

A-3-21

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Marriott Melville Property:

Cash Flow Analysis(1) (2) (3)
	2022	2023	2024	8/31/2025 TTM	9/30/2025 TTM	UW	UW per Room
Occupancy	59.0%	63.0%	62.7%	64.6%	64.8%	63.5%
ADR	$212.07	$216.95	$227.72	$230.07	$248.00	$235.60
RevPAR	$125.18	$136.57	$142.89	$148.55	$160.83	$149.65

Rooms Revenue	$16,951,454	$18,494,022	$19,402,917	$20,115,796	$21,778,695	$20,264,496	$54,621
Food & Beverage	$5,551,507	$6,679,072	$5,952,019	$6,127,892	$6,271,721	$6,142,810	$16,557
Other Income	$316,285	$359,722	$358,498	$359,078	$357,836	$350,481	$945
Total Revenue	$22,819,246	$25,532,816	$25,713,434	$26,602,766	$28,408,252	$26,757,787	$72,123

Room Expense	$3,080,418	$3,222,051	$3,255,758	$3,665,899	$3,717,447	$3,458,986	$9,323
Food & Beverage Expense	$2,560,247	$2,945,574	$2,880,246	$2,797,416	$2,794,693	$2,737,250	$7,378
Other Department Expense	$51,895	$72,187	$71,943	$75,901	$75,627	$74,073	$200
Total Department Expenses	$5,692,559	$6,239,812	$6,207,947	$6,539,215	$6,587,767	$6,270,308	$16,901
Departmental Profit	$17,126,687	$19,293,004	$19,505,487	$20,063,551	$21,820,485	$20,487,479	$55,222

Franchise Fees	$1,164,224	$1,286,311	$1,320,820	$1,370,237	$1,473,392	$1,387,791	$3,741
Management Fee	$663,186	$738,636	$746,449	$773,489	$827,026	$802,734	$2,164
Property Tax	$1,484,806	$1,516,019	$1,543,800	$1,564,474	$1,572,940	$1,654,278	$4,459
Insurance	$314,447	$387,113	$354,894	$332,393	$328,602	$255,730	$689
Other Expense	$4,854,484	$4,868,198	$5,534,920	$5,077,191	$5,207,314	$5,126,070	$13,817
Total Expenses	$8,481,147	$8,796,278	$9,500,883	$9,117,784	$9,409,273	$9,226,602	$24,870
Net Operating Income	$8,645,539	$10,496,726	$10,004,604(4)	$10,945,767(4)	$12,411,212(4)	$11,260,877(4)	$30,353

FF&E	$912,770	$1,021,313	$1,028,537	$1,064,111	$1,136,330	$1,337,889	$3,606
Net Cash Flow	$7,732,769	$9,475,413	$8,976,066(4)	$9,881,656(4)	$11,274,882(4)	$9,922,988(4)	$26,747

NOI DSCR	1.56x	1.90x	1.81x	1.98x	2.25x	2.04x
NCF DSCR	1.40x	1.71x	1.62x	1.79x	2.04x	1.80x
NOI Debt Yield	12.2%	14.8%	14.1%	15.4%	17.5%	15.9%
NCF Debt Yield	10.9%	13.4%	12.7%	13.9%	15.9%	14.0%

(1)	Based on borrower financials, third-party market reports and UW dated October 28, 2025.
(2)	Variances between the underwriting, the appraisal and third-party industry reports with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(3)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(4)	The differences in historical and UW NOI and NCF trends compared to September 2025 are attributable to the Ryder Cup golf event that occurred at nearby Bethpage Black Golf Course from September 23-28 of 2025.

Escrows and Reserves.

Real Estate Taxes – On the Marriott Melville Whole Loan origination date, the borrower was required to make an upfront deposit of $690,202 into a reserve for real estate taxes. In addition, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the ensuing 12 months (initially estimated to be $138,040).

Insurance – The borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the ensuing 12 months; provided, however, the foregoing requirement is waived so long as (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Marriott Melville Property as part of blanket or umbrella coverage reasonably approved by the lender and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 30 days prior to the expiration dates of the policies.

FF&E Reserve – On the Marriott Melville Whole Loan origination date, the borrower deposited $5,565,000 into the furniture, fixtures and equipment (“FF&E”) reserve. On the monthly payment date occurring in December 2026, and each payment date thereafter, the borrower is required to deposit $111,491. The funds deposited in the FF&E reserve are for the costs and expenses of replacement and maintenance of FF&E. The lender may adjust the FF&E reserve monthly deposit to the greater of (x) the then-existing FF&E reserve monthly deposit or (y) the greater of (A) 1/12th of 5.00% of effective gross income and (B) the amount required pursuant to the terms of the franchise agreement. The FF&E reserve monthly deposit will be waived for the initial 12 month period following the Marriott Melville Whole Loan origination date.

A-3-22

Hospitality - Full Service	Loan #3	Cut-off Date Balance:	$59,948,341
1350 Walt Whitman Road	Marriott Melville	Cut-off Date LTV:	68.5%
Melville, NY 11747		UW NCF DSCR:	1.80x
		UW NOI Debt Yield:	15.9%

PIP Reserve – If at any time, the franchisor requires additional PIP Work (as defined in the Marriott Melville Whole Loan agreement), the borrower is required to deposit a one-time deposit in the amount equal to 100% of the PIP required by the franchisor.

Replacement Comfort Letter Reserve – On the Marriott Melville Whole Loan origination date, the borrower deposited $2,500 for lender to obtain a replacement or reissued franchisor comfort letter in connection with any secondary market transaction, as defined in the Marriott Melville Whole Loan agreement. may use the replacement comfort letter reserve funds for paying any costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters as determined necessary by the lender.

Lockbox and Cash Management. The Marriott Melville Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is required to (or cause the property manager to) deposit all revenue generated by the Marriott Melville Property into the lender-controlled lockbox account within one business day. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Cash Trap Event Period (as defined below) exists. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Marriott Melville Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Marriott Melville Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the Marriott Melville Whole Loan.

A “Cash Trap Event Period” means the occurrence of (i) an event of default; (ii) bankruptcy action of borrower or manager or (iii) the net cash flow debt service coverage ratio falling below 1.25x (tested quarterly).

A Cash Trap Event Period will end upon (a) with regard to clause (i), the cure of such event of default, (b) with regard to clause (ii), if the Cash Sweep Event is caused solely by a bankruptcy action of manager, if the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days after such bankruptcy action, or (c) with regard to clause (iii), upon the net cash flow debt service coverage ratio being at least 1.25x for two consecutive calendar quarters (each, a “Cash Sweep Event Cure”). Provided, however, that, such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (x) no event of default shall have occurred and be continuing under the Marriott Melville Whole Loan documents, (y) with respect to clause (iii), a Cash Sweep Event Cure may occur an unlimited number of times and with respect to any other Cash Trap Event Period, a Cash Sweep Event Cure may occur no more than a total of four times in the aggregate during the term of the Marriott Melville Whole Loan and (z) borrower shall have paid all of the lender's reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorney's fees and expenses. In no event will the borrower be entitled to cure a Cash Trap Event Period caused by a bankruptcy action of borrower.

Terrorism Insurance. The Marriott Melville Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Melville Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-23

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

A-3-24

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

LEVEL 1

Neiman Marcus
Zara
H&M
Foot Locker
GAP
Arhaus Furniture
NORDSTROM
DICK'S
Dillard's

LEVEL 2

Urban Outfitters
Neiman Marcus
Alo Yoga
Loft
Louis Vuitton
Lululemon
Apple
Pottery Barn – LO
NORDSTROM
DICK'S
Dillard's

A-3-25

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

A-3-26

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$75,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

International Plaza
2223 North West Shore Boulevard
Tampa, FL 33607
TAMPA
Sligh Ave
AdventHealth Carrollwood Hospital
Egypt Lake
Anderson Rd
Egypt Lake-Leto
HCA Florida West Tampa Hospital
Town 'N' Country
W. Hillsborough Ave
Hillsborough Ave
Memorial Hwy
Kelly Rd
Bray & Chelsea Park
Veterans Expwy
Tampa International Airport
Air Cargo Rd
Horizon Park Shopping Center
Al Lopez Field
South University, Tampa
St. Joseph's Hospital
Armenia Ave
Hillsborough R.
Highland Ave
Florida Ave
George M. Steinbrenner Field
MLK Blvd
Tampa Bay Buccaneers HQ
Raymond James Stadium
Hillsborough Community College
Fiesta Plaza
Rocky Point Golf Course
C. Campbell Causeway
N. Blvd
Columbus Dr
Northwest Tampa
Westshore
Lois Ave
Dale Mabry Hwy
Himes Ave
Howard Ave
Cypress St
Straz Ctr. for the Performing Arts
Downtown Tampa
Glazer Children's Museum
Bank of America Plaza
University of Tampa
Tampa Riverwalk
WestShore Plaza
W. Kennedy Blvd
Old Tampa Bay
Howard Frankland Bridge
Beach Park
HCA Florida South Tampa Hospital
Tampa Conv. Ctr.
Amazon Warehouse
West Shore Blvd
Henderson Boulevard Shopping Ctr.
MacDill Ave
Hyde Park Village
Tampa General Hospital
St. Petersburg 16 miles
Henderson Blvd
Palma Ceia Golf and Country Club
Selmon Expwy
Davis Island
Tampa Bay
Sunset Park
Bay To Bay Blvd
HILLSBOROUGH COUNTY
Palma Ceia Village
W. Euclid Ave
Britton Plaza
Bayside West
South Tampa
Gandy Commons
Gandy Shopping Center
Hillsborough Bay
Ballast Point
Manhattan Ave
Mac Dill Ave
Interbay Blvd
Bayshore Blvd
589
580
60
92
574
275
618
Holiday
Pasco County
Land O' Lakes
Wesley Chapel
Tarpon Springs
Lutz
Hillsborough County
Gulf of Mexico
New Tampa
Palm Harbor
Citrus Park
Carrollwood
Dunedin
Town 'n' Country
Clearwater Beach
Safety Harbor
TAMPA
Clearwater
Old Tampa Bay
Brandon
Largo
Riverview
Seminole
Pinellas Park
ST. PETERSBURG
Tampa Bay
Gibsonton
Gulfport
Apollo Beach
St. Pete Beach
Ruskin
Sun City Center

A-3-27

Mortgage Loan No. 4 – International Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB/JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$50,000,000			Location:	Tampa, FL 33607
Cut-off Date Balance(1):	$50,000,000			General Property Type:	Retail
% of Initial Pool Balance:	7.0%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Leasehold
Borrower Sponsor:	The Taubman Realty Group LLC			Year Built/Renovated:	2001, 2009/2024
Guarantor:	The Taubman Realty Group LLC			Size:	803,735 SF
Mortgage Rate(2):	4.9133314958%			Cut-off Date Balance PSF(1):	$686
Note Date:	10/9/2025			Maturity Date Balance PSF(1):	$686
Maturity Date:	11/1/2030			Property Manager:	The Taubman Company LLC
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(5):	$73,894,554
Seasoning:	1 month			UW NCF:	$72,971,613
Prepayment Provisions(3):	L(25),D(28),O(7)			UW NOI Debt Yield(1):	13.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	13.2%
Additional Debt Type(1):	Pari Passu / B-Note			UW NOI Debt Yield at Maturity(1):	13.4%
Additional Debt Balance(1):	$501,250,000 / $23,750,000			UW NCF DSCR(1):	2.66x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(5):	$66,152,015 (7/31/2025 TTM)
				2nd Most Recent NOI:	$64,632,291 (12/31/2024)
Reserves(4)				3rd Most Recent NOI:	$56,790,213 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	98.8% (7/31/2025)
Taxes:	$0	Springing	N/A	2nd Most Recent Occupancy:	92.2% (12/31/2024)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	93.6% (12/31/2023)
Replacement Reserves:	$0	Springing	$498,523	Appraised Value (as of):	$1,348,000,000 (8/20/2025)
TI/LC Reserve:	$0	Springing	$1,347,360	Appraised Value PSF:	$1,677
Outstanding Obligations Reserve	$6,537,000	$0	N/A	Cut-off Date LTV Ratio(1):	40.9%
Gap Rent Reserve:	$1,810,588	$0	N/A	Maturity Date LTV Ratio(1):	40.9%
Ground Rent Reserve	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount	$551,250,000	95.9%	Loan Payoff	$479,420,549	83.4%
Subordinate Debt Amount	$23,750,000	4.1%	Return of Equity	$81,531,628	14.2%
			Reserves	$8,347,588	1.5%
			Closing Costs	$5,700,235	1.0%
Total Sources:	$575,000,000	100.0%	Total Uses:	$575,000,000	100.0%
(1)	The International Plaza Mortgage Loan (as defined below) is part of a whole loan with an aggregate principal balance of $575,000,000 evidenced by nine senior pari passu promissory notes with an aggregate original principal balance of $551,250,000 representing the International Plaza Senior Notes (as defined below) and three junior promissory notes with an aggregate original balance of $23,750,000 (the “International Plaza Junior Notes”).The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the International Plaza Senior Notes (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers for the International Plaza Whole Loan (as defined below) are $716, $716, 12.9%, 12.7%, 12.9%, 2.48x, 42.7% and 42.7%, respectively.
(2)	4.9133314958% represents the weighted average interest rate of Component A and Component B. The per annum interest rate associated with the International Plaza Junior Notes is 7.98522% per annum and the weighted average interest rate for the International Plaza Whole Loan is 5.04021384706043% per annum.
(3)	Defeasance of the International Plaza Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 1, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2025-5YR18 securitization trust in December 2025. The actual defeasance lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussions of reserve information.
(5)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

The Mortgage Loan. The fourth largest mortgage loan (the “International Plaza Mortgage Loan”) is part of the International Plaza Whole Loan with an aggregate principal balance of as of the Cut-off Date of $575,000,000, which is secured by the borrower’s leasehold interest in an approximately 803,735 SF portion of an enclosed super-regional mall located in Tampa, Florida (the “International Plaza Property”). The International Plaza Whole Loan is evidenced by (i) nine pari passu A notes, with an aggregate Cut-off Date balance of $551,250,000 (collectively, the “International Plaza Senior Notes”), and (ii) three pari passu subordinate B notes, with an aggregate Cut-off Date balance of $23,750,000 (together with the International Plaza Senior Notes, the “International Plaza Whole Loan”). The International Plaza Mortgage Loan is evidenced by the non-controlling Notes A-2-1 (being contributed by WFB) and A-2-3 and A-3-3 (being contributed by JPMCB) with an aggregate Cut-off Date balance of $50,000,000,

The relationship between the holders of the International Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the prospectus. The International Plaza Whole Loan will be serviced under the trust and servicing agreement for the INT 2025-PLAZA securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—The International Plaza Whole Loan” in the prospectus.

A-3-28

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

The table below summarizes the promissory notes that comprise the International Plaza Whole Loan.

International Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$225,625,000	$225,625,000	INT 2025-PLAZA	Yes
A-1-2	$112,812,500	$112,812,500	INT 2025-PLAZA	No
A-1-3	$112,812,500	$112,812,500	INT 2025-PLAZA	No
A-2-1	$25,000,000	$25,000,000	BANK5 2025-5YR18	No
A-2-2	$12,500,000	$12,500,000	BBCMS 2025-5C38	No
A-2-3	$12,500,000	$12,500,000	BANK5 2025-5YR18	No
A-3-1(1)	$25,000,000	$25,000,000	WFB	No
A-3-2	$12,500,000	$12,500,000	BBCMS 2025-5C38	No
A-3-3	$12,500,000	$12,500,000	BANK5 2025-5YR18	No
Senior Loan	$551,250,000	$551,250,000
B-1-1	$11,875,000	$11,875,000	INT 2025-PLAZA	No
B-1-2	$5,937,500	$5,937,500	INT 2025-PLAZA	No
B-1-3	$5,937,500	$5,937,500	INT 2025-PLAZA	No
Whole Loan	$575,000,000	$575,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Tampa Westshore Associates Limited Partnership, a Delaware limited liability partnership with two independent directors. The borrower sponsor and non-recourse carve-out guarantor is The Taubman Realty Group LLC (“TRG”). TRG is 80% owned by Simon Property Group and 20% by the Taubman family following Simon’s $3.4 billion acquisition in December 2020. The International Plaza Whole Loan documents provide that for so long as any of TRG, other key principals or related affiliates satisfying replacement guarantor criteria are the non-recourse carve-out guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of The International Plaza Whole Loan.

TRG’s portfolio includes approximately 22 high-end shopping centers, including International Plaza & Bay Street in Tampa, FL, Beverly Center in Los Angeles, and The Mall at Short Hills in New Jersey. The company emphasizes luxury retail, experiential design, and strong tenant relationships. TRG benefits from Simon Property Group’s scale and capital strength, providing significant financial stability.

The Property. The International Plaza Property is a premier "A++" GreenStreet rated shopping and dining destination and one of only 42 such rated malls in the United States, including seven in Florida. Located in Tampa, Florida, along Florida's Gulf Coast, this "fortress mall" encompasses a total development area of approximately 1,298,736 SF of net rentable area, with 803,735 SF serving as collateral for the International Plaza Whole Loan.

The International Plaza Property boasts a diverse roster of over 175 retailers, featuring 50 unique-to-market brands and a collection of global luxury brands such as Louis Vuitton, Gucci, Tiffany & Co., Burberry, Breitling, Versace, and Saint Laurent. It also includes popular national retailers like Zara, Lululemon, Aritzia, Sephora, Alo Yoga, Restoration Hardware, and William Sonoma. Key anchor stores include Neiman Marcus, Nordstrom, Dillard's, and a newly opened Dick's House of Sport (“DHOS”). Neiman Marcus, Nordstrom, and Dillard's own their improvements, totaling 495,000 SF, and are therefore excluded from the collateral.

The International Plaza Property features a dining area known as Bay Street, which houses 10 full-service restaurants across 131,366 SF. This area is noted as the most productive outdoor dining collection in Tampa, generating TTM June 2025 sales of $53.5 million. The International Plaza Property generated total aggregate sales exceeding $1.0 billion during the TTM June 2025 reporting period. Inline tenants (under 10,000 SF) reported sales of $1,539 PSF for the same period, with an underwritten occupancy of 98.8% and an occupancy cost of 10.0% (or $1,243 PSF with a 12.2% occupancy cost when excluding Apple and Tesla). This growth is attributed to strategic leasing initiatives, including the addition of DHOS, accretive leasing spreads on new leases, and positive leasing spreads on existing tenant renewals, relocations, and expansions. The International Plaza Property ranks #1 in the borrower sponsor’s portfolio for home and dining categories and #2 for luxury sales.

The following table presents certain information relating to inline tenant sales performance at the International Plaza Property:

Tenant Sales Performance (<10,000 SF)
	2021		2022		2023		2024		TTM June 2025
	Sales	PSF	Sales	PSF	Sales	PSF	Sales	PSF	Sales	PSF
Inline Tenant Sales(1)	$515,192,000	$1,311	$598,317,000	$1,538	$575,579,000	$1,513	$601,159,000	$1,517	$613,055,000	$1,539
Occupancy Cost %(2)	8.1%		8.0%		9.6%		9.9%		10.0%
Inline Tenant Sales(1) (Ex Apple/Tesla)	$387,407,000	$1,012	$442,794,000	$1,169	$434,875,000	$1,175	$463,147,000	$1,202	$480,733,000	$1,243
Occupancy Cost(2) (Ex Apple/Tesla)	10.7%		10.6%		11.8%		12.3%		12.2%
(1)	Inline Tenant Sales excludes tenants leasing greater than 10,000 SF and temporary tenants.
(2)	Occupancy cost excludes tenants leasing greater than 10,000 SF of space as well as tenants not reporting full year of sales.

A-3-29

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

Strategic improvements at the International Plaza Property include the redevelopment of a multi-tenanted anchor box into a 130,000 SF DHOS, which opened in November 2024 and generated $12.3 million in gross sales in its first three months. The borrower sponsor invested approximately $2.7 million in this redevelopment. Notable tenant performances include Apple with $112.0 million in TTM June 2025 sales ($16,000 PSF), Louis Vuitton with $56.2 million ($7,974 PSF) after a nine-year lease extension and 2,000 SF expansion, and Zara, which tripled its footprint with a new flagship store.

Major Tenants.

RH (43,696 SF, 5.4% of NRA, 3.4% of underwritten gross rent): RH, formerly known as Restoration Hardware, is an American luxury home furnishings company that sells high-end furniture, lighting, and decor through its retail stores, online, and catalogs. Founded in 1979, RH has evolved from a small hardware store into a global luxury brand, offering products for the entire home and focusing on a curated, designer-led approach. RH is headquartered in Corte Madera, California. RH has been a tenant at the International Plaza Property since November of 2015, has a lease expiration date of January 31, 2031, and has two, 10-year extension options and one, five-year extension option.

Louis Vuitton (7,049 SF, 0.9% of NRA, 3.3% of underwritten gross rent): Louis Vuitton is a luxury fashion house founded in 1854 by Louis Vuitton, a trunk-maker known for innovating with flat-topped, stackable trunks. Louis Vuitton was built on a foundation of quality, creativity and craftsmanship, which has evolved to include luggage, bags, accessories, ready-to-wear and more. Louis Vuitton has been a tenant at the International Plaza Property since June of 2018 and has a lease expiration date of January 31, 2035.

Zara (34,860 SF, 4.3% of NRA, 3.2% of underwritten gross rent): Zara is a Spanish fast-fashion retailer, part of the Inditex group, known for its business model that translates runway trends into affordable clothing for consumers. Founded in 1975, Zara’s core strategy involves responding rapidly to customer feedback and market trends, with a significant portion of its production located close to its headquarters for faster distribution. Zara's brand identity is built on making aspirational fashion accessible through a unique, integrated online and in-store experience that prioritizes customer habits and real-time feedback over traditional advertising. Zara has been a tenant at the International Plaza Property since November 14, 2024, has a lease expiration date of January 31, 2034, and no renewal options.

The following table presents certain information relating to the historical and current occupancy of International Plaza Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
94.8%	95.1%	93.6%	92.2%	98.8%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated July 31, 2025.

The following table presents certain information relating to the largest tenants at the International Plaza Property:

Top Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Gross Rent(4)	% of Total UW Base Rent(4)	Lease Exp. Date
RH	NR/NR/NR	43,696	5.4%	$68.69	$3,001,370	3.4%	1/31/2031
Louis Vuitton	Aa3/AA-/NR	7,049	0.9%	$421.01	$2,967,704	3.3%	1/31/2035
Zara	NR/NR/NR	34,860	4.3%	$81.38	$2,836,999	3.2%	1/31/2034
DHOS	Baa2/BBB/NR	130,056	16.2%	$19.36	$2,517,576	2.8%	1/31/2040
Mayors	NR/NR/NR	6,834	0.9%	$341.38	$2,333,008	2.6%	1/31/2034
Tiffany Co	NR/NR/NR	5,894	0.7%	$261.79	$1,542,986	1.7%	1/31/2027
Altard State	NR/NR/NR	10,644	1.3%	$138.06	$1,469,510	1.6%	1/31/2036
Gucci	NR/BBB+/NR	5,530	0.7%	$261.01	$1,443,406	1.6%	1/31/2031
Arhaus Furniture	NR/NR/NR	14,323	1.8%	$95.76	$1,371,556	1.5%	1/31/2031
Apple	Aaa/AA+/NR	7,000	0.9%	$191.77	$1,342,376	1.5%	1/31/2029
Major Tenants		265,886	33.1%	$78.33	$20,826,491	23.3%
Other Tenants		527,863	65.7%	$129.67	$68,446,903	76.7%
Occupied Total Collateral / Wtd. Avg.		793,749	98.8%	$112.47	$89,273,394	100.0%
Vacant Space		9,986	1.2%
Collateral Total		803,735	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025, with rent steps totaling $1,037,826 through October 2026.
(2)	Top Tenant Summary is based on UW Gross Rent.
(3)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	UW Gross Rent is inclusive of rent steps, recoveries and PIL.

A-3-30

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to the lease rollover schedule at International Plaza Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Gross Rent Expiring(3)	% of UW Gross Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Gross Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	9,986	1.2%	NAP	NAP	9,986	1.2%	NAP	NAP
2025 & MTM	3	5,298	0.7%	1,065,337	1.2%	15,284	1.9%	$1,065,337	1.2%
2026	27	88,708	11.0%	9,813,352	11.0%	103,992	12.9%	$10,878,689	12.2%
2027	24	55,686	6.9%	9,485,442	10.6%	159,678	19.9%	$20,364,131	22.8%
2028	19	48,649	6.1%	6,760,992	7.6%	208,327	25.9%	$27,125,124	30.4%
2029	25	120,857	15.0%	12,779,035	14.3%	329,184	41.0%	$39,904,158	44.7%
2030	7	20,066	2.5%	3,006,861	3.4%	349,250	43.5%	$42,911,019	48.1%
2031	13	92,301	11.5%	9,803,077	11.0%	441,551	54.9%	$52,714,096	59.0%
2032	14	32,344	4.0%	5,563,981	6.2%	473,895	59.0%	$58,278,077	65.3%
2033	8	17,135	2.1%	3,524,021	3.9%	491,030	61.1%	$61,802,099	69.2%
2034	15	109,755	13.7%	12,812,404	14.4%	600,785	74.7%	$74,614,503	83.6%
2035	10	35,189	4.4%	7,460,388	8.4%	635,974	79.1%	$82,074,890	91.9%
2036 & Beyond	8	167,761	20.9%	7,198,504	8.1%	803,735	100.0%	$89,273,394	100.0%
Total/Wtd. Avg.	173	803,735	100.0%	$89,273,394	100.0%
(1)	Based on the underwritten rent roll dated July 31, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling approximately $1,037,826 through October 2026.

The Market.

The International Plaza Property is, situated 5.2 miles from downtown Tampa and directly adjacent to the Tampa International Airport, a major travel hub that welcomed approximately 25 million passengers in 2024. It is also accessible via the interchange of I-275 and Memorial Highway (Route 60). The trade area extends beyond a 25-mile radius, serving a population of approximately 3.5 million people with an average household income of $104,000. The region has experienced significant population growth, outpacing national rates, and a 293-room Renaissance Hotel on-site further impacts foot traffic and regional appeal.

The International Plaza Property's trade area extends beyond a 25-mile radius, encompassing a population of approximately 3.5 million people with an average household income of $104,000. The region demonstrates robust demographic growth, with the population increasing by 1.3% over the past year, surpassing the national rate of 0.7%. Over the last decade, Tampa's annual population growth averaged 1.6%, compared to 0.6% nationally, and is projected to maintain a 0.8% annual growth rate for the next five years. The daytime population within a five-mile radius is estimated at 416,000.

The median household income is $76,577, with a 2.5% growth in the past year and a 4.7% increase over the last decade. The labor force, totaling about 1.71 million, grew by 1.3% in the past year and 1.8% annually over the last 10 years, with a low current unemployment rate of 3.7%. The market benefits from a diverse employment base, including education, health services, trade, transportation, financial activities, and professional/business services. Corporate expansions and relocations by major employers like Foot Locker, GEICO, Pfizer, and MUFG Bank further contribute to the region's strength, alongside a low cost of living and a favorable tax environment.

A-3-31

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

The following table presents certain information relating to local competitive properties of the International Plaza Property:

Local Competitive Properties(1)
	International Plaza	Westshore Plaza	Citrus Park Town Center	RITHM at Uptown	Brandon Exchange	Countryside Mall
Occupancy	98.8%	89%	94%	84%	85%	71%
Distance to Property	-	1.2 miles	11 miles	11.9 miles	15.3 miles	16.5 miles
Total GLA (SF)	1,298,736	1,093,693	1,140,973	1,200,000	1,150,661	1,259,376
Year Built / Renovated	2001, 2009 / 2024	1967 / 2000	1986 / 2007	1974 / 2008	1995 / 2002	1975 / 2009
Green Street Grade	A++	B-	B	B-	B+	B
Inline Sales PSF	$1,539	$439	$397	$350	$755	$399
Inline Sales PSF (Exc. Apple and Tesla)	$1,243	$439	$397	$350	$690	$399
Ownership	Taubman / Nuveen	Washington Prime Group	Hull Property Group	RD Management	North American Dev. Grp.	Jones Lang LaSalle
Anchors	Nordstrom, Neiman Marcus, Dillard’s, DHOS	JCPenney, AMC (14 Screens), 3 Dark boxes	Dillard’s, JCPenney, Macy’s, DSG, Elev8 Fun	Sprout’s Farmers Market	Dillard’s, JCPenney, Macy’s, DSG, Dark Box	Dillard’s, JCP, Macy’s, CMX Cinemas, Crunch, Forever 21
(1)	Source: Third party market report.

The table below presents certain information relating to comparable sales pertaining to the International Plaza Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Sale Price (PSF)
Two Mall Macerich Portfolio	Glendale, AZ & Lubbock, TX	2,397,000	1993	97.0%	$464.01
Broadway Commons	Hicksville, NY	1,111,859	1956	97.0%	$54.60
River Oaks District	Houston, TX	662,134	2015	92.0%	$679.62
Westfield Oakridge Mall	San Jose, CA	1,023,473	1973	97.0%	$339.95
Eastridge Mall	San Jose, CA	804,405	1971	96.0%	$192.40
Westfield Santa Anita	Arcadia, CA	1,480,000	1973	89.0%	$559.94
Biltmore Fashion Park	Scottsdale, AZ	384,342	1963	87.0%	$489.15
Galleria Edina	Edina, MN	398,585	1974	99.0%	$376.33
Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the International Plaza Property of $1,348,000,000 as of August 20, 2025. As of July 31, 2025, the International Plaza Property was 98.8% leased.

Environmental Matters. According to the Phase I environmental site assessment dated September 25, 2025, there was no evidence there of any recognized environmental conditions at the International Plaza Property.

A-3-32

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the International Plaza Property:

Operating History and Underwriting Net Cash Flow
	2021	2022	2023	2024	7/31/2025 TTM	UW(1)	UW PSF
Base Rent	$37,960,903	$41,234,573	$42,470,247	$48,403,556	$50,791,822	$52,896,395	$65.81
Rent Steps	$0	$0	$0	$0	$0	$1,037,826	$1.29
Percentage Rent(3)	$6,625,642	$11,473,014	$9,094,236	$9,355,580	$10,078,657	$8,543,749	$10.63
RMU & Center Ops	$1,349,745	$1,541,975	$1,447,157	$1,059,307	$803,906	$897,996	$1.12
Bad Debt/Collection Loss	($2,895,827)	($175,889)	$1,549,950	($1,172,442)	$335,987	$0	$0.00
Gross up of Vacant Space	$0	$0	$0	$0	$0	$866,042	$1.08
Gross Potential Rent	$48,832,117	$54,425,451	$51,461,690	$59,990,885	$61,338,398	$64,242,008	$79.93
Less: Vacancy	$0	$0	$0	$0	$0	$866,042	$1.08
Net Rental Income	$48,832,117	$54,425,451	$51,461,690	$59,990,885	$61,338,398	$63,375,966	$78.85
Total Recoveries	$21,339,877	$23,684,524	$24,846,980	$26,134,085	$27,580,600	$29,563,976	$36.78
Tenant Services Recovery	$668,681	$833,913	$1,285,145	$1,868,630	$1,938,469	$2,035,718	$2.53
Sponsorship & Gift Card Revenue	$884,259	$976,380	$1,105,604	$1,398,723	$1,501,992	$1,150,202	$1.43
Lease Termination Income	$219,280	$16,569	$2,475,607	$383,670	$259,228	$470,000	$0.58
Parking Income	$56,799	$24,110	$118,988	$168,718	$169,207	$162,950	$0.20
Other Income	$515,488	$767,306	$843,848	$872,097	$909,713	$844,064	$1.05
Effective Gross Income	$72,516,501	$80,728,253	$82,137,862	$90,816,808	$93,697,607	$97,602,876	$121.44
Management Fee	$3,266,764	$3,526,311	$3,847,278	$4,111,381	$4,309,443	$1,000,000	$1.24
Cost of Tenant Services	$664,009	$776,443	$957,443	$1,436,096	$1,433,860	$1,274,589	$1.59
General and Administrative	$257,382	$195,848	$243,786	$147,502	$232,133	$106,415	$0.13
Marketing	$939,024	$982,344	$1,001,379	$1,041,398	$1,129,810	$1,073,629	$1.34
Professional Fees	$246,258	$232,236	$339,132	$164,662	$217,496	$137,468	$0.17
Utilities	$3,252,981	$2,984,341	$3,462,721	$2,769,889	$2,806,512	$3,241,248	$4.03
Repairs and Maintenance	$2,586,676	$2,581,915	$2,232,493	$2,911,385	$3,100,610	$2,813,357	$3.50
Janitorial	$1,053,614	$1,071,305	$1,197,278	$1,365,293	$1,444,797	$1,500,665	$1.87
Security	$1,336,098	$1,425,808	$1,834,258	$1,620,826	$1,573,314	$1,695,858	$2.11
Other Variable Expense	$436,003	$506,838	$528,852	$385,540	$459,416	$379,350	$0.47
Real Estate Taxes	$8,209,572	$8,056,494	$8,015,933	$7,995,037	$8,155,086	$8,503,113	$10.58
Insurance	$530,852	$667,181	$721,424	$1,283,150	$1,748,827	$1,047,425	$1.30
Ground Rent	$964,115	$962,173	$965,672	$952,358	$934,288	$935,205	$1.16
Total Expenses	$23,743,348	$23,969,237	$25,347,649	$26,184,517	$27,545,592	$23,708,322	$29.50
Net Operating Income(4)	$48,773,153	$56,759,016	$56,790,213	$64,632,291	$66,152,015	$73,894,554	$91.94
Replacement Reserves	$0	$0	$0	$0	$0	$249,262	$0.31
TI/LC	$0	$0	$0	$0	$0	$673,680	$0.84
Net Cash Flow	$48,773,153	$56,759,016	$56,790,213	$64,632,291	$66,152,015	$72,971,613	$90.79

Occupancy %	94.8%	95.1%	93.6%	92.2%	94.4%	98.8%
NOI DSCR	1.78x	2.07x	2.07x	2.35x	2.41x	2.69x
NCF DSCR	1.78x	2.07x	2.07x	2.35x	2.41x	2.66x
NOI Debt Yield	8.8%	10.3%	10.3%	11.7%	12.0%	13.4%
NCF Debt Yield	8.8%	10.3%	10.3%	11.7%	12.0%	13.2%
(1)	Based on the underwritten rent roll dated July 31, 2025 with rent steps through October 2026.
(2)	Assumes Based on TTM June 2025 sales and breakpoints and overage percentages for each individual tenant. Proforma sales figures were assumed for Zara (120) and Louis Vuitton (272) as TTM June 2025 sales are not representative of full year sales. Additionally, underwriting provides credit for Bar Louie who is a percent in lieu tenant that is currently in bankruptcy proceedings. Bar Louie remains current on rental payments and borrower sponsor expects lease to be affirmed.
(3)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the underwriting of rent steps, tenant reimbursements and a management fee cap of $1,000,000.

A-3-33

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

Escrows and Reserves.

Real Estate Taxes – The International Plaza Whole Loan documents require, during a Reserve Trigger Period (as defined below) or if taxes are not paid before delinquency, a monthly deposit equal to 1/12th of the annual real estate taxes and other charges, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates. The lender may require an upfront deposit at the International Plaza Whole Loan origination to cover any taxes coming due. Any excess or deficiency in the escrow will be adjusted by the lender.

Insurance – If, during a Reserve Trigger Period, the borrower does not provide satisfactory evidence of insurance (including blanket policy compliance), the International Plaza Whole Loan documents require a monthly deposit equal to 1/12th of the annual insurance premiums, as reasonably estimated by the lender, to accumulate sufficient funds to pay all such premiums at least 30 days prior to policy expiration. No deposits are required if (i) no Reserve Trigger Period is in effect, (ii) the borrower maintains lender-approved blanket or umbrella coverage, and (iii) evidence of renewal and paid receipts are provided at least 10 business days prior to expiration.

Replacement Reserve – During a Reserve Trigger Period, if the balance in the replacement reserve account is less than $498,523, the borrower must deposit $20,772 monthly. These funds are for replacements and repairs required to be made to the property. Disbursements require an officer’s certificate and are subject to a $5,000 minimum per request (except for final disbursement). Any remaining funds are returned to the borrower upon full repayment or defeasance of the International Plaza Whole Loan or the end of the Reserve Trigger Period.

Rollover Reserve – During a Reserve Trigger Period, if the balance in the rollover reserve account is less than $1,347,360, the borrower must deposit $56,140 monthly. These funds are for tenant improvements, tenant allowances, and leasing commissions. Disbursements require an officer’s certificate and are subject to a $5,000 minimum per request (except for final disbursement). Any remaining funds are returned to the borrower upon full repayment or defeasance of the International Plaza Whole Loan or the end of the Reserve Trigger Period.

Outstanding Obligations Reserve – At closing, the borrower was required to deposit $6,537,000 for outstanding landlord obligations under leases (tenant improvements, leasing commissions, remodel allowances). Disbursements are made monthly as obligations are satisfied, with a $5,000 minimum per request (except for final disbursement). Any remaining funds are returned to the borrower upon full repayment or defeasance of the International Plaza Whole Loan.

Gap Rent Reserve – At closing, the borrower was required to deposit $1,810,588 for gap or free rent under existing leases. Disbursements are made monthly according to a schedule, or upon replacement of a tenant, with any remaining funds returned to the borrower upon full repayment or defeasance of the International Plaza Whole Loan.

Ground Rent Reserve – During a Reserve Trigger Period, the borrower must deposit monthly the amount of ground rent due under the ground lease for that month. The lender applies these funds to ground rent payments. Any excess is returned or credited to the borrower.

Excess Cash Flow Reserve – During a Lockbox Event Period (as defined below), all excess cash flow after required payments is deposited into the excess cash flow reserve account as additional collateral. These funds may be used for replacements, tenant improvements, or leasing commissions if other reserves are insufficient, subject to lender approval. Remaining funds are released upon full repayment or defeasance of the International Plaza Whole Loan or the end of the Lockbox Event Period.

Lockbox and Cash Management. Upon a lockbox event (including an event of default or a debt yield trigger event), all rents and income must be deposited into a lender-controlled lockbox account. During a Lockbox Event Period, funds are swept daily into a cash management account and disbursed in the following order: taxes, insurance, ground rent, debt service, operating expenses, capital expenditures, replacement reserve, rollover reserve and finally excess cash flow reserve. The Lockbox Event Period ends upon cure of the event or achievement of required financial metrics.

A "Reserve Trigger Period" means the period commencing upon the occurrence of a debt yield of less than 9.5% for two consecutive calendar quarters based on the trailing four calendar quarters.

A “Lockbox Event Period” will commence upon the earliest of the following:

(i)	The occurrence of an event of default; or
(ii)	The debt yield falling below 9.0% for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	With regard to clause (i): the cure of the related event of default; or
●	With regard to clause (ii): the debt yield being equal to or greater than 9.5% for two consecutive calendar quarters.

Subordinate Debt. The International Plaza Whole Loan also includes the International Plaza Junior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The International Plaza AB Whole Loan” in the prospectus.

International Plaza Total Debt Summary
Loan	Original Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NCF Debt Yield	Cumulative Cut-off Date LTV Ratio
International Plaza Senior Notes	$551,250,000	4.91333149580000%	60	0	60	2.66x	13.2%	40.9%
International Plaza Junior Notes	$23,750,000	7.98522000000000%	60	0	60	2.48x	12.7%	42.7%
Total/Weighted Average	$575,000,000	5.04021384706043%

A-3-34

Retail - Super Regional Mall	Loan #4	Cut-off Date Balance:	$50,000,000
2223 North West Shore Boulevard	International Plaza	Cut-off Date LTV:	40.9%
Tampa, FL 33607		UW NCF DSCR:	2.66x
		UW NOI Debt Yield:	13.4%

Terrorism Insurance.  The International Plaza Whole Loan documents require that the “all risk” insurance policy includes terrorism coverage equal to the full replacement cost of the property, plus business interruption coverage for at least 24 months. If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015, or similar legislation is not in effect, the borrower is not obligated to pay terrorism premiums exceeding two times the annual premium for property and business interruption coverage. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-35

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

A-3-36

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

Overlook at Daleville
437 Roanoke Road
Daleville, VA 24083
Richmond
179 miles
BOTETOURT
COUNTY
Botetourt County
Government
Offices
Botetourt
Sports
Complex
Amsterdam
Daleville
Roanoke Rd
Botetourt
Plaza
Lee Hwy
JEFFERSON
NATIONAL
FOREST
ALLEGHENY
MOUNTAINS
Mountain View
Plaza
Carvin Cove
Resevoir
Blue Ridge Pkwy
Blue
Ridge
Reed Mountain Rd
Laymantown
Hollins
University
Williamson Rd
Cloverdale
Hollins
Hollins Rd
Market
Square
North
AMTRAK
Blue Ridge Blvd
ROANOKE
COUNTY
Bonsack
Roanoke-
Blacksburg
Reg. Airport
Salem
City Line
Square
Towne
Square
Williamson Rd
Hollins Rd NE
Advance
Auto Parts
Distribution Ctr.
Ole
Monterey
GC
Amazon
Distribution
Center
BLUE RIDGE
MOUNTAINS
Cove Rd
Valley
View
Mall
Valley
View
Crossing
Creekside
Center
Avendale
Blue Ridge
Parkway
BEDFORD
COUNTY
Lynchburg Tpke
Orange Ave NE
Orange Ave NE
AMTRAK
East Vinton
Plaza
Washington Ave
ROANOKE
Berglund
Center
Vinton
Salem VA
Medical
Center
ROANOKE
DOWNTOWN
ROANOKE
Rosie's Gaming
Emporium
Casino
Westland
Carilion
Roanoke
Comm. Hospital
9th St SE
Blue Ridge Pkwy
PITTSBURGH
PENNSYLVANIA
Harrisburg
Reading
OHIO
Wheeling
York
Lancaster
Cumberland
Hagerstown
Morgantown
Frederick
Towson
BALTIMORE
Clarksburg
Winchester
Annapolis
WASHINGTON, DC
Arlington
WEST
VIRGINIA
MARYLAND
Charleston
Harrisonburg
Fredericksburg
Staunton
Charlottesville
VIRGINIA
Glen Allen
Richmond
Beckley
Daleville
Salem
Roanoke
Lynchburg
Hopewell
Farmville
Petersburg
Williamsburg
Hampton
Christiansburg
NORFOLK
VIRGINIA
BEACH
Martinsville
South
Hill
Danville
Clarksville
NORTH CAROLINA
WINSTON-
SALEM
GREENSBORO
DURHAM
RALEIGH
Rocky
Mount
Wilson
High
Point
Cary
Hickory

A-3-37

Mortgage Loan No. 5 – Overlook at Daleville

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$49,100,000			Location:	Daleville, VA 24083
Cut-off Date Balance:	$49,100,000			General Property Type:	Multifamily
% of Initial Pool Balance:	6.9%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	TPB Properties			Year Built/Renovated:	2025/NAP
Guarantor:	Thomas Bell			Size:	240 Units
Mortgage Rate:	6.2850%			Cut-off Date Balance per Unit:	$204,583
Note Date:	10/29/2025			Maturity Date Balance per Unit:	$204,583
Maturity Date:	11/1/2030			Property Manager:	TPB Property Management LLC
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,092,808
Seasoning:	1 month			UW NCF:	$4,044,808
Prepayment Provisions:	L(25),YM1(28),O(7)			UW NOI Debt Yield:	8.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	8.2%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.29x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$3,845,208 (9/30/2025 T-3 Ann.)
				2nd Most Recent NOI(2):	NAV
				3rd Most Recent NOI(2):	NAV
				Most Recent Occupancy:	97.5% (10/20/2025)
Reserves(1)				2nd Most Recent Occupancy(2):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(2):	NAV
RE Taxes:	$0	$763	NAP	Appraised Value (as of):	$71,840,000 (9/18/2025)
Insurance:	$7,920	$7,920	NAP	Appraised Value per Unit:	$299,333
Replacement Reserve:	$0	$4,000	NAP	Cut-off Date LTV Ratio:	68.3%
Environmental Reserve:	$26,750	$0	NAP	Maturity Date LTV Ratio:	68.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$49,100,000	100.0%	Loan Payoff:	$32,915,967	67.0%
			Return of Equity:	$15,425,596	31.4%
			Closing Costs:	$723,767	1.5%
			Reserves:	$34,670	0.1%
Total Sources:	$49,100,000	100.0%	Total Uses:	$49,100,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	The Overlook at Daleville Property (as defined below) was constructed and leased up in phases from February 2025 through October 2025. Complete historical NOI and Occupancy are not available.

The Mortgage Loan. The fifth largest mortgage loan (the “Overlook at Daleville Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,100,000 and secured by a first priority fee mortgage encumbering a 240-unit mid rise multifamily property located in Daleville, Virginia (the “Overlook at Daleville Property”).

The Borrower and the Borrower Sponsor. The borrower is Overlook at Daleville Apartments, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is TPB Properties and the non-recourse carveout guarantor is Thomas Bell.

TPB Properties is a real estate development company based in Lynchburg, Virginia and specializes in land development, commercial construction, multi-family construction, home-building and property management. Founded by Thomas Bell in 2018, TPB Properties and its affiliate Thomas Builders of Virginia (founded in 2006), have completed over 150 luxury residential homes, 16 retail projects including WaWa, Sheetz, Chipotle and Dunkin Donuts stores, along with seven multifamily projects. Thomas Bell, the guarantor, holds all of his real estate holdings 100.0%, and his current multifamily portfolio consists of seven communities with 2,126 units, with four completed in the last two years and three currently under construction. Thomas Bell is also the non-recourse carveout guarantor for the Rosedale Apartments Mortgage Loan, which is included in this pool.

The Property. The Overlook at Daleville Property consists of a Class A, 240-unit mid rise multifamily property located in Daleville, Virginia. Constructed in 2025, the Overlook at Daleville Property is situated on a 10.05-acre site. The site includes 430 parking spaces (1.8 spaces per unit). The Overlook at Daleville Property is comprised of six four-story apartment buildings totaling 271,895 SF of NRA and building housing the clubhouse and a leasing office.

The borrower sponsor acquired the Overlook at Daleville Property as vacant land in 2023 for an allocated price of approximately $725,000 and developed the Overlook at Daleville Property at a total construction cost of approximately $48,501,630. Units at the Overlook at Daleville Property were delivered in phases from February 2025 to October 2025. The Overlook at Daleville Property leased up at an average of 27 units per month and achieved 97.5% occupancy within nine months. There were no concessions offered during the lease up period. As of October 20, 2025, the Overlook at Daleville Property was 97.5% occupied (including all October 2025 move-ins).

A-3-38

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

The unit mix consists of 45 1BR/1BA units, 115 2BR/2BA units and 80 3BR/2BA units. Units are equipped with amenities including quartz countertops, stainless steel appliances, nine to 11-foot ceilings, private patios/balconies and full-size washers and dryers. All units are rented at market rent with no restricted leases. Leases include a utility fee of $120 per month that covers water, trash, parking and internet. The Overlook at Daleville Property amenities include a salt-water swimming pool and spa, community clubhouse and a 24-hour fitness center.

The following table presents certain information relating to the unit mix at the Overlook at Daleville Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	45	43	95.6%	728	32,750	$1,512	$1,500
2 BR 2 BA	115	113	98.3%	1,015	116,745	$1,789	$1,900
3 BR 2 BA	80	78	97.5%	1,530	122,400	$2,205	$2,200
Total/Wtd. Avg.	240	234	97.5%	1,133	271,895	$1,877	$1,867

(1)	Based on the borrower rent roll dated October 20, 2025.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Overlook at Daleville Property is located in Daleville, Virginia, approximately 13 miles north of Roanoke, Virginia. The Overlook at Daleville Property is situated on the west side of Roanoke Road (U.S. Route 220), a primary corridor that provides direct access to downtown Daleville to the north. Roanoke Road intersects with Interstate 81 to the east of the Overlook at Daleville Property, providing access to Roanoke and other regional destinations. Land uses in the immediate area include a mix of industrial, retail and residential uses. Major employers in the Roanoke Metro area include Carilion Clinic, Salem VA Hospital, Yokohama Tire and Ply Gem-Cornerstone Building Brands.

The Overlook at Daleville Property is located in the Botetourt County apartment submarket, within the Roanoke - VA USA apartment market. According to the appraisal, as of the second quarter of 2025, the Roanoke - VA USA apartment market had an inventory of 15,401 units, a vacancy rate of 5.1%, and an average asking rental rate of $1,242 per unit, while the Botetourt County apartment submarket had an inventory of 867 units, a vacancy rate of 19.0%, and an average asking rental rate of $1,542 per unit, which includes the Overlook at Daleville Property which was recently introduced. With the Overlook at Daleville Property having now completed lease-up, the appraisal noted that submarket vacancy is expected to tighten to a projected vacancy of 2.6% by the second quarter of 2026. The borrower sponsor is planning to develop an additional 300 units in phases as demand warrants in Daleville. According to the appraiser, there are no other planned multifamily developments in the submarket.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius of the Overlook at Daleville Property was 985, 9,078 and 34,405, respectively. The estimated 2025 median household income within the same radii was $121,733, $100,140 and $87,503, respectively.

The following table presents information regarding certain competitive properties to the Overlook at Daleville Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Average Rent per Month	Distance to Subject
Overlook at Daleville 437 Roanoke Road Daleville, VA	2025 / NAP	Mid Rise	97.5%(2)	240(2)	1BR1BA - $1,512(2) 2BR2BA - $1,789(2) 3BR2BA - $2,205(2)	-
The Reserve at Daleville 25 Daleville Lane Daleville, VA	2020 / NAP	Mid Rise	98.0%	188	1BR1BA - $1,569 2BR2BA - $2,022 3BR2BA - $2,335	0.7 miles
Daleville Town Center Apartments 65 Town Center Daleville, VA	2014 / NAP	Mid Rise	98.0%	215	1BR1BA - $1,313 2BR2BA - $1,666 3BR2BA - $1,769	2.0 miles
The Retreat Apartments 6500 Grand Retreat Drive Roanoke, VA	2016 / NAP	Mid Rise	99.0%	252	1BR1BA - $1,639 2BR1BA - $1,701 2BR2BA - $1,729 3BR2BA - $1,929	10.0 miles
The View at Blue Ridge Commons 2801 Hershberger Road Northwest Roanoke, VA	2022 / NAP	Mid Rise	92.0%	338	1BR1BA - $1,518 2BR2BA - $1,783 3BR2BA - $2,079	9.9 miles

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated October 20, 2025.

A-3-39

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

Appraisal. The appraiser concluded to an “as-is” value for the Overlook at Daleville Property of $71,840,000 as of September 18, 2025.

Environmental Matters. The Phase I environmental site assessment dated October 3, 2025 identified the presence of elevated radon concentrations in three of the buildings (439, 443 and 445 Roanoke Road). The borrower was required to reserve $26,750 (100% of the contracted cost) for additional radon testing and mitigation and is required pursuant to the Overlook at Daleville Mortgage loan documents to complete such work by April 27, 2026 (180 days from the loan origination date.)

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Overlook at Daleville Property:

Cash Flow Analysis(1)
	9/30/2025 T-3 Annualized	UW	UW Per Unit
Gross Potential Rent(2)	$4,688,228	$5,399,412	$22,498
Utility Reimbursement	$258,240	$276,480	$1,152
Potential Gross Income	$4,946,468	$5,675,892	$23,650
Vacancy/Credit Loss	($660,392)	($269,971)	($1,125)
Other Income	$61,320	$64,860	$270
Effective Gross Income	$4,347,396	$5,470,781	$22,795

Real Estate Taxes	$13,092	$315,000	$1,313
Insurance	$34,368	$86,403	$360
Other Operating Expenses	$454,728	$976,569	$4,069
Total Operating Expenses	$502,188	$1,377,973	$5,742

Net Operating Income	$3,845,208	$4,092,808	$17,053
Replacement Reserves	$0	$48,000	$200
Net Cash Flow	$3,845,208	$4,044,808	$16,853

Occupancy	97.5%(3)	95.0%(4)
NOI DSCR	1.23x	1.31x
NCF DSCR	1.23x	1.29x
NOI Debt Yield	7.8%	8.3%
NCF Debt Yield	7.8%	8.2%

(1)	The Overlook at Daleville Property was constructed and leased up in phases from February 2025 through October 2025.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated September 30, 2025.
(3)	Represents occupancy based on the borrower rent roll dated October 20, 2025.
(4)	Based on an economic vacancy of 5.0%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $7,920 for insurance and (ii) $26,750 for an environmental reserve.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $763.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $7,920.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $4,000 for replacement reserves.

Environmental Reserve – The Phase I environmental site assessment identified the presence of elevated radon concentrations in three of the buildings at the Overlook at Daleville Property (439, 443 and 445 Roanoke Road). The borrower was required to reserve $26,750 (100% of the contracted cost) for additional radon testing and mitigation and is required pursuant to the Overlook at Daleville Mortgage Loan documents to complete such work by April 27, 2026 (180 days from the Overlook at Daleville Mortgage Loan origination date.)

Lockbox and Cash Management. The Overlook at Daleville Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Overlook at Daleville Property are required to be deposited by the borrower. During a Cash Sweep Period or an event of default, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Overlook at Daleville Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Overlook at Daleville Mortgage Loan.

A-3-40

Multifamily – Mid Rise	Loan #5	Cut-off Date Balance:	$49,100,000
437 Roanoke Road	Overlook at Daleville	Cut-off Date LTV:	68.3%
Daleville, VA 24083		U/W NCF DSCR:	1.29x
		U/W NOI Debt Yield:	8.3%

A “Cash Sweep Period” will commence when the debt service coverage ratio less than 1.10x for any calendar quarter, and will end when the debt service coverage ratio equals or exceeds 1.15x for two consecutive calendar quarters, notwithstanding, to avoid a Cash Sweep Period, the borrower is permitted to deposit with the lender cash or a letter of credit in an amount which if used to reduce the outstanding principal balance of the Overlook at Daleville Mortgage Loan, would be sufficient to cause the debt service coverage ratio to equal or exceed 1.15x for two consecutive calendar quarters.

Outparcel Release. The borrower is permitted, from and after the date that is 91 days from the closing date of the securitization, to release a pre-identified, unimproved, non-income producing portion of the Overlook at Daleville Property in accordance with requirements set forth in the Overlook at Daleville Mortgage Loan documents including, among others, no event of default, delivery of such release documentation lender as reasonably requires and satisfaction of REMIC related conditions.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-41

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

A-3-42

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

A-3-43

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

Baldwin Hills Center
3601 –3747 South La Brea Avenue and
5110 –5130 Obama Boulevard
Los Angeles, CA 90016
LOS ANGELES
Beverly Hills
West Hollywood
Fairfax
Mid-Wilshire
Koreatown
Vineyard
Mid-City
Jefferson Park
Leimert Park
Baldwin Hills
LOS ANGELES COUNTY
Kenneth Hahn State Recr. Area
Culver City
Cheviot Hills
La Cienega Heights
Century City
Ladera Heights
Windsor Hills
Inglewood
Playa Vista
Westchester
Downtown Los Angeles 5 miles
LA Intl. Airport 5 miles
Santa Monica Fwy
San Diego Fwy
Marina Fwy
METRO D LINE
METRO E LINE
METRO K LINE
Wilshire Blvd
Olympic Blvd
Pico Blvd
Venice Blvd
Washington Blvd
Adams Blvd
Jefferson Blvd
Obama Blvd
Exposition Blvd
MLK Jr. Blvd
Vernon Ave
Slauson Ave
Centinela Ave
La Brea Ave
La Cienega Blvd
Crenshaw Blvd
Rancho Cienega Recreation Center
Midtown Shopping Center
Kaiser Permanente Medical Center-West Los Angeles
Helms Bakery District
Sony Pictures Studios
Amazon Studios
West Los Angeles College
Westfield Culver City
Loyola Marymount University
Hillcrest Country Club
Wilshire Country Club
Pacific Ocean
Santa Monica
Long Beach
Torrance
Pasadena
Glendale
Burbank

A-3-44

Mortgage Loan No. 6 – Baldwin Hills Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$48,000,000			Location:	Los Angeles, CA 90016
Cut-off Date Balance:	$48,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	6.8%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Karubian Enterprises, LLC			Year Built/Renovated:	1950/2025
Guarantor:	John F. Karubian			Size:	127,054 SF
Mortgage Rate:	6.3000%			Cut-off Date Balance PSF:	$378
Note Date:	10/30/2025			Maturity Date Balance PSF:	$378
Maturity Date:	11/11/2030			Property Manager:	Forsat, Inc.
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$5,564,040
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF:	$5,378,048
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	11.6%
Additional Debt Type:	NAP			UW NCF Debt Yield:	11.2%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	11.6%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.75x
				Most Recent NOI:	$5,523,505 (8/31/2025 TTM)
				2nd Most Recent NOI:	$5,350,027 (12/31/2024)
Reserves(1)				3rd Most Recent NOI:	$5,365,131 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	92.2% (9/1/2025)
RE Taxes:	$88,400	$22,100	NAP	2nd Most Recent Occupancy:	92.5% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	91.0% (12/31/2023)
Replacement Reserve:	$0	$2,118	$76,232	Appraised Value (as of):	$89,800,000 (9/4/2025)
Leasing Reserve:	$300,000	Springing	$300,000	Appraised Value PSF:	$707
Rent Concession Reserve:	$56,171	$0	NAP	Cut-off Date LTV Ratio:	53.5%
Immediate Repair Reserve:	$71,818	$0	NAP	Maturity Date LTV Ratio:	53.5%
APLA Health Springing Reserve	$0	Springing	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$48,000,000	100.0%	Loan Payoff:	$30,459,343	63.5%
			Closing Costs:	$832,347	1.7%
			Upfront Reserves:	$516,389	1.1%
			Return of Equity:	$16,191,921	33.7%
Total Sources:	$48,000,000	100.0%	Total Uses:	$48,000,000	100.0%
(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The sixth largest mortgage loan (the “Baldwin Hills Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $48,000,000 and secured by the fee interest in a 127,054 SF mixed-use property (retail/medical office) located in Los Angeles, California (the “Baldwin Hills Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Baldwin Hills Center Mortgage Loan is Baldwin Hills Investors, Ltd., a California limited partnership formed in 1985 as a bankruptcy-remote, single-purpose entity with an independent director structure. Its sole general partner is GPBH Management LLC, managed by John F. Karubian, who also serves as the non-recourse carveout guarantor for the Baldwin Hills Center Mortgage Loan.

The borrower sponsor of the Baldwin Hills Center Mortgage Loan is Karubian Enterprises, LLC, led by John F. Karubian, real estate investor with a career spanning over six decades. Mr. Karubian has acquired approximately 900 residential units and nine commercial and self-storage properties with an estimated market value of $250 million. Mr. Karubian has owned the Baldwin Hills Center since 1986.

The Property. The Baldwin Hills Center Property is a multi-tenant mixed use property totaling 127,054 SF, located in Los Angeles, California. Built in 1950 and renovated in 2025, the Baldwin Hills Center Property is situated on a 7.84-acre site and comprises of seven buildings. Tenancy at the Baldwin Hills Center Property consists of a diverse mix of retail, office, medical office, restaurant, and pad spaces, with major tenants including APLA Health, THE Clinic and CareMore Health Systems. The Baldwin Hills Center Property contains 513 surface parking spaces, resulting in a parking ratio of 4.04 spaces per 1,000 SF of rentable area. As of September 1, 2025, the Baldwin Hills Center Property was 92.5% leased to 30 unique tenants. Over the past 10 years, the Baldwin Hills Center Property has maintained an average occupancy rate of approximately 92.2%. The weighted average remaining lease term across the tenant base is 4.6 years.

A-3-45

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

Major Tenants.

APLA Health (26,331 SF; 20.7% of NRA; 21.2% of UW rent). APLA Health, formerly known as AIDS Project Los Angeles, is a nonprofit organization founded in 1983 and headquartered in Los Angeles, California. The organization provides a wide range of services, including primary and specialty medical care, dental and behavioral health, HIV prevention and treatment programs, STD screening, and access to PrEP and PEP. APLA Health is recognized as a Gold-Level Health Center Quality Leader and continues to play a vital role in advancing healthcare access and equity. APLA Health has been in occupancy at the Baldwin Hills Center Property since 2011, has a lease expiration in 12/31/2032 for 4,353 SF, 8/31/2032 for 6,712 SF and 9/30/2032 for 15,266 SF and has one, three-year renewal option and no termination options.

THE Clinic (10,723 SF; 8.4% of NRA; 10.0% of UW rent). THE Clinic, founded in 1974 and is headquartered in Los Angeles, is a healthcare provider that specializes in delivering medical opinions through in-person and telehealth options. Its services include comprehensive case reviews, virtual classes, and detailed preventative treatment, primarily for STDs and chronic diseases. THE Clinic has been in occupancy at the Baldwin Hills Center Property since 2013, has a lease expiration in December 2032 and has no renewal or termination options.

CareMore Health Systems (9,490 SF; 7.5% of NRA; 8.7% of UW rent). CareMore Health Systems, headquartered in Cerritos, California, is a physician-founded care delivery system and health plan specializing in complex care management, population health, and value-based care for Medicare and Medicaid populations. The company operates through various care settings including home care, virtual visits, mobile units, and hospitals. CareMore Health Systems has been in occupancy at the Baldwin Hills Center Property since 2016, has a lease expiration in June 2027, and has one, three-year renewal option and no termination option.

The following table presents certain information relating to the tenancy at the Baldwin Hills Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Occ Cost %	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
APLA Health	NR/NR/NR	26,331	20.7%	$1,191,335	21.2%	$45.24	NAV	Various(2)	1 x 3 years	N
THE Clinic	NR/NR/NR	10,723	8.4%	$559,130	10.0%	$52.14	NAV	12/31/2032	None	N
CareMore Health Systems	NR/NR/NR	9,490	7.5%	$487,027	8.7%	$51.32	NAV	6/30/2027	1 x 3 years	N
USRC	NR/NR/NR	6,750	5.3%	$354,042	6.3%	$52.45	NAV	12/31/2027	1 x 5 years	N

Rainbow Women's Retail	NR/NR/NR	10,150	8.0%	$329,570	5.9%	$32.47	NAV	1/31/2027	None	N
Major Tenant Subtotal/Wtd. Avg.		63,444	49.9%	$2,921,105	52.0%	$46.04

Non-Major Tenants		53,718	42.3%	$2,696,375	48.0%	$50.20

Occupied Collateral Subtotal/Wtd. Avg.		117,162	92.2%	$5,617,481	100.0%	$47.95
Vacant Space		9,892	7.8%
Total/Wtd. Avg.		127,054	100.0%
(1)	Information is based on the underwritten rent roll dated as of September 1, 2025.
(2)	For APLA Health, multiple lease expiration dates: (i) December 31, 2032 (Suites 3643, 3717-201 and 3717-204); (ii) September 30, 2032 (Suite 3741) and (iii)August 31, 2032 (Suite 3743).

A-3-46

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the lease rollover schedule at the Baldwin Hills Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	2	3,150	2.5%	2.5%	$169,461	3.0%	3.0%	$53.80
2026	2	8,709	6.9%	9.3%	$397,873	7.1%	10.1%	$45.69
2027	6	31,950	25.1%	34.5%	$1,478,100	26.3%	36.4%	$46.26
2028	0	0	0.0%	34.5%	$0	0.0%	36.4%	$0.00
2029	2	6,190	4.9%	39.4%	$260,544	4.6%	41.1%	$42.09
2030	1	710	0.6%	39.9%	$29,820	0.5%	41.6%	$42.00
2031	2	3,978	3.1%	43.0%	$192,789	3.4%	45.0%	$48.46
2032	23	60,199	47.4%	90.4%	$2,990,434	53.2%	98.2%	$49.68
2033	0	0	0.0%	90.4%	$0	0.0%	98.2%	$0.00
2034	1	2,276	1.8%	92.2%	$98,460	1.8%	100.0%	$43.26
2035	0	0	0.0%	92.2%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	92.2%	$0	0.0%	100.0%	$0.00
Vacant	0	9,892	7.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Weighted Average	39	127,054	100.0%		$5,617,481	100.0%		$47.95(2)
(1)	Information is based on the underwritten rent roll dated as of September 1,2025.
(2)	Excludes vacant space.

The Market. The Baldwin Hills Center Property is located in the city of Los Angeles, California. The property is bound by Slauson Avenue to the south, Crenshaw Boulevard to the east and La Cinega Boulevard to the west, with additional access provided via Sycamore Avenue and Coliseum Street. The Baldwin Hills Center Property also benefits from direct regional connectivity, being located approximately 0.9 miles south of Interstate 10, which enables efficient access to the greater Los Angeles metropolitan area. The Baldwin Hills Center Property is approximately one mile north of Expo/La Brea Station on the Metro E Line and approximately nine miles east of Los Angeles International Airport. Major employers in the area include Cedars-Sinai Medical Center, Los Angeles International Airport, University of California, Los Angeles and VXI Global Solutions.

According to the appraisal, the estimated 2025 population within a one-, three- and five-mile radius was approximately 38,865, 322,929 and 1,061,251 respectively, and the average household income within the same radii was $91,985, $129,926 and $127,680, respectively.

According to the appraisal report, the Baldwin Hills Center Property is located within the Culver City submarket of Los Angeles - CA USA retail market. As of the second quarter of 2025, the submarket reported total inventory of approximately 6.9 million SF with an 5.5% vacancy rate and average asking rent of $49.34 PSF. The appraiser concluded to market rents for the Baldwin Hills Center Property ranging from $22.00 PSF for the second floor office space, to $66.52 PSF for pad space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Baldwin Hills Center Property:

Market Rent Summary
	Office>2.5k	Second Floor Office	Medical Office	Medical Office>10k	Inline<2k	Inline>2k	Anchor	Restaurant	Pad	End Cap
Market Rent (PSF)	$45.00	$22.00	$60.00	$45.00	$57.00	$45.00	$30.00	$51.00	$66.52	$57.00
Lease Term (Years)	5	5	5	5	5	5	10	10	10	5
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net
Tenant Improvements New (PSF)	$25.00	$5.00	$25.00	$25.00	$10.00	$10.00	$10.00	$25.00	$25.00	$10.00
Rent Increase Projection	3.0%/Yr	3.0%/Yr	3.0%/Yr	3.0%/Yr	3.0%/Yr	3.0%/Yr	10.0%/Yr	10.0%/Yr	10.0%/Yr	3.0%/Yr

Source: Appraisal.

A-3-47

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

The table below presents certain information relating to comparable sales pertaining to the Baldwin Hills Center Property identified by the appraisal:

Comparable Sales(2)
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Anchors	Sale Date	Sale Price (PSF)
Baldwin Hills Center	3601 –3747 South La Brea Avenue & 5110 –5130 Obama Boulevard Los Angeles, CA	127,054(1)	1950	92.2%(1)	APLA Health
Pasadena Plaza	2355 East Colorado Boulevard Pasadena, CA	76,250	2011	100.0%	Vons Supermarket, Chase Bank, Flame Broiler, UPS store	6/2025	$550.81
Park Pacific Shopping Center	1100 Pacific Coast Highway Hermosa Beach, CA	49,911	1977	100.0%	NAV	9/2024	$556.99
Home Ranch Commons	18601 Yorba Linda Boulevard Yorba Linda, CA	60,737	1985	95.0%	Sprouts Supermarket	12/2024	$570.00
McCalla Centre	100-200 & 208-230 N. Harbor Boulevard & 3825- 3839 W. 1st Street Santa Ana, CA	110,610	1985	98.0%	Northgate Markets, WSS, CVS Pharmacy	6/2024	$420.17
Bressi Ranch Village Center	2629 Gateway Road Carlsbad, CA	116,278	2011	98.0%	Trader Joe’s, Stater Bros Markets, Petco	4/2024	$602.87
La Canada Town Center	890-990 Town Center Drive & 935-965 Foothill Boulevard La Cañada Flintridge, CA	115,939	2008	97.0%	Target, Home Goods, Chipotle, The Habit, Panera Bread	3/2024	$569.26
(1)	Information is based on the underwritten rent roll dated as of September 1,2025.
(2)	Source: Appraisal, unless otherwise stated.

Appraisal. The appraisal concluded to an “as-is” value for the Baldwin Hills Center Property of $89,800,000 as of September 4, 2025.

Environmental Matters. The Phase I ESA required in connection with the Baldwin Hills Center Mortgage Loan origination identified a recognized environmental condition in connection with prior dry-cleaning uses at the Baldwin Hills Center Property. The lender obtained an opinion of probable cost for remediation from the environmental consultant with an upper range limit of $1.46 million. In lieu of a Phase II investigation the lender obtained a pollution legal liability plus-type environmental insurance policy with $10 million policy limits per incident and in the aggregate from SiriusPoint for an eight year term (three years past loan maturity) with a $25,000 deductible. See “Description of the Mortgage Pool -  Environmental Considerations” in the prospectus.

A-3-48

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Baldwin Hills Center Property:

	Cash Flow Analysis(1)
	2022	2023	2024	8/31/2025 TTM		UW		UW PSF
Base Rent	$4,582,618	$5,155,117	$5,167,882	$5,320,923		$5,617,481		$44.21
Grossed Up Vacant Space	$0	$0	$0	$0		$ 563,844		$4.44
Gross Potential Rent	$4,582,618	$5,155,117	$5,167,882	$5,320,923		$6,181,325		$48.65

Other Income	$3,506	$21,856	$32,898	$5,219		$5,219		$0.04
Total Recoveries	$1,331,751	$1,455,854	$1,437,671	$1,459,958		$1,547,772		$12.18
Net Rental Income	$5,917,875	$6,632,828	$6,638,450	$6,786,100		$7,734,316		$60.87
(Vacancy & Credit Loss)	$0	$0	$0	$0		$563,844		$4.44
Effective Gross Income	$5,917,875	$6,632,828	$6,638,450	$6,786,100		$7,170,472		$56.44

Real Estate Taxes	$233,759	$240,631	$248,153	$250,391		$600,612		$4.73
Insurance	$109,059	$117,793	$129,792	$125,122		$107,207		$0.84
Management Fee	$177,536	$198,985	$199,154	$203,583		$215,114		$1.69
Other Operating Expenses	$733,099	$710,288	$711,325	$683,499		$683,499		$5.38
Total Operating Expenses	$1,253,454	$1,267,697	$1,288,424	$1,262,596		$1,606,432		$12.64

Net Operating Income	$4,664,421	$5,365,131	$5,350,027	$5,523,505		$5,564,040		$43.79
Replacement Reserves	$0	$0	$0	$0		$25,411		$0.20
TI/LC	$0	$0	$0	$0		$160,581		$1.26
Net Cash Flow	$4,664,421	$5,365,131	$5,350,027	$5,523,505		$5,378,048		$42.33

Occupancy %	91.4%	91.0%	92.5%	92.5%	(2)	90.9%	(2)
NOI DSCR	1.52x	1.75x	1.74x	1.80x		1.81x
NCF DSCR	1.52x	1.75x	1.74x	1.80x		1.75x
NOI Debt Yield	9.7%	11.2%	11.1%	11.5%		11.6%
NCF Debt Yield	9.7%	11.2%	11.1%	11.5%		11.2%
(1)	Information is based on the underwritten rent roll dated as of September 1, 2025
(2)	The underwritten economic vacancy is 9.1%. The Baldwin Hills Center Property was 92.2% leased as of September 1, 2025.

Escrows and Reserves.

Real Estate Taxes – The Baldwin Hills Center Mortgage Loan documents require an upfront deposit of $153,363 and ongoing monthly deposits of $21,909 for real estate taxes.

Insurance – The Baldwin Hills Center Mortgage Loan documents require an ongoing monthly deposit into an insurance reserve equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies; provided that no deposits are required if (i) no event of default is continuing, (ii) the borrower maintains insurance coverage for the Baldwin Hills Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and (iii) the borrower provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 business days prior to the expiration dates of the policies.

Replacement Reserve – The Baldwin Hills Center Mortgage Loan documents require an ongoing monthly replacement reserve deposits of $2,118 capped at $76,232.

Leasing Reserve – The Baldwin Hills Center Mortgage Loan documents require an upfront deposit of $300,000, ongoing monthly deposit of $15,882 capped at $300,000 for tenant improvements and leasing commissions.

Rent Concession Reserve – The Baldwin Hills Center Mortgage Loan documents require an upfront deposit of $56,171 for future rent credits or abatements under existing Leases.

Immediate Repair Reserve – The Baldwin Hills Center Mortgage Loan documents require an upfront deposit of $71,818 for immediate repairs.

APLA Health Springing Reserve – The Baldwin Hills Center Mortgage Loan documents require that within 15 days of the commencement of an APLA Health deposit period, borrower shall deposit with lender cash or a letter of credit in an amount equal to the APLA Health deposit amount of $1,316,550; provided that the borrower may request the lender to release the reserve funds for tenant improvement and leasing commission costs incurred in the connection with the APLA Health space, if no event of default is continuing.

A-3-49

Mixed Use – Retail/Office	Loan #6	Cut-off Date Balance:	$48,000,000
3601 – 3747 South La Brea Avenue and	Baldwin Hills Center	Cut-off Date LTV:	53.5%
5110 – 5130 Obama Boulevard		UW NCF DSCR:	1.75x
Los Angeles, CA 90016		UW NOI Debt Yield:	11.6%

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrower is required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Baldwin Hills Center Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default; or
(ii)	the debt service coverage ratio (“DSCR”) falling below 1.35x.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default; or
●	with regard to clause (ii) the DSCR being equal to or greater than 1.35x for two consecutive calendar quarters;

Terrorism Insurance.  The Baldwin Hills Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Baldwin Hills Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-50

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

A-3-51

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

Los Ranchos de Albuquerque
The Village Shops at Los Ranchos
North Valley
ALBUQUERQUE
Far Northeast Heights
Northeast Heights
Uptown
Nob Hill
DOWNTOWN ALBUQUERQUE
South Valley
BERNALILLO COUNTY
Marriott Albuquerque
2101 Louisiana Boulevard Northeast
Albuquerque, NM 87110
San Antonio Dr.
Osuna Rd.
Academy Rd.
Spain Rd.
Montaño Rd.
Montgomery Blvd.
Comanche Rd.
Candelaria Rd.
Menaul Blvd.
Indian School Rd.
Constitution Ave.
Lomas Blvd.
Central Ave.
Lead Ave.
Coal Ave.
Zuni Rd.
Gibson Blvd.
Jefferson St.
Wyoming Blvd.
Ventura St.
Eubank Blvd.
Juan Tabo Blvd.
Carlisle Blvd.
San Mateo Blvd.
San Pedro Dr.
Louisiana Blvd.
University Blvd.
Girard Blvd.
Yale Ave.
Broadway Blvd.
Edith Blvd.
4th St.
2nd St.
Pan American Frwy
Coronado Frwy
RailRunner
Montaño
Downtown
Albuquerque Academy
Tanoan Country Club
Mountain Run Shopping Center
Arroyo del Oso Golf Course
@25 Shopping Center
Republic Square Shopping Center
Montgomery Crossing
Sierra Vista Shopping Center
Pavilions at San Mateo
Coronado Mall
ABQ Uptown
Wyoming Mall
Winrock Town Center
Kaseman Hospital
UNM Hospital
Albuquerque Indian Health Center
UNM Cancer Research Ctr.
Lovelace Medical Ctr.
Maxwell Museum of Anthropology
Univ. of New Mexico
Grandstand at The Downs
Albuquerque Fairgrounds
The Downs Racetrack & Casino
Los Altos Golf Course
UNM Center for High Technology Materials
RGCU Field at Isotopes Park
UNM Arena (The Pit)
University Stadium
Santa Ana Star Field
Puerto Del Sol Golf Course
New Mexico VA Health Care System
Albuquerque International Sunport
Kirtland Air Force Base
The Championship Golf Course at UNM
COLORADO
Durango
Trinidad
Raton
Farmington
Bloomfield
Taos
Espanola
Los Alamos
Santa Fe
Las Vegas
Gallup
Rio Rancho
Grants
Tucumcari
ALBUQUERQUE
Los Lunas
Clovis
Portales
NEW MEXICO
Roswell
Alamogordo
Lovington
Artesia
Hobbs
Silver City
Las Cruces
Carlsbad
Deming
Chaparral
EL PASO
CIUDAD JUAREZ
MEXICO
TEXAS
OK
AZ

A-3-52

Mortgage Loan No. 7 – Marriott Albuquerque

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$47,000,000			Location:	Albuquerque, NM 87110
Cut-off Date Balance:	$46,957,511			General Property Type:	Hospitality
% of Initial Pool Balance:	6.6%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Columbia Sussex Corporation			Year Built/Renovated:	1982/2020
Guarantor:	CSC Holdings, LLC			Size:	411 Rooms
Mortgage Rate:	6.5000%			Cut-off Date Balance Per Room:	$114,252
Note Date:	10/31/2025			Maturity Date Balance Per Room:	$107,779
Maturity Date:	11/1/2030			Property Manager:	Crestview Management, LLC
Term to Maturity:	60 months				(borrower related)
Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$7,067,177
Seasoning:	1 month			UW NCF:	$6,167,643
Prepayment Provisions:	L(25),D(28),O(7)			UW NOI Debt Yield:	15.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	13.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	16.0%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.73x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$7,003,474 (8/31/2025 TTM)
				2nd Most Recent NOI:	$7,731,194 (12/31/2024)
				3rd Most Recent NOI:	$7,474,743 (12/31/2023)
				Most Recent Occupancy:	60.2% (8/31/2025)
Reserves(1)				2nd Most Recent Occupancy:	64.4% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	67.0% (12/31/2023)
RE Taxes:	$30,195	$30,195	NAP	Appraised Value (as of):	$73,000,000 (9/3/2025)
Insurance:	$0	Springing	NAP	Appraised Value Per Room:	$177,616
FF&E Reserve:	$0	$74,961	NAP	Cut-off Date LTV Ratio:	64.3%
PIP Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	60.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$47,000,000	100.0%	Loan Payoff:	$30,662,799	65.2%
			Return of Equity:	$15,792,621	33.6%
			Closing Costs:	$514,386	1.1%
			Reserves:	$30,195	0.1%
Total Sources:	$47,000,000	100.0%	Total Uses:	$47,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Mortgage Loan. The seventh largest mortgage loan (the “Marriott Albuquerque Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $47,000,000. The Marriott Albuquerque Mortgage Loan is secured by a first priority fee mortgage encumbering a hospitality property located in Albuquerque, New Mexico (the “Marriott Albuquerque Property”).

The Borrower and the Borrower Sponsor. The borrowing entity for the Marriott Albuquerque Mortgage Loan is Columbia Properties Albuquerque, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Albuquerque Mortgage Loan. The borrower is wholly owned by the non-recourse carve-out guarantor, CSC Holdings, LLC, which is 99% owned by The 1998 William J. Yung and Martha A. Yung Family Trust and 1% owned by its managing member, Columbia Sussex Corporation, the borrower sponsor, which in turn is owned 51% by William J. Yung, III, with the remainder owned by family trusts of the William J. Yung III family. Columbia Sussex Corporation is a private family-owned company based in Crestview Hills, Kentucky, with 47 hotels in its portfolio, encompassing various Marriott, Hilton and Hyatt brands. William J. Yung III is the founder, president, and Chief Executive Officer of Columbia Sussex Corporation. The borrower sponsor has experienced prior defaults and foreclosures. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The borrower sponsor and guarantor for the Marriott Albuquerque Mortgage Loan are also, respectively, the borrower sponsor and guarantor for the Marriott Melville Mortgage Loan being contributed to the BANK5 2025-5YR18 securitization trust.

The Property. The Marriott Albuquerque Property is a 17-story, 411-key, full-service hospitality property that was built in 1982. The borrower sponsor acquired the leasehold improvements of the Marriott Albuquerque Property in 2005 for $15.0 million and later purchased the underlying leased fee in 2015 for approximately $5.1 million. Over the past 25 years, the Marriott Albuquerque Property has undergone several renovations and upgrades, with total capital expenditures of approximately $10.7 million since 2016 ($25,915 per key) leading to a total cost basis of approximately $30.8 million. Of the $10.7 million in capital expenditures since 2016, approximately $9.2 million was spent from 2018-2020 on both interior and exterior upgrades at the Marriott Albuquerque Property.

A-3-53

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

The Marriott Albuquerque Property benefits from a Marriott International, Inc. affiliated flag which expires November 1, 2030, the same day as the maturity date of the Marriott Albuquerque Mortgage Loan. The Marriott Albuquerque Property has 186 standard double rooms, 219 standard king rooms, four hospitality suites and two presidential suites. Each unit features a work area, nightstand, dresser, sofa chair, flat screen television, high-speed internet, an iron and an ironing board. The Marriott Albuquerque Property offers amenities including two restaurants, an indoor and outdoor pool, fitness center, business center and 23,754 SF of meeting space across 21 meeting rooms.

The restaurants at the Marriott Albuquerque Property are Cielo Sandia and The Great Room. Cielo Sandia is an American-cuisine restaurant offering full breakfast service every day from 6:30 AM to 11:00 AM. The Great Room is a casual American outlet serving dinner and cocktails, open daily from 11:00 AM to 11:00 PM.

The following table presents certain information relating to the performance of the Marriott Albuquerque Property:

Historical Occupancy, ADR, RevPAR(1)
	Competitive Set(2)			Marriott Albuquerque Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	51.1%	$138.53	$70.82	57.0%	$141.02	$80.38	111.5%	101.8%	113.5%
2023	56.3%	$145.27	$81.83	67.0%	$154.15	$103.29	119.0%	106.1%	126.2%
2024	59.1%	$151.33	$89.51	64.4%	$161.69	$104.10	108.8%	106.8%	116.3%
7/31/2025 TTM	55.2%	$151.90	$83.80	60.3%	$160.66	$96.85	109.3%	105.8%	115.6%

Source: Third party hospitality research.

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Albuquerque Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	Competitive Set includes The Clyde Hotel, Albuquerque Marriott Pyramid North, Embassy Suites by Hilton Albuquerque, Sheraton Albuquerque Uptown, DoubleTree by Hilton Hotel Albuquerque, Hotel Albuquerque at Old Town and Crowne Plaza Albuquerque.

The Market. The Marriott Albuquerque Property is located in the Uptown neighborhood of Albuquerque, New Mexico. The Uptown neighborhood is a commercial and retail center in Albuquerque, characterized by its concentration of shopping centers, restaurants, hotels and office buildings. Uptown has a strong presence of national retailers, regional employers and professional services, providing a mixed-use environment with activities available day and night. Albuquerque’s location provides access to major markets in the southwestern, central, and western parts of the United States.

Bernalillo County has a population exceeding 600,000 and an unemployment rate of only 3.8%. The Marriott Albuquerque Property draws corporate demand from various regional offices in the surrounding area. As of 2024, some of the largest employers in the area are Presbyterian Hospital, Sandia National Labs, University of New Mexico Hospital, the University of New Mexico and Kirtland Air Force Base. The area is also home to several colleges and universities, the largest of which is the University of New Mexico, which has an enrollment of over 20,000. The University of New Mexico hosts a variety of large functions throughout the year including NCAA Division I sporting events, welcome week, graduation, parents’ weekend and fraternity events. The Marriott Albuquerque Property is approximately three miles from the University of New Mexico.

The following table presents certain information relating to the primary hotel competition for the Marriott Albuquerque Property from the appraisal:

Competitive Property Summary(1)(2)
Property	Year Built	Rooms	Commercial	Group	Leisure	2024 Occupancy	2024 ADR	2024 RevPAR
Marriott Albuquerque Property(3)	1982	411	40%	20%	40%	60.3%	$160.66	$96.85
The Clyde Hotel	1990	382	30%	20%	50%	60% - 65%	$215 - $225	$125 - $135
Albuquerque Marriott Pyramid North	1986	310	40%	20%	40%	65% - 70%	$135 - $145	$85 - $95
Embassy Suites by Hilton Albuquerque	2005	261	35%	20%	45%	65% - 70%	$115 - $125	$75 - $85
Sheraton Albuquerque Uptown	1980	295	35%	15%	50%	65% - 70%	$155 - $165	$100 - $110
DoubleTree by Hilton Hotel Albuquerque	1975	295	35%	10%	55%	55% - 60%	$115 - $125	$60 - $70
Hotel Albuquerque at Old Town	1975	188	30%	30%	40%	50% - 55%	$165 - $175	$85 - $95
Crowne Plaza Albuquerque	1971	261	30%	20%	50%	50% - 55%	$100 - $105	$45 - $55
Total/Average		2,403	35%	19%	46%	60%	$153.23	$92.00

Source: Appraisal unless otherwise noted.

(1)	2024 competitive property figures represent the estimated 2024 metrics according to the appraisal.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.
(3)	Marriott Albuquerque Property 2024 Occupancy, 2024 ADR and 2024 RevPAR are based on the third party hospitality research reports as of July 2025.

Appraisal. The appraisal concluded to an “as-is” appraised value for the Marriott Albuquerque Property of $73,000,000 as of September 3, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 15, 2025, there is a controlled recognized environmental condition at the Marriott Albuquerque Property related to residual soil contamination. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-54

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Albuquerque Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	8/31/2025 TTM	UW	UW Per Room
Occupancy(1)	57.0%	67.0%	64.4%	60.2%	60.2%
ADR(1)	$141.01	$154.16	$161.59	$160.45	$160.45
RevPAR(1)	$80.37	$103.29	$104.03	$96.53	$96.53

Room Revenue	$12,056,855	$15,495,600	$15,649,065	$14,481,234	$14,481,234	$35,234
Food and Beverage Revenue	$3,303,396	$3,731,641	$4,099,232	$3,436,806	$3,436,806	$8,362
Misc Income	$88,904	$81,770	$70,048	$72,640	$72,640	$177
Total Revenue	$15,449,155	$19,309,011	$19,818,345	$17,990,680	$17,990,680	$43,773

Room Expense	$3,198,315	$3,963,967	$3,845,704	$3,390,414	$3,390,414	$8,249
Food and Beverage Expense	$1,672,343	$1,860,409	$2,050,024	$1,826,727	$1,826,727	$4,445
Real Estate Taxes	$337,419	$357,655	$352,801	$349,391	$351,783	$856
Property Insurance	$179,251	$234,168	$252,639	$285,772	$205,248	$499
Other Expenses	$4,576,774	$5,418,069	$5,585,983	$5,134,902	$5,149,331	$12,529
Total Expenses	$9,964,102	$11,834,268	$12,087,151	$10,987,206	$10,923,503	$26,578

Net Operating Income	$5,485,053	$7,474,743	$7,731,194	$7,003,474	$7,067,177	$17,195
FF&E	$617,966	$772,360	$792,734	$719,627	$899,534	$2,189
Net Cash Flow	$4,867,087	$6,702,383	$6,938,460	$6,283,847	$6,167,643	$15,006

NOI DSCR	1.54x	2.10x	2.17x	1.96x	1.98x
NCF DSCR	1.37x	1.88x	1.95x	1.76x	1.73x
NOI Debt Yield	11.7%	15.9%	16.5%	14.9%	15.1%
NCF Debt Yield	10.4%	14.3%	14.8%	13.4%	13.1%

(1)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Marriott Albuquerque Property are attributable to variances in reporting methodologies and/or timing differences.

Escrows and Reserves.

Real Estate Taxes - The Marriott Albuquerque Mortgage Loan documents provide for an upfront reserve of $30,195 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $30,195).

Insurance - The Marriott Albuquerque Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Marriott Albuquerque Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion and (iii) the borrower provides the lender, (x) at its request, with evidence of timely payment of the insurance premiums no later than ten days prior to the expiration of the current policies and (y) evidence of renewals of the insurance policies prior to their expiration. If such conditions are not satisfied, the Marriott Albuquerque Mortgage Loan documents require ongoing monthly reserves for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the insurance coverage.

FF&E Reserve - The Marriott Albuquerque Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (i) 1/12th of 5% of the operating income for the Marriott Albuquerque Property for the preceding calendar year ($74,961 for 2025) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement, if any; provided that in no event may the FF&E deposit be less than 5% of the gross revenues for the applicable period. The monthly deposit is required to be adjusted annually by the lender in January of each calendar year based on the foregoing.

New PIP Reserve - The Marriott Albuquerque Mortgage Loan documents require that on the date that any new property improvement plan (“PIP”) is imposed by the related franchisor, the borrower is required to deposit the difference between (i) 110% of the sum required to pay for such new PIP and (ii) any FF&E funds then on deposit with the lender (the “New PIP Deposit”) into a reserve for such PIP (the “New PIP Reserve”). The borrower may, at its option but subject to no less than 30 days’ prior written notice to the lender, provide a letter of credit in lieu of any of the cash deposits required to be made pursuant to the Marriott Albuquerque Mortgage Loan documents in connection with the New PIP Reserve, provided that such letter of credit meets all requirements of the Marriott Albuquerque Mortgage Loan documents. In addition, the New PIP Reserve is required to be funded by excess cash flow, as described below under “Lockbox and Cash Management,” commencing on the monthly payment date that is not less than two years prior to the expiration of the existing franchise agreement, unless the borrower has provided to the lender a letter of credit in the amount reasonably estimated by the lender to be equal to the anticipated cost of any new PIP, less any FF&E reserve funds then on deposit with the lender (the “New Estimated PIP Deposit”).

A-3-55

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$46,957,511
2101 Louisiana Boulevard Northeast	Marriott Albuquerque	Cut-off Date LTV:	64.3%
Albuquerque, NM 87110		UW NCF DSCR:	1.73x
		UW NOI Debt Yield:	15.1%

Lockbox and Cash Management. The Marriott Albuquerque Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct credit card companies and credit card banks to deposit all credit card receipts with respect to the Marriott Albuquerque Property into a lockbox account controlled by the lender. If, notwithstanding the foregoing direction, the borrower or property manager receives any hotel rents from the Marriott Albuquerque Property, it is required to deposit such amounts into the lockbox account within one business day of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the lender has the right to direct the borrower to establish a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, on each business day, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Marriott Albuquerque Mortgage Loan documents, (i) to fund the required tax and insurance reserves deposits as described above under “Escrows and Reserves,” (ii) to fund the payment of debt service on the Marriott Albuquerque Mortgage Loan, (iii) to fund the required monthly deposit into the FF&E reserve, as described above under “Escrows and Reserves,” (iv) to pay monthly operating expenses referenced in the annual budget (which annual budget is required to be approved by the lender during a Cash Sweep Event Period), and extraordinary expenses approved by the lender, and (v) to deposit any remaining amount (x) during any Cash Sweep Event Period caused by a Franchise Expiration Event (as defined below), to fund the New PIP Reserve as described above under “Escrows and Reserves” until either (1) the amount deposited in the New PIP Reserve is not less than the amount of the New PIP Deposit or, if applicable, the New Estimated PIP Deposit or (2) the borrower has delivered to the lender a letter of credit in such amount and (y) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Marriott Albuquerque Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until the cure (if applicable) of such event of default;

b)	the date that the debt service coverage ratio as of the end of the immediately preceding calendar quarter falls below 1.25x and continue until such time as the debt service coverage ratio has been at least 1.25x for the immediately preceding two calendar quarters;

c)	the franchisor provides notice that (x) there is a default by the borrower under the franchise agreement or (y) the Marriott Albuquerque Property is not being operated or maintained in accordance with the franchisor’s standards, resulting in the borrower no longer being in good standing with the franchisor, and such default is not cured within 30 days of such notice, and continue until such default has been remedied to the satisfaction of the lender and the franchisor, as evidenced by an estoppel or other documentation from the franchisor reasonably satisfactory to the lender;

d)	the date that is two years prior to the maturity date of the Marriott Albuquerque Mortgage Loan, if by such date the franchise agreement has not been renewed, extended or replaced in accordance with the Marriott Albuquerque Mortgage Loan documents (a “Franchise Expiration Event”), and continue until either (i) the franchise agreement is renewed or extended to the satisfaction of the lender or a Replacement Franchise Agreement (as defined below) with a hotel franchisor reasonably acceptable to the lender has been entered into, and the borrower has deposited in the New PIP Reserve or delivered to the lender a letter of credit, in each case in an amount equal to the New PIP Deposit or (ii) the date that the borrower has deposited in the New PIP Reserve or delivered to the lender a letter of credit, in each case in an amount equal to the New Estimated PIP Deposit; or

e)	the date that is the earlier to occur of (x) the date either the franchisor or the borrower gives notice to terminate the franchise agreement or (y) the date the franchise agreement expires, is cancelled or terminated, and continue until a Replacement Franchise Agreement with a Qualified Franchisor (as defined below) has been entered into and the borrower has deposited in the New PIP Reserve or delivered to the lender a letter of credit, in each case in an amount equal to the New PIP Deposit.

A “Qualified Franchisor” means a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Marriott Albuquerque Property and reasonably approved by the lender (which may be conditioned upon receipt of a rating agency confirmation).

A “Replacement Franchise Agreement” means a franchise, trademark and license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Letter of Credit. The borrower may deliver to the lender a letter of credit in lieu of cash for any New PIP Deposit or New Estimated PIP Deposit. Huntington National Bank will be deemed to be an approved bank for purposes of providing such a letter of credit.

Right of First Offer/Right of First Refusal. Marriott International, Inc. has a right of first refusal if the borrower proposes to transfer the Marriott Albuquerque Property or an ownership interest in the borrower to a competitor (as defined in the franchise agreement) of the franchisor. See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” in the prospectus. Such right would apply to a transfer to a competitor in connection with a foreclosure or deed in lieu thereof, as well as to subsequent transfers.

Terrorism Insurance. The Marriott Albuquerque Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Marriott Albuquerque Property, together with business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-56

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

A-3-57

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

KANSAS
WICHITA
OKLAHOMA
OKLAHOMA CITY
TULSA
Edmond
Moore
Norman
Broken Arrow
Catoosa
Tulsa Intl. Airport
Will Rogers World Airport
Lawton
Wichita Falls
TEXAS
Denton
Frisco
Plano
FT. WORTH
DALLAS
Arlington
Abilene
Tyler
Longview
Fayetteville
Ft. Smith
Joplin
MO
AR

Summerfield
The Villages
Leesburg
Apopka
ORLANDO
Kissimmee
Gulf of Mexico
Hudson
Spring Hill
Brooksville
New Port Richey
Land O' Lakes
Lutz
Zephyrhills
TAMPA
Clearwater
ST. PETERSBURG
Tampa Bay
Brandon
Plant City
Lakeland
Winter Haven
Bradenton
Palmetto

Capital Storage Portfolio

1	5712 Old River	Old River-Winfree, TX	12	5708 Cypress	Cypress, TX
2	5710 Houston	Houston, TX	13	5718 Hudson	Hudson, FL
3	5720 Port St Lucie	Port St. Lucie, FL	14	5709 Katy	Katy, TX
4	5704 Taylor	Taylor, TX	15	5711 Houston	Houston, TX
5	5705 Pflugerville	Pflugerville, TX	16	5700 San Antonio	San Antonio, TX
6	5703 Georgetown	Georgetown, TX	17	5713 Edmond	Edmond, OK
7	5719 Palmetto	Palmetto, FL	18	5714 Moore	Moore, OK
8	5707 Tomball	Tomball, TX	19	5701 San Antonio	San Antonio, TX
9	5721 Summerfield	Summerfield, FL	20	5702 Liberty Hill	Liberty Hill, TX
10	5716 Broken Arrow	Broken Arrow, OK	21	5715 Catoosa	Catoosa, OK
11	5706 Georgetown	Georgetown, TX	22	5717 Broken Arrow	Broken Arrow, OK

OKLAHOMA
ARKANSAS
LOUISIANA
TEXAS
FORT WORTH
DALLAS
Arlington
Denton
Tyler
Shreveport
Waco
Killeen
Georgetown
Round Rock
AUSTIN
New Braunfels
SAN ANTONIO
Seguin
College Station
Huntsville
The Woodlands
HOUSTON
Katy
Pasadena
Beaumont
Port Arthur
Galveston
Victoria
Gulf of Mexico

St. Cloud
Viera
Melbourne
Palm Bay
Sebastian
Vero Beach
Fort Pierce
Port St. Lucie
Stuart
Palm City
Atlantic Ocean
Sebring
Okeechobee
Lake Okeechobee
Jupiter
Palm Beach Gardens
West Palm Beach
Lake Worth
Wellington
Belle Glade
Boca Raton

A-3-58

Mortgage Loan No. 8 – Capital Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$40,000,000			Location:	Various, Various
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	5.6%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Etude Capital			Year Built/Renovated:	Various/Various
Guarantor:	Steven Stein			Size:	1,710,607 SF
Mortgage Rate:	5.8080%			Cut-off Date Balance per SF(1):	$82
Note Date:	10/1/2025			Maturity Balance per SF(1):	$82
Maturity Date:	10/11/2030			Property Managers:	Cubesmart Asset Management,
Original Term to Maturity:	60 months				LLC and Extra Space
Original Amortization Term:	0 months				Management, Inc.
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$11,601,875
Prepayment Provisions(2):	YM1(26),DorYM1(27),O(7)			UW NCF:	$11,430,817
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield(1):	8.3%
Additional Debt Type(1):	Pari Passu			UW NCF Debt Yield(1):	8.2%
Additional Debt Balance(1):	$100,000,000			UW NOI Debt Yield at Maturity(1):	8.3%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR(1):	1.39x
				Most Recent NOI:	$12,247,995 (7/31/2025 TTM)
				2nd Most Recent NOI:	$12,684,581 (12/31/2024)
Reserves(3)				3rd Most Recent NOI:	$12,973,259 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	88.7% (Various)
RE Taxes:	$1,565,740	$172,973	NAP	2nd Most Recent Occupancy:	87.3% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	88.3% (12/31/2023)
Replacement Reserve:	$0	$14,260	NAP	Appraised Value (as of)(4):	$223,300,000 (6/24/2025)
Deferred Maintenance:	$405,565	$0	NAP	Appraised Value PSF(4):	$131
Supplemental Tax Reserve Funds:	$436,358	$0	NAP	Cut-off Date LTV Ratio(1):	62.7%
				Maturity Date LTV Ratio(1):	62.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$140,000,000	100.0%	Loan Payoff:	$132,638,304	94.7%
			Upfront Reserves:	$2,407,663	1.7%
			Closing Costs:	$1,716,035	1.2%
			Return of Equity:	$3,237,999	2.3%
Total Sources:	$140,000,000	100.0%	Total Uses:	$140,000,000	100.0%

(1)	The Capital Storage Portfolio Mortgage Loan (as defined below) is part of the Capital Storage Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $140,000,000. The Underwriting and Financial Information presented above are based on the aggregate Cut-off Date principal balance of the Capital Storage Portfolio Whole Loan.
(2)	In connection with full prepayment or defeasance, as applicable, the borrowers have the option to elect either yield maintenance-based or defeasance-based options prior to the open prepayment period. There is no lockout period associated with the yield maintenance-based option. The defeasance lockout period will be at least 26 months beginning with and including the first payment date on November 11, 2025. The assumed defeasance lockout period is based on the expected BANK5 2025-5YR18 closing date in December 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below.
(4)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

The Mortgage Loan. The eighth largest mortgage loan (the “Capital Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Capital Storage Portfolio Whole Loan”) evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. The Capital Storage Portfolio Whole Loan is secured by a first lien mortgage on the borrowers’ fee interest in a 1,710,607 SF, self storage portfolio consisting of 22 properties (each, a “Capital Storage Portfolio Property” and collectively, the “Capital Storage Portfolio Properties” or the “Capital Storage Portfolio”) located across Texas, Florida and Oklahoma. The Capital Storage Portfolio Mortgage Loan is evidenced by the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $40,000,000.

The Capital Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust until such time the controlling Note A-1 is securitized after which it will be serviced pursuant to the securitization trust to which Note A-1 is contributed. The relationship between the holders of the Capital Storage Portfolio Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

A-3-59

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%
Capital Storage Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$70,000,000	$70,000,000	WFB	Yes
A-2	$40,000,000	$40,000,000	BANK5 2025-5YR18	No
A-3(1)	$20,000,000	$20,000,000	WFB	No
A-4(1)	$10,000,000	$10,000,000	WFB	No
Total	$140,000,000	$140,000,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers are FM471 Storage, LLC, Walzem Storage LLC, Junction Storage LLC, Shell Storage LLC, N Main Storage LLC, Dessau Storage LLC, FM 1460 Storage LLC, FM2978 Storage LLC, NW Freeway Storage LLC, Little York Storage LLC, McHard Storage LLC, Sabo Storage LLC, Eagle's Nest Storage LLC, Dollar Storage LLC, NW 27 Storage LLC, Hwy 66 Storage LLC, 51st Storage LLC, 71st Storage LLC, Fulton Storage LLC, Hwy 41 Storage LLC, Gatlin Storage LLC and Summerfield Storage LLC, each a Delaware limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Capital Storage Portfolio Whole Loan.

The borrower sponsor is Etude Capital LLC (“Etude Capital”) and non-recourse carveout guarantor is Steven Stein. Etude Capital was founded by Steven Stein in 2012. Etude Capital manages a portfolio of public and private equities, real estate, credit, and derivatives with assets under management more than $150 million. Steven Stein is the sole shareholder of Etude Capital and is the largest individual investor in each of its funds.

The Properties. The Capital Storage Portfolio is comprised of 22 properties containing individual self storage assets totaling 12,502 units and 1,710,607 SF, located across three states – Texas, Florida and Oklahoma. The Capital Storage Portfolio includes 6,991 (55.9% of total units) non-climate-controlled units, 5,028 (40.2%) climate-controlled units, 474 (3.8%) parking units and 9 (0.1%) other units. The Capital Storage Portfolio has a weighted average year built of 2009 and no individual Capital Storage Portfolio Property accounts for more than 7.0% of underwritten net cash flow or 7.4% of units across the Capital Storage Portfolio. As of May to July 2025 (TTM), the Capital Storage Portfolio was 88.7% occupied. The borrower sponsor purchased the Capital Storage Portfolio in 2018 and has invested approximately $21.0 million in capital expenditures.

The following table presents certain information relating to the Capital Storage Portfolio Properties:

Portfolio Summary
Property	Address	City, State	Year Built	Units	Net Rentable Area (SF)(1)	Occupancy %	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF	% of UW NCF
5712 Old River	4230 North Farm to Market 565 Road	Old River-Winfree, TX	2016	611	91,208	93.3%	$9,583,000	6.8%	$12,900,000	$801,009	7.0%
5710 Houston	7705 Mchard Road	Houston, TX	2011	610	82,855	84.1%	$9,191,000	6.6%	$13,800,000	$704,165	6.2%
5720 Port St Lucie	2140 Southwest Gatlin Boulevard	Port St. Lucie, FL	1995	767	75,844	87.5%	$9,185,000	6.6%	$13,900,000	$703,571	6.2%
5704 Taylor	3706 North Main Street	Taylor, TX	1997	928	121,781	88.8%	$9,008,000	6.4%	$12,900,000	$692,587	6.1%
5705 Pflugerville	13601 Dessau Road	Pflugerville, TX	2016	705	89,226	87.7%	$8,847,000	6.3%	$12,500,000	$704,013	6.2%
5703 Georgetown	3901 Shell Road	Georgetown, TX	2015	479	70,770	93.3%	$7,299,000	5.2%	$10,100,000	$573,769	5.0%
5719 Palmetto	5310 US Highway 41 North	Palmetto, FL	Various	561	56,101	87.0%	$7,002,000	5.0%	$11,600,000	$546,652	4.8%
5707 Tomball	24210 Hufsmith Kohrville Road	Tomball, TX	2011	467	61,839	89.7%	$6,418,000	4.6%	$8,700,000	$506,468	4.4%
5721 Summerfield	15855 US Highway 441	Summerfield, FL	2018	542	79,756	79.5%	$6,412,000	4.6%	$11,000,000	$507,059	4.4%
5716 Broken Arrow	19451 East 51st Street South	Broken Arrow, OK	2008	605	92,831	93.7%	$6,375,000	4.6%	$8,500,000	$600,632	5.3%
5706 Georgetown	2701 Farm to Market Road 1460	Georgetown, TX	2016	575	78,516	94.6%	$6,198,000	4.4%	$9,500,000	$442,190	3.9%
5708 Cypress	21300 Northwest Freeway	Cypress, TX	2004	547	77,961	88.8%	$6,191,000	4.4%	$9,000,000	$470,556	4.1%
5718 Hudson	9406 Fulton Avenue	Hudson, FL	2008	639	74,351	80.0%	$6,022,000	4.3%	$9,600,000	$478,487	4.2%
5709 Katy	18860 West Little York Road	Katy, TX	2016	471	66,545	90.4%	$5,826,000	4.2%	$8,000,000	$456,966	4.0%
5711 Houston	10801 Sabo Road	Houston, TX	2004	751	106,916	85.6%	$5,298,000	3.8%	$9,500,000	$418,539	3.7%
5700 San Antonio	14130 Old Farm to Market 471 West	San Antonio, TX	2006	498	72,324	80.7%	$5,253,000	3.8%	$9,200,000	$409,284	3.6%
5713 Edmond	14333 North Santa Fe Avenue	Edmond, OK	2006	450	62,495	90.9%	$4,750,000	3.4%	$6,600,000	$506,969	4.4%
5714 Moore	820 Northwest 27th Street	Moore, OK	2011	541	73,287	93.9%	$4,687,000	3.3%	$6,250,000	$410,323	3.6%
5701 San Antonio	7007 Walzem Road	San Antonio, TX	2016	529	77,551	95.5%	$4,610,000	3.3%	$9,300,000	$362,607	3.2%
5702 Liberty Hill	400 North US Highway 183	Liberty Hill, TX	2016	421	65,892	83.6%	$4,270,000	3.1%	$8,300,000	$335,858	2.9%
5715 Catoosa	2861 North Highway 66	Catoosa, OK	2004	536	68,359	89.4%	$4,125,000	2.9%	$5,500,000	$444,767	3.9%
5717 Broken Arrow	7121 South 297th East Avenue	Broken Arrow, OK	2001	269	64,199	92.6%	$3,450,000	2.5%	$4,600,000	$354,348	3.1%
Total/Weighted Average				12,502	1,710,607	88.7%	$140,000,000	100.0%	$223,300,000(2)	$11,430,817	100.0%
(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other properties.
(2)	Represents the “As Portfolio” value, inclusive of a 5.7% portfolio premium. The sum of the individual appraised values is $211,250,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.3%.

A-3-60

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

The following table presents information with respect to the unit mix of the Capital Storage Portfolio Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy	UW Rent Per Unit
Non-Climate Controlled	1,001,014	58.5%	6,991	88.7%	$35.36
Climate Controlled	648,053	37.9%	5,028	88.4%	$40.44
Parking	58,990	3.4%	474	85.7%	$31.36
Other(2)	2,550	0.1%	9	100.0%	$390.85
Total/Weighted Average	1,710,607	100.0%	12,502	88.5%(3)	$37.51
(1)	Based on the underwritten rent roll as of May 31, 2025 for the 5707 Tomball property and July 31, 2025 for all other properties.
(2)	Includes billboards, office and cell towers.
(3)	Total/Weighted average weighted on the number of units.

The Market. The Capital Storage Portfolio Properties are located across three states: Texas (13 properties, 60.2% of UW NCF), Oklahoma (5 properties, 20.3% of UW NCF), and Florida (4 properties, 19.6% of UW NCF).

The following table presents a market summary related to the Capital Storage Portfolio Properties:

State	Property Count	# of Units	SF	Allocated Whole Loan Amount	% of ALA	UW NCF
Texas	13	7,592	1,063,384	$87,992,000	62.9%	$6,878,010
Florida	4	2,509	286,052	$28,621,000	20.4%	$2,235,768
Oklahoma	5	2,401	361,171	$23,387,000	16.7%	$2,317,039
Total	22	12,502	1,710,607	$140,000,000	100.0%	$11,430,817

Appraisal. According to the appraisal, the Capital Storage Portfolio had an “As Portfolio” appraised value of $223,300,000 as of June 24, 2025, which is inclusive of an approximately 5.7% portfolio premium. Additionally, the appraisal appraised the Capital Storage Portfolio Properties as of various dates in June 2025, which produced an aggregate “as is” appraised value of $211,250,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in July 2025, there was no evidence of any recognized environmental conditions at any of the Capital Storage Portfolio Properties.

A-3-61

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Capital Storage Portfolio Properties:

Cash Flow Analysis
	2022	2023	2024	7/31/2025 TTM(1)	UW	UW PSF
Base Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$18,277,085	$10.68
Grossed Up Vacant Space	$0	$0	$0	$0	$2,360,810	$1.38
Gross Potential Rent	$18,616,186	$18,768,703	$18,578,953	$18,293,366	$20,637,895	$12.06
Other Income(2)	$1,568,713	$1,577,359	$1,726,925	$1,670,511	$1,713,867	$1.00
Less: Concessions	$397,736	$405,667	$562,189	$529,698	$529,698	$0.31
Less: Collection Loss	$322,305	$253,757	$255,794	$296,521	$296,521	$0.17
Net Rental Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$21,525,544	$12.58
Less: Vacancy	$0	$0	$0	$0	$2,360,810	$1.38
Effective Gross Income	$19,464,858	$19,686,638	$19,487,895	$19,137,659	$19,164,734	$11.20

Real Estate Taxes	$1,559,045	$1,640,388	$1,640,679	$1,775,039	$2,593,723	$1.52
Insurance	$259,246	$315,213	$336,375	$365,165	$185,332	$0.11
Management Fee	$973,904	$984,217	$963,035	$923,893	$958,237	$0.56
Other Expenses	$3,630,283	$3,773,561	$3,863,224	$3,825,567	$3,825,567	$2.24
Total Operating Expenses	$6,422,478	$6,713,379	$6,803,313	$6,889,664	$7,562,858	$4.42

Net Operating Income	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,601,875	$6.78
Replacement Reserves	$0	$0	$0	$0	$171,058	$0.10
Net Cash Flow	$13,042,380	$12,973,259	$12,684,581	$12,247,995	$11,430,817	$6.68

Occupancy(3)	88.4%	88.3%	87.3%	88.5%	88.6%
NOI DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.41x
NCF DSCR(4)	1.58x	1.57x	1.54x	1.49x	1.39x
NOI Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.3%
NCF Debt Yield(4)	9.3%	9.3%	9.1%	8.7%	8.2%
(1)	Represents the annualized Trailing nine Months for 5 of the 22 properties where a management change took place at the properties and a T-12 was unavailable.
(2)	Other Income includes administrative fees, late fees, tenant insurance and merchandise sales.
(3)	The underwritten vacancy is 11.4%. The Capital Storage Portfolio was 88.7% occupied as of May 31, 2025 to July 31, 2025.
(4)	Debt service coverage ratios and debt yields are based on the Capital Storage Portfolio Whole Loan.

Escrows and Reserves.

Taxes – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $1,565,740 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12th of the taxes that the lender estimates will be payable during the next 12 months, initially $172,973.

Insurance – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Capital Storage Portfolio Whole Loan documents has occurred and is continuing; (ii) the Capital Storage Portfolio Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Capital Storage Portfolio Whole Loan documents require ongoing monthly reserves in an amount equal to $14,260 for replacements.

Immediate Repair Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $405,565 for immediate repairs.

Supplemental Tax Reserve Funds – The Capital Storage Portfolio Whole Loan documents require an upfront reserve of $436,358 as a supplemental reserve for real estate taxes.

Lockbox and Cash Management. The Capital Storage Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period (as defined below) the borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Capital Storage Portfolio Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A-3-62

Self Storage – Self Storage	Loan #8	Cut-off Date Balance:	$40,000,000
Various, Various	Capital Storage Portfolio	Cut-off Date LTV:	62.7%
		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	8.3%

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Capital Storage Portfolio Whole Loan documents; or
(ii)	the net operating income debt service coverage ratio (“NOI DSCR”) is less than 1.15x, tested quarterly.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, the NOI DSCR is equal to or greater than 1.15x for two consecutive calendar quarters.

Release of Property The Capital Storage Portfolio Whole Loan documents provide that, following the defeasance lockout period, the borrowers may obtain the release of any individual property in connection with a bona fide sale of a release property to an unaffiliated third party, subject to certain conditions, including:

(i)	no event of default shall have occurred or be continuing;
(ii)	prepayment of the Capital Storage Portfolio Whole Loan in an amount equal to the greatest of (A) 85% of the net sales proceeds from the property sale, (B) 110% of the allocated loan amount for the release property or (C) an amount sufficient to comply with related REMIC requirements, together with the applicable yield maintenance premium therefor;
(iii)	the post-release NOI DSCR being no less than 1.30x;
(iv)	the post-release net operating income debt yield’s being no less than 8.5%; and
(v)	an opinion of counsel that the partial release complies with REMIC requirements.

Terrorism Insurance. The Capital Storage Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers, in an amount equal to the full replacement cost of the Capital Storage Portfolio Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a six-month extended period of indemnity. See “Risk Factors-Risks Relating to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-63

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

A-3-64

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

LEVEL ONE

jcpenney
macy's
H&M
KAY
ALDO
ZALES
GNC
ZARA

LEVEL TWO

jcpenney
macy's
GAP
OLD NAVY
H&M
ZARA

LEVEL THREE

jcpenney
macy's
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

A-3-65

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Mall at Bay Plaza
200 Baychester Avenue
The Bronx, NY 10475
BRONX
Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Pelham Manor
Co-Op City
Williamsbridge
Morris Park
Pelham Bay Park
City Island
Castle Hill
Throgs Neck
Long Island Sound
East River
Ferry Point Park
Bronx Zoo
Bronx Botanical Gardens
Fordham University
Woodland Cemetery
Van Cortlandt Park
Seton Falls Park
Pelham Bay and Split Rock Golf Courses
Bartow-Pell Mansion Museum
Montefiore Medical Center Wakefield Campus
Montefiore Medical Center Moses Campus
Montefiore Hutchinson Campus
NYC Health + Hospitals/ Jacobi
Yeshiva Univ. Jack & Pearl Resnick Campus
Mercy College - Bronx Campus
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Aileen B. Ryan Recreational Complex
The Fountain at Metropolitan Oval
Amazon
Throggs Neck Shopping Ctr.
SUNY Maritime College
G.W. Bridge 3 miles
New England Thruway
Bruckner Expwy
Hutchinson River Pkwy
Bronx River Pkwy
Throgs Neck Bridge
Whitestone Br.

A-3-66

Mortgage Loan No. 9 – Mall at Bay Plaza

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	The Bronx, NY 10475
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Prestige Properties & Development			Year Built/Renovated:	2014/NAP
Guarantors:	Sami Shalem and Irving Pergament			Size(4):	695,857 SF
Mortgage Rate(2):	6.7150%			Cut-off Date Balance PSF(1):	$244
Note Date:	10/31/2025			Maturity Date Balance PSF(1):	$244
Maturity Date:	11/1/2030			Property Manager:	Prestige Properties &
Term to Maturity:	60 months				Development Co., Inc.
Amortization Term:	0 months				(Borrower-related)
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$26,538,392
Prepayment Provisions:	L(25),YM1(29),O(6)			UW NCF:	$26,482,560
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield(1):	15.6%
Additional Debt Type(1):	Pari Passu/B-Note			UW NCF Debt Yield(1):	15.6%
Additional Debt Balance(1):	$140,000,000/$110,000,000			UW NOI Debt Yield at Maturity(1):	15.6%
Future Debt Permitted (Type):	Yes (Mezzanine)			UW NCF DSCR(1):	2.29x
				Most Recent NOI:	$26,227,930 (9/30/2025 TTM)
				2nd Most Recent NOI:	$26,641,518 (12/31/2024)
				3rd Most Recent NOI:	$26,551,097 (12/31/2023)
Reserves(3)				Most Recent Occupancy(5)(6):	91.6% (10/29/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	96.3% (12/31/2024)
Tax Reserve	$1,384,553	Springing	NAP	3rd Most Recent Occupancy(5):	96.3% (12/31/2023)
Insurance Reserve	$0	Springing	NAP	Appraised Value (as of) (7):	$492,274,298 (Various)
HVAC Replacement Reserve	$2,990,000	$0	NAP	Appraised Value PSF(7):	$707
Replacement Reserve	$4,653	$4,653	$111,664	Cut-off Date LTV Ratio(1)(7):	34.5%
Lease Rollover Reserve	$6,000,000	Springing	NAP	Maturity Date LTV Ratio(1)(7):	34.5%
Outstanding TI Reserve	$3,335,236	$0	NAP
Gap Rent Reserve	$583,333	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan Amount:	$170,000,000	55.5%	Loan Payoff:	$291,124,640	95.1%
Subordinate Loan Amount:	$110,000,000	35.9%	Upfront Reserves:	$14,297,775	4.7%
Sponsor Equity:	$26,222,520	8.6%	Closing Costs:	$800,106	0.3%
Total Sources:	$306,222,520	100.0%	Total Uses:	$306,222,520	100.0%

(1)	The Mall at Bay Plaza Mortgage Loan (as defined below) is part of the Mall at Bay Plaza Whole Loan (as defined below) evidenced by (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 and (ii) a subordinate note with an aggregate original principal balance of $110,000,000. The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate principal balance of the promissory notes comprising the Mall at Bay Plaza Senior Loan (as defined below). The Cut-off Date Balance PSF, Maturity Date Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the principal balance of the Mall at Bay Plaza Whole Loan are $402, $402, 9.5%, 9.5%, 9.5%, 1.42x, 56.9% and 56.9%, respectively.
(2)	Mortgage Rate is reflective of the mortgage rate for the Mall at Bay Plaza Senior Loan.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	Inclusive of 323,645 SF associated with ground leased anchor boxes occupied by Macy’s and JCPenney.
(5)	Historical occupancy figures, as presented above, are inclusive of Macy’s and JCPenney’s ground leased square footage (323,645 SF), as provided by the borrower sponsor.
(6)	UW NOI and Most Recent Occupancy assumes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark, though continuing to pay contractual rent.
(7)	Appraised Value (as of) represents the “Total Prospective Market Value Assuming Reserve Account Funded” value which is the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively, which is based on the extraordinary assumption that the cost of outstanding tenant improvement allowances and leasing commissions have been fully escrowed and will be available to fund such tenant improvements. The Excess Land (Lot 17) – Market Value As Is value represents the Market Value As Is value of Lot 17, a 35,575 SF vacant lot utilized for parking which is ground leased to a borrower-affiliate. Upon origination of the Mall at Bay Plaza Whole Loan $3,918,569 was deposited into an Outstanding TI/Free Rent Reserve to fund all obligations. The appraiser also concluded to an “as-is” value for the Mall at Bay Plaza Property (as defined below) of $475,000,000 as of August 13, 2025. Based on the “as-is” appraised value, The Mall at Bay Plaza Senior Loan results in a Cut-off Date LTV and Maturity Date LTV Ratio of 35.8% and 35.8%, respectively, and the Mall at Bay Plaza Whole Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 58.9% and 58.9%, respectively.

The Mortgage Loan. The ninth largest mortgage loan (the “Mall at Bay Plaza Mortgage Loan”) is part of a whole loan (the “Mall at Bay Plaza Whole Loan”) comprised of (i) three pari passu senior promissory notes with an aggregate original principal balance of $170,000,000 (collectively, the “Mall at Bay Plaza Senior Loan”) and (ii) a subordinate note B with an original principal balance of $110,000,000 (the “Mall at Bay Plaza Subordinate Loan”). The Mall at Bay Plaza Mortgage Loan is comprised of Note A-2, with an outstanding principal balance as of the Cut-off Date of $30,000,000. The Mall at Bay Plaza Whole Loan is secured by a first priority fee mortgage encumbering a 695,857 SF (inclusive of 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney) retail property located in The Bronx, New York (the “Mall at Bay Plaza Property”).

A-3-67

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The Mall at Bay Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2025-5YR18 securitization trust until Note B, the controlling note, is securitized, at which point the Mall at Bay Plaza Whole Loan will be serviced pursuant to the related pooling and servicing agreement. Note B is intended to be contributed to a future securitization, securing certain loan specific certificates. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Mall at Bay Plaza Whole Loan:

Mall at Bay Plaza Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1(1)	$70,000,000	$70,000,000	JPMCB	No(2)
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR18	No
A-3(1)	$70,000,000	$70,000,000	JPMCB	No
Senior Notes	$170,000,000	$170,000,000
B(1)	$110,000,000	$110,000,000	JPMCB	Yes
Whole Loan	$280,000,000	$280,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	Pursuant to the related co-lender agreement, the holder of Note B (the Mall at Bay Plaza Subordinate Loan) is the controlling noteholder unless a “control appraisal period” has occurred and is continuing under the co-lender agreement, in which case Note A-1 will become the controlling noteholder.

The Borrowers and the Borrower Sponsor. The Borrowers (as defined herein) for the Mall at Bay Plaza Whole Loan are Mall 1-Bay Plaza, LLC (“Mall 1-BP”), Mall 2-Bay Plaza, LLC (“Mall 2-BP”) and Bay Plaza Mall, LLC (“Bay Plaza”, collectively with Mall 1-BP and Mall 2-BP, the “Borrowers”), each a New York limited liability company and single purpose entity.

The borrower sponsor is Prestige Properties & Development. Founded in 1984 by Sami Shalem and Irving Pergament, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. The borrower sponsor has a portfolio comprised of 18 assets approximately 7,200,000 SF, inclusive of The Bay Plaza complex, made up of the Mall at Bay Plaza Property and the adjacent Bay Plaza Community Center. Both Sami Shalem and Irving Pergament (as individuals) serve as the non-recourse carveout guarantors for the Mall at Bay Plaza Whole Loan. Legal counsel to the Borrowers delivered a non-consolidation opinion in connection with the origination of the Mall at Bay Plaza Whole Loan.

The Property. Developed by the borrower sponsor in 2014 for approximately $403.9 million, the Mall at Bay Plaza Property is a 695,857 SF (inclusive of 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney) super regional mall located in The Bronx, New York, situated on an approximately 21-acre parcel. The Mall at Bay Plaza Property is located at the northwest corner of the Hudson River Parkway Extension and Baychester Avenue in the Baychester neighborhood of The Bronx, adjacent to Co-Op City, the largest cooperative community in the world, with over 15,000 units, 35 high-rise residential buildings and over 50,000 residents. The Mall at Bay Plaza Property lies within the intersection of the Hutchinson River parkway and Interstate 95; two major highways in the region. The Mall at Bay Plaza Property has 2,320 parking spaces, resulting in a parking ratio of approximately 3.33 spaces per thousand SF. The asset is also well served by public transportation, with several MTA bus lines in place and Metro North constructing a train station less than a mile from the Mall at Bay Plaza Property.

The Mall at Bay Plaza Property benefits from its anchors JCPenney (among the top performing locations in the nation for the brand) and Macy’s. JCPenney has been in place at the property since 1997 and Macy’s tenancy was secured by the borrower sponsor in 2012 during the pre-development stage of the Mall at Bay Plaza Property. Most recently, JCPenney and Macy’s reported sales in 2024 of $23.6 million and $43.5 million, respectively, in-line with or outperforming national averages. Additionally, The Mall at Bay Plaza Property features the only Apple store in The Bronx, which generated sales of $42.3 million in 2024.

The Mall at Bay Plaza Property attracts approximately 14.7 million visitors annually and has a trade area of over 1.4 million people, which, per the appraisal and a third-party market research report, make the asset the highest trafficked among its competitive set. The Mall at Bay Plaza Property has historically benefited from high tenant demand with occupancy averaging 94.8% since 2017. Further, the Mall at Bay Plaza Property is 91.6% leased to 87 national and regional tenants, as of October 2025. Recently, the borrower sponsor was able to backfill 33,788 SF (4.9% NRA) formerly occupied by Forever 21, with Zara expected to be in occupancy in April 2026. Since 2022, the borrower sponsor has executed new and renewal leases accounting for approximately 33.3% of NRA, with positive leasing spread of 1.9% on average, even while converting approximately 40,000 SF of tenancy to triple net (“NNN”) leases, demonstrating outsized tenant demand and strength of retail offering relative to market. The Mall at Bay Plaza Property benefits from long term tenancy with 58.8% of UW Rent attributable to tenants in occupancy prior to 2016. The Mall at Bay Plaza Property has reported strong sales with total in-line sales of $750 PSF in 2024 (based on reporting tenants SF with less than 10,500 SF leased, excluding Apple), 53.4% greater than the national average mall sales of $489 PSF.

The Mall at Bay Plaza Property is comprised of nine tax lots/parcels, six of which benefit from the 25-year Industrial and Commercial Abatement Program (“ICAP”). Under the ICAP program, only 10% of the gross square footage in commercial buildings used for retail purposes is eligible to receive a 25-year ICAP benefit. Any square footage used for retail purposes above 10% of the gross square footage in the commercial building is eligible to receive a 15-year ICAP benefit. Therefore, only 10% of the Mall at Bay Plaza Property is benefitting from a full 25-year ICAP and the remaining 90% of the Mall at Bay Plaza Property is benefitting from a 15-year ICAP. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 25-year ICAP benefit, (a) during the first 16 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final nine years of the exemption period, the exemption is phased out in 10% increments. With respect to the portion of the Mall at Bay Plaza Property benefitting from the 15-year ICAP benefit, (a) during the first 11 years of the exemption period, each lot benefits from a 100% exemption on the assessed value and (b) during the final four years of the exemption period, the exemption is phased out in 20% increments. Five of the tax abatements commenced in tax year 2015/2016 and will run through tax year 2039/2040 and one tax abatement commenced in tax year 2016/2017 and will run through tax year 2040/2041. The abated taxes for fiscal year 2024/2025 totaled just over $2.2 million as compared to the appraisal’s estimated unabated real estate taxes of $14.9 million. The borrower sponsor has continued to pursue conversions to NNN leases upon renewals and lease rollover. Based on in-place contractual leases, tenants at

A-3-68

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

the Mall of Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan. For further detail regarding the real estate tax figures at the Mall at Bay Plaza Property, please see the table labeled “ICAP Tax Abatement Projections” and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

Major Tenants.

Zara (36,478 SF; 5.2% of NRA; 6.4% of underwritten base rent): Founded in 1975, Zara is an international fashion retailer and part of the Inditex Group. Zara operates over 2,000 stores globally, offering a wide range of fashion-forward apparel. Upon execution of its lease in April 2025, Zara was provided a tenant improvement allowance in the amount of $3.0 million , payable in two equal installments at set milestones. Per the lease, the tenant build-out was to be completed by October 7, 2025 and the commencement date was to occur 210 days thereafter (or the date which Zara opens for business). Zara is expected to take occupancy of its space in March 2026 and begin paying rent April 2026. Zara’s lease will expire in March 2041, with two, five-year extension options and a termination option subject to 270 days’ notice prior to (i) the end of the 60th month (April 2031) or (ii) the end of the 90th month (October 2033) of the lease term.

H&M (28,253 SF; 4.1% of NRA; 5.2% of underwritten base rent): H&M is a leading global retailer, offering affordable, fashion-oriented apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M’s business primarily entails the sales of clothing, accessories, footwear, cosmetics, home textiles and homeware to consumers through both physical and digital channels. In certain markets, its products are sold via franchise partners. H&M's brands are H&M, H&M HOME, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society, along with its B2B initiatives Treadler and Creator Studio. H&M has been in occupancy since the initial construction of the Mall at Bay Plaza Property in 2014 and most recently extended in 2024. H&M’s lease expires in January 2030, with three, five-year extension options remaining and no termination option.

Billy Beez (19,201 SF; 2.8% NRA; 3.8% of underwritten base rent): Billy Beez is an indoor entertainment company specializing in large-scale, themed adventure parks designed for children and families. Founded in 2014, the brand operates under Billy Beez USA, LLC and is known for its vibrant, honeybee-themed play environments that promote physical, social and cognitive development through active play. Headquartered in New York City, Billy Beez has 14 locations across the United States, typically situated in major shopping malls to attract high foot traffic. Billy Beez has been in occupancy since 2015 and most recently renewed in 2021. Billy Beez’s lease expires in December 2026 with no renewal or termination options.

A-3-69

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to tenancy at the Mall at Bay Plaza Property:

Tenant Summary(1)(2)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(3)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Ground Lease Anchors
JCPenney	NR/NR/NR	163,645	23.5%	$350,000	1.3%	$2.14	4/30/2046	5, 10-year	N
Macy’s(4)	BBB-/Ba1/BB+	160,000	23.0%	$0	0.0%	$0.00	1/31/2063	1, 50-year	N

Major Tenants
Zara(5)	NR/NR/NR	36,478	5.2%	$1,750,000	6.4%	$47.97	3/31/2041	2, 5-year	Y(6)
H&M	NR/NR/NR	28,253	4.1%	$1,440,338	5.2%	$50.98	1/31/2030	3, 5-year	N
Billy Beez	NR/NR/NR	19,201	2.8%	$1,039,697	3.8%	$54.15	12/31/2026	None	N
Old Navy	NR/NR/NR	17,010	2.4%	$1,656,960	6.0%	$97.41	1/31/2037	None	N
Victoria’s Secret	NR/Ba3/BB-	11,332	1.6%	$1,269,184	4.6%	$112.00	1/31/2036	1, 5-year	N
Subtotal/Wtd. Avg.		112,274	16.1%	$7,156,179	26.1%	$63.74

Select In-Line Tenants
Uniqlo	NR/NR/A+	10,580	1.5%	$496,308	1.8%	$46.91	4/30/2027	None	N
Apple	NR/Aaa/AA+	10,391	1.5%	$504,483	1.8%	$48.55	1/31/2032	2, 5-year	Y(7)
GAP	NR/Ba2/BB	9,730	1.4%	$641,985	2.3%	$65.98	7/31/2032	None	Y (8)
Charlotte Russe	NR/NR/NR	8,872	1.3%	$409,876	1.5%	$46.20	MTM	None	N
Olive Garden	BBB/Baa2/BBB	8,603	1.2%	$686,089	2.5%	$79.75	12/31/2031	3, 5-year	N
Subtotal/Wtd. Avg.		48,176	6.9%	$2,738,741	10.0%	$56.85

Other In-line Tenants		152,978	22.0%	$17,210,991	62.7%	$112.51

Occupied Total		637,073	91.6%	$27,455,912	100.0%	$43.10

Vacant(9)		58,784	8.4%
Total/Wtd. Avg.		695,857	100.0%

(1)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants’ leases are subject to co-tenancy provisions.
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(4)	Per the terms of its ground lease, Macy’s pays only for reimbursements and does not pay any contractual base rent.
(5)	Zara has executed its lease but is not yet in occupancy or paying rent. Zara is expected to take occupancy and commence paying rent in April 2026.
(6)	Zara may terminate its lease (i) at the end of the 60th month following the commencement date or (ii) at the end of the 90th month (as determined by its rent commencement date, which has yet to occur).
(7)	Apple may terminate its lease if its sales between September 24, 2026 and September 24, 2027 are less than $35 million. Apple’s 2024 sales totaled $42.3 million.
(8)	GAP may terminate if its sales are less than $3.5 million from the period of August 1, 2029 through July 31, 2030. GAP’s 2024 sales totaled $2.8 million.
(9)	Includes 37,588 SF leased to LA Fitness as vacant. LA Fitness is currently dark on its space and paying rent.

The following table presents sales history figures at the Mall at Bay Plaza Property:

Comparable Sales(1)
	2021	2022	2023	2024
Tenant (<10.5k SF) Sales PSF	$879	$1048	$1031	$1024
Tenant (<10.5k SF excluding Apple) Sales PSF	$879	$772	$771	$750
Tenant (<10.5k SF excluding Apple) Wtd. Avg. Occupancy Cost	-	-	-	15.6%(2)
Mall Sales (excl. Macy’s and JCPenney)	$143,533,269	$176,326,767	$190,421,434	$194,071,418
Macy's Sales	-	$45,978,010	$44,437,031	$43,535,686
JCPenney Sales	-	$28,858,783	$25,163,486	$23,579,697
Total Mall Sales	-	$251,163,560	$260,021,951	$261,186,801

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Finally, these sales figures are not reflective of sales PSF of the entirety of the premises, as not all tenants are required to report sales.
(2)	Wtd. Avg. Occupancy Cost is calculated based the sum of contractual rent and reimbursements divided by gross sales, weighted on total reported sales. Contractual rent and reimbursements are based on the underwritten rent roll dated October 29, 2025 exclusive of ground lease tenants.

A-3-70

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the lease rollover schedule at the Mall at Bay Plaza Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases	NRA Expiring (SF)	% of NRA Expiring	Cumulative % of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring	UW Base Rent Rolling PSF
2025/MTM	8	24,292	3.5%	3.5%	$2,548,505	9.3%	$2,548,505	9.3%	$104.91
2026	14	39,012	5.6%	9.1%	$3,470,684	12.6%	$6,019,189	21.9%	$88.96
2027	7	23,006	3.3%	12.4%	$2,089,480	7.6%	$8,108,669	29.5%	$90.82
2028	6	7,473	1.1%	13.5%	$948,408	3.5%	$9,057,077	33.0%	$126.91
2029	6	23,238	3.3%	16.8%	$1,848,257	6.7%	$10,905,334	39.7%	$79.54
2030	8	41,602	6.0%	22.8%	$2,803,782	10.2%	$13,709,117	49.9%	$67.40
2031	6	17,584	2.5%	25.3%	$1,629,773	5.9%	$15,338,890	55.9%	$92.69
2032	4	21,471	3.1%	28.4%	$1,391,840	5.1%	$16,730,730	60.9%	$64.82
2033	3	2,241	0.3%	28.7%	$266,517	1.0%	$16,997,247	61.9%	$118.93
2034	7	8,072	1.2%	29.9%	$1,339,712	4.9%	$18,336,959	66.8%	$165.97
2035	10	29,269	4.2%	34.1%	$3,200,885	11.7%	$21,537,844	78.4%	$109.36
2036 & Thereafter(3)	8	399,813	57.5%	91.6%	$5,918,068	21.6%	$27,455,912	100.0%	$14.80
Vacant	NAP	58,784	8.4%	100.0%	$0	0.0%	$27,455,912	100.0%	$0
Total / Wtd. Avg. (3)	87	695,857	100.0%		$27,455,912	100.0%			$43.10

(1)	Based on the underwritten rent roll dated October 29, 2025 inclusive of contractual rent steps through 2026.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.
(3)	Includes 323,645 SF and rents attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.

The Market. The Mall at Bay Plaza Property is located at the intersection of the Hutchinson River Parkway and I-95 at the northeastern border of Bronx County on the Hutchinson River. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood to the west, Pelham Gardens to the south and Hutchinson River. The I-95 bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey. Two subway stations run within close proximity to the Mall at Bay Plaza Property with the 6 train stopping in Pelham Bay Park and the 5 train stopping at Gun Hill Road Station.

Like many neighborhoods throughout New York City, Pelham Gardens / Co-op City are self-contained communities. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartment and condominium buildings. Retail and commercial districts are located on East Gun Hill Road, Allerton Ave, Waring Ave and State Route 1. These major retail corridors primarily serve the local and surrounding neighborhoods and have historically been considered strong retail districts through the present day.

The Mall at Bay Plaza Property holds a dominant market position in one of the densest population areas in the country. The Mall at Bay Plaza Property serves a total trade area population of over 1.4 million people and over 555,000 households. Overlapping Bronx County, the Mall at Bay Plaza Property’s trade area is characterized by demographic diversity, cultural richness and economic vitality, making the Mall at Bay Plaza Property an ideal location for tenants to connect with a diverse consumer base.

A third-party market data source indicates that the Mall at Bay Plaza Property is located within the Bronx retail submarket. The Bronx retail Submarket metrics include a vacancy rate of 3.7%, an availability rate of 5.1%, rental rates of $50.48 PSF and a total submarket inventory of 34,200,000 SF of retail space.

A-3-71

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Mall at Bay Plaza Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
Junior Anchor	$55.00	10	3% per annum	$100.00	$25.00
10,001 SF+	$50.00	10	3% per annum	$100.00	$25.00
7,501 SF - 10,000 SF	$65.00	10	3% per annum	$100.00	$25.00
5,001 - 7,500 SF	$75.00	10	3% per annum	$100.00	$25.00
2,501 - 5,000 SF	$85.00	10	3% per annum	$100.00	$25.00
1,201 - 2,500 SF	$95.00	10	3% per annum	$100.00	$25.00
Up to 1,200 SF	$125.00	10	3% per annum	$100.00	$25.00
Inline Food	$250.00	10	3% per annum	$100.00	$25.00
Jewelry	$170.00	10	3% per annum	$100.00	$25.00
Outparcel	$60.00	10	3% per annum	$100.00	$25.00
Restaurant	$55.00	10	3% per annum	$125.00	$30.00
Food Court	$300.00	5	3% per annum	$100.00	$25.00
Storage	$40.00	10	3% per annum	$0.00	$0.00

Source: Appraisal.

The table below presents certain information relating to retail centers comparable to the Mall at Bay Plaza Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Mall at Bay Plaza
Mall at Bay Plaza	2014/NAP	695,857(2)	91.6%(2)	JCPenney, Macy's, Zara, H&M	NAP
Bay Plaza Community Center	1988/2013	568,813	91.0%	AMC Theaters, Stop & Shop	0.3 miles North
Bay Plaza Shopping Center	1988/NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley's Home Store	0.3 miles Southeast
Throggs Neck Shopping Center	2013/NAP	473,312	99.0%	Target	2.0 miles Southeast
Bruckner Commons	1964/1989	508,106	99.0%	BJ's Wholesale Club, Burlington, ShopRite	4.6 miles Southwest
Cross County Shopping Center	1954/1996	938,368	100.0%	Macy's, Target, Stop & Shop, Showcase Cinema	8.0 miles Northwest
Concourse Plaza	1990/2016	245,633	95.0%	Regal Cinemas, Food Bazaar	8.3 miles Southwest
Bronx Terminal Market	2009/NAP	918,537	97.0%	Target, BJ's Wholesale Club, Home Depot	9.6 miles Southwest
Ridge Hill	2011/NAP	1,113,071	100.0%	Lowe's, Wayfair, Showcase Cinema, LA Fitness, Whole Foods Market, Dick's Sporting Goods	9.9 miles Northwest
Weighted Average			97.9%(3)

Source: Appraisal.

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive 323,645 SF attributable to ground leased anchor boxes occupied by Macy’s and JCPenney.
(3)	Weighted Average excludes the Mall at Bay Plaza Property.

Appraisal. The appraised value of $492,274,298 is based on the aggregate of the “Prospective Market Value Subject to Extraordinary Assumption Assuming a Reserve Account Funded” value and the “Excess Land (Lot 17) - Market Value As Is” value, as of September 15, 2025 and August 13, 2025, respectively. As determined by the appraiser, the “as-is” value for the Mall at Bay Plaza Property as of August 13, 2025 is $475,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated August 13, 2025, there was no evidence of any recognized environmental conditions at the Mall at Bay Plaza Property.

A-3-72

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Mall at Bay Plaza Property:

Cash Flow Analysis(1)
	2022	2023	2024	9/30/2025 TTM	UW(2)	UW PSF
Base Rent	$27,196,617	$28,873,066	$28,118,300	$27,178,858	$27,083,541	$38.92
Rent Steps	0	0	0	0	372,371	$0.54
Straight-Line Rent	0	0	0	0	78,576	$0.11
Percentage Rent	2,032,520	1,240,135	1,082,240	642,226	642,226	$0.92
Vacant Income	0	0	0	0	3,829,912	$5.50
Gross Potential Rent	$29,229,137	$30,113,201	$29,200,540	$27,821,084	$32,006,626	$46.00
Reimbursements	2,367,995	2,640,784	2,705,400	3,293,594	6,362,587	$9.14
Garage Income	491,285	610,138	988,568	1,150,670	1,150,670	$1.65
Other Income	5,171,511	5,058,035	5,664,924	5,647,584	5,647,584	$8.12
Net Rental Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932	$45,167,467	$64.91
Vacancy(3)	0	$0	$0	$0	(4,697,038)	($6.75)
Effective Gross Income	$37,259,928	$38,422,158	$38,559,432	$37,912,932	$40,470,428	$58.16
Real Estate Taxes(4)	1,798,769	1,894,079	2,166,036	2,209,847	4,300,272(5)	$6.18
Insurance	275,504	284,691	224,050	238,909	224,052	$0.32
Management	584,583	602,264	584,011	556,422	607,056	$0.87
Utilities	3,438,538	3,579,499	3,551,202	3,368,644	3,542,700	$5.09
Other Expenses	5,747,997	5,510,528	5,392,615	5,311,180	5,257,956	$7.56
Total Expenses	$11,845,391	$11,871,061	$11,917,914	$11,685,002	$13,932,037	$20.02
Net Operating Income	$25,414,537	$26,551,097	$26,641,518	$26,227,930	$26,538,392	$38.14
Replacement Reserves	0	0	0	0	55,832	$0.08
Net Cash Flow	$25,414,537	$26,551,097	$26,641,518	$26,227,930	$26,482,560	$38.06

Occupancy %	95.9%	96.3%	96.3%	91.6% (6)	87.8%(3)
NOI DSCR(7)	2.20x	2.29x	2.30x	2.27x	2.29x
NCF DSCR(7)	2.20x	2.29x	2.30x	2.27x	2.29x
NOI Debt Yield(7)	14.9%	15.6%	15.7%	15.4%	15.6%
NCF Debt Yield(7)	14.9%	15.6%	15.7%	15.4%	15.6%

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll dated as of October 29, 2025 inclusive of contractual rent steps through 2026.
(3)	UW economic vacancy is 12.2%. The Mall at Bay Plaza Property was 91.6% physically occupied per October 29, 2025 rent roll and 84.2% occupied exclusive of ground leased anchor boxes occupied by Macy’s and JCPenney.
(4)	The Mall at Bay Plaza Property is comprised of nine tax lots/parcels of which four tax lots benefit from 15-year and 25-year ICAP tax abatements and two lots benefit from 25-year ICAP tax abatements. Five of the tax abatements commenced in tax year 2015/2016 and one commenced in tax year 2016/2017. According to the appraisal, unabated real estate taxes for fiscal year 2025 / 2026 are approximately $14.9 million.
(5)	UW Real Estate Taxes are inclusive of the taxes paid directly by JCPenney and Macy’s. Historical tax figures have excluded JCPenney and Macy’s taxes due to the tenants paying their share of taxes directly.
(6)	TTM Occupancy is as of October 29,2025
(7)	DSCR and Debt Yields are based on the Mall at Bay Plaza Senior Loan.

The following table presents the appraisal’s determined real estate tax abatement burn-off throughout the term of the Mall at Bay Plaza Whole Loan. Based on the in-place leases as of September 16, 2025. Based on in-place contractual leases, tenants at the Mall of Bay Plaza Property currently reimburse approximately 59.5% of real estate tax expenses. Further, assuming no further conversions to NNN lease structure, based on in-place contractual leases, it is estimated that tenants will reimburse approximately 51.8% of the incremental real estate tax burden as the abatement burns-off over the term of the Mall at Bay Plaza Whole Loan:

ICAP Tax Abatement Projections(1)(2)
Fiscal Year	2025/26	2026/27	2027/28	2028/29	2029/30	2030/31
Unabated Tax Amount	$12,569,912	$12,949,523	$13,340,600	$13,743,484	$14,158,538	$14,586,126
Abated Tax Amount	$2,271,005	$3,862,769	$5,561,331	$7,358,031	$9,257,239	$11,263,498

Source: Appraisal.

(1)	ICAP tax abatement projections are calculated using the assumptions as outlined within the appraisal.
(2)	The total tax abatement burn-off period for the Mall at Bay Plaza Property continues through fiscal year 2040 / 2041.

A-3-73

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Escrows and Reserves.

Tax Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $1,384,553 into an escrow for taxes and other assessments, if any. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such taxes and other charges have been paid prior to the date due and (B) so long as no Cash Sweep Period (as defined below) has occurred and is continuing.

Insurance Reserve – At the Mall at Bay Plaza Whole Loan origination, an escrow account was established insurance and other assessments. In addition, the Borrowers are required to make monthly deposits into such reserve in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable during the next 12 months. The monthly deposit requirements will be waived if (A) the Borrowers provide satisfactory evidence that such insurance payments and other charges have been paid prior to the date due, (B) the Mall at Bay Plaza Property is insured under a blanket policy and (C) so long as no event of default under the Mall at Bay Plaza Whole Loan agreement has occurred and is continuing.

HVAC Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $2,990,000 into the HVAC replacement reserve. These funds will be used to satisfy the required HVAC renovations and improvements as required within the Mall at Bay Plaza Whole Loan agreement. Borrowers’ failure to satisfy such requirements within six months of closing, or any extended period granted not to exceed an additional three months, will result in an event of default (a “HVAC Event of Default”). Upon the occurrence of a HVAC Event of Default, these funds may be used by lender for completion of the HVAC work or used for payment of the outstanding debt.

Replacement Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers made an initial deposit of $4,653 into an escrow for replacement reserves. Continuing on a monthly basis thereafter, the Borrowers must deposit $4,653 ($0.08 PSF, per year) into the replacement reserve, subject to a cap of $111,664, which is equal to two years of deposits.

Lease Rollover Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers deposited $6,000,000 into the lease rollover reserve to be used by the Borrowers for tenant improvement and leasing commission costs at the Mall at Bay Plaza Property. If at any time the balance of the lease rollover reserve is less than $1,000,000, the Borrowers must commence making monthly deposits in the amount of $31,018 ($0.53 PSF, per year). Additionally, within one day of Borrowers’ receipt of any termination fee or consideration in connection with any tenant’s election to exercise an early termination option within its lease, said funds must be deposited into the rollover reserve, provided that such lease termination payments must be used for releasing the vacated space in connection with the termination fee and any excess lease termination fees for such space after releasing shall be used for any free rent periods for such space and then released to the Borrowers.

Outstanding TI Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers were required to deposit with lender an amount equal to the sum of any outstanding tenant improvement allowances and/or leasing commissions due in connection with any lease at the Mall at Bay Plaza Property. This deposit amount totals $3,335,236.

Gap Rent Reserve – At the Mall at Bay Plaza Whole Loan origination, the Borrowers were required to deposit with lender an amount equal to the sum of any gap rent and/or free rent credits remaining in connection with any leases at the Mall at Bay Plaza Property. This deposit amount totals $583,333.

Lockbox and Cash Management.

The Mall at Bay Plaza Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account and to deposit any rents otherwise received in such account within one business days after receipt. Additionally, Mall 1-BP must direct Mall 2-BP, as tenant under the JCPenney Ground Lease (as defined below), to deliver all ground rent payable directly into the lockbox account. During the continuance of a Cash Sweep Period, all funds in the lockbox account and such funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied and disbursed in accordance with the Mall at Bay Plaza Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Mall at Bay Plaza Whole Loan during the continuance of such Cash Sweep Period, or (ii) if no Cash Sweep Period is continuing, disbursed to the lockbox account with any funds remaining after the debt has been paid in full to the Borrowers.

A “Cash Sweep Period” means each period commencing upon the occurrence of (a) an event of default, (b) any bankruptcy action of borrower, (c) any bankruptcy action of manager, or (d) the debt service coverage ratio based on the trailing one quarter period immediately preceding the date of such determination being less than 1.20x.

A Cash Sweep Period will end upon the earlier of (A) the payment date next occurring following (i) with respect to clause (a) above, the acceptance by lender of a cure of such event of default, (ii) with respect to clause (c) above, if the Borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of the bankruptcy action, or (iii) with respect to clause (d) above, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive quarters based upon the trailing two quarter period immediately preceding the date of determination, or (B) until the payment in full of all principal and interest on the Mall at Bay Plaza Whole Loan and all other amounts payable under the Mall at Bay Plaza Whole Loan documents in accordance with the loan agreement; provided, however, that (X) no event of default is continuing, (Y) in no event may the Borrowers cure a Cash Sweep Period caused by clauses (a) and (c) above more than two times in the aggregate, and (Z) Borrowers must have paid all of lender’s reasonable expenses incurred in connection with curing such Cash Sweep Period including reasonable attorney’s fees and expenses.

Subordinate Debt. The Mall at Bay Plaza Property secures the Mall at Bay Plaza Whole Loan which is comprised of the Mall at Bay Plaza Senior Loan and the Mall at Bay Plaza Subordinate Loan. The Mall at Bay Plaza Mortgage Loan is being included in the pool of mortgage loans that secures the BANK5 2025-5YR18 pooled certificates. The Mall at Bay Plaza Subordinate Loan is not included in such pool of mortgage loans but is intended to secure certain loan-specific certificates expected to be issued in a future securitization.

The Mall at Bay Plaza Senior Loan is entitled to payments of interest that are senior in right of payment to the Mall at Bay Plaza Subordinate Loan. The holders of the promissory notes evidencing the Mall at Bay Plaza Whole Loan have entered into a co-lender agreement that sets forth the allocation of collections on the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Mall at Bay Plaza AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus.

A-3-74

Retail – Super Regional Mall	Loan #9	Cut-off Date Balance:	$30,000,000
200 Baychester Avenue	Mall at Bay Plaza	Cut-off Date LTV:	34.5%
The Bronx, NY 10475		UW NCF DSCR:	2.29x
		UW NOI Debt Yield:	15.6%

Permitted Future Mezzanine Debt. The Borrowers have a one-time right to obtain a new mezzanine loan subject to (i) 30 days’ notice, (ii) no event of default ongoing, (iii) the aggregate principal amount of the new mezzanine loan does not result in a LTV greater than 56.9% or a debt service coverage ratio less than 1.41x, (iv) the existing lender and new mezzanine lender enter into an intercreditor agreement, subject to rating agency confirmation, and (v) the terms are in accordance with the Mall at Bay Plaza Whole Loan documents, any other applicable documents, and are acceptable to lender in its discretion.

The following table presents certain metrics related to the Mall at Bay Plaza Subordinate Loan:

Mall at Bay Plaza Subordinate Loan(1)
Cut-off Date Balance	Interest Rate	UW NOI Debt Yield(1)	UW NCF Debt Yield(1)	UW NOI Debt Yield at Maturity(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Maturity Date LTV Ratio(1)
$110,000,000	6.2950%	9.5%	9.5%	9.5%	1.42x	56.9%	56.9%

(1)	UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the principal balance of the Mall at Bay Plaza Whole Loan

Ground Lease. Both of the anchor tenants at the Mall at Bay Plaza Property, JCPenney and Macy’s, are subject to ground leases. Additionally, Lot 17, which comprises 35,575 SF of vacant land utilized as additional parking, is subject to a ground lease with an affiliate of the Borrowers, Mall 3-Bay Plaza, LLC (“Mall 3-BP”), as the ground tenant. Each of the fee interests owned by Bay Plaza and Mall 1-BP and Mall 2-BP’s leasehold interest secures the Mall at Bay Plaza Whole Loan as collateral, while Macy’s leasehold interest and Mall-3 BP’s leasehold interest are not pledged as collateral for the Mall at Bay Plaza Whole Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the prospectus for additional information.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-75

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

A-3-76

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

A-3-77

Mortgage Loan No. 10 – 1010 Pacific Street

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Brooklyn, NY 11238
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.2%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsors:	David Bistricer and Sam Levinson			Year Built/Renovated:	2023/NAP
Guarantor:	Clipper Realty Inc.			Size:	175 Units
Mortgage Rate:	5.7300%			Cut-off Date Balance per Unit(1):	$482,857
Note Date:	10/1/2025			Maturity Date Balance per Unit(1):	$482,857
Maturity Date:	10/6/2030			Property Manager:	Clipper Realty L.P.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$6,509,472
Seasoning:	2 months			UW NCF:	$6,465,722
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield(1):	7.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield(1):	7.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	7.7%
Additional Debt Balance(1):	$54,500,000			UW NCF DSCR(1):	1.32x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$6,035,495 (7/31/2025 TTM)
				2nd Most Recent NOI:	$6,208,777 (12/31/2024)
				3rd Most Recent NOI(3):	NAV
				Most Recent Occupancy:	97.7% (9/29/2025)
Reserves(2)				2nd Most Recent Occupancy:	97.3% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(3):	NAV
RE Taxes:	$39,070	$7,814	NAP	Appraised Value (as of):	$123,000,000 (8/28/2025)
Insurance:	$81,576	$13,596	NAP	Appraised Value per Unit:	$702,857
Replacement Reserve:	$0	$3,646	NAP	Cut-off Date LTV Ratio(1):	68.7%
Rent Holdback Reserve:	$120,793	$0	NAP	Maturity Date LTV Ratio(1):	68.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$84,500,000	100.0%	Loan Payoff:	$80,396,456	95.1%
			Return of Equity:	$2,036,888	2.4%
			Closing Costs:	$1,825,217	2.2%
			Upfront Reserves:	$241,439	0.3%
Total Sources:	$84,500,000	100.0%	Total Uses:	$84,500,000	100.0%

(1)	The 1010 Pacific Street Mortgage Loan (as defined below) is part of the 1010 Pacific Street Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $84,500,000. Financial Information presented in the chart above is based on the 1010 Pacific Street Whole Loan.
(2)	See “Escrows and Reserves” for more information.
(3)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the 1010 Pacific Street Property (as defined below) was constructed in 2023.

The Mortgage Loan. The tenth largest mortgage loan (the “1010 Pacific Street Mortgage Loan”) is secured by the borrower’s fee simple interest in a 175-unit, high-rise multifamily property located in the Crown Heights neighborhood of Brooklyn, New York (the “1010 Pacific Street Property”). The 1010 Pacific Street Mortgage Loan is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $84,500,000 (the “1010 Pacific Street Whole Loan”). The 1010 Pacific Street Whole Loan was co-originated on October 1, 2025 by Citi Real Estate Funding Inc. and Morgan Stanley Bank, N.A., and accrues interest at a fixed rate of 5.7300% per annum. The 1010 Pacific Street Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the 1010 Pacific Street Whole Loan is October 6, 2030. The 1010 Pacific Street Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $30,000,000. The 1010 Pacific Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2025-V18 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the 1010 Pacific Street Whole Loan.

1010 Pacific Street Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$54,500,000	$54,500,000	Benchmark 2025-V18	Yes
A-2	$30,000,000	$30,000,000	BANK5 2025-5YR18	No
Total	$84,500,000	$84,500,000

A-3-78

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

The Borrower and the Borrower Sponsors. The borrower is 1010 Pacific Owner LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure.

The borrower sponsors are David Bistricer and Sam Levinson of Clipper Realty Inc. (“Clipper Realty”). The non-recourse carveout guarantor is Clipper Realty. Clipper Realty (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area with a portfolio of 10 assets in Manhattan and Brooklyn. David Bistricer is a co-chairman and the Chief Executive Officer of Clipper Realty and Sam Levinson is a co-chairman and the head of the investment committee of Clipper Realty.

The Property. The 1010 Pacific Street Property is a nine-story, 175 unit, high-rise multifamily property located in the Crown Heights neighborhood of Brooklyn, New York. The 1010 Pacific Street Property was completed in 2023 and includes 62 below-grade parking spaces which are leased to HVPT Icon Parking, LLC. Amenities at the 1010 Pacific Street Property include a fitness center, roof deck, lounge and bar, media room, pet spa, kids’ area and laundry rooms on every floor. Primary access to the Crown Heights neighborhood is provided by the A, C, 2, 3, and 4 trains, all of which provide direct access to Manhattan.

The unit mix at the 1010 Pacific Street Property consists of 16 studios, 129 one-bedroom units, and 30 two-bedroom units with an average unit size of 659 SF. Of the 175 units at the 1010 Pacific Street Property, 53 units are designated as affordable units. Unit amenities include stainless steel appliances, hardwood floors, central air and quartz countertops. As of September 29, 2025, the 1010 Pacific Street Property was 97.7% leased.

The 1010 Pacific Street Property benefits from a 35-year 421-a Affordable New York Housing Tax Exemption Program exemption. In order to qualify for the tax exemption, at least 30% of the units at the 1010 Pacific Street Property (53 units) must be leased as “affordable units,” which are defined as affordable to a household whose income does not exceed 130% of the area median income (“AMI”). For years one through 25 of such exemption, 100% of the projected assessed value of the 1010 Pacific Street Property improvements on the tax lot would be exempt from real estate taxes. The exemption falls to 30% in years 26 through 35 of such exemption. Taxes were underwritten to the appraisal’s abated 2025/2026 taxes of $88,223. The appraisal’s estimated full tax liability for the 2025/2026 tax year is $2,136,409. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus.

The 1010 Pacific Street Property is subject to a Mandatory Inclusionary Housing Restrictive Declaration (the “1010 Pacific Street Declaration”) pursuant to which 52 of the 175 units at the 1010 Pacific Street Property must be affordable housing units. Under the 1010 Pacific Street Declaration, such 52 units are restricted to tenants earning not more than 80% of AMI. The 1010 Pacific Street Declaration requires the affordable units to be rent stabilized. Maximum rent for each affordable unit is 30% of the related percentage of AMI. The lender entered into a subordination agreement subordinating the 1010 Pacific Street Whole Loan to the 1010 Pacific Street Declaration. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties” in the prospectus. The 52 affordable units under the 1010 Pacific Street Declaration are also counted toward the 53 affordable units required in connection with the 421-a tax exemption, with one additional unit leased to tenants with a maximum income of 130% of AMI to satisfy the requirements of the 421-a tax exemption.

The following table presents detailed information with respect to the units at the 1010 Pacific Street Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit	Monthly Average Rent PSF
Studio Market	11	11	100.0%	427	$3,148	$7.37
Studio 80% AMI	4	4	100.0%	441	$1,655	$3.75
Studio 130% AMI	1	1	100.0%	447	$2,841	$6.35
1 Bedroom Market	90	86	95.6%	642	$4,191	$6.55
1 Bedroom 80% AMI	39	39	100.0%	630	$1,763	$2.80
2 Bedroom Market	21	21	100.0%	865	$5,294	$6.12
2 Bedroom 80% AMI	9	9	100.0%	884	$2,110	$2.39
Total/Wtd. Avg.	175	171	97.7%	659	$3,529	$5.41

(1)	Information is based on the underwritten rent roll dated September 29, 2025.

The Market. The 1010 Pacific Street Property is located at 1010 Pacific Street in the Crown Heights neighborhood of Brooklyn, New York and is situated one block south of Atlantic Avenue and nine blocks north of Prospect Park. The Crown Heights neighborhood offers access to multiple museums and attractions, including the Brooklyn Museum, Brooklyn Botanic Gardens and Prospect Park. Primary access to the Crown Heights Neighborhood is provided by the A, C, 2, 3 and 4 trains, all of which provide direct access to Manhattan.

According to a third-party market research report, the 1010 Pacific Street Property is located within the Prospect Park multifamily submarket of the New York Metro multifamily market. As of October 2, 2025, the Prospect Park multifamily submarket had inventory of 66,818 units, a vacancy rate of 3.9%, and average asking rent of $3,178 per month.

A-3-79

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

The following table presents certain information relating to comparable multifamily rental properties to the 1010 Pacific Street Property:

Comparable Rental Properties
Property / Location	Distance from Subject	Year Built / Renovated	# Total Units	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit
1010 Pacific Street (subject)(1) 1010 Pacific Street Brooklyn, NY 11238		2023 / NAP	175	Studio Market Studio 80% AMI Studio 130% AMI 1 Bedroom Market 1 Bedroom 80% AMI 2 Bedroom Market 2 Bedroom 80% AMI	427 441 447 642 630 865 884	$3,148 $1,655 $2,841 $4,191 $1,763 $5,294 $2,110
545 Washington Avenue Brooklyn, NY 11238	0.6 mi	2009 / NAP	63	2 BR / 2 BA	1,014	$5,600
550 Vanderbilt Avenue Brooklyn, NY 11238	0.6 mi	2017 / NAP	278	Studio 1 BR / 1 BA 2 BR / 2 BA	468 646 1,053	$3,350 $4,500 $6,950
564 Saint John's Place Brooklyn, NY 11238	0.9 mi	2022 / NAP	193	1 BR / 1 BA 2 BR / 1 BA	583 612	$4,306 $4,263
461 Dean Street Brooklyn, NY 11217	1.0 mi	2016 / NAP	365	Studio 1 BR / 1 BA 2 BR / 2 BA	456 729 1,086	$3,595 $4,795 $6,295
409 Eastern Parkway Brooklyn, NY 11217	1.0 mi	2018 / NAP	186	1 BR / 1 BA 2 BR / 2 BA	602 952	$3,976 $5,995
1120 Saint John's Place Brooklyn, NY 11213	1.4 mi	2022 / NAP	75	Studio	423	$2,800
66 Rockwell Place Brooklyn, NY 11217	1.6 mi	2013 / NAP	326	Studio	521	$3,595
262 9th Street Brooklyn, NY 11215	2.5 mi	2021 / NAP	72	Studio 1 BR / 1 BA	367 640	$3,000 $3,800

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated September 29, 2025 other than Year Built / Renovated.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 1010 Pacific Street Property:

Market Rent Summary
Unit Mix/Type	Units(1)	Average Size (SF) (1)	Avg. Monthly Rent per Unit(1)	Avg. Monthly Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF(1)
Studio Market	11	427	$3,148	$7.37	$3,175	$7.43
Studio 80% AMI	4	441	$1,655	$3.75	$1,623(1)	$3.68
Studio 130% AMI	1	447	$2,841	$6.35	$2,841(1)	$6.35
1 Bedroom Market	90	642	$4,191	$6.55	$4,225	$6.58
1 Bedroom 80% AMI	39	630	$1,763	$2.80	$1,763(1)	$2.80
2 Bedroom Market	21	865	$5,294	$6.12	$5,275	$6.10
2 Bedroom 80% AMI	9	884	$2,110	$2.39	$2,110(1)	$2.39
Total/Average	175	659	$3,529	$5.41	$3,560	$5.40

Source: Appraisal, unless otherwise indicated.

(1)	Based on the underwritten rent roll dated September 29, 2025.

Appraisal. The appraisal concluded to an “as-is” value for the 1010 Pacific Street Property of $123,000,000 as of August 28, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated September 12, 2025, there is a controlled recognized environmental condition at the 1010 Pacific Street Property related to residual contamination with engineering controls. See “Description of the Mortgage Pool—Environmental Considerations” In the prospectus.

A-3-80

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the 1010 Pacific Street Property:

Cash Flow Analysis(1)
	12/31/2024	7/31/2025 TTM	UW	UW per Unit
Gross Potential Rent	$6,891,184	$6,684,945	$7,444,318	$42,539
Other Income(2)	$213,557	$243,656	$366,986	$2,097
(Vacancy / Credit Loss)	$0	$0	($223,330)	($1,276)
Effective Gross Income	$7,104,741	$6,928,601	$7,587,974	$43,360

Real Estate Taxes(3)	$88,533	$88,223	$88,223	$504
Insurance	$111,310	$120,615	$155,383	$888
Other Expenses(4)	$696,121	$684,268	$834,896	$4,771
Total Expenses	$895,964	$893,106	$1,078,502	$6,163

Net Operating Income	$6,208,777	$6,035,495	$6,509,472	$37,197
Capital Expenditures	$0	$0	$43,750	$250
TI/LC	$0	$0	$0	$0
Net Cash Flow	$6,208,777	$6,035,495	$6,465,722	$36,947

Occupancy %(5)	97.3%	96.6%	97.0%
NOI DSCR(6)	1.26x	1.23x	1.33x
NCF DSCR(6)	1.26x	1.23x	1.32x
NOI Debt Yield(6)	7.3%	7.1%	7.7%
NCF Debt Yield(6)	7.3%	7.1%	7.7%

(1)	Historical financial information prior to 2024 is not available because the 1010 Pacific Street Property was constructed in 2023.
(2)	Other Income includes parking income, laundry income and other miscellaneous income.
(3)	Real Estate Taxes are underwritten based on the abated taxes for the 2025/2026 tax year reflecting the 421-a tax abatement.
(4)	Other Expenses includes payroll and benefits, repairs and maintenance and general and administrative expenses.
(5)	7/31/2025 TTM Occupancy % represents the physical occupancy as of 7/31/2025. UW Occupancy % represents the economic occupancy.
(6)	DSCRs and Debt Yields are based on the 1010 Pacific Street Whole Loan.

Escrows and Reserves.

Real Estate Tax Escrows – On the 1010 Pacific Street Whole Loan origination date, the borrower was required to make an upfront deposit of approximately $39,070 into a reserve for real estate taxes. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $7,814).

Insurance Escrows – On the 1010 Pacific Street Whole Loan origination date, the borrower was required to make an upfront deposit of approximately $81,576 into a reserve for insurance premiums. At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the 1010 Pacific Street Property does not constitute an approved blanket or umbrella policy pursuant to the 1010 Pacific Street Whole Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $13,596).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, $3,646.

Rent Holdback Reserve – On the 1010 Pacific Street Whole Loan origination date, the borrower was required to make an upfront deposit of $120,793 into a rent holdback reserve relating to tenants which are delinquent in rent.

Lockbox / Cash Management. The 1010 Pacific Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all non-residential tenants under non-residential leases at the 1010 Pacific Street Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 1010 Pacific Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1010 Pacific Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1010 Pacific Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 1010 Pacific Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A-3-81

Multifamily – High Rise	Loan #10	Cut-off Date Balance:	$30,000,000
1010 Pacific Street	1010 Pacific Street	Cut-off Date LTV:	68.7%
Brooklyn, NY 11238		U/W NCF DSCR:	1.32x
		U/W NOI Debt Yield:	7.7%

“Trigger Period” means a period: (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the 1010 Pacific Street Whole Loan documents, and (ii) the debt service coverage ratio being less than 1.15x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the 1010 Pacific Street Whole Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Terrorism Insurance.  The 1010 Pacific Street Whole Loan documents require that the borrower obtains and maintains an “all risk” or “special perils” insurance policy that provides coverage for loss caused by acts of terrorism in an amount not less than 100% of the full replacement cost of the 1010 Pacific Street Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of up to 12 months. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-82

Mortgage Loan No. 11 – ExchangeRight Net Leased Portfolio #72

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$25,910,000			Location(5):	Various, Various
Cut-off Date Balance:	$25,910,000			General Property Type(5):	Various
% of Initial Pool Balance:	3.6%			Detailed Property Type(5):	Various
Loan Purpose:	Acquisition			Title Vesting:	Fee
Borrower Sponsors:	David Fisher, Warren Thomas, Joshua			Year Built/Renovated(5):	Various/Various
	Ungerecht and			Size:	241,558 SF
	ExchangeRight Real Estate, LLC			Cut-off Date Balance PSF:	$107
Guarantors:	David Fisher, Warren Thomas,			Maturity Date Balance PSF:	$107
	Joshua Ungerecht and			Property Manager:	NLP Management, LLC (borrower-
	ExchangeRight Real Estate, LLC				related)
Mortgage Rate:	5.7000%
Note Date:	9/30/2025
Maturity Date:	10/1/2030
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,170,289
IO Period:	60 months			UW NCF:	$3,134,055
Seasoning:	2 months			UW NOI Debt Yield:	12.2%
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF Debt Yield	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	12.2%
Additional Debt Type:	NAP			UW NCF DSCR:	2.09x
Additional Debt Balance:	NAP			Most Recent NOI(6):	NAV
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(6):	NAV
				3rd Most Recent NOI(6):	NAV
Reserves				Most Recent Occupancy:	100.0% (12/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	NAV
RE Taxes:	$17,422	$17,422(1)	NAP	3rd Most Recent Occupancy(6):	NAV
Insurance:	$0	Springing(2)	NAP	Appraised Value (as of)(7):	$51,815,000 (Various)
Replacement Reserve:	$219,402	Springing(3)	NAP	Appraised Value PSF:	$215
Deferred Maintenance:	$42,908	$0	NAP	Cut-off Date LTV Ratio:	50.0%
TI/LC Reserve:	$500,000	Springing(4)	NAP	Maturity Date LTV Ratio:	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,910,000	49.5%	Purchase Price:	$51,037,134	97.5%
Borrower Sponsor Equity:	$26,455,568	50.5%	Closing Costs:	$548,703	1.0%
			Reserves:	$779,732	1.5%
Total Sources:	$52,365,568	100.0%	Total Uses:	$52,365,568	100.0%

(1)	The borrower is required to make monthly deposits in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months, provided that no such deposit will be required with respect to the Direct Tax Pay Tenants (as defined below) so long as the Direct Pay Conditions (as defined below) are satisfied. “Direct Tax Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to pay taxes for the applicable property directly to the applicable taxing authority and is actually exercising such right or complying with such obligation. The initial Direct Tax Pay Tenants are the tenants at the (i) AutoZone – Hazle Township, PA, (ii) Wild Fork Foods – Aurora, IL, (iii) SLB Tractor Supply – Clare, MI, (iv) SLB Tractor Supply – Clio, MI, (v) SLB Tractor Supply – Hudson, MI, and (vi) SLB Tractor Supply – Muskegon, MI properties. “Direct Pay Conditions” means (i) no event of default exists, (ii) the borrower provides proof of payment by the applicable tenant (or the borrower) of the applicable tax, insurance or capital expense (in the case of taxes and insurance, on or before 15 days prior to the last date on which the taxes can be paid without the accrual of interest or penalties or 15 days prior to the due date for such insurance premium, as applicable), (iii) the tenant’s lease is not subject to any default beyond any applicable grace or cure period by either the borrower or such tenant, and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the applicable expense has been materially jeopardized.
(2)	The borrower’s obligation to make monthly payments into an insurance reserve in an amount equal to 1/12th of the insurance premiums will be waived so long as (i) no event of default exists and (ii) the borrower maintains a blanket policy that satisfies the requirements of the ExchangeRight Net Leased Portfolio #72 Mortgage Loan (as defined below) documents. In addition, insurance reserve deposits are not required for Direct Insurance Pay Tenants (as defined below) provided that the Direct Pay Conditions are satisfied. “Direct Insurance Pay Tenant” means any tenant that has the right or the obligation pursuant to its lease to maintain all or a portion of the insurance for the applicable property and to pay insurance premiums directly to the insurance company and is actually exercising such right or complying with such obligation. The initial Direct Insurance Pay Tenants (which maintain property and terrorism insurance for the applicable property) are the tenants at the (i) Dollar General - Covington (Hwy 437), LA, (ii) Dollar General - Covington (Ronald Reagan), LA, (iii) Dollar General - Johnstown, PA, (iv) Dollar General Market - Ponchatoula, LA, (v) Dollar General - Phenix City, AL, (vi) Dollar General - South Park, PA, (vii) SLB Tractor Supply - Clare, MI, (viii) SLB Tractor Supply - Clio, MI, (ix) SLB Tractor Supply - Hudson, MI, (x) SLB Tractor Supply - Muskegon, MI, and (xi) Wild Fork Foods - Aurora, IL properties.
(3)	The borrower will be required during a cash management period to make monthly deposits into the replacement reserve account equal to the product of $0.15 and the aggregate number of rentable SF at the ExchangeRight Properties (as defined below) (initially approximately $3,019): provided that such deposits will not be required for square footage leased by tenants which are obligated under their leases to pay capital expenses for their premises; in each case, to the extent the Direct Pay Conditions are satisfied. The initial such tenants are the tenants at the (i) Dollar General - Covington (Hwy 437), LA, (ii) Dollar General - Covington (Ronald Reagan), LA, (iii) Dollar General - Johnstown, PA, (iv) Dollar General Market - Ponchatoula, LA, (v) Dollar General - Phenix City, AL, (vi) Dollar General - South Park, PA and (vii) Wild Fork Foods – Aurora, IL properties.
(4)	The borrower will be required during a cash management period to make monthly deposits into the TI/LC reserve account equal to the product of $0.70 and the aggregate number of rentable SF at the ExchangeRight Properties (initially approximately $14,091).
(5)	See “The Properties” section below.
(6)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties were acquired by the borrower between December 4, 2024 and August 25, 2025.
(7)	The individual appraised value as-of dates are between June 10, 2025 and September 4, 2025.
A-3-83

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

The Mortgage Loan. The eleventh largest mortgage loan (the “ExchangeRight Net Leased Portfolio #72 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,910,000 and secured by the fee interests in 14 net leased, single-tenant retail properties and one medical office property, located in seven states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #72 Mortgage Loan is ExchangeRight Net-Leased Portfolio 72 DST, a Delaware statutory trust with at least one independent director. The borrower sponsors are David Fisher, Warren Thomas, Joshua Ungerecht and ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 26,000,000 SF of commercial properties under management and owns more than 1,300 investment-grade retail and multifamily properties located across 47 states. ExchangeRight Real Estate, LLC and its three owners, David Fisher, Warren Thomas and Joshua Ungerecht (collectively, the “Individual Guarantors”), are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan.

The borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #72 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #72 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #72 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #72 Master Tenant’s interest in all tenant rents was assigned to the borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #72 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, the lender has the right to cause the borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #72 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, (ii) the lender’s good faith determination that the borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties or (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #72 Mortgage Loan is not delivered to the lender.

At any time following September 30, 2026, the borrower sponsor has the right to effect a Qualified Transfer. A “Qualified Transfer” means a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #72 Master Tenant to an Approved Transferee (as defined below) and a replacement of the non-recourse carveout guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the borrower and ExchangeRight Net Leased Portfolio #72 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below) and for whom the lender has received a reasonably acceptable credit check and searches, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 SF in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 (excluding the ExchangeRight Properties) or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower and (6) causes borrower to be converted from a Delaware statutory trust unless borrower is solely owned by a person under management control of the Individual Guarantors and is no longer treated as an investment trust pursuant to Regulation Section 301.7701-4(c) of the Internal Revenue Code.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

A-3-84

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

In addition, at any time following September 30, 2026, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #72 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that is management controlled by the Approved REIT and meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors with such Approved REIT, or provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors, ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership (or such other acceptable replacement guarantor(s) satisfactory to the lender in its sole discretion), provided certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #72 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved REIT (or other acceptable replacement guarantor) executes a guarantee of recourse obligations (in substantially the form as the guarantee delivered at origination) pursuant to which it agrees to be liable under such guaranty (from and after the transfer), (iv) the Approved REIT (or a subsidiary thereof that is management controlled by the Approved REIT) owns 51% of the beneficial ownership interests in the borrower and ExchangeRight Net Leased Portfolio #72 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, rating agency confirmation from each applicable rating agency.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check and searches; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 0.50% of all equity interests or (y) equity interests valued at not less than $15,000,000, and (b) under the management control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check and searches, and (2) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income Strategy), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

The Properties. The ExchangeRight Properties are comprised of 14 single-tenant retail properties and one medical office property totaling 241,558 SF and located across seven states. The ExchangeRight Properties are located in Michigan (four properties, 47.9% of NRA and 42.9% of underwritten rent), California (one property, 11.7% of NRA and 16.8% of underwritten rent), Louisiana (three properties, 12.5% of NRA and 11.4% of underwritten rent), Pennsylvania (three properties, 12.7% of NRA and 9.8% of underwritten rent), Alabama (two properties, 9.4% of NRA and 8.9% of underwritten rent), Illinois (one property, 1.6% of NRA and 5.8% of underwritten rent) and South Carolina (one property, 4.1% of NRA and 4.4% of underwritten rent). Built between 1976 and 2025, with six of the 15 properties built in 2024 and one of the 15 properties built in 2025, the ExchangeRight Properties range in size from 3,800 SF to 42,981 SF.

Fourteen ExchangeRight Properties are leased to the following six nationally recognized tenants operating in diverse retail segments: Tractor Supply Company, Dollar General, Dollar Tree, AutoZone, Dollar General Market and Wild Fork Foods. One of the ExchangeRight Properties is a medical office property leased to Sutter Valley Medical Foundation. As of the Cut-off Date, the ExchangeRight Properties have a weighted average remaining lease term of approximately 15.0 years. Leases representing 100.0% of NRA and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #72 Mortgage Loan.

The following table presents certain information relating to the state locations of the ExchangeRight Properties:

Geographic Summary
State	Number of Properties	Tenant SF	% of Collateral SF	Annual UW Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
MI	4	115,718	47.9%	$1,451,945	$12.55	42.9%
CA	1	28,369	11.7%	$567,230	$19.99	16.8%
LA	3	30,158	12.5%	$386,700	$12.82	11.4%
PA	3	30,759	12.7%	$331,930	$10.79	9.8%
AL	2	22,754	9.4%	$302,633	$13.30	8.9%
IL	1	3,800	1.6%	$195,000	$51.32	5.8%
SC	1	10,000	4.1%	$149,700	$14.97	4.4%
Subtotal/Wtd. Avg.	15	241,558	100.0%	$3,385,138	$14.01	100.0%

Source:	Appraisals and Underwritten Rent Roll

A-3-85

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their appraised values.

ExchangeRight Properties Summary
Property Name	Year Built/ Renovated(1)	Tenant NRSF	% of Portfolio NRSF	Lease Expiration Date	Appraised Value(1)	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent	Renewal Options
Sutter Healthcare - Modesto, CA	Modesto, CA	28,369	11.7%	8/31/2039	$9,350,000	18.0%	$567,230	$19.99	16.8%	3, 5-Year
SLB Tractor Supply - Clio, MI	Clio, MI	28,886	12.0%	9/30/2045	$7,900,000	15.2%	$503,200	$17.42	14.9%	3, 5-Year
SLB Tractor Supply - Clare, MI	Clare, MI	21,921	9.1%	9/30/2040	$5,600,000	10.8%	$358,825	$16.37	10.6%	3, 5-Year
SLB Tractor Supply - Hudson, MI	Hudson, MI	21,930	9.1%	9/30/2040	$5,000,000	9.6%	$319,020	$14.55	9.4%	3, 5-Year
SLB Tractor Supply - Muskegon, MI	Muskegon, MI	42,981	17.8%	9/30/2045	$4,250,000	8.2%	$270,900	$6.30	8.0%	3, 5-Year
Wild Fork Foods - Aurora, IL	Aurora, IL	3,800	1.6%	2/1/2040	$3,120,000	6.0%	$195,000	$51.32	5.8%	4, 5-Year
Dollar General - Phenix City, AL	Phenix City, AL	12,754	5.3%	11/30/2038	$2,160,000	4.2%	$154,233	$12.09	4.6%	5, 5-Year
Dollar Tree - Summerville, SC	Summerville, SC	10,000	4.1%	7/31/2035	$2,075,000	4.0%	$149,700	$14.97	4.4%	4, 5-Year
Dollar General Market - Ponchatoula, LA	Ponchatoula, LA	10,566	4.4%	9/30/2039	$2,060,000	4.0%	$145,439	$13.76	4.3%	5, 5-Year
Dollar Tree - Southside, AL	Southside, AL	10,000	4.1%	2/28/2035	$2,050,000	4.0%	$148,400	$14.84	4.4%	5, 5-Year
AutoZone - Hazle Township, PA	Hazleton, PA	12,051	5.0%	4/30/2035	$2,000,000	3.9%	$121,200	$10.06	3.6%	3, 5-Year
Dollar General – Covington (Hwy 437), LA	Covington, LA	10,566	4.4%	4/30/2039	$1,940,000	3.7%	$137,568	$13.02	4.1%	5, 5-Year
Dollar General - South Park, PA	South Park, PA	9,436	3.9%	5/31/2038	$1,480,000	2.9%	$106,446	$11.28	3.1%	2, 5-Year
Dollar General – Covington (Ronald Reagan), LA	Covington, LA	9,026	3.7%	8/31/2036	$1,430,000	2.8%	$103,693	$11.49	3.1%	3, 5-Year
Dollar General - Johnstown, PA	Johnstown, PA	9,272	3.8%	4/30/2038	$1,400,000	2.7%	$104,284	$11.25	3.1%	2, 5-Year
Total/Weighted Average		241,558	100.0%		$51,815,000	100.0%	$3,385,138	$14.01	100.0%

Source: Underwritten Rent Roll

(1)	Information obtained from the appraisals.

The following table presents a summary regarding the tenants at the ExchangeRight Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	No. of Properties	Tenant SF	Approx.% of SF	Annual UW Base Rent	Annual UW Base Rent PSF	App. % of Total Annual UW Base Rent
Tractor Supply Company	BBB / Baa1 / NR	4	115,718	47.9%	$1,451,945	$12.55	42.9%
Dollar General	BBB / Baa3 / NR	5	51,054	21.1%	$606,224	$11.87	17.9%
Sutter Valley Medical Foundation	NR / NR / AA-	1	28,369	11.7%	$567,230	$19.99	16.8%
Dollar Tree	BBB / Baa2 / NR	2	20,000	8.3%	$298,100	$14.91	8.8%
AutoZone	BBB / Baa1 / BBB	1	12,051	5.0%	$121,200	$10.06	3.6%
Dollar General Market	BBB / Baa3 / NR	1	10,566	4.4%	$145,439	$13.76	4.3%
Wild Fork Foods	NR / NR / NR	1	3,800	1.6%	$195,000	$51.32	5.8%
Subtotal/Wtd. Avg.		15	241,558	100.0%	$3,385,138	$14.01	100.0%

Vacant		0	0	0.0%
Total/Wtd. Avg.		15	241,558	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

A-3-86

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

The following table presents certain information relating to the lease rollover at the ExchangeRight Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total UW Base Rent Rolling	Approx. Cumulative % of Total UW Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2030	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2031	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2032	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2033	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2034	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2035 & Beyond	15	241,558	$14.01	100.0%	100.0%	$3,385,138	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	15	241,558	$14.01	100.0%		$3,385,138	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

Appraisal. The appraisal concluded to an aggregate “As-Is” appraised value for the ExchangeRight Properties of $51,815,000 as of between June 10, 2025 and September 4, 2025.

Environmental Matters. According to the Phase I environmental site assessments dated between April 16, 2025 and September 3, 2025, there was no evidence of any recognized environmental conditions at the ExchangeRight Properties. The environmental site assessment for the Dollar General—Johnstown, PA property identified a controlled recognized environmental condition. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

A-3-87

Various – Various	Loan #11	Cut-off Date Balance:	$25,910,000
Various	ExchangeRight Net Leased Portfolio #72	Cut-off Date LTV:	50.0%
Various		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	12.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the ExchangeRight Properties:

Cash Flow Analysis(1)
	UW	UW Per SF
Gross Potential Rent	$3,385,138	$14.01
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($116,799)	($0.48)
Effective Gross Income	$3,268,339	$13.53

Real Estate Taxes	$0	$0.00
Insurance	$0	$0.00
Management Fee(2)	$98,050	$0.41
Total Expenses(2)	$98,050	$0.41

Net Operating Income	$3,170,289	$13.12
Capital Expenditures	$36,234	$0.15
TI/LC	$30,746	$0.13
Plus TI/LC Credit(3)	($30,746)	($0.13)
Net Cash Flow	$3,134,055	$12.97

Occupancy %(4)	96.5%
NOI DSCR	2.12x
NCF DSCR	2.09x
NOI Debt Yield	12.2%
NCF Debt Yield	12.1%

(1)	Historical financial information is not available because the ExchangeRight Properties were acquired by the borrower sponsor between December 4, 2024 and August 25, 2025.
(2)	Total Expenses consist of a 3.0% management fee.
(3)	Plus TI/LC Credit means credit for the initial deposit to the TI/LC reserve netted against the Underwritten TI/LC.
(4)	Occupancy % represents economic occupancy at the ExchangeRight Properties. As of December 1, 2025, the ExchangeRight Properties were 100.0% occupied.

A-3-88

Mortgage Loan No. 12 – 651 Brannan Street

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	JPMCB	Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000	Location:	San Francisco, CA 94107
Cut-off Date Balance:	$24,929,890	General Property Type:	Office
% of Initial Pool Balance:	3.5%	Detailed Property Type:	CBD
Loan Purpose:	Refinance	Title Vesting:	Fee
Borrower Sponsor:	W5 - Brannan L.P.	Year Built/Renovated:	1911/2015
Guarantor:	Jung T. Wang Family Trust	Size:	137,326 SF
Mortgage Rate:	5.8350%	Cut-off Date Balance PSF:	$182
Note Date:	9/5/2025	Maturity Date Balance PSF:	$165
Maturity Date:	10/1/2030	Property Manager:	Soma Property Management, LLC
Term to Maturity:	60 months	Underwriting and Financial Information
Amortization Term:	300 months	UW NOI:	$9,648,284
IO Period:	0 months	UW NCF:	$9,062,531
Seasoning:	2 months	UW NOI Debt Yield:	38.7%
Prepayment Provisions(1):	YM1(54),O(6)	UW NCF Debt Yield:	36.4%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NOI Debt Yield at Maturity:	42.7%
Additional Debt Type:	NAP	UW NCF DSCR:	4.76x
Additional Debt Balance:	NAP	Most Recent NOI:	$9,544,618 (7/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)	2nd Most Recent NOI(2):	$9,530,634 (12/31/2024)
3rd Most Recent NOI(2):	$7,595,826 (12/31/2023)
Most Recent Occupancy:	100.0% (6/1/2025)
Reserves	2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$19,033	$9,517	NAP	Appraised Value (as of)(3):	$89,100,000 (6/4/2025)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$649
Cut-off Date LTV Ratio(3):	28.0%
Maturity Date LTV Ratio(3):	25.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$25,000,000	76.5%	Loan Payoff:	$32,375,300	99.1%
Borrower Sponsor Equity:	$7,675,507	23.5%	Closing Costs:	$281,175	0.9%
			Upfront Reserves:	$19,033	0.1%
Total Sources:	$32,675,507	100.0%	Total Uses:	$32,675,507	100.0%

(1)	The 651 Brannan Street Mortgage Loan (as defined below) has no lockout period. The borrower may prepay the 651 Brannan Street Mortgage Loan at any time with the payment of yield maintenance premium.
(2)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is primarily due to burn off of the rent concession granted to Pinterest (approximately $1.2 million) in connection with execution of its lease renewal in 2022.
(3)	The appraisal also provides for a concluded “as dark” value of $59,900,000 as of June 4, 2025. Based on the “as dark” appraised value, the 651 Brannan Street Mortgage Loan results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 41.6% and 37.7%, respectively.

The Mortgage Loan. The twelfth largest mortgage loan (the “651 Brannan Street Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $25,000,000 and secured by the borrower’s fee interest in a 137,326 SF office property in San Francisco, California (the “651 Brannan Street Property”).

The Borrower and the Borrower Sponsor. The borrower for the 651 Brannan Street Mortgage Loan is W5 Brannan LLC, a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor is W5-Brannan LP, a California limited partnership comprised of the Jung T. Wang Family Trust (1% GP interest) and limited partners Jung T. Wang Family Trust (38%), Jung T. Wang Residual Trust (13%), James and Jane Park Family Trust (16%), Walter Charles Wang (16%) and the Victor and Melissa Wang Family Trust (16%). The non-recourse carveout guarantor is Jung T. Wang Family Trust.

Inja Kim Wang and Jung T. Wang came to the United States in 1963. Together, they co-founded U-Jin Enterprises, Inc., now known as King’s Asian Gourmet, Inc. and subsequently established King’s Kimchi, the No. 1 selling brand of kimchi in the United States. Inja also co-founded and serves as the Managing Member for Wang Ventures, a family investment partnership through which she has researched and invested in several medical devices, financial, and technology start-up companies. Further, the Wang family have purchased, managed, financed, leased and renovated real estate projects since the 1970’s.

A-3-89

Office – CBD	Loan #12	Cut-off Date Balance:	$24,929,890
651 Brannan Street	651 Brannan Street	Cut-off Date LTV:	28.0%
San Francisco, CA 94107		UW NCF DSCR:	4.76x
		UW NOI Debt Yield:	38.7%

The Property. The 651 Brannan Street Property is a Class A, four-story, 137,326 SF office building located in the South of Market neighborhood of San Francisco, California. Originally constructed in 1911, the 651 Brannan Street Property was gut renovated and reconfigured to create a new headquarters location for Pinterest in 2015. In connection with the renovation, Pinterest invested approximately $20.1 million to build out its space, in addition to receiving an approximately $4.8 million tenant improvement allowance. Additionally, in the last two years, Pinterest has demonstrated commitment to its headquarters by completing additional capital expenditure projects, such as the addition of more desks and pods on floors two through four, the addition of employee lounge areas to the second and fourth floors, upgrading the kitchen and dining room equipment and building out an event space with new audio and video capabilities. Further, Pinterest has several proposed projects to be completed by next year, which include upgrading the main lobby, a new reception desk, relocating the main entrance door, adding new light fixtures and building out its film studio. The 651 Brannan Street Property also benefits from strong transportation access. Located proximate to the 651 Brannan Street Property is the main San Francisco CalTrain station, which provides for commuter rail service along the San Francisco Peninsula and through the South Bay to San Jose and Gilroy. Average weekday ridership in the month of June 2025 was approximately 39,902, which represents a 62% increase as compared to June 2024, indicating that riders have continued to return to the Caltrain system for work and leisure travel. The borrower sponsor has owned the 651 Brannan Street Property since May of 1991, and in connection with the origination of the 651 Brannan Street Mortgage Loan, the borrower sponsor was required to contribute approximately $7.7 million in additional cash equity, materially deleveraging from the prior financing. Moreover, the 651 Brannan Street Mortgage Loan is structured with conservative loan metrics, including an UW NOI Debt Yield and UW NCF DSCR of 38.7% and 4.76x, respectively, and features a 25-year amortization schedule, further reducing the leverage profile over the term of the 651 Brannan Street Mortgage Loan.

As of June 1, 2025, the 651 Brannan Street Property was 100.0% leased to two tenants, Pinterest and Verizon. Pinterest currently utilizes its space at the 651 Brannan Street Property as its global headquarters and has committed to the 651 Brannan Street Property via considerable capital investment into its space since first taking occupancy in 2015. From 2019 to June 1, 2025, the 651 Brannan Street Property maintained an average occupancy of 100.0%.

Major Tenants.

Pinterest (120,113 SF, 87.5% of NRA, 84.5% of UW rent). Pinterest is an American social media platform launched in 2010 by Ben Silbermann, Paul Sciarra and Evan Sharp. The platform functions by allowing users to upload and share imagines, called “pins”, and subsequently organize the pins into themed collections, called “pinboards”. In April of 2019, Pinterest issued its initial public offering at $19 a share, representing a $10 billion valuation. As of August 2025, Pinterest had a market capitalization of approximately $24.65 billion. Pinterest has occupied its leased space at the 651 Brannan Street Property since 2015 and currently occupies space across the first, second, third and fourth floors. Pinterest has a lease expiration date in May 2029 subject to one, five-year renewal option and a contraction option that allows Pinterest to terminate its lease solely with respect to the third and/or fourth floors on or after May 31, 2026, provided Pinterest provides notice at least nine full calendar months prior to the termination date. Moreover, Pinterest is required to pay a termination fee equal to the sum of the pro rata portion of any unamortized tenant improvement allowance and leasing commissions in connection with the space, all of which would be reserved with lender as additional collateral for the 651 Brannan Street Mortgage Loan. Finally, Pinterest has a right of first negotiation, pursuant to which the borrower must give notice to Pinterest if the borrower intends to sell the building. Pinterest must notify the borrower within 10 days if it is interested in purchasing the 651 Brannan Street Property, at which point Pinterest and the borrower will have an additional 10 business days to negotiate the terms of sale, during which time the borrower cannot enter into a letter of intent or accept another offer for the 651 Brannan Street Property. Moreover, the 651 Brannan Street Mortgage Loan is structured with several features should Pinterest give notice to exercise its contraction option or if Pinterest gives notice it intends not renew. Should Pinterest give notice to exercise its contraction option, an uncapped cash flow sweep will begin; alternatively, the borrower sponsor can deposit cash or a letter of credit in the amount of $4.0 million. Further, an uncapped cash flow sweep will begin 12 months prior to the stated lease expiration, in which event the borrower sponsor can deposit cash or a letter of credit in the amount of $6.0 million.

Verizon (17,213 SF, 12.5% of NRA, 15.5% of UW rent). Verizon is one of the world’s leading providers of communications, technology, information and streaming products and services to consumers, businesses and government entities. With a presence around the world, Verizon offers data, video and voice services and solutions on its networks and platforms. As of March 31, 2024, Verizon had 114.8 million subscribers, with the largest network in the United States. Verizon has occupied its leased space at the 651 Brannan Street Property since it acquired XO Communications, the previous tenant, in 2017. XO Communications had previously occupied the space since 1998. Verizon has a lease expiration date in November 2033, two, five-year renewal options remaining and no termination options.

The following table presents a summary regarding the major tenants at the 651 Brannan Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Pinterest	NR/NR/NR	120,113	87.5%	$9,463,703	84.5%	$78.79	5/31/2029	1 x 5 year	Y(2)
Verizon	Baa1/A-/BBB+	17,213	12.5%	$1,729,750	15.5%	$100.49	11/3/2033	2 x 5 year	N
Subtotal/Wtd. Avg.		137,326	100.0%	$11,193,453	100.0%	$81.51

Other Tenants		0	0.0%	$0	0.0%	$0
Occupied Subtotal/Wtd. Avg.		137,326	100.0%	11,193,453	100.0%	$81.51

Vacant Space		0	0.0%
Total/Wtd. Avg.		137,326	100.0%

(1)	Based on the underwritten rent roll dated as of June 1, 2025, inclusive of contractual rent steps through June 2026.
(2)	Pinterest may terminate its lease solely with respect to its space on the third and/or fourth floors on or after May 31, 2026, provided Pinterest gives notice at least nine full calendar months prior to the termination date. Moreover, Pinterest is required to pay a termination fee equal to the unamortized portion of the pro rata portion of tenant improvement allowance any leasing commissions received in connection with the space.
A-3-90

Office – CBD	Loan #12	Cut-off Date Balance:	$24,929,890
651 Brannan Street	651 Brannan Street	Cut-off Date LTV:	28.0%
San Francisco, CA 94107		UW NCF DSCR:	4.76x
		UW NOI Debt Yield:	38.7%

The following table presents certain information relating to the lease rollover schedule at the 651 Brannan Street Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	1	120,113	87.5%	87.5%	$9,463,703	84.5%	84.5%	$78.79
2030	0	0	0.0%	87.5%	$0	0.0%	84.5%	$0.00
2031	0	0	0.0%	87.5%	$0	0.0%	84.5%	$0.00
2032	0	0	0.0%	87.5%	$0	0.0%	84.5%	$0.00
2033	1	17,213	12.5%	100.0%	$1,729,750	15.5%	100.0%	$100.49
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2036 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	2	137,326	100.0%		$11,193,453	100.0%		$81.51

(1)	Based on the underwritten rent roll dated as of June 1, 2025, inclusive of contractual rent steps through June 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The 651 Brannan Street Property is located within San Francisco and San Francisco County as part of the San Francisco-Redwood City-South San Francisco metro area (“San Francisco Metro”). According to the appraisal, the San Francisco Metro is projected to outperform other metro regions across the United States in four of eight performance categories shown over the next five years, including gross metro product, unemployment rate, personal income growth, as well as single-family and multifamily permits. San Francisco features a diverse workforce and variety of industry sectors. The most prominent occupations are professional (36.4%) and management/business/financial (27.8%). The most prominent sectors are services (59.5%), retail trade (8.1%) and finance/insurance/real estate (7.9%). Major employers within the area are University of California San Francisco, Salesforce.com Inc. and Sutter Health. While the appraisal reports that the tech sector, long considered the most prominent industry in the San Francisco Metro, will feature low near term growth. Additionally, in the long-term, the highly skilled workforce and its entrepreneurial culture will ensure a solid tech presence. The 651 Brannan Street Property is located proximate to major airports, being about 15 minutes away from both the San Francisco and Oakland Airports. According to the appraisal, the 2024 total populations within a 1, 3 and 5-mile radius is 87,664, 456,931 and 728,148, respectively. The 2024 average household income within a 1, 3 and 5-mile radius are $189,211, $205,230 and $202,325, respectively. Notably, the median household income within a three-mile radius is greater than San Francisco citywide and California statewide. The surrounding area is also well educated, with 68.1% of the population within a three-mile radius being college graduates.

Occupancy and asking rent PSF in the San Francisco office market as of the first quarter of 2025 were 74.8% and $43.67, respectively. The office market has been improving, with vacancy decreasing in the last two quarters, largely due to the momentum gained from AI startup leasing. Overall, the high level of talent and continued investment is expected to continue to buoy the submarket in the longer run.

A-3-91

Office – CBD	Loan #12	Cut-off Date Balance:	$24,929,890
651 Brannan Street	651 Brannan Street	Cut-off Date LTV:	28.0%
San Francisco, CA 94107		UW NCF DSCR:	4.76x
		UW NOI Debt Yield:	38.7%

The following table presents recent leasing data for office tenants at comparable properties with respect to the 651 Brannan Street Property:

Comparable Office Lease Summary
Subject/Location	Tenant Name	Size (SF)	Lease Date	Lease Term (Mos.)	Rent PSF
651 Brannan Street San Francisco, CA	Pinterest(1)	120,113(1)	Jun-15(1)	168(1)	$78.79(1)
631 Howard Street San Francisco, CA	People Against Dirty	66,436	Oct-25	24	$72.00
600 Townsend Street San Francisco, CA	Tools for Humanity	87,405	May-25	120	$70.00
550 3rd Street San Francisco, CA	Character.AI	25,000	Feb-25	39	$75.00
760 Market Street San Francisco, CA	Volley, Inc	24,725	Oct-24	26	$67.00
539 Bryant Street San Francisco, CA	HoneyBook, Inc	11,514	Jun-24	65	$57.00
275 Brannan Street San Francisco, CA	GitHub	57,120	May-24	60	$60.00
501 2nd Street San Francisco, CA	WhatNot	10,886	Feb-24	63	$72.00

Source:	Appraisal and third-party market research reports
(1)	Based on the underwritten rent roll dated as of June 1, 2025, inclusive of contractual rent steps through June 2026.

The following table presents information relating to the appraisal’s market rent conclusion for the 651 Brannan Street Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection
Office	$70.00	84	3.0% per year

Source:	Appraisal

Appraisal. The appraisal concluded to an “as-is” value for the 651 Brannan Street Property of $89,100,000. The appraisal also provides for a concluded “as dark” value of $59,900,000 as of June 4, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated June 5, 2025, there was no evidence of any recognized environmental conditions at the 651 Brannan Street Property.

A-3-92

Office – CBD	Loan #12	Cut-off Date Balance:	$24,929,890
651 Brannan Street	651 Brannan Street	Cut-off Date LTV:	28.0%
San Francisco, CA 94107		UW NCF DSCR:	4.76x
		UW NOI Debt Yield:	38.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 651 Brannan Street Property:

Cash Flow Analysis(1)
	2023	2024	7/31/2025 TTM	UW	UW PSF
Rents In Place	$8,432,253	$10,475,626	$10,631,289	$11,193,453	$81.51
Vacant Income	0	0	0	0	$0.00
Total Reimbursements	270,753	380,849	243,274	374,833	$2.73
Other Income	200,990	201,490	202,240	201,240	$1.47
Vacancy	0	0	0	(578,414)	($4.21)
Effective Gross Income	$8,903,996	$11,057,965	$11,076,803	$11,191,112	$81.49

Real Estate Taxes	320,626	503,201	541,980	692,630	$5.04
Insurance	91,627	102,912	107,932	110,080	$0.80
Operating Expenses	895,916	921,218	882,274	740,118	$5.39
Total Expenses	$1,308,170	$1,527,331	$1,532,186	$1,542,828	$11.23

Net Operating Income(2)	$7,595,826	$9,530,634	$9,544,618	$9,648,284	$70.26
Capital Expenditures	0	0	0	27,465	$0.20
TI/LC	0	0	0	558,287	$4.07
Net Cash Flow	$7,595,826	$9,530,634	$9,544,618	$9,062,531	$65.99

Occupancy %(3)	100.0%	100.0%	100.0%	95.0%
NOI DSCR	3.99x	5.01x	5.02x	5.07x
NCF DSCR	3.99x	5.01x	5.02x	4.76x
NOI Debt Yield	30.5%	38.2%	38.3%	38.7%
NCF Debt Yield	30.5%	38.2%	38.3%	36.4%

(1)	UW Rents In Place is based on the underwritten rent roll dated as of June 1, 2025, inclusive of contractual rent steps through June 2026.
(2)	The increase from 2023 Net Operating Income to 2024 Net Operating Income is primarily due to burn off of the rent concession granted to Pinterest (approximately $1.2 million) in connection with the execution of its lease renewal in 2022.
(3)	UW occupancy % represents economic occupancy and historical occupancies represent physical occupancies.

A-3-93

Mortgage Loan No. 13 – Terra Apartments

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$19,000,000			Location:	Long Island City, NY 11101
Cut-off Date Balance(1):	$19,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.7%			Detailed Property Type:	High Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Zhidong Wu			Year Built/Renovated:	2024/NAP
Guarantor:	Zhidong Wu			Size:	122 Units
Mortgage Rate:	6.0400%			Cut-off Date Balance per Unit(1):	$606,557
Note Date:	9/19/2025			Maturity Date Balance per Unit(1):	$606,557
Maturity Date:	10/1/2030			Property Manager:	Andover Property Management Inc.
Term to Maturity:	60 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(3):	$5,935,593
Seasoning:	2 months			UW NCF:	$5,896,880
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield(1):	8.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield(1):	8.0%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	8.0%
Additional Debt Balance(1):	$55,000,000			UW NCF DSCR(1):	1.30x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(3):	$2,169,256 (7/25/2025 T-10 Ann.)
				2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy:	97.5% (8/19/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$637,512	$159,378	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance:	$133,553	$14,839	NAP	Appraised Value (as of)(5):	$122,600,000 (7/11/2025)
Replacement Reserve:	$0	$2,542	NAP	Appraised Value per Unit:	$1,004,918
421-a Reserve(2):	$1,912,536	$0	NAP	Cut-off Date LTV Ratio(1)(5):	60.4%
Rent Concession Reserve:	$461,879	$0	NAP	Maturity Date LTV Ratio(1)(5):	60.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$74,000,000	100.0%	Loan Payoff:	$52,637,543	71.1%
			Return of Equity:	$16,938,982	22.9%
			Upfront Reserves:	$3,145,480	4.3%
			Closing Costs:	$1,277,995	1.7%
Total Sources:	$74,000,000	100.0%	Total Uses:	$74,000,000	100.0%

(1)	The Terra Apartments Mortgage Loan (as defined below) is part of the Terra Apartments Whole Loan (as defined below), with an aggregate original principal amount of $74,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Terra Apartments Whole Loan.
(2)	Represents unabated taxes for a period of one year.
(3)	The increase in Most Recent NOI to UW NOI is primarily due to recent leasing activity at the Terra Apartments Property (as defined below) as well as the underwriting of an applied for Section 421-a tax exemption. The Terra Apartments Property achieved a stabilized occupancy of approximately 95% in July 2025.
(4)	2nd Most Recent NOI, 3rd Most Recent NOI, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not available as the Terra Apartments Property was constructed in 2024.
(5)	The Appraised Value includes $38,600,000 attributable to the net present value of a Section 421-a tax exemption, which has been applied for but has not been obtained. If such value attributable to the 421-a tax exemption were subtracted from the appraised value, the appraised value would be $84,000,000, and the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would each be 88.1%. Please see “The Property” below for more information.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Terra Apartments Mortgage Loan”) is part of a whole loan (the “Terra Apartments Whole Loan”) evidenced by three pari passu promissory notes with an aggregate original principal amount of $74,000,000. The Terra Apartments Whole Loan is secured by a first priority fee mortgage encumbering a 122-unit multifamily property located in Long Island City, New York (the “Terra Apartments Property”). The Terra Apartments Mortgage Loan is evidenced by the non-controlling Notes A-2 and A-3 with an aggregate original principal amount of $19,000,000. The Terra Apartments Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSBAM 2025-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

A-3-94

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$19,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The table below summarizes the promissory notes that comprise the Terra Apartments Whole Loan.

Terra Apartments Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$55,000,000	$55,000,000	MSBAM 2025-5C2	Yes
A-2	$12,000,000	$12,000,000	BANK5 2025-5YR18	No
A-3	$7,000,000	$7,000,000	BANK5 2025-5YR18	No
Total	$74,000,000	$74,000,000

The Borrower and the Borrower Sponsor. The borrower for the Terra Apartments Whole Loan is Davis Street Development LLC, a single-purpose New York limited liability company with one independent director in its organizational structure. The borrower is owned by TW Capital Davis ST Holding LLC (72.472%), Davis Street Venture LLC (27.028%) and Davis Street DE Holding LLC (0.500%). The borrower sponsor and non-recourse carveout guarantor for the Terra Apartments Whole Loan is Zhidong Wu. Zhidong “Tom” Wu is the founder of ZD Jasper, a New York City based real estate company that was founded in 1996. The borrower sponsor has overseen the development of more than 1,000,000 SF of commercial and residential spaces in New York City. ZD Jasper’s portfolio currently consists of nine buildings comprised of 841 residential units.

The Property. The Terra Apartments Property consists of a recently constructed luxury high-rise apartment building located on a 0.3-acre site in Long Island City, New York. The Terra Apartments Property contains 122 residential units, a ground floor commercial unit and a parking garage (21 spaces). The borrower sponsor acquired the Terra Apartments Property in 2021 and 2022 for an aggregate purchase price of approximately $21.1 million via five separate transactions. These transactions included the purchase of two separate tax lots along with the air rights from three additional tax lots. The borrower subsequently demolished the then existing improvements, combined the parcels into a single tax parcel and constructed the Terra Apartments Property at a total development cost of approximately $60.1 million. The Department of Building permit was issued on April 19, 2022, construction commenced on June 7, 2022 and the improvements were completed on October 2, 2024. The Terra Apartments Property received its Temporary Certificate of Occupancy on October 2, 2024 and achieved stabilized occupancy of 95% in July 2025 indicating a lease-up rate of approximately 12 units/month.

The residential unit mix includes 13 studios, 67 one-bedroom units and 42 two-bedroom units. The residential units were approximately 97.5% leased as of August 19, 2025. There are currently three vacant residential units. The residential tenancy is comprised of young professionals in their late 20s to mid-30s, working across a range of industries including finance, law, healthcare, consulting, technology and corporate operations. There are currently 12 units representing 9.8% of the unit count that are leased to tenants with CityFHEPS vouchers. The base rent generated by the income restricted units leased to CityFHEPS tenants is in line with the base rent generated by income restricted units leased to non-CityFHEPS tenants.

The borrower is in the process of applying for a 35-year 421-a tax exemption. The application has been submitted, and the New York City Department of Housing Preservation and Development (“HPD”) issued a receipt of application acknowledging that the application was received on May 19, 2025. There can be no assurance that the applied for 421-a tax exemption will be obtained. In conjunction with the 421-a tax exemption application for the Terra Apartments Property, the borrower was required to select one of three affordability options and must comply with it for the duration of the benefit period. The borrower selected the option that requires at least 30% of the units be designated as affordable housing reserved for tenancy earning up to 130% of Area Median Income (“AMI”). The borrower designated 37 units as affordable units. All of the affordable units are rent stabilized. In addition, the affordable units are subject to limitations on rent, generally equal to 30% of the applicable level of AMI (i.e. 30% of 130% of AMI). The remaining 85 units are not income restricted units. Designated affordable units are posted/marketed on the NYC Housing Connect website. Housing Connect, a service provided by the City of New York through HPD and the New York City Housing Development Corporation, assists individuals and families in finding and applying for affordable rental units. Housing Connect accepts applications from prospective tenants with vouchers and rental subsidies including Section 8 Housing Choice Vouchers, CityFHEPS, Individual Supports and Services Housing Subsidy, Medicaid Waiver and Veterans Affairs Supportive Housing.

The Terra Apartments Property offers its residents high-end amenities that include a full-service front desk concierge, roof deck with barbecue grills and unobstructed views of the Manhattan skyline, state-of-the-art fitness center, basketball court, racquetball court, pickleball court, ping pong lounge, game room, lounge with a kitchenette, Amazon Hub 24/7, package lock and basement storage.

The borrower offered concessions during the initial lease-up of the Terra Apartments Property and has been phasing out concessions in recent months. Of the 12 leases executed since June 1, 2025, only four of those units (i.e., 33% of the units leased since June) were provided concessions. The concessions were equal to one month’s free rent on a 14-month lease term.

The Terra Apartments Property has 3,650 SF of retail space that is leased to Butchers Seoul, a Korean barbecue restaurant, pursuant to a 15-year lease with one five-year renewal option. The lease commenced on August 8, 2025 and the tenant is responsible for performing the build-out of the retail space at the Terra Apartments Property at its sole cost and expense. The retail tenant is expected to complete its build-out and be open for business in March 2026. The rent commencement date is expected to be in March 2026, and the tenant will receive two months of free rent following such date. We cannot assure you that the tenant will take occupancy and start paying rent as expected, or at all.

A-3-95

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$19,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The following table presents detailed information with respect to the units at the Terra Apartments Property:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Rent per Unit(2)	Monthly Average Rent PSF(2)
Studio	5	5	100.0%	403	$3,730	$9.26
Studio (Affordable)	8	7	87.5%	403	$3,088	$7.66
1 BR	57	57	100.0%	529	$4,595	$8.68
1 BR (Affordable)	10	8	80.0%	583	$3,298	$5.70
2 BR	23	23	100.0%	826	$6,701	$8.11
2 BR (Affordable)	19	19	100.0%	835	$3,939	$4.72
Total/ Wtd. Average	122	119	97.5%	624	$4,685	$7.48

(1)	Information is based on the borrower rent roll dated August 19, 2025.
(2)	Based on occupied units.

The Market. The Terra Apartments Property is located in the Long Island City neighborhood of Queens. Positioned south of Jackson Avenue and one block east of Thomson Avenue, the Terra Apartments Property sits within the heart of Long Island City’s high-density residential and commercial corridor. The immediate area has a mix of luxury residential towers, adaptive reuse loft buildings and new retail development. Trader Joe’s and Target are both within walking distance of the Terra Apartments Property. The Terra Apartments Property benefits from transit connectivity as it is located just one block from the Court Square subway station, which provides access to the 7, E, M and G trains, offering direct service to Midtown Manhattan, Brooklyn and other parts of Queens. The Long Island Rail Road’s Hunter’s Point Avenue station is also nearby, providing regional rail service to Long Island and connections to Penn Station and Grand Central via the East Side Access project. In addition to rail transit, the area is served by multiple MTA bus routes and is easily accessible via major roadways including the Long Island Expressway, Queens Midtown Tunnel and Pulaski Bridge.

Long Island City is home to art galleries, studio spaces and art institutions. MoMA PS1, one of the largest contemporary art institutions in the country, is located just a few blocks from the Terra Apartments Property. Residents also enjoy proximity to Gantry Plaza State Park, a 12-acre waterfront park offering sweeping views of the Manhattan skyline, as well as basketball courts, playgrounds and a fishing pier. The park is also home to the iconic Pepsi-Cola sign, a designated New York City landmark since 2016. Retail and dining options continue to expand in the area, with Jackson Avenue and Vernon Boulevard offering a mix of local restaurants, cafes and national retailers.

According to the appraisal, as of the second quarter of 2025, the vacancy rate in the New York multifamily market was 2.8%, with average monthly asking rents of $3,136 per unit and an inventory of approximately 2,192,902 units. According to the appraisal, as of the second quarter of 2025, the vacancy rate in the Hunters Point multifamily submarket was 12.6%, with average monthly asking rents of $4,480 per unit and an inventory of approximately 18,871 units. According to the appraisal, the estimated 2025 population within a quarter-, half- and one-mile radius of the Terra Apartments Property was 8,097, 20,255 and 68,489, respectively. According to the appraisal, the estimated 2025 average household income within the same radii was $190,817, $191,871 and $173,367, respectively.

A-3-96

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$19,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

The following table presents certain information relating to comparable multifamily rental properties to the Terra Apartments Property:

Comparable Rental Properties
Property	Year Built	# Total Units	Unit Mix	Average Unit Size (SF)	Average Monthly Rent per Unit(2)
Terra Apartments (subject)(1) 45-17 Davis Street Long Island City, NY	2024	122	Studio 1 BR 2 BR	403 537 830	$3,356 $4,436 $5,451
The Cove 43-12 Hunter Street Long Island City, NY	2021	124	Studio 1 BR 2 BR	419 660 950	$3,706 $4,763 $6,807
Watermark LIC 27-19 44th Drive Long Island City, NY	2017	169	Studio 1 BR 2 BR	449 579 994	$3,395 $4,364 $5,929
Hunters Landing 11-39 49th Avenue Long Island City, NY	2018	194	Studio 1 BR 2 BR	438 699 1,098	$3,500 $4,200 $6,000
TRIO 27-19 Thomson Avenue Long Island City, NY	2022	36	Studio 1 BR 2 BR	397 462 721	$3,450 $4,400 $6,200
The Bold 27-01 Jackson Avenue Long Island City, NY	2024	166	Studio 1 BR 2 BR 3 BR	515 661 825 1,089	$3,850 $5,010 $6,275 $7,050
Rise LIC 29-17 40th Avenue Long Island City, NY	2021	103	Studio 1 BR 2 BR 3 BR	425 550 847 1,100	$3,260 $3,905 $5,900 $7,100

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated August 19, 2025 other than Year Built.
(2)	Based on occupied units.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Terra Apartments Property:

Market Rent Summary
Unit Mix/Type(1)	Units(2)	Average Size (SF)(2)	Avg. Monthly Rent per Unit(2)(3)	Avg. Monthly Rent PSF(2)(3)	Avg. Monthly Market Rent per Unit(4)	Avg. Monthly Market Rent PSF(4)
Studio	13	403	$3,356	$8.33	$3,623	$8.99
1 BR	67	537	$4,436	$8.29	$4,526	$8.43
2 BR	42	830	$5,451	$6.57	$5,681	$6.84
Total/ Wtd. Average	122	624	$4,685	$7.48	$4,828	7.74

(1)	Includes both affordable and non-income restricted units.
(2)	Based on the borrower rent roll dated August 19, 2025.
(3)	Based on occupied units.
(4)	Based on the appraisal.

A-3-97

Multifamily – High Rise	Loan #13	Cut-off Date Balance:	$19,000,000
45-17 Davis Street	Terra Apartments	Cut-off Date LTV:	60.4%
Long Island City, NY 11101		U/W NCF DSCR:	1.30x
		U/W NOI Debt Yield:	8.0%

Appraisal. The appraisal concluded to an “as-is” value for the Terra Apartments Property of $122,600,000 as of July 11, 2025. The appraised value of $122,600,000 includes $38,600,000 attributable to the applied for but not obtained 421-a tax exemption.

Environmental Matters. According to the Phase I environmental site assessment dated July 28, 2025, there was no evidence of any recognized environmental conditions at the Terra Apartments Property.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Terra Apartments Property:

Cash Flow Analysis(1)
	7/25/2025 Ann. T-10	UW	UW per Unit
Gross Potential Rent(2)	$3,711,574	$6,806,604	$55,792
Other Income(3)	$93,451	$464,935	$3,811
(Vacancy / Credit Loss)	$0	($356,755)	($2,924)
Effective Gross Income	$3,805,025	$6,914,784	$56,679

Real Estate Taxes(4)	$1,137,382	$70,561	$578
Insurance	$103,304	$172,884	$1,417
Other Expenses	$395,084	$735,747	$6,031
Total Expenses	$1,635,769	$979,192	$8,026

Net Operating Income(5)	$2,169,256	$5,935,593	$48,652
Capital Expenditures	$0	$30,500	$250
TI/LC	$0	$8,213	$67
Net Cash Flow	$2,169,256	$5,896,880	$48,335

Occupancy %(6)	54.5%	95.0%
NOI DSCR(7)	0.48x	1.31x
NCF DSCR(7)	0.48x	1.30x
NOI Debt Yield(7)	2.9%	8.0%
NCF Debt Yield(7)	2.9%	8.0%

(1)	Financial Information prior to 7/25/2025 Ann. T-10 is not available as the Terra Apartments Property was constructed in 2024 and achieved a stabilized occupancy of approximately 95% in July 2025.
(2)	Gross Potential Rent has been underwritten to the contractual rent based on the rent roll dated August 19, 2025. The increase in 7/25/2025 Ann. T-10 Gross Potential Rent to UW Gross Potential Rent is primarily due to leasing activity at the Terra Apartments Property.
(3)	7/25/2025 Ann. T-10 Other Income includes rent generated by the commercial unit, parking, bike storage and storage cages. The commercial unit has been underwritten to the contractual rent and the parking, bike storage and storage cages have been underwritten based on the trailing three months of collections.
(4)	UW Real Estate Taxes are net of the applied-for 421-a tax exemption at the Terra Apartments Property and based on the appraisal’s estimated abated taxes for the 2025/2026 tax year. The appraisal’s estimated unabated property tax for the Terra Apartments Property for the 2025/2026 tax year is $1,912,536.
(5)	The increase from 7/25/2025 Ann. T-10 Net Operating Income to UW Net Operating Income is primarily due to recent leasing activity at the Terra Apartments Property as well as the underwriting of the applied for Section 421-a tax exemption.
(6)	7/25/2025 Ann. T-10 Occupancy % represents the occupancy based on the July 2025 T-12 operating statement residential rent divided by the contractual rent based on the rent roll dated August 19, 2025 for the Terra Apartments Property. The Terra Apartments Property was 97.5% physically occupied as of August 19, 2025. UW Occupancy % represents economic occupancy.
(7)	DSCRs and Debt Yields are based on the Terra Apartments Whole Loan.

A-3-98

Mortgage Loan No. 14 – Terrace View Estates El Cajon MHC

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,000,000			Location:	El Cajon, CA 92021
Cut-off Date Balance:	$18,000,000			General Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Manufactured Housing
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Theresa L. Odom			Year Built/Renovated:	1971/NAP
Guarantor:	Theresa L. Odom			Size:	205 Pads
Mortgage Rate:	6.0340%			Cut-off Date Balance per Pad:	$87,805
Note Date:	10/29/2025			Maturity Date Balance per Pad:	$87,805
Maturity Date:	11/1/2030			Property Manager:	Self-managed
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,170,076
IO Period:	60 months			UW NCF:	$2,159,826
Seasoning:	1 month			UW NOI Debt Yield:	12.1%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield:	12.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	12.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.96x
Additional Debt Balance:	NAP			Most Recent NOI:	$1,899,496 (8/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,745,721 (12/31/2024)
				3rd Most Recent NOI(1):	NAV
				Most Recent Occupancy:	80.0% (10/1/2025)
				2nd Most Recent Occupancy:	78.5% (12/31/2024)
Reserves				3rd Most Recent Occupancy(1):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of):	$46,360,000 (8/27/2025)
RE Taxes:	$32,702	$16,351	NAP	Appraised Value per Pad:	$226,146
Insurance:	$27,275	$5,455	NAP	Cut-off Date LTV Ratio:	38.8%
Replacement Reserve:	$0	$854	NAP	Maturity Date LTV Ratio:	38.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$18,000,000	100.0%	Loan Payoff:	$10,069,332	55.9%
			Return of Equity:	$7,408,732	41.2%
			Closing Costs:	$461,959	2.6%
			Reserves:	$59,977	0.3%
Total Sources:	$18,000,000	100.0%	Total Uses:	$18,000,000	100.0%

(1)	The borrower sponsor for the Terrace View Estates El Cajon MHC Property (as defined below) took ownership of the leasehold interest in January 2024 after the expiration of an existing ground lease. Historical financial information is not available prior to 2024.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Terrace View Estates El Cajon MHC Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,000,000 and secured by a first priority fee mortgage encumbering a 205-pad manufactured housing community located in El Cajon, California (the “Terrace View Estates El Cajon MHC Property”).

The Borrower and the Borrower Sponsor. The borrower is Terrace View Estates Operations, LLC, a Florida limited liability company and single purpose entity. The borrower sponsor and non-recourse carveout guarantor is Theresa L. Odom.

Theresa L. Odom is an experienced real estate owner and operator of manufactured housing properties. Since 2017, Ms. Odom has owned and managed Sibert Mobile Home Park in Destin, Florida, where she gained extensive hands-on knowledge in tenant relations, community upkeep and long-term asset management. Ms. Odom's schedule of real estate owned includes two residential properties, six residential loans, a commercial lot and two manufactured housing communities.

The Property. The Terrace View Estates El Cajon MHC Property is an all-age manufactured housing community located in El Cajon, California. The Terrace View Estates El Cajon MHC Property was developed in 1971 on a 36.08-acre site. The Terrace View Estates El Cajon MHC Property has 205 pad sites and was 80.0% occupied as of October 1, 2025, at an average rent of $1,529 per pad. Community amenities include a clubhouse, pool, laundry room, perimeter fence, playground and spa.

The borrower sponsor has owned the land for the Terrace View Estates El Cajon MHC Property since 1964. The Terrace View Estates El Cajon MHC Property was previously operated by a ground lessee who had leased the land for approximately 60 years. After the expiration of the ground lease in January 2024, the borrower sponsor took back ownership of the improvements and has since been operating the Terrace View Estates El Cajon MHC Property. The borrower sponsor has invested approximately $142,000 in capital improvements since 2024, including landscaping, furniture, clubhouse remodel, a new golf cart and office improvements.

A-3-99

Manufactured Housing –	Loan #14	Cut-off Date Balance:	$18,000,000
Manufactured Housing	Terrace View Estates El Cajon MHC	Cut-off Date LTV:	38.8%
13162 Highway 8 Business		U/W NCF DSCR:	1.96x
El Cajon, CA 92021		U/W NOI Debt Yield:	12.1%

To increase pad occupancy, the borrower sponsor contracted a prefabricated mobile home builder, Pacific Homes, to bring in new homes to the 40 vacant pad sites. Beginning in 2025, Pacific Homes has been installing new homes at the Terrace View Estates El Cajon MHC Property and marketing them for sale or offering a rent-to-own program directly with the residents. As of October 15, 2025, Pacific Homes installed 15 homes with plans to fill the remaining 25 pad sites by the summer of 2026. The borrower sponsor anticipates the Terrace View Estates El Cajon MHC Property to be 100.0% occupied by the summer of 2026. We can provide no assurance that the occupancy will be achieved as expected.

The Market. The Terrace View Estates El Cajon MHC Property is located in El Cajon, California, approximately 15 miles northeast of San Diego and 16 miles northeast of Chula Vista. The Terrace View Estates El Cajon MHC Property is located approximately one mile from Interstate-8, which provides access to Downtown San Diego and connections to State Route 67 and State Route 52. El Cajon is situated in close proximity to major employment nodes across East and Central San Diego, including Kearny Mesa, Mission Valley, Santee and La Mesa. Industries within El Cajon include retail, healthcare, and accommodation/food services. El Cajon’s retail sector is supported by the presence of Parkway Plaza, which hosts approximately 170 stores, including Best Buy and Macy’s.

The Terrace View Estates El Cajon MHC Property is located in the San Diego-Carlsbad, CA Metropolitan Statistical Area. The appraiser concluded a market vacancy of 3.3% and an average market site rent of $1,560. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Terrace View Estates El Cajon MHC Property was 13,233, 111,422 and 228,887, respectively. The estimated 2024 average household income within the same radii was $131,251, $115,628 and $119,253, respectively.

The following table presents information regarding certain competitive properties to the Terrace View Estates El Cajon MHC Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	# of Units	Total Occupancy	Average Rent per Month	Distance to Subject
Terrace View Estates El Cajon MHC 13162 Highway 8 Business El Cajon, CA	1971/NAP	205(2)	80.0%(2)	$1,520(2)	-
Starlight MHP 351 East Bradley Avenue El Cajon, CA	1964/NAP	190	100.0%	$1,703	2.6 miles
Greenfield Mobile Estates 400 Greenfield Drive El Cajon, CA	1971/NAP	167	100.0%	$1,850	2.9 miles
Rancho Valley 12970 Highway 8 Business El Cajon, CA	1969/NAP	140	100.0%	$1,885	0.4 miles
Los Coches Mobile Home Estates 13217 Aurora Drive El Cajon, CA	1971/NAP	126	100.0%	$1,250	0.3 miles
Rancho La Vista MHP 13490 Highway 8 Business Lakeside, CA	1971/NAP	112	100.0%	$1,400	0.9 miles
Lakefront MHP 9395 Harritt Road Lakeside, CA	1970/NAP	295	100.0%	$1,228	2.2 miles

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated October 1, 2025.

Appraisal. The appraiser concluded to an “as-is” value for the Terrace View Estates El Cajon MHC Property of $46,360,000 as of August 27, 2025. The appraiser also concluded to a land value of $27,060,000, which results in a loan-to-land value of 66.5%.

Environmental Matters. According to the Phase I environmental report dated September 9, 2025, there was no evidence of any recognized environmental conditions at the Terrace View Estates El Cajon MHC Property.

A-3-100

Manufactured Housing –	Loan #14	Cut-off Date Balance:	$18,000,000
Manufactured Housing	Terrace View Estates El Cajon MHC	Cut-off Date LTV:	38.8%
13162 Highway 8 Business		U/W NCF DSCR:	1.96x
El Cajon, CA 92021		U/W NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Terrace View Estates El Cajon MHC Property:

Cash Flow Analysis(1)
	2024	8/31/2025 TTM	UW	UW Per Pad
Gross Potential Rent(2)	$2,690,831	$2,970,820	$3,740,129	$18,245
Vacancy/Credit Loss	$0	$0	($748,800)	($3,653)
Other Income(3)	$20,723	$24,969	$121,569	$593
Reimbursements	$420,881	$516,885	$516,885	$2,521
Effective Gross Income	$3,132,435	$3,512,674	$3,629,783	$17,706

Real Estate Taxes	$261,670	$266,322	$320,266	$1,562
Insurance(4)	$105,215	$175,678	$59,508	$290
Other Operating Expenses	$1,019,829	$1,171,178	$1,079,933	$5,268
Total Operating Expenses	$1,386,714	$1,613,178	$1,459,707	$7,121

Net Operating Income	$1,745,721	$1,899,496	$2,170,076	$10,586
Replacement Reserves	$0	$0	$10,250	$50
Net Cash Flow	$1,745,721	$1,899,496	$2,159,826	$10,536

Occupancy	78.5%	80.0%(5)	80.0%(6)
NOI DSCR	1.59x	1.72x	1.97x
NCF DSCR	1.59x	1.72x	1.96x
NOI Debt Yield	9.7%	10.6%	12.1%
NCF Debt Yield	9.7%	10.6%	12.0%

(1)	The borrower sponsor for the Terrace View Estates El Cajon MHC Property took ownership of the leasehold interest in January 2024 after the expiration of an existing ground lease. Historical financial information is not available prior to 2024.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated October 1, 2025.
(3)	Other income includes income for trash recoveries, RV storage, late charges and laundry income.
(4)	Historical insurance expense includes the premiums for two policies. The UW insurance premium is based on the new in-place insurance policy.
(5)	Represents occupancy based on the borrower rent roll dated October 1, 2025.
(6)	Based on an economic vacancy of 20.0%

A-3-101

Mortgage Loan No. 15 – The Common Place

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$18,000,000			Location:	Ashwaubenon, WI 54304
Cut-off Date Balance:	$18,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.5%			Detailed Property Type:	Mid Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Borrower Sponsor:	Merge Urban Development Group			Year Built/Renovated:	2023/NAP
Guarantor:	Brent Dahlstrom			Size(2):	88 Units
Mortgage Rate:	6.4610%			Cut-off Date Balance Per unit:	$204,545
Note Date:	10/8/2025			Maturity Date Balance Per unit:	$204,545
Maturity Date:	10/11/2030			Property Manager:	Diverge, LLC
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$1,556,620
Prepayment Provisions:	L(26),D(27),O(7)			UW NCF:	$1,528,466
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	8.6%
Additional Debt Type:	NAP			UW NCF Debt Yield:	8.5%
Additional Debt Balance:	NAP			UW NOI Debt Yield at Maturity:	8.6%
Future Debt Permitted (Type):	No (NAP)			UW NCF DSCR:	1.30x
				Most Recent NOI(3):	$1,535,780 (8/31/2025 TTM)
				2nd Most Recent NOI(3):	$1,156,958 (12/31/2024)
Reserves				3rd Most Recent NOI(3):	$89,032 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(3):	100.0% (8/26/2025)
RE Taxes:	$60,297	$20,099	NAP	2nd Most Recent Occupancy(3):	95.5% (12/31/2024)
Insurance:	$0	Springing(1)	NAP	3rd Most Recent Occupancy(3):	43.2% (12/31/2023)
Replacement Reserve:	$0	$2,026	NAP	Appraised Value (as of):	$27,000,000 (4/4/2025)
Leasing Reserve:	$0	$321	NAP	Appraised Value Per unit:	$306,818
Existing TI/LC Reserve Funds:	$337,000	$0	NAP	Cut-off Date LTV Ratio:	66.7%
				Maturity Date LTV Ratio:	66.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount:	$18,000,000	100.0%	Loan Payoff:	$16,810,259	93.4%
			Return of Equity:	$620,168	3.4%
			Upfront Reserves:	$397,297	2.2%
			Closing Costs:	$172,276	1.0%
Total Sources:	$18,000,000	100.0%	Total Uses:	$18,000,000	100.0%
(1)	Insurance reserves spring if the following conditions are not satisfied; (i) no event of default is continuing, (ii) the liability and casualty insurance policies are part of a blanket or umbrella policy reasonably approved by the lender and (iii) the borrower provides the lender evidence of renewal and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.
(2)	There is 15,385 SF of commercial space included in the collateral.
(3)	The increase in both NOI and Occupancy is due to The Common Place Property (as defined below) being developed in 2023 and receiving a certificate of occupancy in July 2023. As such, the year end 2023 figures reflect a partial year of lease up. The 2nd most recent and most recent figures reflect the continued lease up at The Common Place Property.

The Mortgage Loan. The fifteenth largest mortgage loan (“The Common Place Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $18,000,000 and secured by the fee interest in a mid-rise multifamily with ground floor retail property (88 multifamily units; 15,385 SF-retail) located in Ashwaubenon, Wisconsin (“The Common Place Property”).

The Borrower and the Borrower Sponsor. The borrower for The Common Place Mortgage Loan is Common Place on Mike McCarthy Way, LLC a Delaware limited liability company and single purpose bankruptcy-remote entity. The borrower sponsor is Merge Urban Development Group and the non-recourse carve out guarantor is Brent Dahlstrom.

Brent Dahlstrom is the managing partner and co-founder of Merge Urban Development Group, a real estate development firm based in Cedar Falls, Iowa specializing in mixed-use and residential projects across the Midwest. Merge Urban Development Group was founded in 2018 in response to the Investment in Opportunity Act, as a development platform for urban core, mixed-use projects in the Midwest and has since built a reputation for its community partnerships to curate, build, and sustain vibrant urban environments.

A-3-102

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
686 Mike McCarthy Way	The Common Place	Cut-off Date LTV:	66.7%
Ashwaubenon, WI 54304		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

The Property. The Common Place Property is comprised of 88 multifamily units and 15,385 SF of commercial space. Built in 2023 The Common Place Property consists of a single five-story, class A building situated on a 1.77-acre site. The Common Place Property contains 96 surface parking spaces, resulting in a parking ratio of 1.09 spaces per unit. As of August 26, 2025, The Common Place Property was 100% leased and has maintained an average occupancy rate of approximately 96.3% over the last 12 months. The Common Place Property’s amenities include controlled access, a clubhouse, fitness center, bike storage, package locker and ground floor retail.

Multifamily: The unit mix consists of 32 studio units, 44 one-bedroom units and 12 two-bedroom units with an overall average unit size of 600 SF.

Retail: Commercial space is 100% leased by two tenants, Odyssey Climbing & Fitness and District Pour Haus. Both tenants do not have any early termination options and both leases extend more than two years beyond The Common Place Mortgage Loan maturity.

Tenants.

Odyssey Climbing & Fitness (NR/NR/NR by F/M/S&P; 12,008 SF; 78.1% of NRA; 76.7% of annual rent). Odyssey Climbing & Fitness is a community hub focused on adventure, movement, and connection. Odyssey Climbing & Fitness provides services such as climbing options, fitness facilities, youth programs, group events and membership programs. Odyssey Climbing & Fitness has been located at The Common Place Property since 2023, and its lease expiring in February 28, 2033, with two, five-year renewal options and no termination options.

District Pour Haus (NR/NR/NR by F/M/S&P; 3,377 SF; 21.9% of NRA; 23.3% of annual rent). District Pour Haus is currently building out their premises and $337,000 was reserved at The Common Place Mortgage Loan origination for outstanding TI/LC work related to the build out. District Pour Haus has been a tenant since 2025 and has a lease expiration of February 28, 2035, with two, five-year renewal options, and no termination options.

The following table presents certain information relating to the multifamily unit mix of The Common Place Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
Studio	32	32	36.4%	100.0%	454	$1,328
One Bedroom	44	44	50.0%	100.0%	615	$1,537
Two Bedroom, One Bath	8	8	9.1%	100.0%	920	$1,759
Two Bedroom, Two Bath	4	4	4.5%	100.0%	970	$1,931
Total/Weighted Average	88	88	100.0%	100.0%	600	$1,499
(1)	Information based on the underwritten rent roll dated August 26, 2025.

The following table presents certain information relating to the commercial tenancy at The Common Place Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Termination Option (Y/N)
Odyssey Climbing & Fitness	NR/NR/NR	12,008	78.1%	$222,148	76.7%	$18.50	2/28/2033	2 x 5 years	N
District Pour Haus	NR/NR/NR	3,377	21.9%	$67,500	23.3%	$19.99	2/28/2035	2 x 5 years	N
Total/Wtd. Avg.		15,385	100.0%	$289,648	100.0%	$18.83
(1)	Information based on the underwritten rent roll dated August 26, 2025.

The Market. The Common Place Property is located at Ashwaubenon, Wisconsin, within the Green Bay WI Metropolitan Statistical Area. The Common Place Property is located approximately 3.0 miles southwest of downtown Green Bay and along the western shore of the Fox River. The Common Place Property is situated approximately 0.5 miles from Lambeau Field, home to the Green Bay Packers, which serves as a major demand generator. Green Bay Austin Straubel International Airport is located approximately 5.5 miles from The Common Place Property, offering convenient air travel options for residents and visitors. Additionally, The Common Place Property is about 1.25 miles from the Titletown District, providing dining, entertainment, and recreational amenities, and is less than 1.25 miles from major retailers such as Target, Kohl’s and Hy-Vee grocery store. Major employers include Georgia-Pacific Corp., Berlin Memorial Hospital, Green Bay Public Schools, St. Vincent Hospital, Proctor and Gamble Paper, and Packerland Packing.

According to a third party market research report, The Common Place Property is located in the Ashwaubenon submarket of Green Bay housing market and the 2024 total population within a one-, three- and five- mile radius of The Common Place Property is 7,900, 82,199 and 162,173 respectively. The median household income for the same one-, three- and five-mile radius was $51,808, $54,740 and $58,380 respectively.

According to the appraisal, as of the first quarter of 2025, the Ashwaubenon submarket reported a total inventory of 2,382 units with an overall vacancy rate of 5.0% and average asking rents of $1,242 per unit.

A-3-103

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
686 Mike McCarthy Way	The Common Place	Cut-off Date LTV:	66.7%
Ashwaubenon, WI 54304		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

The appraisal identified six directly competitive multifamily comparables with average asking rents ranging from $1,175 to $3,395 per unit and are further detailed in the table below:

Competitive Set(1)
	The Common Place	Manseau Flats	CityDeck Landing	Metreu Apartments	The Element Apartments	Howard Commons & Howard Lofts	Titletown Flats
Location	Ashwaubenon, WI	Ashwaubenon, WI	Green Bay, WI	Green Bay, WI	Green Bay, WI	Green Bay, WI	Green Bay, WI
Distance to Subject	--	1.19	2.28	2.19	0.45	6.28	1.18
Year Built	2023	2018	2017	2016	2019	2018	2021
Number of Units	88(2)	78	77	107	306	252	152
Average Monthly Rent (per unit)
Studio	$1,328(2)	NAP	$1,279	$1,175	$1,293	NAP	$1,345
1 Bedroom	$1,537(2)	$1,388	$1,510	$1,553	$1,505	$1,289	$1,649
2 Bedrooms	$1,817(2)	$1,814	$2,127	$2,084	$2,111	$1,678	$2,386
3 Bedrooms	NAP(2)	NAP	$3,300	$3,300	$2,425	$2,089	$3,395
Occupancy	100%	97%	95%	90%	91%	98%	95%
(1)	Information based on the appraisal.
(2)	Information based on the underwritten rent roll dated August 26, 2025

Appraisal. The appraisal concluded to an “as-is” value for The Common Place Property of $27,000,000 as of April 4, 2025.

Environmental Matters. The Phase I environmental site assessment dated July 16, 2025 identified a recognized environmental condition associated with The Common Place Property’s historical use as a semi-trailer repair facility with known soil and groundwater impacts from petroleum and other volatile organic compound contaminants. The Wisconsin Department of Natural Resources (“WDNR”) granted conditional case closure in 2023 subject to certain continuing obligations, including maintaining soil caps, managing future excavations and maintaining the passive vapor mitigation system. Full closure is pending submission of final documentation to the WDNR. Once closure is finalized, the site will be classified as a controlled recognized environmental condition. Pending finalization by the engineer overseeing the project, The Common Place Mortgage Loan documents require the borrower to submit the regulatory closure letter to the WDNR. See “Description of the Mortgage Pool - Environmental Considerations” in the prospectus.

A-3-104

Multifamily – Mid Rise	Loan #15	Cut-off Date Balance:	$18,000,000
686 Mike McCarthy Way	The Common Place	Cut-off Date LTV:	66.7%
Ashwaubenon, WI 54304		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Common Place Property:

Cash Flow Analysis(1)
	2023	2024	8/31/2025 TTM	UW	UW per Unit
Base Rent	$298,047	$1,389,553	$1,745,305	$1,785,358	$20,288
Grossed Up Vacant Space	$820,263	$374,985	$65,860	$93,966	$1,068
Gross Potential Rent	$1,118,310	$1,764,538	$1,811,165	$1,879,324	$21,356
Parking Income	$11,213	$54,125	$71,925	$77,400	$880
Vending	$18,503	$59,598	$65,791	$65,791	$748
Other Income	$15,540	$84,046	$97,980	$97,980	$1,113
Net Rentable Income	$1,163,566	$1,962,307	$2,046,861	$2,120,495	$24,097
(Collection Loss)	$0	$0	$0	$0	$0
(Concessions)	($39,296)	($16,087)	($4,727)	$0	$0
(Vacancy)	($820,263)	($374,985)	($65,860)	($93,966)	($1,068)
Effective Gross Income	$304,007	$1,571,235	$1,976,274	$2,026,529	$23,029

Management Fee	$9,120	$47,137	$59,035	$60,796	$691
Real Estate Taxes	$118,777	$215,863	$219,322	$240,000	$2,727
Insurance	$17,873	$26,810	$26,810	$33,786	$384
Other Operating Expenses	$69,205	$124,467	$135,327	$135,327	$1,538
Total Operating Expenses	$214,975	$414,277	$440,494	$469,909	$5,340

Net Operating Income	$89,032	$1,156,958	$1,535,780	$1,556,620	$17,689
Replacement Reserves/TI	$0	$0	$0	$28,154	$320
Net Cash Flow(2)	$89,032	$1,156,958	$1,535,780	$1,528,466	$17,369

Occupancy (%)(2)	43.2%	95.5%	100.0%	95.0%
NOI DSCR	0.08x	0.98x	1.30x	1.32x
NCF DSCR	0.08x	0.98x	1.30x	1.30x
NOI Debt Yield	0.5%	6.4%	8.5%	8.6%
NCF Debt Yield	0.5%	6.4%	8.5%	8.5%
(1)	Information based on the underwritten cash flow.
(2)	The increase in both NOI and Occupancy is due to The Common Place Property being developed in 2023 and receiving a certificate of occupancy in July 2023. As such, the year end 2023 figures reflect a partial year of lease up. The 2024 and 8/31/2025 TTM figures reflect the continued lease up at The Common Place Property.

A-3-105

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Commercial Mortgage Securities, Inc.
	Attention: A.J. Sfarra	cmbsnotices@wellsfargo.com
30 Hudson Yards, 15th Floor | New York, NY 10001 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	trimont.commercial.servicing@cms.trimont.com
550 S. Tryon Street, Suite 2400 | Charlotte, NC 28202 | United States
Special Servicer	K-Star Asset Management LLC
	Attention: Lindsey Wright	Lindsey.Wright@KKR.com
5949 Sherry Lane, Suite 950 | Dallas, TX 75225 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Surveillance Manager	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Deutsche Bank National Trust Company
	Attention: Trust Administration	cmbsadmin@list.db.com
1761 East St. Andrew Place | Santa Ana, CA 92705 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-J		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Exchangeable Certificate Detail
Class	CUSIP	Pass-Through Rate	Maximum Initial Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Exchangeable Certificate Details
C (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E (Exch)		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-X1		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-X2		N/A	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Exchangeable Certificates Total			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Exchangeable Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Losses	Total Distribution	Ending Balance
Regular Certificates
C-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
C-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-X1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-X2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Penalties
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
Nov-25	0	0	0	0	0	0
Oct-25	0	0	0	0	0	0
Sep-25	0	0	0	0	0	0
Aug-25	0	0	0	0	0	0
Jul-25	0	0	0	0	0	0
Jun-25	0	0	0	0	0	0
May-25	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-25	0	0	0	0	0	0
Feb-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in t he Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 27

Distribution Date:	01/16/26	BANK5 2025-5YR18
Determination Date:	01/12/26
Record Date:	12/31/25	Commercial Mortgage Pass-Through Certificates Series 2025-5YR18

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 27 of 27

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of December 1, 2025 (the “Pooling and Servicing Agreement”).

Transaction: BANK5 2025-5YR18, Commercial Mortgage Pass-Through Certificates, Series 2025-5YR18

Operating Advisor: Park Bridge Lender Services LLC

Special Servicer: K-Star Asset Management LLC

Directing Certificateholder: KKR CMBS IIII Aggregator Category 2 L.P.

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review of the items listed in this report and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1  This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, Major Decision Reporting Packages, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculations, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.
3.	Appraisal Reduction Amount calculations and net prese nt value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.
(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.
(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions
C-2

of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review, or legal conclusion as part of that assessment.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Asset Status Report, Major Decision Reporting Package or the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
C-3

7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.
8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.   Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment

D-1-2

of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

D-1-3

of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the

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applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access ; Utilities ; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. Each Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are

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integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction,

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(a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

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29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for

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single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex

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D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

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35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid),

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and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)     The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to

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each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need

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for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of an operations or maintenance plan that can reasonably be expected to mitigate the identified risk, and such a plan has been required to be instituted by the related Mortgagor; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller,

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indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	JPMorgan Chase Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association
9		Mall at Bay Plaza

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	JPMorgan Chase Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	Bank of America, National Association
2 and 5				Rosedale Apartments and Overlook at Daleville
23, 25 and 28				City Line White Oaks Self Storage - Portfolio 2, City Line White Oaks Self Storage - Portfolio 3 and City Line White Oaks Self Storage - Portfolio 1

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance.	International Plaza (Loan No. 4)	The Mortgaged Property is security for 9 senior pari passu notes aggregating $551,250,000 and 3 subordinate notes aggregating $23,750,000, totaling $575,000,000. The borrower has a leasehold interest in the Mortgaged Property pursuant to two ground leases: (i) a ground lease from Hillsborough County Aviation Authority for Parcel 1, comprising the majority of the mortgaged property, and (ii) a ground lease from IP Land Associates LLC for Parcel E, comprising the spaces currently occupied by Crate & Barrel and Ocean Prime. Both ground leases expire on December 31, 2080, with no extension options. The ground lessor has a right of first refusal (ROFR) if the ground lessee sells or assigns its interest in the leased premised. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to any assignment to or by any leasehold mortgagee or its nominee, or pursuant to a foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance.	Capital Storage Portfolio (Loan No. 8)	The Mortgaged Property is comprised of 22 self-storage properties that are security for 4 pari passu notes aggregating $140,000,000. With respect to the 5706 Georgetown property, Georgetown, TX (having an allocated loan amount of $5,798,000 or 3.9% of the allocated Whole Loan amount), the Mortgaged Property is one unit in a three-unit condominium regime. The borrower’s voting rights interest in the owners’ association is 74.3%, affording the borrower effective operating control of the association.
(8) Permitted Liens; Title Insurance.	Plaza Paseo Del Norte (Loan No. 16)	JP Morgan Chase Bank (out-parcel tenant) has a one-time Right of First Refusal (ROFR) to purchase the mortgaged property if the borrower receives an offer as to the related out-parcel that it is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
(18) Insurance.	International Plaza (Loan No. 4)	The Mortgaged Property is security for 9 senior pari passu notes aggregating $551,250,000 and 3 subordinate notes aggregating $23,750,000, totaling $575,000,000. (i) Property Insurance Deductible/ Self-Insured Retention. The Mortgage Loan documents permit a property insurance deductible up to $500,000. The in-place property coverage provides for a $500,000 deductible. In addition, the Mortgage Loan documents permit the borrower to utilize a self-insured retention amount in addition to the permitted deductible so long as the retention amount is pre-funded and satisfactory evidence thereof has been delivered to lender and applicable rating agencies. (ii) Liability Insurance Deductible/ Self-Insured Retention. The Mortgage Loan documents permit a liability insurance deductible or self-insured retention amount up to $750,000. The in-place liability coverage provides for a $750,000 self-insured retention.
(28) Recourse Obligation	All Wells Fargo Loans (Loan Nos. 4,6,8,15 and 16)	With respect to actions or events triggering recourse to the borrower or guarantor, the Mortgage Loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the Mortgage Loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligation	International Plaza (Loan No. 4)	The mortgaged property is security for 9 senior pari passu notes aggregating $551,250,000 and 3 subordinate notes aggregating $23,750,000, totaling $575,000,000. The loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants and other stipulated recourse events; however, for so long as certain Taubman Realty Group LLC, other key principals or related affiliates satisfying replacement guarantor criteria are the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related whole loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.
(31) Acts of Terrorism Exclusion.	All Wells Fargo Loans (Loan Nos. 4,6,8,15 and 16)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(33) Single-Purpose Entity.	Capital Storage Portfolio (Loan No. 8)	The Mortgaged Property is comprised of 22 self-storage properties that are security for 4 pari passu notes aggregating $140,000,000. With respect to the Hudson, FL mortgaged property, having an allocated loan amount of $6,022,000, or 4.3% of the whole loan amount), the related SPE borrower previously owned an adjacent undeveloped parcel that was out-conveyed prior to loan origination. The prior owned property was accounted for in the historic and regulatory data and there are no records of releases on or adjacent to it that would potentially impact the value or result in liability. The Mortgage Loan documents provide that the borrowers and guarantors have personal liability for losses related to such prior owned property.
(33) Single-Purpose Entity.	Plaza Paseo Del Norte (Loan No. 16)	The SPE tenancy-in-common borrower is comprised of three entities. One of the constituent entities, CPP Paseo I LLC, previously owned an adjacent theatre parcel that was out-conveyed to an affiliate prior to loan origination. The Phase I environmental site assessment obtained in connection with loan origination included the prior owned property, and no environmental issues were identified. The Mortgage Loan documents provide that the borrower and guarantors have personal liability for losses related to such prior owned property.
(34) Defeasance.	International Plaza (Loan No. 4)	The Mortgaged Property is security for 9 senior pari passu notes aggregating $551,250,000 and 3 subordinate notes aggregating $23,750,000, totaling $575,000,000. In connection with a defeasance, the borrower’s obligations to pay servicing fees is capped at $20,000. Other fees, including documentation and rating agency fees or related costs are required to be paid in full prior to the defeasance date.
(34) Defeasance.	Plaza Paseo Del Norte (Loan No. 16)	In connection with a defeasance, the borrower’s obligations to pay servicing fees is capped at $20,000. Other fees, including documentation and rating agency fees or related costs are required to be paid in full prior to the defeasance date.
(43) Environmental Conditions.	The Common Place (Loan No. 15)	The Phase I environmental site assessment obtained in connection with loan origination identified a recognized environmental condition (REC) associated with the Mortgaged Property’s historical use as a semi-trailer repair facility with known soil and groundwater impacts from petroleum and other volatile organic compound contaminants. Multiple environmental investigations and remediation efforts have been conducted on-site since 2014, including soil excavation and groundwater monitoring. Additionally, a passive sub-slab vapor mitigation system was installed in the building during construction of the subject improvements. In January 2025 indoor
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
air sampling confirmed the mitigation system was functioning as designed. No contaminants of concern were identified above applicable action levels and the passive vapor mitigation system was deemed sufficient. The Wisconsin Department of Natural Resources (WDNR) granted conditional case closure in 2023 subject to certain continuing obligations, including maintaining soil caps, managing future excavations and maintaining the passive vapor mitigation system. Full closure is pending submission of final documentation to the WDNR. The ESA notes that the REC is not expected to present a risk to residents or occupants of the Mortgaged Property or impede the intended use of the Mortgaged Property and did not recommend further investigation. Once closure is finalized, the site will be classified as a Controlled Recognized Environmental Condition (CREC). Pending finalization by the engineer overseeing the project, the Mortgaged Loan documents require the borrower to submit the regulatory closure letter to the WDNR.
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JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Junior Liens	Mall at Bay Plaza (Loan No. 9)	The direct or indirect owners of the Mortgagors are permitted to obtain a mezzanine loan (the “Mezzanine Loan”) secured by the ownership interests in the Mortgagors subject to certain requirements, including, without limitation, the following: (a) the combined loan-to-value ratio of the Mortgage Loan is no higher than the loan-to-value ratio of the Mortgage Loan at loan origination, (b) the combined debt service coverage ratio of the Mortgage Loan is no lower than the debt service coverage ratio of the Mortgage Loan at loan origination, (c) an intercreditor agreement, and (d) a rating agency confirmation.
(8) Permitted Liens; Title Insurance	International Plaza (Loan No. 4)	The Mortgaged Property is security for 9 senior pari passu notes aggregating $551,250,000 and 3 subordinate notes aggregating $23,750,000, totaling $575,000,000. The borrower has a leasehold interest in the Mortgaged Property pursuant to two ground leases: (i) a ground lease from Hillsborough County Aviation Authority for Parcel 1, comprising the majority of the mortgaged property, and (ii) a ground lease from IP Land Associates LLC for Parcel E, comprising the spaces currently occupied by Crate & Barrel and Ocean Prime. Both ground leases expire on December 31, 2080, with no extension options. The ground lessor has a right of first refusal (ROFR) if the ground lessee sells or assigns its interest in the leased premised. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to any assignment to or by any leasehold mortgagee or its nominee, or pursuant to a foreclosure or deed in lieu thereof.
(12) Condition of Property	Tesla GR (Loan No. 22)	The property condition report, dated October 6, 2025, identified immediate repairs and deferred maintenance costs which totaled $405,398.00 in the aggregate, for which the property condition report recommended a reserve of $420,893.34 but for which no escrow was established at origination. The Mortgage Loan documents require borrower to cause Tesla, Inc. to perform the repairs identified in the loan documents.
(15) Actions Concerning Mortgage Loan	205 East 42nd Street (Loan No. 1)

Michael Silberberg (“Silberberg Guarantor”) and Mark Karasick (“Karasick Guarantor”), the non-recourse carveout guarantors of the Mortgage Loan, are defendants in the following ongoing cases:

Silberberg Guarantor is a defendant in a foreclosure lawsuit commenced in 2021 in the Circuit Court of Cook County, Illinois (the “Cook County Case”), by a lender of a mortgage loan (unrelated to the Mortgage Loan) to a borrower for which Silberberg Guarantor is a guarantor where the loan went into a default during the COVID pandemic. Meanwhile, another lawsuit is ongoing between the same lender and Silberberg Guarantor in a case filed in the Southern District of New York where the lender of the unrelated mortgage loan has alleged that an intra-organization loan was made to an upper-level entity in violation of the related loan documents, but has been stayed pending resolution of the Cook County Case. According to the borrower sponsor, the lender of the unrelated mortgage loan and Silberberg Guarantor are currently discussing a settlement with respect to the Cook County Case.

Silberberg Guarantor and Karasick Guarantor are defendants in an alleged breach of contract case filed by a plaintiff in the Southern District of New York. The plaintiff claims that it is entitled under a certain put option agreement, to which neither Silberberg Guarantor nor Karasick Guarantor is a party, to exit the related transaction to recoup its investment. Silberberg

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Guarantor and Karasick Guarantor have filed a motion to dismiss given that Silberberg Guarantor and Karasick Guarantor are not parties to the put option agreement, and, according to the borrower sponsor, the plaintiff has opposed the motion to dismiss as of July 2025.

Karasick Guarantor is a defendant in an action filed by a preferred equity holder to collect on Karasick Guarantor’s guaranty of a loan that the plaintiff made to an indirect owner of a property securing a mortgage loan (unrelated to the Mortgage Loan). According to the borrower sponsor, Karasick Guarantor is defending the lawsuit on the grounds that, among other material issues of fact, the plaintiff executed a subordination agreement with the mortgage lender agreeing that the plaintiff would not receive any payments until the mortgage loan is fully repaid.

(15) Actions Concerning Mortgage Loan	Tesla GR (Loan No. 22)	The Welk Group, Inc., the sole shareholder of one of the non-recourse carveout guarantors, Welk Real Estate, Inc., is the defendant in a lawsuit filed by the defendant’s former CEO in February 2024 and amended in May 2025 alleging age discrimination, wrongful termination, failure to prevent discrimination, and financial elder abuse, specifically seeking restitution of the benefits of his previous position with the financial and property holdings the plaintiff held at the time of his termination. Insurance is covering the lawsuit on behalf of Welk Real Estate, Inc. The borrower of the Mortgage Loan is not a party to the litigation and, according to the borrower sponsor, the litigation does not challenge the borrower’s governance or authority to act. A clean title was issued with no exceptions pertaining to the litigation in connection with the origination of the Mortgage Loan. The Mortgage Loan is structured with a loss carveout relating to the existence of the litigation and the title policy covering the related Mortgaged Property takes no exception related to the litigation.
(18) Insurance	International Plaza (Loan No. 4)	The Mortgaged Property is security for 9 senior pari passu notes aggregating $551,250,000 and 3 subordinate notes aggregating $23,750,000, totaling $575,000,000. (i) Property Insurance Deductible/ Self-Insured Retention. The Mortgage Loan documents permit a property insurance deductible up to $500,000. The in-place property coverage provides for a $500,000 deductible. In addition, the Mortgage Loan documents permit the borrower to utilize a self-insured retention amount in addition to the permitted deductible so long as the retention amount is pre-funded and satisfactory evidence thereof has been delivered to lender and applicable rating agencies. (ii) Liability Insurance Deductible/ Self-Insured Retention. The Mortgage Loan documents permit a liability insurance deductible or self-insured retention amount up to $750,000. The in-place liability coverage provides for a $750,000 self-insured retention.
(18) Insurance	Mall at Bay Plaza (Loan No. 9)	The Mortgage Loan documents require the Mortgagor maintain $5,000,000 in excess flood coverage, provided that the Mortgagor may maintain only $2,000,000 in excess flood coverage so long as the Mortgagor is personally liable for any costs that would have otherwise been covered by the required policy, which the borrower currently maintains and is additionally liable for.
(18) Insurance	Marriott Melville (Loan No. 3)	The Mortgage Loan permits, in addition to a deductible of up to $100,000 per occurrence (or for the perils of earthquake and wind/named storm, up to 5% of the total insurable value of the Mortgaged Property), an additional aggregate deductible of $2,000,000 (the “Retention Amount”) for all losses and per occurrence, provided that (1) the Retention Amount is aggregated annually, (2) the Retention Amount is fully prefunded upon each renewal of its applicable insurance policies and remains prefunded at all times during the term of the Mortgage Loan; provided, however, that the Mortgagor will not be required
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to maintain such prefunding if it no longer utilizes a Retention Amount under its insurance program, and (3) the Mortgagor shall have submitted evidence satisfactory to the lender and the rating agencies rating the Certificates of such prefunded arrangement at the request of the lender or rating agency.
(18) Insurance	Tesla GR (Loan No. 22)

The Mortgage Loan documents permit the Mortgagor to maintain insurance policies which do not meet the requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”) so long as the Mortgagor has received the lender’s prior written consent thereto.

The Mortgagor may rely on the tenant under the TESLA, Inc. lease (the “TESLA, Inc. Lease”) maintaining the property insurance coverage and the business income or rental loss insurance required under the Mortgage Loan documents, either through a program of self-insurance or otherwise, to the extent, among other conditions (i) the TESLA, Inc. Lease is in full force and effect and the terms of such lease remain unchanged throughout the term of the loan without prior written consent, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the TESLA, Inc. Lease, (iii) the TESLA, Inc. or the guarantor remains fully liable for the obligations and liabilities under the TESLA, Inc. Lease and maintains a rating from S&P of at least “BBB”, (iv) TESLA, Inc. maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by it under the TESLA, Inc. Lease, (v) TESLA, Inc.’s program or self-insurance meets the terms of the insurance requirements under the Mortgage Loan documents (with the exception of deductibles), and (vi) the Mortgagor has provided to lender, evidence satisfactory to lender that the TESLA, Inc. under the TESLA, Inc. Lease maintains in full force and effect the insurance described in clauses (iv) and (v) above (clauses (i) through (vi) collectively, the “Self-Insurance Requirements”). If any of the Self-Insurance Requirements are not satisfied, the Mortgagor is required to, at the Mortgagor’s’ sole cost and expense, promptly procure and maintain either (x) “primary” insurance coverage in the event that TESLA, Inc. does not provide the applicable insurance coverage required in the Mortgage Loan documents or (y) “excess and contingent” insurance coverage over and above any other valid and collectible coverage then in existence, in each case as will be necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions under the Mortgage Loan documents. The Mortgagor currently relies on TESLA, Inc. to satisfy the property insurance requirements under the Mortgage Loan documents through self-insurance.

(26) Local Law Compliance	205 East 42nd Street (Loan No. 1)	As of the loan origination date, certain building and fire code violations existed at the Mortgaged Property as disclosed in the zoning report, dated October 8, 2025, which the Mortgage Loan documents require the Mortgagor to clear within 90 days of the loan origination date subject to extension if Mortgagor is diligently proceeding to remedy such violations.
(26) Local Law Compliance	Mall at Bay Plaza (Loan No. 9)	As of the loan origination date, certain building and fire code violations existed at the Mortgaged Property as disclosed in the executive zoning report, dated September 9, 2025, which the Mortgage Loan documents require the Mortgagor to clear within six months of the loan origination date.
(28) Recourse Obligations	205 East 42nd Street (Loan No. 1)

With respect to subclause (a)(i), the full recourse carveout for acquisence in a bankruptcy is limited to affirmative acquiescence in an involuntary petition filed against Mortgagor.

With respect to subclause (b)(i), the loss recourse carveout for misappropriation is limited to intentional misappropriation.

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The Mortgagor and the related non-recourse carveout guarantor, each as environmental indemnitor, under the related environmental indemnity agreement will have no liability for any losses caused solely by actions or conditions or events occurring more than two years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably satisfactory to the indemnitee and otherwise in accordance with the environmental indemnity agreement.

(28) Recourse Obligations	Marriott Melville (Loan No. 3)	The following transfer violations trigger only a loss carveout, rather than full recourse: (i) the transfer of any direct or indirect ownership interest in the Mortgagor that is not a permitted equity transfer under the Mortgage Loan documents, but does not result in a change in control of the Mortgagor or the transfer of in excess of a 50% of the interests in Mortgagor, (ii) the Mortgagor’s failure to comply with any notice requirements in connection with a transfer, (iii) any other action instituted, consented, or acquiesced by the Mortgagor or its affiliates by the Mortgagor or its affiliates which results in a termination of a reciprocal easement agreement (“REA”), and/or (iv) a sale, assignment or other transfer of the borrower’s right, title and interest in and to any REA.
(28) Recourse Obligation	International Plaza (Loan No. 4)	The Mortgaged Property is security for nine senior pari passu notes aggregating $551,250,000 and three subordinate notes aggregating $23,750,000, totaling $575,000,000. The Mortgage Loan documents provide that the SPE borrower has personal liability for losses related to breaches of environmental covenants and other stipulated recourse events; however, for so long as certain Taubman Realty Group LLC, other key principals or related affiliates satisfying replacement guarantor criteria are the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability is limited to 20% of the original principal amount of the related Whole Loan, plus all reasonable out-of-pocket costs and expenses (including court costs and fees and reasonable attorneys’ fees) incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty.
(28) Recourse Obligations	Mall at Bay Plaza (Loan No. 9)	The loss carveout with respect to security deposits is limited to after an event of default.
(28) Recourse Obligations	651 Brannan Street (Loan No. 12)	The obligations of the Mortgagor and the related non-recourse carveout guarantor, each as environmental indemnitor, under the related environmental indemnity agreement will terminate and be of no further force and effect three years after the Mortgage Loan is paid in full in the ordinary course, provided that, among other conditions, the Mortgagor, at its sole cost and expense, delivers to the indemnitee an environmental assessment report relating to the Mortgaged Property, in form and substance reasonably acceptable to the indemnitee and otherwise in accordance with the environmental indemnity agreement.
(32) Due on Sale or Encumbrance	205 East 42nd Street (Loan No. 1)	A change of control of the Mortgagor is permitted if it is transferred in accordance with a certain Recognition Agreement, subject to the satisfaction of certain conditions, including that the Mortgagor must be controlled by Waterfall Asset Management, LLC.
(34) Defeasance	International Plaza (Loan No. 4)	The Mortgaged Property is security for nine senior pari passu notes aggregating $551,250,000 and three subordinate notes aggregating $23,750,000, totaling $575,000,000. In connection with a defeasance, the borrower’s obligations to pay servicing fees is capped at $20,000. Other fees, including documentation
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and rating agency fees or related costs are required to be paid in full prior to the defeasance date.
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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Marriott Albuquerque (Loan No. 7)	If there is a proposed transfer of the Mortgaged Property or an ownership interest in the borrower to a Competitor (as defined below), the franchisor has a right of first refusal to purchase the hotel or the ownership interest on the same terms. “Competitor” means any person that owns, has an interest in, or is an affiliate, principal or director of a person that owns or has an interest in a brand that is comprised of at least (i) 10 Luxury Hotels, (ii) 20 Full-Service Hotels or (iii) 50 Limited-Service Hotels; "Luxury Hotels" means hotels in a brand that has a system average daily rate of more than $180 and an average number of rooms per location of more than 100; "Full-Service Hotels" means hotels that typically offer three meals per day and have an average of at least 3,000 square feet of meeting space per hotel in the hotel brand; and "Limited-Service Hotels" means hotels that are neither Luxury Hotels nor Full Service Hotels. A person is not a Competitor if such person has an interest in such brand merely as a franchisee or as a mere passive investor that has no control or influence over the business decisions concerning the brand at issue, such as limited partners in a partnership or as a non-controlling mere stockholder in a corporation. The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the Mortgaged Property upon notice to the franchisee.
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio #72 (Loan No. 11)	The leases at the following Mortgaged Properties contain rights of first refusal to purchase the applicable mortgaged property in favor of the applicable tenant under each such lease: (i) Sutter Healthcare – Modesto, CA property, (ii) SLB Tractor Supply – Clare, MI property, (iii) SLB Tractor Supply – Clio, MI property, (iv) SLB Tractor Supply – Hudson, MI property, and (v) SLB Tractor Supply – Muskegon, MI property.
(18) Insurance	Marriott Albuquerque (Loan No. 7)	The Mortgage Loan permits, in addition to a deductible of up to $100,000 per occurrence (or for the perils of earthquake and wind/named storm, up to 5% of the total insurable value of the Mortgaged Property), an additional aggregate deductible of $2,000,000 (the “Retention Amount”) for all losses and per occurrence, provided that (1) the Retention Amount is aggregated annually, (2) the Retention Amount is fully prefunded upon each renewal of its applicable insurance policies and remains prefunded at all times during the term of the Mortgage Loan; provided, however, that the Mortgagor will not be required to maintain such prefunding if it no longer utilizes a Retention Amount under its insurance program, and (3) the Mortgagor shall have submitted evidence satisfactory to the lender and the rating agencies rating the Certificates of such prefunded arrangement at the request of the lender or rating agency.
(18) Insurance	ExchangeRight Net Leased Portfolio #72 (Loan No. 11)	Mortgagor is entitled to rely on certain insurance coverages provided by the various tenants at the Mortgaged Properties provided certain customary conditions set forth in the Mortgage Loan Documents are satisfied.
(18) Insurance	All MSMCH Mortgage Loans (Loan Nos. 7,10,11,13,17,18,19,20,21,27 and 29)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

original principal amount rather than 5% of the outstanding principal amount.

The Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the Mortgage Loan documents, and may not meet the requirements of Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

(19) Access; Utilities; Separate Tax Parcels	ExchangeRight Net Leased Portfolio #72 (Loan No. 11)	Each of the SLB Tractor Supply—Hudson, MI Mortgaged Property and the Wild Fork Foods—Aurora, IL Mortgaged Property is part of a shared tax parcel which also includes non-collateral property. The Mortgage Loan documents require the Mortgagor to cause each such Mortgaged Property to be separated from the non-collateral property so that it constitutes a separate tax lot (a “Reparcelization Event”), to occur with respect to each such Mortgaged Property as a normal, non-discretionary and ministerial administrative function of the applicable taxing jurisdiction, which such Reparcelization Event is required to be undertaken immediately after the origination date. Tax reserves for such Mortgaged Properties have been waived, and accordingly the Mortgagor is not reserving for such shared tax parcels.
(26) Local Law Compliance and (27) Licenses and Permits	ExchangeRight Net Leased Portfolio #72 (Loan No. 11)	The SLB Tractor Supply-Clio, MI Mortgaged Property is legal non-conforming as to use with respect to the use for accessory outdoor sales/display/storage use.
(26) Local Law Compliance and (27) Licenses and Permits	Terra Apartments (Loan No. 13)	There is one outstanding fire code violation on the Mortgaged Property which the related Mortgagor is required to have removed and provide an updated zoning report within 90 days following the origination date of the Mortgage Loan, which time may be extended for an additional 30 days in the lender’s reasonable discretion, provided the related Mortgagor has exercised good faith and used commercially reasonable efforts to complete the removal of such fire code violation and continues to pursue completion of the same. The related Mortgagor will not be deemed to have defaulted for its failure to cure the foregoing fire code violation within the designated time for performance, if such failure is solely caused by the inaction of the applicable governmental authority.
(26) Local Law Compliance and (27) Licenses and Permits	Connecticut MHC Portfolio (Loan No. 21)	All six Mortgaged Properties are legal non-conforming as to use with respect to their use as a manufactured home park.
(26) Local Law Compliance and (27) Licenses and Permits	Hilltop MHC (Loan No. 29)	The Mortgaged Property is legal non-conforming as to use with respect to its use as a manufactured home park.
(28) Recourse Obligations	All MSMCH Mortgage Loans (Loan Nos. 7,10,11,13,17,18,19,20,21,27 and 29)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in the Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(31) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans (Loan Nos. 7,10,11,13,17,18,19,20,21,27 and 29)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000. In addition, the Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 31.

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(18) Insurance.	City Line White Oaks Self Storage - Portfolio 2 (Loan No. 23) City Line White Oaks Self Storage - Portfolio 3 (Loan No. 25) City Line White Oaks Self Storage - Portfolio 1 (Loan No. 28)

The related Mortgage Loan documents permit the Mortgagor to obtain earthquake and windstorm/named storm insurance with a deductible of not more than 5% of total insurable value of the related Mortgage Property.

(18) Insurance.	City Line White Oaks Self Storage - Portfolio 2 (Loan No. 23) City Line White Oaks Self Storage - Portfolio 3 (Loan No. 25) City Line White Oaks Self Storage - Portfolio 1 (Loan No. 28)	The related Mortgage Loan documents permit the Mortgagor to obtain all risk special form property insurance with self-insured retentions reasonably acceptable to Lender.
(18) Insurance.	City Line White Oaks Self Storage - Portfolio 2 (Loan No. 23) City Line White Oaks Self Storage - Portfolio 3 (Loan No. 25) City Line White Oaks Self Storage - Portfolio 1 (Loan No. 28)	The related Mortgage Loan documents permit and blanket insurance policies are in-place for each of the related Mortgaged Properties with such blanket insurance policies covering multiple locations (including non-collateral properties). Such blanket insurance policies are required to provide the applicable protections required by the related Mortgage Loan documents.
(18) Insurance.	City Line White Oaks Self Storage - Portfolio 2 (Loan No. 23) City Line White Oaks Self Storage - Portfolio 3 (Loan No. 25) City Line White Oaks Self Storage - Portfolio 1 (Loan No. 28)	The related restoration threshold is the lesser of 5% of the allocated loan amount (rather than the then-outstanding principal amount) with respect to each individual Mortgaged Property.
(28) Recourse Obligations.	All Bank of America Mortgage Loans (Loan Nos. 2, 5, 14, 23, 24, 25, 26 and 28)

The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the Mortgaged Property to avoid such waste from occurring.

D-2-12

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations.	City Line White Oaks Self Storage - Portfolio 2 (Loan No. 23) City Line White Oaks Self Storage - Portfolio 3 (Loan No. 25) City Line White Oaks Self Storage - Portfolio 1 (Loan No. 28)	The losses carveout for misapplication of insurance proceeds is limited to intentional misapplication by the related borrower.
(33) Single-Purpose Entity.	Terrace View Estates El Cajon MHC (Loan No. 14) US Storage Centers - Plantation (Loan No. 24)	Each related Mortgagor is a recycled single-purpose entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
D-2-13

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	27
Summary of Risk Factors	63
Risk Factors	65
Description of the Mortgage Pool	172
Transaction Parties	270
Credit Risk Retention	340
Description of the Certificates	346
Description of the Mortgage Loan Purchase Agreements	397
Pooling and Servicing Agreement	408
Certain Legal Aspects of Mortgage Loans	539
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	559
Pending Legal Proceedings Involving Transaction Parties	561
Use of Proceeds	561
Yield and Maturity Considerations	561
Material Federal Income Tax Considerations	571
Certain State and Local Tax Considerations	586
Method of Distribution (Conflicts of Interest)	586
Incorporation of Certain Information by Reference	589
Where You Can Find More Information	589
Financial Information	590
Certain ERISA Considerations	590
Legal Investment	595
Legal Matters	596
Ratings	596
Index of Defined Terms	600

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$571,531,000
(Approximate)

Wells Fargo
Commercial Mortgage
Securities, Inc.
Depositor

BANK5 2025-5YR18
Issuing Entity

Commercial Mortgage
Pass-Through Certificates,
Series 2025-5YR18

Class A-1	$8,577,000
Class A-2	$50,000,000
Class A-3	$413,484,000
Class X-A	$472,061,000
Class X-B	$99,470,000
Class A-S	$65,751,000
Class B	$33,719,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

Siebert Williams Shank

Co-Manager

November 20, 2025